    As filed with the Securities and Exchange Commission on October 26, 2005
                          Registration No. 333-128392


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                      PRE-EFFECTIVE AMENDMENT NO. 1 TO THE
                                    FORM SB-2
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                              Magyar Bancorp, Inc.
                 (Name of Small Business Issuer in Its Charter)

              Delaware                                      6712                                 To be applied for
   (State or Other Jurisdiction of              (Primary Standard Industrial                     (I.R.S. Employer
   Incorporation or Organization)                Classification Code Number)                  Identification Number)

                               400 Somerset Street
                         New Brunswick, New Jersey 08903
                                 (732) 342-7600
          (Address and Telephone Number of Principal Executive Offices)

                               400 Somerset Street
                         New Brunswick, New Jersey 08903
                    (Address of Principal Place of Business)

                               Elizabeth E. Hance
                               400 Somerset Street
                         New Brunswick, New Jersey 08903
                                 (732) 342-7600
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:
                              John J. Gorman, Esq.
                            Robert B. Pomerenk, Esq.
                       Luse Gorman Pomerenk & Schick, P.C.
                     5335 Wisconsin Avenue, N.W., Suite 400
                             Washington, D.C. 20015
                                 (202) 274-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]


                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                              Proposed maximum     Proposed maximum
        Title of each class of              Amount to be       offering price          aggregate            Amount of
      securities to be registered            registered           per share          offering price      registration fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value per share     2,723,292 shares       $10.00           $27,232,920 (1)         $3,206(2)
----------------------------------------------------------------------------------------------------------------------------
Participation Interests                    153,333 interests          --                  --                   (3)
----------------------------------------------------------------------------------------------------------------------------

(1)      Estimated solely for the purpose of calculating the registration fee.
(2)      Previously paid.
(3) The securities of Magyar Bancorp, Inc. to be purchased by the Magyar Bank 401(k) Profit Sharing Plan are included in the amount shown for common stock. However, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, no separate fee is required for the participation interests. Pursuant to such rule, the amount being registered has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such plan.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus Supplement
---------------------
                                  Interests in

                                   MAGYAR BANK
                           401(k) PROFIT SHARING PLAN

                       Offering of Up to 153,333 Shares of

                              MAGYAR BANCORP, Inc.
                                  Common Stock

        In connection with the adoption of a Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan, Magyar Bancorp, Inc. is allowing participants in the Magyar Bank 401(k) Profit Sharing Plan (the "Plan") to invest all or a portion of their accounts in stock units representing an ownership interest in the common stock of Magyar Bancorp, Inc. (the "Common Stock"). Based upon the value of the Plan assets at August 23, 2005, the trustee of the Plan could purchase up to 153,333 shares of the Common Stock, at the purchase price of $10.00 per share. This prospectus supplement relates to the initial election of Plan participants to direct the trustee of the Plan to invest all or a portion of their Plan accounts in stock units representing an ownership interest in the Magyar Bancorp, Inc. Stock Fund at the time of the stock offering. After the stock offering, participants will continue to be able to invest in the Stock Fund.

        Magyar Bancorp, Inc.'s prospectus, dated _________, 2005, is attached to this prospectus supplement. It contains detailed information regarding the reorganization and stock offering of Magyar Bancorp, Inc. common stock and the financial condition, results of operations and business of Magyar Bank This prospectus supplement provides information regarding the Plan. You should read this prospectus supplement together with the prospectus to which it is attached and keep both for future reference.

                        --------------------------------

         For a discussion of investment risks that you should consider, see "Risk Factors" beginning on page __ of the prospectus.

         The interests in the Plan and the offering of the Common Stock have not been approved or disapproved by the Federal Deposit Insurance Company, the Securities and Exchange Commission or any other federal or state agency. Any representation to the contrary is a criminal offense.

         The securities offered in this prospectus supplement and in the prospectus are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

        This prospectus supplement may be used only in connection with offers and sales by Magyar Bancorp, Inc., in the stock offering, of stock units representing an interest in shares of Common Stock in the Magyar Bancorp, Inc. Stock Fund of the Plan. No one may use this prospectus supplement to reoffer or resell interests in shares of Common Stock acquired through the Plan.

        You should rely only on the information contained in this prospectus supplement and the attached prospectus. Magyar Bancorp, Inc., Magyar Bank and the Plan have not authorized anyone to provide you with information that is different.

        This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of Common Stock or stock units representing an ownership interest in Common Stock shall under any circumstances imply that there has been no change in the affairs of Magyar Bank or the Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

      The date of this prospectus supplement is __________, 2005.

                                TABLE OF CONTENTS

THE OFFERING......................................................................................................1
   Securities Offered.............................................................................................1
   Purchase Priorities............................................................................................1
   Composition of and Purpose of Stock Units......................................................................3
   Value of Plan Assets...........................................................................................3
   Election to Purchase Stock Units Representing an Ownership Interest in Common Stock in the Stock Offering......4
   How to Order...................................................................................................4
   Order Deadline.................................................................................................4
   Irrevocability of Transfer Direction...........................................................................4
   Direction to Purchase Common Stock.............................................................................5
   Voting Rights of Common Stock..................................................................................5
DESCRIPTION OF THE PLAN...........................................................................................5
   Introduction...................................................................................................5
   Eligibility and Participation..................................................................................6
   Contributions Under the Plan...................................................................................6
   Limitations On Contributions...................................................................................6
   Benefits Under the Plan........................................................................................7
   Withdrawals and Distributions From the Plan....................................................................7
   Investment of Contributions and Account Balances...............................................................8
   Performance History............................................................................................8
   Investment in Common Stock of Magyar Bancorp, Inc.............................................................12
   Administration of the Plan....................................................................................13
   Amendment and Termination.....................................................................................14
   Merger, Consolidation or Transfer.............................................................................14
   Federal Income Tax Consequences...............................................................................14
   Additional Employee Retirement Income Security Act ("Erisa") Considerations...................................15
   Securities and Exchange Commission Reporting and Short-swing Profit Liability.................................16
   Financial Information Regarding Plan Assets...................................................................17
LEGAL OPINION....................................................................................................17
   Statement of Net Assets Available for Benefits as of December 31, 2004.........................................1
   Statement of Changes in Net Assets Available for Plan Benefits.................................................2

                                  THE OFFERING

Securities Offered                        Magyar Bancorp, Inc. is offering stock units in the Magyar Bank 401(k) Profit Sharing
                                          Plan (the "Plan"). The stock units represent indirect ownership of Magyar Bancorp,
                                          Inc.'s common stock through the Magyar Bancorp, Inc. Stock Fund being established under the Plan in connection with the stock offering. Given the purchase price of $10 per share in the stock offering, the Plan may acquire up to 153,333 shares of Magyar
                                          Bancorp, Inc. Common Stock in the stock offering. Only employees of Magyar Bank may become participants in the Plan and only participants may purchase stock units in the
                                          Magyar Bancorp, Inc. Stock Fund. Your investment in stock units in connection with the stock offering through the Magyar Bancorp, Inc. Stock Fund, is subject to the purchase priorities contained in the Plan of Reorganization from a Mutual Savings Bank to a
                                          Mutual Holding Company and Stock Issuance Plan of Magyar Bank (the "Stock Issuance
                                          Plan").

                                          Information with regard to the Plan is contained in this prospectus supplement and information with regard to the financial condition, results of operations and business of Magyar Bancorp, Inc. is contained in the accompanying prospectus. The address of the principal executive office of Magyar Bancorp, Inc. and Magyar Bank is 400 Somerset
                                          Street, New Brunswick, New Jersey 08903.

Purchase Priorities                       In connection with the stock offering, you may elect to transfer all or part of your account balances in the Plan to the Magyar Bancorp, Inc. Stock Fund, to be used to purchase stock units representing an ownership interest in the Common Stock issued in the stock offering. All Plan participants are eligible to direct a transfer of funds to the Magyar Bancorp, Inc. Stock Fund. However, such directions are subject to the purchase priorities in the Stock Issuance Plan, which contemplates a subscription offering and a community offering. Subscription offering categories, in descending order of purchase priorities are as follows: (1) eligible account holders; (2)
                                          tax-qualified employee benefit plans of Magyar Bank, including the employee stock ownership plan which we intend to adopt; (3) supplemental eligible account holders; and
                                          (4) voting depositors. An eligible account holder is a depositor whose deposit account(s) totaled $50.00 or more on June 30, 2004. A supplemental eligible account holder is a depositor whose deposit account(s) totaled $50.00 or more on September 30,
                                          2005. Voting depositors are depositors of the Bank as of ______________. If you fall into subscription offering categories (1), (3) or (4), you have subscription rights to subscribe for stock in the subscription offering. You may do so through the Plan and/or outside of the Plan. Units

                                          representing an ownership interest in shares of Magyar Bancorp, Inc. Common Stock can be subscribed for through the Plan by using funds in the Plan to pay for the stock units. You may also be able to purchase stock units in the subscription offering through the Plan even though you are ineligible to purchase through subscription offering categories (1), (3) or (4) if Magyar Bancorp, Inc. determines to allow the
                                          Plan to purchase stock through subscription offering category (2), reserved for its tax-qualified employee plans. If the Plan is not included in category (2), then any order for stock units placed by those ineligible to subscribe in categories (1), (3), and (4) will be considered an order placed in the community offering, if one is held, to members of the general public. Subscription offering orders, however, will have preference over orders placed in a community offering.

                                          If you choose not to direct the investment of your account balances towards the purchase of any stock units representing an ownership interest in Common Stock of
                                          Magyar Bancorp, Inc. through the Magyar Bancorp, Inc. Stock Fund in connection with the offering, your account balances will remain in the investment funds of the Plan as previously directed by you.

                                          If you are eligible to subscribe for stock in the subscription offering through subscription categories (1), (3), or (4), you will receive a separate mailing, including a Stock Order Form. You may subscribe for stock outside of the Plan by completing the Stock Order Form and submitting it to the Stock Information Center (not to Karen J. Golden).

Allocation of Units                       The trustee of the Magyar Bancorp, Inc. Stock Fund will subscribe for Common Stock in the stock offering in accordance with your directions. No later than the end of the offering period, ___________, 2005, the amount that you elect to transfer from your existing account balances for the purchase of stock units in the Magyar Bancorp, Inc.
                                          Stock Fund in connection with the stock offering will be removed from your existing accounts and transferred to the Transamerica Stable Value Fund, pending the consummation of the stock offering. After ___________, 2005, we will determine whether all or any portion of your order will be filled (if the offering is oversubscribed you may not receive any or all of your order, depending on your purchase priority, as described above, and whether the Plan will purchase through category 2). The amount that can be used toward your order will be applied to the purchase of stock units.

                                          In the event the offering is oversubscribed, i.e., there are more orders for Common
                                          Stock than shares available for sale in the

                                          offering, and the trustee is unable to use the full amount allocated by you to purchase interests in Common Stock in the offering, the amount that cannot be invested in Common
                                          Stock, and any interest earned on such amount, will be transferred into the
                                          Transamerica Stable Value Fund. The prospectus describes the allocation procedures in the event of an oversubscription. See "The Reorganization and the Stock Offering"
                                          section in the prospectus.

Composition of and Purpose                The Magyar Bancorp, Inc. Stock Fund, which is being established in the Plan in,
of Stock Units                            will invest in the Common Stock of Magyar Bancorp, Inc. Following the stock offering, the Magyar Bancorp, Inc. Stock Fund will maintain a cash component for liquidity purposes. Liquidity is required in order to facilitate daily transactions such as investment transfers or distributions from the Magyar Bancorp, Inc. Stock Fund. For purchases in the offering, there will be no cash component. A stock unit will be valued at $10. After the offering, newly issued units will consist of a percentage interest in both the Common Stock and cash held in the Magyar Bancorp, Inc. Stock Fund. Unit values
                                          (similar to the stock's share price) and the number of units (similar to number of shares) will be used to communicate the dollar value of a participant's account.
                                          Following the stock offering, each day, the stock unit value of the Magyar Bancorp,
                                          Inc. Stock Fund will be determined by dividing the total market value of the fund at the end of the day by the total number of units held in the fund by all participants as of the previous day's end. The change in stock unit value reflects the day's change in stock price, any cash dividends accrued and the interest earned on the cash component of the fund, less any investment management fees. The market value and unit holdings of your account in the Magyar Bancorp, Inc. Stock Fund will be reported to you on your quarterly statements.

Value of Plan Assets                      As of August 23, 2005, the market value of the assets of the Plan was approximately $1,580,172.23, of which approximately $1,533,337.36 is eligible to purchase Common Stock in the offering. The Plan administrator informed each participant of the value of his or her account balance under the Plan as of
                                          _____________, 2005.

Election to Purchase Stock                In connection with the stock offering, the Plan will permit you to direct the
Units in the Stock Offering               trustee to transfer all or part of the funds which represent your current beneficial interest in the assets of the Plan to the Magyar Bancorp, Inc. Stock Fund.
                                          The trustee of the Plan will subscribe for Magyar Bancorp, Inc. Common Stock offered for sale in connection with the stock offering, in accordance with each participant's direction. In order to purchase stock units representing an ownership interest in
                                          Common Stock in the stock offering through the Plan, you must purchase stock units representing an

                                          ownership interest in at least 25 shares in the offering through the Plan. The prospectus describes maximum purchase limits for investors in the stock offering. The trustee will pay $10.00 per stock unit representing an ownership interest in a share, which will be the same price paid by all other persons who purchase shares in the subscription and community offerings.

How to Order Stock in the                 Enclosed is a Special Election Form on which you can elect to transfer all or a
Offering                                  portion of your account balance in the Plan to the Magyar Bancorp, Inc. Stock
                                          Fund for the purchase of stock units in connection with the stock offering, provided that you purchase stock units representing an ownership interest in at least 25 shares through the Plan.  If you wish to use all or part of your account balance in the Plan to purchase Common Stock issued in the stock offering, you should indicate that decision on the Special Election Form.  If you do not wish to make an election, you should check the box at the bottom of the Special
                                          Election Form and return the form to Karen J. Golden, at Magyar Bank, 400
                                          Somerset Street, New Brunswick, New Jersey  08903, no later than ____ p.m.,
                                          Eastern Standard Time, on _________, 2005.

Election Form Deadline                    If you wish to purchase stock units representing an ownership interest in Common
                                          Stock with your Plan account balances, you must return your Special Election Form to Karen J Golden, at Magyar Bank, 400 Somerset Street, New Brunswick, New
                                          Jersey  08903, to be received no later than ____ p.m. on ________, 2005.   You
                                          may return your Special Election Form by hand delivery, mail or by faxing it to
                                          (___) ___________, so long as it is returned by the time specified. This return date is earlier than the deadline for purchases made outside of the Plan.  In order to purchase shares outside the Plan (if you are eligible to do) you must complete and return a Stock Order Form along with payment by check or by authorizing withdrawal from your Magyar deposit account(s) to the [Stock
                                          Information Center] no later than _______ _.m., New Jersey Time, on ________,
                                          2005.

Irrevocability of Transfer                You may not change your election to transfer amounts to the Magyar Bancorp, Inc. Stock
Direction                                 Fund in connection with the stock offering. Your election is irrevocable. You will, however, continue to have the ability to transfer amounts not directed towards the purchase of stock units among all of the other investment funds on a daily basis.

Future Direction to
Purchase Common Stock                     You will be able to purchase stock units representing an ownership interest in stock after the offering through your investment in the Magyar Bancorp, Inc. Stock Fund. You may direct that your future contributions or your account balance in the Plan be transferred to

                                          the Magyar Bancorp, Inc. Stock Fund. After the offering, to the extent that shares are available, the trustee of the Plan will acquire Common Stock at your election in open market transactions at the prevailing price. You may change your investment allocation on a daily basis. Special restrictions may apply to transfers directed to and from the
                                          Magyar Bancorp, Inc. Stock Fund by the participants who are subject to the provisions of section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal shareholders of
                                          Magyar Bancorp, Inc.

Voting Rights of Common                   The Plan provides that, after the offering, you may direct the trustee how to
Stock                                     vote any shares of Magyar Bancorp, Inc. Common Stock held by the Magyar Bancorp,
                                          Inc. Stock Fund, and the interest in such shares that is credited to your account.  If the trustee does not receive your voting instructions, the Plan administrator will exercise these rights as it determines in its discretion and will direct the trustee accordingly.  All voting instructions will be kept confidential

                             DESCRIPTION OF THE PLAN

Introduction

         Magyar Bank adopted the Magyar Bank 401(k) Profit Sharing Plan effective as of January 1, 1994, and subsequently amended, effective January 1, 2004 (the "Plan"). The Plan is a tax-qualified plan, with a cash or deferred compensation feature, established in accordance with the requirements under
Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code").

         Magyar Bank intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. Magyar Bank will adopt any amendments to the Plan that may be necessary to ensure the continuing qualified status of the Plan under the Code and applicable Treasury Regulations.

         Employee Retirement Income Security Act ("ERISA"). The Plan is an "individual account plan" other than a "money purchase pension plan" within the meaning of ERISA. As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Code Relating to Retirement Plans) of ERISA, except to the funding requirements contained in Part 3 of Title I of ERISA, which by their terms, do not apply to an individual account plan (other than a money purchase plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the Plan.

         Reference to Full Text of Plan. The following portions of this prospectus supplement summarize certain provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan. Copies of the Plan are available to all employees by filing a request with the Plan Administrator at Magyar Bank, 101 French Street, New Brunswick, New Jersey 08903. You are urged to read carefully the full text of the Plan.

Eligibility and Participation

        Employees who are at least 21 years old and have completed at least six months of service with Magyar Bank are eligible to enter the Plan on the first day of the payroll period of the month next following the date on which the employee meets the age and six months of service requirements (there is no hours of service requirement). Leased employees are not eligible to participate in the Plan. The Plan year is January 1 to December 31 (the "Plan Year").

        As of July 31, 2004, there were approximately 66 employees and former employees eligible to participate in the Plan.

Contributions Under the Plan

         Elective Deferral Contributions. You are permitted to defer on a pre-tax basis up to 60% of your compensation (expressed in terms of whole percentages), subject to certain restrictions imposed by the Code, and to have that amount contributed to the Plan on your behalf. For purposes of the Plan, "compensation" means your compensation subject to income tax withholding at the source, as reported on your Form W-2, with all pre-tax deductions added back. In 2005, the annual compensation of each participant taken into account under the Plan is limited to $210,000. (Limits established by the Internal Revenue Service are subject to increase pursuant to an annual cost-of-living adjustment, as permitted by the Code). You may elect to modify the amount contributed to the Plan at any time by filing a new elective deferral agreement with the Plan administrator.

          Employer Contributions. Magyar Bank will make employer non-matching contributions to the Plan in an amount equal to 3% of your eligible compensation. This contribution will be made to your account regardless of whether you make elective deferral contributions.

Limitations on Contributions

         Limitations on Employee Salary Deferrals. For the Plan Year beginning January 1, 2005, the amount of your before-tax contributions may not exceed $14,000 per calendar year. This amount is increased by $1,000 in 2006 and thereafter may be adjusted periodically by law, based on changes in the cost of living. In addition, if you have attained age 50 years by 2005, you will be able to make a "catch-up" contribution of up to $4,000 in addition to the $14,000 limit. The "catch-up" contribution limit is increased by $1,000 in 2006 and thereafter may be adjusted periodically by law, based on changes in the cost of living. Contributions in excess of these limits, as applicable to you, are known as excess deferrals. If you defer amounts in excess of these limitations, as applicable to you, your gross income for federal income tax purposes will include the excess in the year of the deferral. In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed. Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for federal income tax purposes, as earned and received by you in the tax year in which the contribution is made.

        Limitation on Plan Contributions for Highly Compensated Employees. Special provisions of the Code limit the amount of elective deferrals and employer non-matching contributions that may be made to the Plan in any year on behalf of highly compensated employees, in relation to the amount of elective deferrals and employer non-matching contributions made by or on behalf of all other employees eligible to participate in the Plan. A highly compensated employee includes any employee who (1) was a 5% owner of Magyar Bancorp, Inc. at any time during the current or preceding year, or (2) had compensation for the preceding year of more than $95,000. The dollar amounts in the foregoing sentence may be adjusted annually to reflect increases in the cost of living. If these limitations are exceeded, the level of deferrals by highly compensated employees may have to be adjusted.

Benefits Under the Plan

        Vesting. At all times, you have a fully vested, nonforfeitable interest in the 401(k) deferrals you have made, the qualified matching contributions and qualified non-elective contributions and their investment earnings. Employer contributions for participants covered under the Plan on or before January 1, 2004, were subject to a 5-year graded vesting schedule in which such amounts vested in 20% increments after completed year of service until a participant became 100% vested upon completion of 5 years of service. Participants covered under the Plan on or after January 1, 2004 are 100% vested in the employer contributions at all times.

Withdrawals and Distributions from the Plan

         In-service withdrawals are not permitted under the Plan until a participant attains age 59 1/2. However, in the event of certain types of financial hardship, participants may withdraw their elective deferrals.

         Withdrawal upon Termination of Employment. If your employment is terminated for any reason, other than your retirement, disability, or death, you may take withdrawals from your account.

         Distributions are made in a lump sum, or equal monthly installments covering the shorter period of either 15 years or your life expectancy.

         Withdrawal upon Retirement. You may take withdrawals from your account upon attainment of normal retirement age (the later of age 65 or the date 5 years after you first participate in the Plan, but no later than age 70). However, if you continue working past your normal retirement age, the distribution of your benefits will be postponed until you actually retire. You may also leave your account with the Plan and defer commencement of receipt of your vested balance until April 1 of the later of the calendar year following the calendar year in which you attain age 70 1/2, or the calendar year in which you retire, except that distributions to a 5% owner must commence no later than the April 1 of the calendar year following the calendar year in which the participant attains age 70 1/2 .

         Distributions are made in a lump sum, or equal monthly installments covering the shorter period of either 15 years or your life expectancy.

         Plan participants may also obtain loans from their accounts.

Investment of Contributions and Account Balances

         All amounts credited to your accounts under the Plan are held in the Plan trust (the "Trust") which is administered by the trustee appointed by Magyar Bank's Board of Directors.

         Prior to the effective date of the offering, you were provided the opportunity to direct the investment of your account into one of the following funds:

         1.   Transamerica Stable Value Fund
         2.   Diversified Core Bond Fund
         3.   Diversified Short Horizon Fund
         4.   Diversified Intermediate Horizon Fund
         5.   Diversified Long Horizon Fund
         6.   Diversified Value & Income Fund
         7.   Transamerica Premier Diversified Equity Fund
         8.   Diversified Stock Index Fund
         9.   Mutual Qualified Fund
         10.  Fidelity Advisor Mid Cap Fund
         11.  Fidelity Advisor Small Cap Fund

         In connection with the offering, the Plan now provides that in addition to the funds specified above, you may direct the trustee, or its representative, to invest all or a portion of your account in the Magyar Bancorp, Inc. Stock Fund. You may elect to have both past contributions and earnings, as well as future contributions to your account invested among the funds listed above. If you fail to provide an effective investment direction, your contributions will be invested in the Transamerica Stable Value Fund until such time as you provide an effective investment direction. Transfers of past contributions and the earnings thereon do not affect the investment mix of future contributions. You may change your investment directions at any time. You may also redirect the investment of your investment accounts such that a percentage of any one or more investment accounts may be transferred to any one or more other investment accounts.

Performance History

         The following table provides performance data with respect to the investment funds available under the Plan through June 30, 2005:

                         AVERAGE COMPOUND RATE OF RETURN
                      AS OF THE QUARTER ENDED JUNE 30, 2005

         Stock Funds                    QTR       1 YEAR       3 YEAR        5 YEAR       10 YEAR        SINCE
                                                                                                      INCEPTION(1)
Transamerica Stable Value Fund        3.39%        3.24%        3.19%         3.97%        --             4.61%

Diversified Core Bond Fund            2.39%        6.04%        5.38%         6.36%         5.75%        --

Diversified Short Horizon Fund        1.79%        5.03%        4.71%         5.26%        --             5.34%

Diversified Intermediate
Horizon Fund                          1.87%        6.02%        6.07%         2.10%        --             6.05%

Diversified Long Horizon Fund         2.04%        7.24%        6.26%        -1.87%        --             2.41%

Diversified Value & Income
Fund                                  1.73%        8.88%        7.99%         6.55%        10.59%        --

Transamerica Premier
Diversified Equity Fund              -1.09%        6.99%        7.20%        -0.60%        --             3.40%

Diversified Stock Index Fund          1.31%        5.73%        7.64%        -3.01%        --             9.27%

Mutual Qualified Fund                 3.62%       16.47%       11.86%         9.99%        12.17%        --

Fidelity Advisor Mid Cap Fund         1.76%        8.57%       13.59%         4.28%        --            14.35%

Fidelity Advisor Small Cap Fund       5.04%       12.92%       14.13%         2.43%        --            14.78%

                               MARKET COMPARISONS

                                                     QTR       1 YEAR        3 YEAR        5 YEAR       10 YEAR
S&P 500 Index(2)                                   1.36%        6.30%         8.27%        -2.38%         9.94%

Lehman Aggregate Bond Index(3)                     3.01%        6.81%         5.76%         7.41%         6.82%

80% Lehman Aggregate Bond Index
10% Russell 1000 Value Index
10% Citigroup T-Bill - 3 Mos. Index(4)             2.65%        7.06%         5.96%         6.93%         7.15%

--------------------------------------------------------------------------------
(1) This figure is given only if the fund has not been in existence for 10 years.
(2) This is the benchmark index for the Transamerica Premier Diversified Equity Fund and the Diversified Stock Index Fund.
(3)  This is the benchmark index for the Diversified Core Bond Fund.
(4)  This is the benchmark index for the Diversified Short Horizon Fund.

50% Lehman Aggregate Bond Index
30% Russell 1000 Index/12% Russell 2000
Small Cap Index/8% MSCI World Ex-US
Equity Index(5)                                    2.64%        8.32%         8.60%         4.78%         8.75%

60% Russell 1000 Index/25% Russell 2000
Small Cap Index/15% MSCI World Ex-US
Equity Index(6)                                    2.26%        9.44%        10.78%         1.65%        10.10%

Russell 1000 Value Index(7)                        1.67%       14.05%        10.99%         6.56%        12.03%

S&P Mid-Cap 400 Index(8)                           4.26%       14.03%        13.17%         8.50%        14.67%

Russell 2000 Stock Index(9)                        4.32%        9.45%        12.81%         5.71%         9.91%

--------------------------------------------------------------------------------
(5)  This is the benchmark index for the Diversified Intermediate Horizon Fund.
(6)  This is the benchmark index for the Diversified Long Horizon Fund.
(7)  This is the benchmark index for the Diversified Value & Income Fund.
(8)  This is the benchmark index for the Fidelity Advisor Mid Cap Fund.
(9)  This is the benchmark index for the Fidelity Advisor Small Cap Fund.

The following is a description of each of the Plan's investment funds:

Transamerica Stable Value Fund. The Transamerica Stable Value Fund seeks to protect against loss of principal while providing returns in excess of money market funds and one-year Treasury bills. Best suited for investors seeking a stable return and safety of principal, this Fund has a portfolio investment rate design in which all deposits are credited with the same interest rate, credited on a daily basis, and there is no set maturity. The effective credited interest rate is set monthly and effective on the first day of the month. Contract charges may reduce this return. Deposits to this account are invested in Transamerica Life Insurance and Annuity Company's (TALIAC) general account. Because the interest rate is guaranteed for a specific period of time by TALIAC, whose financial strength is highly rated, the account carries a low amount of risk.

Diversified Core Bond Fund. This Fund invests primarily in investment grade debt securities and U.S. government obligations (including mortgage-backed securities guaranteed by U.S. government agencies and instrumentalities). This Fund also invests in securities of foreign issuers. This Fund is a mutual fund within the Diversified Investors Funds Group and, under a Core Fund and Feeder structure, invests its assets in a "Core Fund" with a similar investment objective. The values of bonds change in response to changes in economic conditions, interest rates and the creditworthiness of individual issuers. Funds that invest in bonds can lose their value as interest rates rise and an investor can lose principal.

Diversified Short Horizon Fund. This Fund seeks high level of current income and preservation of capital by primarily investing in a diversified portfolio of fixed income funds. This Fund will be invested across the High Quality Bond, Intermediate Government Bond, Core Bond, and Money Market Funds. A portion of the fund may be invested in relatively conservative equity funds, namely the Value & Income, Growth & Income and Equity Growth funds as a hedge against inflation. The values of stocks change in response to general market and economic conditions and the circumstances of individual issuers. The values of bonds change in response to changes in economic conditions, interest rates and the creditworthiness of individual issuers.

Diversified Intermediate Horizon Fund. This Fund seeks a high level of current income and capital appreciation by investing in a diversified portfolio of fixed income and equity funds. This Fund portfolio will invest in a combination of both fixed income and equity funds maintaining approximately equal exposure to both asset classes. The values of stocks change in response to general market and economic conditions and the circumstances of individual issuers. The values of bonds change in response to changes in economic conditions, interest rates and the creditworthiness of individual issuers.

Diversified Long Horizon Fund. This Fund seeks to provide long-term returns from growth of capital and growth of income. This Fund invests in 9.75% in bond and 90% in stocks. This Fund may invest up to 0.25% of its assets money market Funds. This Fund invests in a combination of bond stocks and money market Funds. This Fund is best suited for those investors who intend to achieve long term growth through equity investments. This Fund is a relatively aggressive balanced portfolio that seeks competitive returns with slightly more volatility. The values of stocks change in response to general market and economic conditions and the circumstances of individual issuers. The values of bonds change in response to changes in economic conditions, interest rates and the creditworthiness of individual issuers.

Diversified Value Income Fund. This Fund invests primarily in stocks of medium sized companies which the Fund's advisers believe that the potential to deliver earnings growth in excess of the market average or to become market leaders. This Fund invests 80% of its net assets in securities of medium sized companies (market capitalizations between $2 billion and $15 billion) and related investments. This Fund invests in equity securities, emphasizing common stocks listed on the New York Stock Exchange and on other national securities exchanges and stocks that are traded over the counter, but may also invest in foreign securities. Historically, stocks have provided greater long-term returns and have entailed greater short-term risks than other investments. Value stocks may be subject to special risks that have caused the stocks to be out of favor and undervalued in the Diversified Investment Advisors' opinion.

Transamerica Premier Diversified Equity Fund. This Fund seeks to invest in domestic common stocks that Diversified Investment Advisors believes are undervalued relative to the intrinsic or private market value of the company (intrinsic value is what an informed financial or strategic buyer would pay to own the entire company). This Fund offering is for the Investor Class shares. Historically, common stocks have provided greater long-term returns and have entailed greater short-term risks than other investment choices. Smaller or newer issuers carry more risk than larger, more established issuers.

Diversified Stock Index Fund. This Fund seeks to match the performance of the Standard & Composite Stock Price Index. This Fund invests substantially 90% of its net assets in the stocks comprising the Standard & Poor's 500 Composite Stock Price Index 1 and related investments. This Fund may also use various investment techniques such as buying and selling futures contracts and options entering into swap agreements and purchasing indexed securities. This Fund invests in securities through an underlying mutual fund having similar investment goals and strategies. This Fund invests in all of its assets in the S&P 500 Index Master Portfolio of

Master Investment Portfolio. Historically, common stocks have provided greater long-term returns and have entailed greater short-term risks than other investment choices. Smaller or newer issuers carry more risk than larger, more established issuers.

Mutual Qualified Fund. The principal investment goal of this Fund is capital appreciation which may occasionally be short term and secondary goal is income. This Fund invests mainly in equity securities of companies of any nation. The Funds invest substantially in mid- and large cap companies with market capitalization values greater than $1.5 billion and may also invest a significant portion of its assets in small cap companies. The Fund expects to invest not less than 50% of its assets in foreign securities. Historically, common stocks have provided greater long-term returns and have entailed greater short-term risks than other investment choices. Smaller or newer issuers carry more risk than larger, more established issuers.

Fidelity Advisor Mid Cap Fund. This Fund seeks long-term growth of capital by investing primarily in common stocks. At least 80% of this Fund's assets are invested in securities of companies with medium market capitalizations. The Fund invests in domestic and foreign issuers. This Fund invests in growth or value stocks or both. The Fund uses fundamental analysis of each issuer's financial condition and industry position and market and economic conditions to select investments. Historically, common stocks have provided greater long-term returns and have entailed greater short-term risks than other investment choices. Smaller or newer issuers carry more risk than larger, more established issuers.

Fidelity Advisor Small Cap Fund.

This Fund seeks long-term growth of capital by investing primarily in common stocks. This Fund normally invests at least 80% of assets in securities of companies with small market capitalizations. This Fund invests in domestic and foreign issuers. The Fund invests in either growth stocks or value stocks or both. This Fund uses fundamental analysis of each issuer's financial condition and industry position and market and economic conditions to select investments. Historically, smaller company stocks have generally experienced greater price swings, and have fluctuated independently from larger company stocks. Smaller or relatively newer companies can be particularly sensitive to changing economic conditions and can have less-certain growth prospects compared to larger company stocks. Also, since small company stocks may not be traded as often as larger company stocks, it may be difficult or impossible for the portfolio to sell securities at a desirable price.

       An investment in any of the funds listed above is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. As with any mutual fund investment, there is always a risk that you may lose money on your investment in any of the funds listed above.

Investment in Common Stock of Magyar Bancorp, Inc.

         In connection with the offering, the Plan now offers the Magyar Bancorp, Inc. Stock Fund as an additional choice to these investments options. The Magyar Bancorp, Inc. Stock

Fund invests primarily in the common stock of Magyar Bancorp, Inc. In connection with the offering, you may direct the trustee to invest up to 100% of your Plan account in the Magyar Bancorp, Inc. Stock Fund as a one-time special election. Subsequent to the offering, you may elect to invest all or a portion of your payroll deduction contributions in the Magyar Bancorp, Inc. Stock Fund. Subsequent to the offering, you may also elect to transfer into the Magyar Bancorp, Inc. Stock Fund all or a portion of your accounts currently invested in other funds under the Plan.

        The Magyar Bancorp, Inc. Stock Fund consists primarily of investments in the Common Stock of Magyar Bancorp, Inc. After the offering, the trustee of the Plan will, to the extent practicable, use all amounts held by it in the Magyar Bancorp, Inc. Stock Fund, including cash dividends paid on the Common Stock held in the fund, to purchase additional shares of Common Stock of Magyar Bancorp, Inc.

        As of the date of this prospectus supplement, none of the shares of Magyar Bancorp, Inc. Common Stock have been issued or are outstanding and there is no established market for Magyar Bancorp, Inc. Common Stock. Accordingly, there is no record of the historical performance of the Magyar Bancorp, Inc. Stock Fund. Performance of the Magyar Bancorp, Inc. Stock Fund depends on a number of factors, including the financial condition and profitability of Magyar Bancorp, Inc. and Magyar Bank and market conditions for Magyar Bancorp, Inc. Common Stock generally.

        Investments in the Magyar Bancorp, Inc. Stock Fund involve special risks common to investments in the Common Stock of Magyar Bancorp, Inc.

        For a discussion of material risks you should consider, see "Risk Factors" beginning on page __ of the attached prospectus.

Administration of the Plan

         The Trustee and Custodian. The trustee of the Plan is Investors Bank & Trust Company. Investors Bank & Trust Company serves as trustee for all the investments funds under the Plan, [including during the offering period,] for Magyar Bancorp, Inc. Common Stock. Following the offering period, Investors Bank & Trust Company will also serve as the trustee of the Magyar Bancorp, Inc. Stock Fund.

         Plan Administrator. Pursuant to the terms of the Plan, the Plan is administered by the Plan Administrator, Magyar Bank. The address of the Plan Administrator is 400 Somerset Street, New Brunswick, New Jersey 08903, telephone number (732) 342-7600. The Plan Administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of Plan records, books of account and all other data necessary for the proper administration of the Plan, preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under Sections 104 and 105 of ERISA.

         Reports to Plan Participants. The Plan Administrator will furnish you a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses (if any).

Amendment and Termination

         It is the intention of Magyar Bank to continue the Plan indefinitely. Nevertheless, Magyar Bank may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, you will have a fully vested interest in your accounts. Magyar Bank reserves the right to make any amendment or amendments to the Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Magyar Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

Merger, Consolidation or Transfer

         In the event of the merger or consolidation of the Plan with another plan, or the transfer of the trust assets to another plan, you will receive a benefit immediately after the merger, consolidation or transfer that is equal to the benefit that you would have been entitled to receive immediately before the merger, consolidation or transfer.

Federal Income Tax Consequences

         The following is a brief summary of the material federal income tax aspects of the Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Please consult your tax advisor with respect to any distribution from the Plan and transactions involving the Plan.

         As a "tax-qualified retirement plan," the Code affords the Plan special tax treatment, including:

         (1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan each year;

         (2) participants pay no current income tax on amounts contributed by the employer on their behalf; and

         (3) earnings of the Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

         Magyar Bank will administer the Plan to comply with the requirements of the Code as of the applicable effective date of any change in the law.

         Lump-Sum Distribution. A distribution from the Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made within one taxable year, on account of the participant's death, disability or separation from service, or after the participant attains age 59 1/2, and consists of the balance credited to participants under the Plan. The portion of any lump-sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution you have made to this Plan.

         Magyar Bancorp, Inc. Common Stock Included in Lump-Sum Distribution. If a lump-sum distribution includes Magyar Bancorp, Inc. Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to Magyar Bancorp, Inc. Common Stock; that is, the excess of the value of Magyar Bancorp, Inc. Common Stock at the time of the distribution over its cost of the securities to the trust. The tax basis of Magyar Bancorp, Inc. Common Stock, for purposes of computing gain or loss on its subsequent sale, equals the value of Magyar Bancorp, Inc. Common Stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of Magyar Bancorp, Inc. Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain, regardless of the holding period of Magyar Bancorp, Inc. Common Stock. Any gain on a subsequent sale or other taxable disposition of Magyar Bancorp, Inc. Common Stock, in excess of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by regulations to be issued by the Internal Revenue Service.

         Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the Plan to another qualified plan or to an individual retirement account in accordance with the terms of the other plan or account.

Additional Employee Retirement Income Security Act ("ERISA") Considerations

         As noted above, the Plan is subject to certain provisions of ERISA, including special provisions relating to control over the Plan's assets by participants and beneficiaries. The Plan's feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a "fiduciary" because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as Magyar Bank, the Plan administrator, or the Plan's trustee is liable under the fiduciary responsibility provision of ERISA for any loss which results from your exercise of control over the assets in your Plan account.

         Because you will be entitled to invest all or a portion of your account balance in the Plan in Magyar Bancorp, Inc. Common Stock, the regulations under ERISA section 404(c) require that the Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA. These regulations also require that your exercise of voting and similar rights with respect to the Common Stock be conducted in a way that ensures the confidentiality of your exercise of these rights.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

         Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as Magyar Bancorp, Inc. Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of Magyar Bancorp, Inc., a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported on a Form 4 within 2 business days after the change occurs. Insiders must file a Form 5 to report any transactions that should have been reported earlier on a Form 4 or were eligible for deferred reporting. If a Form 5 must be filed, it is due 45 days after the end of Magyar Bancorp, Inc.'s fiscal year. Discretionary transactions in and beneficial ownership of the Common Stock through the Magyar Bancorp, Inc. Stock Fund of the Plan by officers, directors and persons beneficially owning more than 10% of the Common Stock of Magyar Bancorp, Inc. generally must be reported to the Securities and Exchange Commission by such individuals.

         In addition to the reporting requirements described above, section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by Magyar Bancorp, Inc. of profits realized by an officer, director or any person beneficially owning more than 10% of Magyar Bancorp, Inc.'s Common Stock resulting from non-exempt purchases and sales of Magyar Bancorp, Inc. Common Stock within any six-month period.

         The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of section 16(b) persons. Except for distributions of Common Stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by section 16(b) are required to hold shares of Common Stock distributed from the Plan for six months following such distribution and are prohibited from directing additional purchases of units within the Magyar Bancorp, Inc. Stock Fund for six months after receiving such a distribution.

Financial Information Regarding Plan Assets

         Financial information representing the net assets available for Plan benefits and the change in net assets available for Plan benefits at December 31, 2004, are attached to this prospectus supplement.

                                  LEGAL OPINION

         The validity of the issuance of the Common Stock has been passed upon by Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., which firm acted as special counsel to Magyar Bank in connection with Magyar Bancorp, Inc.'s offering.

                              MAGYAR BANCORP, INC.
                               401(k) SAVINGS PLAN

     Statement of Net Assets Available for Benefits as of December 31, 2004

                                                           December 31, 2004
                                                -----------------------------------
                                                Beginning of Year       End of Year
                                                -----------------       -----------
Assets....................................         $ 1,155,202          $ 1,493,220
Investments...............................         $ 1,155,202          $ 1,493,220
Liabilities...............................         $         0          $         0
Net Assets Available for Plan Benefits....         $ 1,155,202          $ 1,493,220

                              MAGYAR BANCORP, INC.
                               401(k) SAVINGS PLAN

         Statement of Changes in Net Assets Available For Plan Benefits

                                                December 31,
                                                    2004
                                                ------------
Investment Income...........................     $  140,677
Investment Expense..........................     $   (1,118)
Net Investment Income.......................     $  139,559
Contributions...............................     $  210,329
Total Additions.............................     $  349,888

Benefits paid:
Withdrawals.................................     $  (11,870)
Increase in Net Assets......................     $  338,018
Net Assets Available for Plan...............
  Benefits:  Beginning of Year..............     $1,155,202
End of Year.................................     $1,493,220

                              Magyar Bancorp, Inc.
                    Proposed Holding Company for Magyar Bank
                        2,277,000 Shares of Common Stock

     Magyar Bancorp, Inc., a Delaware corporation, is offering for sale 2,277,000 shares of its common stock in connection with the reorganization of Magyar Bank into the mutual holding company form of ownership. The shares being offered represent 44.20% of the shares of common stock of Magyar Bancorp, Inc. that will be outstanding following the reorganization. We also intend to contribute up to 91,080 shares of common stock, or 1.77% of the shares of Magyar Bancorp, Inc. that will be outstanding following the reorganization, and $500,000 in cash to a charitable foundation established by Magyar Bank, a New Jersey-chartered savings bank. After the stock offering, 54.03% of Magyar Bancorp, Inc.'s outstanding shares of common stock will be owned by Magyar Bancorp, MHC, our proposed New Jersey-chartered mutual holding company parent. Magyar Bancorp, Inc. is the proposed holding company for Magyar Bank. An application has been filed with Nasdaq and we expect that the shares of common stock of Magyar Bancorp, Inc. will be quoted on the Nasdaq National Market under the symbol "MGYR."

     We must sell a minimum of 1,683,000 shares in order to complete the reorganization and the stock offering. We will terminate the stock offering if we do not sell the minimum number of shares. We may sell up to 2,618,550 shares without resoliciting subscribers. The stock offering is scheduled to expire at 12:00 noon on [expiration date]. We may extend the expiration date without notice to you, until [extension date]. No extension may go beyond __________, 2007.


     The minimum purchase is 25 shares. The maximum purchase that an individual may make through a single qualifying deposit account is 25,000 shares of common stock, and no person by himself, or with an associate or group of persons acting in concert may purchase more than 35,000 shares of common stock. For further information concerning the limitations on purchases of common stock, see "The Reorganization and the Stock Offering--Limitations on Purchase of Shares." Once submitted, orders are irrevocable unless the stock offering is terminated or extended beyond [extension date]. Funds received during the stock offering will be held in a segregated account at Magyar Bank and will bear interest at our passbook savings rate, which is currently ____% per annum. If the stock offering is terminated, subscribers will have their funds returned promptly, with interest. If the stock offering is extended beyond [extension date] or there is a resolicitation of subscribers, we will notify you, and you will have the opportunity to renew, change or cancel your order. If you do not provide us with a positive indication of your intent to renew your order, your funds will be returned to you with interest.


     Ryan Beck & Co., Inc. will use its best efforts to assist us in selling our shares of common stock, but is not obligated to purchase any of the shares of common stock that are being offered for sale. The shares are being offered at $10.00 per share. Subscribers will not pay any commissions to purchase shares of common stock in the stock offering. There is currently no public market for the shares of common stock.

    This investment involves risk, including the possible loss of principal.


              Please read the "Risk Factors" beginning on page 18.


================================================================================

                                OFFERING SUMMARY
                             Price: $10.00 per share

                                                     Minimum         Midpoint        Maximum      Adjusted Maximum
                                                  -------------   -------------   -------------   ----------------
Number of shares...............................       1,683,000       1,980,000       2,277,000        2,618,550
Estimated offering expenses including
 underwriting commissions and expenses (1).....   $     773,000   $     801,000   $     828,000    $     859,000
Net proceeds...................................   $  16,057,000   $  18,999,000   $  21,942,000    $  25,326,500
Net proceeds per share.........................   $        9.54   $        9.60   $        9.64    $        9.67

----------
(1) See "The Reorganization and the Stock Offering--Plan of Distribution and Marketing Arrangements" for a discussion of Ryan Beck & Co., Inc.'s compensation for this stock offering.

     These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

     None of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the New Jersey Department of Banking and Insurance, nor any state securities regulator has approved or disapproved these securities or has determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                              ---------------------
                              RYAN BECK & CO., INC.
                              ---------------------

                The date of this prospectus is November ___, 2005

                                      [MAP]

                                TABLE OF CONTENTS


SUMMARY...........................................................................................................1
RISK FACTORS.....................................................................................................18
FORWARD LOOKING STATEMENTS.......................................................................................25
SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA...................................................................26
HOW WE INTEND TO USE THE PROCEEDS FROM THE REORGANIZATION AND THE STOCK OFFERING.................................28
OUR POLICY REGARDING DIVIDENDS...................................................................................29
MARKET FOR THE COMMON STOCK......................................................................................30
REGULATORY CAPITAL COMPLIANCE....................................................................................31
CAPITALIZATION...................................................................................................32
PRO FORMA DATA...................................................................................................34
COMPARISON OF VALUATION AND PRO FORMA INFORMATION WITH AND WITHOUT THE FOUNDATION................................40
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF MAGYAR BANCORP, INC.....41
BUSINESS OF MAGYAR BANCORP, INC..................................................................................59
BUSINESS OF MAGYAR BANK..........................................................................................59
FEDERAL AND STATE TAXATION.......................................................................................85
SUPERVISION AND REGULATION.......................................................................................87
MANAGEMENT......................................................................................................101
THE REORGANIZATION AND THE STOCK OFFERING.......................................................................115
MAGYAR BANK CHARITABLE FOUNDATION...............................................................................138
RESTRICTIONS ON THE ACQUISITION OF MAGYAR BANCORP, INC. AND MAGYAR BANK.........................................142
DESCRIPTION OF CAPITAL STOCK OF MAGYAR BANCORP, INC.............................................................146
TRANSFER AGENT AND REGISTRAR....................................................................................147
LEGAL AND TAX MATTERS...........................................................................................147
EXPERTS.........................................................................................................148
WHERE YOU CAN FIND MORE INFORMATION.............................................................................148
REGISTRATION REQUIREMENTS.......................................................................................148
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS......................................................................F-1

                                     SUMMARY

     The following summary explains selected information regarding the mutual holding company reorganization, the offering of shares of common stock by Magyar Bancorp, Inc. and the business of Magyar Bank. However, no summary can contain all the information that may be important to you. For additional information, you should read this prospectus carefully, including the financial statements and the notes to the financial statements of Magyar Bank.

The Companies

Magyar Bancorp, MHC

     Upon completion of the reorganization and the stock offering, Magyar Bancorp, MHC will be the New Jersey-chartered mutual holding company of Magyar Bancorp, Inc. Magyar Bancorp, MHC is not currently an operating company. After the completion of the reorganization and the stock offering, Magyar Bancorp, MHC is expected to own 54.03% of the outstanding shares of common stock of Magyar Bancorp, Inc. So long as Magyar Bancorp, MHC exists, it will be required to own a majority of the voting stock of Magyar Bancorp, Inc. The executive office of Magyar Bancorp, MHC will be located at 400 Somerset Street, New Brunswick, New Jersey 08903, and its telephone number will be 732-342-7600. Magyar Bancorp, MHC will be subject to comprehensive regulation and examination by the Board of Governors of the Federal Reserve System and the New Jersey Department of Banking and Insurance.

Magyar Bancorp, Inc.

     Magyar Bancorp, Inc. will be the Delaware-chartered mid-tier stock holding company of Magyar Bank. Magyar Bancorp, Inc. is not currently an operating company. Upon completion of the reorganization and stock offering, Magyar Bancorp, Inc. will own 100% of the outstanding shares of common stock of Magyar Bank. Magyar Bancorp, Inc.'s executive office will be located at 400 Somerset Street, New Brunswick, New Jersey 08903, and its telephone number is 732-342-7600.

Magyar Bank


     Magyar Bank is a New Jersey-chartered savings bank headquartered in New Brunswick, New Jersey that was originally founded in 1922 as a New Jersey building and loan. In 1954, Magyar Bank converted to a New Jersey savings and loan association, before converting to the New Jersey savings bank charter in 1993. We conduct business from our main office located at 400 Somerset Street, New Brunswick, New Jersey, and our three branch offices located in North Brunswick, South Brunswick and New Brunswick, New Jersey. The telephone number at our main office is 732-342-7600. At June 30, 2005, our assets totaled $325.1 million, our deposits totaled $259.1 million and our retained earnings were $23.1 million.

     We are in the business of attracting deposits from the public through our branch network and borrowing funds to originate loans and to invest in securities. We originate mortgage loans secured by one- to four-family residential real estate (including home equity lines of credit) and commercial real estate, as well as commercial business loans and construction loans. We also originate consumer loans, the majority of which are secured demand loans. We offer a variety of deposit accounts and emphasize exceptional customer service. Our investment securities consist primarily of mortgage-backed securities and U.S. Government and Federal Agency obligations. We are subject to comprehensive regulation and examination by both the New Jersey Department of Banking and Insurance and the Federal Deposit Insurance Corporation.


Business Strategy

     Our business strategy is to grow and improve profitability by:

     o expanding our retail banking franchise through de novo branching and, potentially, acquisitions;

     o expanding and strengthening our customer base by offering new products and services;

     o increasing our loan portfolio and, in particular, commercial real estate, commercial business and construction loans;

     o reducing our reliance on net interest income by increasing fee income from a variety of products and services, such as fixed and variable annuities, retirement and investment planning, life insurance and long-term care insurance;

     o    maintaining asset quality;

     o    managing our exposure to interest rate risk; and

     o    improving operating efficiencies and cost control.


     A full description of our products and services begins on page 59 of this prospectus. See also "Management's Discussion and Analysis of Financial Condition and Results of Operations--Business Strategy" for a discussion of our business strategy.


Our Reorganization into a Mutual Holding Company and the Stock Offering


     We do not have stockholders in our current mutual form of ownership. The reorganization is a series of transactions by which we will convert our corporate structure from our current status as a mutual savings bank to the mutual holding company form of ownership. Following the reorganization, Magyar Bank will become a New Jersey-chartered stock savings bank subsidiary of Magyar Bancorp, Inc. Magyar Bancorp, Inc. will be a majority-owned subsidiary of Magyar Bancorp, MHC. Our depositors will continue to have the same rights in Magyar Bancorp, MHC as they have in Magyar Bank. As a New Jersey-chartered stock savings bank, we will continue to be subject to the regulation and supervision of the New Jersey Department of Banking and Insurance and the Federal Deposit Insurance Corporation. Also, upon consummation of the reorganization and stock offering, Magyar Bancorp, MHC and Magyar Bancorp, Inc. will be registered with the Board of Governors of the Federal Reserve System as bank holding companies, and will be subject to the regulations, supervision and reporting requirements of the Board of Governors of the Federal Reserve System.

     The primary reasons for our decision to reorganize into a mutual holding company and conduct the offering are to establish an organizational structure that will enable us to compete more effectively in the financial services marketplace, offer our depositors, employees, management and directors an equity ownership interest in Magyar Bank and thereby obtain an economic interest in its future success, and increase our capital to support future growth and profitability.

     Our new structure will permit us to issue capital stock, which is a source of capital not available to a mutual savings bank.

     The reorganization and the capital raised in the offering are expected to:

     o allow us to grow through whole bank or branch acquisitions or de novo branching;

     o increase our lending capacity by providing us with additional capital to support new loans and higher lending limits;

     o increase our capacity to invest in securities, including mortgage-backed securities;

     o increase our capital base, which will provide greater flexibility to invest in longer-term, higher-yielding assets; and

     o allow us to pay cash dividends and repurchase shares of our common stock.

     The reorganization and stock offering also will allow us to establish stock benefit plans for management and employees which will permit us to attract and retain qualified personnel.

     Unlike a standard conversion transaction in which all of the common stock issued by the converting savings bank is sold to the public, in a mutual holding company reorganization only a minority of the converting bank's stock is sold to the public. A majority of the outstanding shares of common stock must be held by the mutual holding company. Consequently, the shares that we are permitted to sell in the stock offering represent a minority of our outstanding shares. As a result, a mutual holding company offering raises less than half of the capital of a standard conversion offering. Based on these restrictions and our board of directors' evaluation of our capital needs, our board of directors has decided to offer 44.20% of our outstanding shares of common stock for sale in the offering, and 54.03% of our shares will be retained by Magyar Bancorp, MHC. The board of directors determined that offering 44.20% of our outstanding shares of common stock for sale in the offering would enable management to more effectively invest the capital raised in the offering. We also intend to contribute up to 91,080 shares of common stock, or 1.77% of the shares of Magyar Bancorp, Inc. that will be outstanding following the offering, and $500,000 in cash to a charitable foundation established by Magyar Bank.

     The following chart shows our corporate structure following the reorganization and stock offering:

----------------------------------          --------------------------------
                                                  Public Stockholders
       Magyar Bancorp, MHC                     (Including the Charitable
                                                      Foundation)
----------------------------------          --------------------------------
                   |                                      |
      54.03%       |                                      |     45.97%
        of         |                                      |       of
   common stock    |                                      |  common stock
            -------------------------------------------------------
                             Magyar Bancorp, Inc.
            -------------------------------------------------------
                                      |
                                      |        100% of common stock
            -------------------------------------------------------
                                 Magyar Bank
            -------------------------------------------------------

Terms of the Stock Offering

     We are offering between 1,683,000 and 2,277,000 shares of common stock of Magyar Bancorp, Inc. to eligible depositors, our tax-qualified plans, including an employee stock ownership plan, and, to the extent shares remain available, to the public. The maximum number of shares that we sell in the stock offering may increase by up to 15%, to 2,618,550 shares, as a result of strong demand for the shares of common stock in the stock offering and/or positive changes in financial markets in general and with respect to financial institution stocks in particular. Unless the estimated pro forma market value of Magyar Bancorp, Inc. decreases below $38,073,200 or increases above $59,237,420, you will not have the opportunity to change or cancel your stock order once submitted. The offering price of the shares of common stock is $10.00 per share. Ryan Beck & Co., Inc., our marketing advisor in connection with the stock offering, will use its best efforts to assist us in selling our shares of common stock, but Ryan Beck & Co., Inc. is not obligated to purchase any shares in the stock offering.

     We also intend to contribute up to 104,742 shares of common stock (at the adjusted maximum of the offering range), or 1.77% of the shares of Magyar Bancorp, Inc. that will be outstanding following the offering, and $500,000 in cash to a charitable foundation established by Magyar Bank.

Persons Who May Order Stock in the Stock Offering

     We are offering the shares of common stock of Magyar Bancorp, Inc. in a "subscription offering" in the following order of priority:

     (1) Depositors who had accounts at Magyar Bank with aggregate balances of at least $50 as of the close of business on June 30, 2004;

     (2) The Magyar Bank tax-qualified employee plans, including the employee stock ownership plan and Magyar Bank's existing 401(k) plan;

     (3) Depositors who had accounts at Magyar Bank with aggregate balances of at least $50 as of the close of business on September 30, 2005; and

     (4) Depositors who had accounts at Magyar Bank as of the close of business on [voting record date].


     If any shares of our common stock remain unsold in the subscription offering, we may offer such shares for sale in a community offering. Natural persons residing in Middlesex and Somerset Counties, New Jersey, will have a purchase preference in any community offering. Shares also may be offered to the general public. The community offering, if any, may commence concurrently with, during or promptly after, the subscription offering. We also may offer shares of common stock not purchased in the subscription offering or the community offering through a syndicate of broker-dealers in what is referred to as a syndicated community offering. The syndicated community offering, if necessary, would be managed by Ryan Beck & Co., Inc. We have the right to accept or reject, in our sole discretion, any orders received in the community offering or the syndicated community offering.

     To ensure a proper allocation of stock, each eligible account holder must list on his or her stock order form all deposit accounts in which he or she had an ownership interest on June 30, 2004, September 30, 2005 or [voting record date], as applicable. Failure to list an account, or providing incorrect information, could result in the loss of all or part of a subscriber's stock allocation. We will strive to identify your ownership in all accounts, but we cannot guarantee that we will identify all accounts in which you have an ownership interest. Our interpretation of the terms and conditions of the plan of reorganization and of the acceptability of the order forms will be final.

Limits on Your Purchase of Shares of Common Stock

     The minimum purchase is 25 shares of common stock. Generally, no individual, or individuals through a single qualifying deposit account, may purchase more than $250,000 (25,000 shares of common stock). If any of the following persons purchase shares of common stock, their purchases, when combined with your purchases, cannot exceed $350,000 (35,000 shares):


     o your spouse, or immediate family members of you or your spouse living in your house;


     o companies or other entities in which you have a 10% or greater equity or substantial beneficial interest or in which you serve as a senior officer or partner;

     o a trust or other estate, if you have a substantial beneficial interest in the trust or estate or you are a trustee or fiduciary for the trust or other estate; or

     o other persons who may be acting together with you (including, but not limited to, persons who file jointly a Schedule 13G or Schedule 13D Beneficial Ownership Report with the Securities and Exchange Commission).

     Unless we determine otherwise, persons having the same address and persons exercising subscription rights through qualifying deposit accounts registered to the same address will be subject to the overall purchase limitations. A detailed discussion of the limitations on purchases of common stock by an individual, associates and persons acting together is set forth under the caption "The Reorganization and the Stock Offering--Limitations on Purchase of Shares."

     We may increase or decrease the purchase limitations in the stock offering at any time.

     Our employee stock ownership plan intends to purchase 8.0% of the shares sold in the stock offering and issued to the charitable foundation, without regard to these purchase limitations.

How We Determined to Offer Between 1,683,000 Shares and 2,277,000 Shares

     The decision to offer between 1,683,000 shares and 2,277,000 shares, subject to adjustment, which is our offering range, is based on an independent appraisal of our pro forma market value prepared by FinPro, Inc., a firm experienced in appraisals of financial institutions. FinPro, Inc. is of the opinion that as of September 2, 2005, the estimated pro forma market value of the common stock of Magyar Bancorp, Inc. on a fully-converted basis was between $38,073,200 and $51,510,800, with a midpoint of $44,792,000. The term "fully converted" assumes that 100% of our shares of common stock had been sold to the public, as opposed to the 44.20% that will be sold in the stock offering.

     In preparing its appraisal, FinPro, Inc. considered the information contained in this prospectus, including Magyar Bancorp, Inc.'s consolidated financial statements. FinPro, Inc. also considered the following factors, among others:

     o the present and projected operating results and financial condition of Magyar Bancorp, Inc. and Magyar Bank, and the economic and demographic conditions in Magyar Bank's existing market areas;

     o certain historical, financial and other information relating to Magyar Bank;

     o a comparative evaluation of the operating and financial statistics of Magyar Bank with those of other similarly situated publicly traded thrifts and mutual holding companies (peer group);

     o the impact of the stock offering on Magyar Bancorp, Inc.'s consolidated net worth and earnings potential; and

     o the trading market for securities of comparable institutions and general conditions in the market for such securities.

     We also intend to contribute up to 104,742 shares of common stock (at the adjusted maximum of the offering range), or 1.77% of the shares of Magyar Bancorp, Inc. that will be outstanding following the offering, and $500,000 in cash to a charitable foundation established by Magyar Bank. The intended contribution of cash and common stock to the charitable foundation has the effect of reducing our estimated pro forma valuation. See "Comparison of Valuation and Pro Forma Information With and Without the Charitable Foundation."

     In reviewing the appraisal prepared by FinPro, Inc., the Board of Directors considered the methodologies and the appropriateness of the assumptions used by FinPro, Inc. in addition to the factors listed above. The Board of Directors believes these assumptions are reasonable.

     The Board of Directors determined the common stock should be sold at $10.00 per share and that 44.20% of the shares of Magyar Bancorp, Inc. common stock should be offered for sale in the stock offering. Based on the estimated valuation range and the $10.00 per share purchase price, the number of shares of Magyar Bancorp, Inc. common stock that will be outstanding upon completion of the stock offering will range from 3,807,320 to 5,151,080 (subject to adjustment to 5,923,742), and the number of shares of Magyar Bancorp, Inc. common stock that will be sold in the stock offering will range from 1,683,000 shares to 2,277,000 shares (subject to adjustment to 2,618,550), with a midpoint of 1,980,000 shares. The number of shares that Magyar Bancorp, MHC will own after the stock offering will range from 2,057,000 to 2,783,000 (subject to adjustment to 3,200,450). The number of shares of common stock that the charitable foundation will own after the stock offering will range from 67,320 to 91,080 (subject to adjustment to 104,742).


     The appraisal will be updated before we complete the stock offering. If the estimated pro forma market value of the common stock of Magyar Bancorp, Inc. at that time is either below $38,073,200 or above $59,237,420, then Magyar Bancorp, Inc. may: terminate the stock offering and return all funds promptly; extend the stock offering or hold a new subscription or community offering, or both; establish a new offering range and commence a resolicitation of subscribers; or take such other actions as may be permitted by the plan of reorganization. If the offering is extended, we will notify you, and you will have the opportunity to renew, change or cancel your order. If you do not provide us with a positive indication of your intention to renew your order, your funds will be returned to you with interest at our passbook savings rate.


     Two measures that investors often use to analyze an issuer's stock are the ratio of the offering price to the issuer's tangible book value and the ratio of the offering price to the issuer's annual net income. According to FinPro, Inc., while appraisers (as well as investors) use both ratios to evaluate an issuer's stock, the price to tangible book value ratio has historically been the most frequently used method due to the volatility of earnings in the thrift industry in the early-to-mid 1990s and, generally, the lower price to earnings multiples of recently converted institutions, and more recently, volatile interest rates. FinPro, Inc. considered both of these ratios, among other factors, in preparing its appraisal. Tangible book value is the same as tangible equity, and represents the difference between the issuer's tangible assets and liabilities.


     FinPro, Inc. considered the information contained in the following table, which presents a summary of selected pricing ratios for peer group companies and for us (on an adjusted core earnings basis). As Magyar Bancorp, Inc. and the individual peer companies have different percentages of shares owned by public stockholders, FinPro, Inc. relied on ratios that assume the full conversion of Magyar Bancorp, Inc. and all of the peer companies. The peer group consists of 12 publicly traded mutual holding companies that FinPro, Inc. considered comparable to Magyar Bancorp, Inc. FinPro, Inc.'s appraisal is based on a comparison of financial and other characteristics of Magyar Bancorp, Inc. relative to the peer group. A share of common stock is priced at 52.63 times and
66.67 times our pro forma fully converted last twelve months' core earnings, at the midpoint and adjusted maximum of the valuation range, respectively. The common stock is valued at 73.64% and 80.97% of our pro forma fully converted tangible book value, at the midpoint and adjusted maximum of the valuation range, respectively. As of September 2, 2005 the median trading price of the peer group companies was 32.07 times their last twelve months' core earnings per share on a fully converted basis and 93.36% of their fully converted tangible book value per share. At the midpoint of the value range, Magyar Bancorp, Inc. is priced at a 64.12% premium on a fully converted core earnings basis and a 21.07% discount on a fully converted tangible book value basis relative to the peer group median. At the adjusted maximum of the value range, Magyar Bancorp, Inc. is priced at a 107.90% premium on a fully converted core earnings basis and an 13.27% discount on a fully converted tangible book value basis relative to the peer group median. FinPro, Inc. determined that Magyar Bancorp, Inc. should be priced at a discount to the peer group on a tangible book value basis because of Magyar Bancorp, Inc.'s weaker earnings, lower expected trading liquidity and lower expected dividend levels. FinPro, Inc. also considered the pricing and after market performance of other recent mutual holding company offerings in determining the appropriateness of the pricing discount.


                                                 At or For the 12 Months Ended June 30, 2005
                                               -----------------------------------------------
                                               Price-to-core earnings   Price-to-tangible book
                                                    multiple (1)              value ratio
                                               ----------------------   ----------------------
Magyar Bancorp, Inc. (2)
Minimum...................................              50.00x                   69.20%
Midpoint..................................              52.63x                   73.64%
Maximum...................................              62.50x                   77.34%
Maximum, as adjusted......................              66.67x                   80.97%

Peer Group (3)
Average...................................              33.97x                   94.46%
Median....................................              32.07x                   93.36%

----------

(1) The price-to-core earnings multiples set forth above reflect the recognition of compensation expense in accordance with recently finalized rules issued by the Financial Accounting Standards Board and the Securities and Exchange Commission requiring public companies to expense the grant-date fair value of stock options granted to officers, directors and employees. The implementation of this accounting rule will increase our compensation costs over the vesting period of the options. FinPro, Inc. assumed that the entire stock option plan would be expensed over a five-year period. In calculating the fully converted pricing multiples FinPro, Inc. assumed that the peer group implemented an employee stock ownership plan and stock-based incentive plans, as part of their second step conversions, and factored in the expensing of stock options. The pro forma information beginning on page 34 reflects an estimated expense for the stock option plan that may be adopted by Magyar Bancorp, Inc. and the resulting effect on the pro forma price-to-earnings multiples for Magyar Bancorp, Inc.

(2) Based on Magyar Bank's financial data as of and for the twelve months ended June 30, 2005.
(3) Reflects earnings for the most recent twelve-month period for which data were publicly available.

     The independent appraisal does not indicate after-market trading value. Do not assume or expect that Magyar Bancorp, Inc.'s valuation as indicated above means that the common stock will trade at or above the $10.00 purchase price after the stock offering.

After-Market Stock Price Performance Provided by Independent Appraiser

     The following table presents stock price appreciation information for all mutual holding company initial public offerings completed between January 1, 2005 and September 2, 2005.


        All Mutual Holding Company Offerings with Completed Closing Dates between January 1, 2005 and September 2, 2005


                                                                                   Percent Change Since IPO
                                                                      ----------------------------------------------------
                                                                                      After         After        After
                                                         IPO Date     After 1 Day     1 Week       1 Month     3 Months
                                                         --------     -----------   -----------   ----------  -----------
Company Name                                                                  (%)           (%)          (%)          (%)
------------
Ottawa Savings Bancorp, Inc. (MHC)                      07/15/2005         10.00         5.00          7.00           NA
United Financial Bancorp, Inc. (MHC)                    07/13/2005         17.50        15.70         17.00           NA
Colonial Bankshares, Inc. (MHC)                         06/30/2005          6.00         6.90          7.50           NA
Heritage Financial Group (MHC)                          06/30/2005          7.50         7.20          9.30           NA
North Penn Bancorp, Inc. (MHC)                          06/02/2005         10.00         2.50          1.50         1.50
Rockville Financial, Inc. (MHC)                         05/23/2005          4.80        10.50         19.60        38.90
FedFirst Financial Corp. (MHC)                          04/07/2005         (6.60)       (7.10)       (14.50)       (9.00)
Brooklyn Federal Bancorp, Inc. (MHC)                    04/06/2005         (0.50)       (0.10)        (5.00)        7.90
Prudential Bancorp, Inc. of Pennsylvania (MHC)          03/30/2005         (1.50)       (6.50)       (12.50)        8.40
Kentucky First Federal Bancorp (MHC)                    03/03/2005          7.90        11.00         12.40        15.50
Kearny Financial Corp. (MHC)                            02/24/2005         13.90        14.30         10.80         6.00
Home Federal Bancorp, Inc. of Louisiana (MHC)           01/21/2005         (1.00)        0.00         (0.80)       (6.00)
BV Financial, Inc. (MHC)                                01/14/2005         (6.50)       (4.00)        (1.50)       (8.60)
Georgetown Bancorp, Inc. (MHC)                          01/06/2005          2.00         0.00          0.50        (3.50)
--------------------------------------------------------------------------------------------------------------------------
Average:                                                                    4.54         3.96          3.66         5.11
Median:                                                                     5.40         3.75          4.25         3.75
--------------------------------------------------------------------------------------------------------------------------

     Stock prices of some recent mutual holding company offerings have decreased below their initial offering prices. For example, while the above table illustrates an average appreciation of 4.25% after one month of trading, the stock of 5 companies were trading below their initial offering price after one month of trading. The table above presents only short-term historical information on stock price performance, which may not be indicative of the longer-term performance of such stock prices. It is also not intended to predict how shares of our common stock may perform following the offering.

     The market price of any particular company's stock is subject to various factors, including the amount of proceeds a company raises and management's ability to deploy proceeds (such as through investments, the acquisition of other financial institutions or other businesses, the payment of dividends and common stock repurchases). In addition, stock prices may be affected by general market conditions, the interest rate environment, the market for financial institutions, merger or takeover transactions, the presence of professional and other investors who purchase stock on speculation, as well as other unforeseeable events not necessarily in the control of management or the board of directors.

     FinPro, Inc. advised the Board of Directors that the appraisal was prepared in conformance with the regulatory appraisal methodology. That methodology requires a valuation based on an analysis of the trading prices of comparable public companies whose stocks have traded for at least one year prior to the valuation date. FinPro, Inc. also advised the Board of

Directors that the aftermarket trading experience of recent transactions was considered in the appraisal as a general indicator of current market conditions, but was not relied upon as a primary valuation methodology.


     Before you make an investment decision, we urge you to carefully read this prospectus, including, but not limited to, the section entitled "Risk Factors" beginning on page 18.


Our Officers, Directors and Employees Will Receive Additional Compensation and Benefit Programs After the Reorganization and Stock Offering

     The Board of Directors of Magyar Bank has adopted an employee stock ownership plan, which will award shares of our common stock to eligible employees primarily based on their compensation. It is expected that our employee stock ownership plan will purchase 8.0% of the shares sold in the stock offering and issued to the charitable foundation, and that Magyar Bank's existing 401(k) plan will purchase shares of common stock in the offering to the extent shares are available. Additionally, we may implement stock-based incentive plans that will provide for grants of stock options and restricted stock.

     In addition to shares purchased by the employee stock ownership plan, we may grant options and awards under the stock-based incentive plan. If the stock-based incentive plan is implemented and approved by stockholders within one year of the completion of the stock offering, the number of options granted or shares awarded under the stock-based incentive plan may not exceed 10% and 4%, respectively, of the shares sold in the offering and issued to the charitable foundation.

     The employee stock ownership plan and the stock-based incentive plan will increase our future compensation costs, thereby reducing our earnings. The Financial Accounting Standards Board and the Securities and Exchange Commission recently finalized rules that require public companies to expense the grant-date fair value of stock options granted to officers, directors and employees by their first fiscal year beginning after June 15, 2005, which, for us, is the fiscal year beginning October 1, 2005. Since all stock options will be granted after October 1, 2005, we will expense the grant-date fair value of such stock options. Recognizing an expense equal to the grant-date fair value of stock options will increase our compensation costs over the vesting period of the options. Additionally, stockholders will experience a reduction in their ownership interest if we issue new shares of our common stock to fund stock options and stock awards. See "Risk Factors--Risks Related to the Offering--Our Stock-Based Incentive and Benefit Plans Will Increase Our Costs, Which Will Reduce Our Income" and "Management--Stock Benefit Plans."

     The following table summarizes the stock benefits that our officers, directors and employees may receive following the reorganization and stock offering at the maximum of the offering range and assuming that we initially implement a stock-based incentive plan granting options to purchase 10% of the shares sold in the offering and issued to the charitable foundation, and awarding shares of common stock equal to 4% of the shares sold in the offering and issued to the charitable foundation. In the table below, it is assumed that, at the maximum of the offering range, a total of 2,368,080 shares will be sold to the public and issued to the charitable foundation, and a total of 5,151,080 shares will be outstanding after the offering, including shares issued to Magyar Bancorp, MHC and to the charitable foundation.

                                                                           Value of Benefits
                                                                           Based on Maximum
  Number of                                    Individuals Eligible to     of Offering Range
   Shares                  Plan                    Receive Awards                 (1)
-----------    ------------------------      -------------------------     -----------------
                                                                              (In thousands)
   189,446     Employee stock ownership      All employees                    $   1,894,460
               plan

    94,723     Stock awards                  Directors, officers and          $     947,230
                                             employees

   236,808     Stock options                 Directors, officers and          $     906,975
                                             employees

----------
(1) The actual value of the stock awards will be determined based on their fair value as of the date the grants are made. For purposes of this table, fair value is assumed to be the offering price of $10.00 per share. The fair value of stock options has been estimated at $3.83 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; dividend yield of zero; expected option life of 10 years; risk free interest rate of 3.97% (based on the ten-year Treasury Note rate); and a volatility rate of 16.65% based on an index of publicly traded mutual holding company institutions. The actual expense of the stock options will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted.

     The value of the restricted shares of common stock will be based on the price of Magyar Bancorp, Inc.'s common stock at the time those shares are awarded, which, subject to stockholder approval, cannot occur until at least six months after the reorganization. The following table presents the total value of all restricted shares to be available for award and issuance under the stock-based incentive plan, assuming the shares for the plan are purchased or issued in a range of market prices from $8.00 per share to $14.00 per share.

                                                                                                   108,932 Shares
                              70,013 Shares      82,368 Shares Awarded       94,723 Shares       Awarded at Adjusted
                           Awarded at Minimum        at Midpoint of       Awarded at Maximum     Maximum of Offering
      Share Price           of Offering Range        Offering Range        of Offering Range            Range
      -----------          ------------------    ---------------------    ------------------     -------------------
                                     (In thousands, except price per share data)
         $ 8.00               $   560,102            $   658,944             $   757,786            $   871,453
         $10.00               $   700,128            $   823,680             $   947,232            $ 1,089,317
         $12.00               $   840,154            $   988,416             $ 1,136,678            $ 1,307,180
         $14.00               $   980,179            $ 1,153,152             $ 1,326,125            $ 1,525,044

     The grant-date fair value of the options granted under the stock-based incentive plan will be based in part on the price of Magyar Bancorp, Inc.'s common stock at the time the options are granted, which, subject to stockholder approval, cannot occur until at least six months after the reorganization. The value will also depend on the various assumptions utilized in estimating the value using the Black-Scholes option pricing model. The following table presents the total estimated value of the options to be available for grant under the stock option plan, assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is $8.00 per share to $14.00 per share.

                                                                                                     272,329 Options
                                          175,032 Options     205,920 Options    236,808 Options       at Adjusted
  Market/Exercise      Grant-Date Fair     at Minimum of      at Midpoint of      at Maximum of        Maximum of
       Price          Value Per Option     Offering Range     Offering Range      Offering Range     Offering Range
  ---------------     ----------------    ---------------     ---------------    ---------------     ---------------
                                     (In thousands, except price per share data)
       $ 8.00            $   3.06            $   535,957         $   630,538        $   725,119         $   833,887
       $10.00            $   3.83            $   670,373         $   788,674        $   906,975         $ 1,043,021
       $12.00            $   4.59            $   803,936         $   945,807        $ 1,087,678         $ 1,250,830
       $14.00            $   5.36            $   937,925         $ 1,103,442        $ 1,268,958         $ 1,459,301

Our Issuance of Shares of Common Stock to the Charitable Foundation


     To further our commitment to our local community, we intend to establish a charitable foundation as part of the offering. Three current members of Magyar Bank's Board of Directors, as well as an individual from the community designated by the Board of Directors of Magyar Bank, will serve on the Board of Directors of the charitable foundation. The officers and board members of the charitable foundation initially will not be compensated for their service.


     We will contribute cash in the amount of $500,000 and issue shares of our common stock, ranging from 67,320 shares at the minimum of the valuation range to 91,080 shares at the maximum of the valuation range, which shares will have a value of $673,200 at the minimum of the valuation range and $910,800 at the maximum of the valuation range, based on the $10.00 per share offering price. As a result of the issuance of shares and the contribution of cash to the charitable foundation, we will record an after-tax expense of approximately $704,000 at the minimum of the valuation range and of approximately $847,000 at the maximum of the valuation range, during the quarter in which the offering is completed. The charitable foundation will be dedicated exclusively to supporting charitable causes and community development activities in the communities in which we operate.

     Issuing shares of common stock to the charitable foundation will:

     o dilute the voting interests of purchasers of shares of our common stock in the stock offering; and

     o result in an expense, and a reduction in earnings during the quarter in which the contribution is made, equal to the full amount of the contribution to the charitable foundation, offset in part by a corresponding tax benefit.


     Specifically, stockholders other than Magyar Bancorp, MHC will experience an 80 basis point dilution in their ownership of stock in Magyar Bancorp, Inc. as a result of the issuance of shares to the foundation. Similarly, on a pro forma basis assuming the offering closed at the midpoint of the stock offering range, Magyar Bancorp, Inc.'s return on assets ratio will be 0.06% with the foundation as compared to 0.07% without the foundation and its return on equity ratio will be 0.52% with the foundation as compared to 0.58% without the foundation. See "Risk Factors--The Contribution of Shares to the Charitable Foundation Will Dilute Your Ownership Interests and Adversely Affect Net Income in Fiscal Year 2006," "Comparison of Valuation and Pro Forma Information With and Without the Charitable Foundation" and "Magyar Bank Charitable Foundation".


How You May Pay for Your Shares

     In the subscription offering and the community offering you may pay for your shares only by:

     (1) personal check, bank check or money order payable to Magyar Bancorp, Inc.; or

     (2) authorizing us to withdraw money from your deposit account(s) maintained with Magyar Bank (you may not authorize direct withdrawal from accounts with check-writing privileges; you should submit a check instead).

     If you wish to use your Magyar Bank individual retirement account to pay for your shares, please be aware that federal law requires that such funds first be transferred to a self-directed retirement account with a trustee other than Magyar Bank. The transfer of such funds to a new trustee takes time, so please make arrangements as soon as possible or contact the Stock Information Center for further information. We cannot assure you that you will be able to use retirement accounts for this purchase.

     Also, please be aware that Magyar Bank is not permitted to lend funds to anyone for the purpose of purchasing shares of common stock in the offering. Therefore, you may not submit Magyar Bank line of credit checks to purchase stock in the offering.


     You can subscribe for shares of common stock in the stock offering by delivering to Magyar Bank a signed and completed original stock order form, together with full payment, provided we receive the stock order form before the end of the offering. Check and money order payments received by Magyar Bank will be cashed immediately and placed in a segregated account at Magyar Bank. We will pay interest at Magyar Bank's passbook savings rate, currently ____% per annum, from the date funds are received until completion or termination of the stock offering. Withdrawals from certificates of deposit at Magyar Bank for the purpose of purchasing common stock in the stock offering may be made without incurring an early withdrawal penalty. All funds authorized for withdrawal from deposit accounts with Magyar Bank must be in the deposit accounts at the time the stock order form is received. However, funds will not be withdrawn from the accounts until the offering is completed and will continue to earn interest at the applicable deposit account rate until the completion of the stock offering. A hold will be placed on those funds when your stock order is received, making the designated funds unavailable to you. After we receive an order, the order cannot be revoked or changed, except with our consent. Payment may not be made by wire transfer or any other electronic transfer of funds. In addition, we are not required to accept copies or facsimiles of order forms.


     For a further discussion regarding the stock ordering procedures, see "The Reorganization and the Stock Offering--Prospectus Delivery and Procedure for Purchasing Shares."

You May Not Sell or Transfer Your Subscription Rights

     If you order shares of common stock in the subscription offering, you will be required to state that you are purchasing the shares of common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights. We intend to take legal action, including reporting persons to federal or state regulatory agencies, against anyone who we believe sells or in any way transfers his or her subscription rights. We will not accept your stock order if we have reason to believe that you sold or transferred your subscription rights. In addition, joint stock registration will only be allowed if the qualified account is so registered. In addition, you may not add the names of others for joint stock registration unless you share the same subscription offering eligibility priority. Failure to list all deposit accounts in which you have an interest, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation.

Deadline for Orders of Common Stock

     If you wish to purchase shares of common stock, we must receive, not simply have post-marked, your properly completed stock order form, together with payment for the shares, no later than 12:00 noon, Eastern time, on [expiration date], unless we extend this deadline. You may submit your stock order form by mail using the return envelope provided, by overnight courier to the indicated address on the stock order form, or by bringing your stock order form to our Stock Information Center, located at our main office. We will not accept stock order forms at any of our branch offices.

Expiration of the Stock Offering

     The subscription offering will expire at 12:00 noon, Eastern time, on [expiration date]. We expect that the community offering, if held, would expire at the same time. We may extend this expiration date without notice to you, until [extension date]. If the subscription offering and/or community offerings extend beyond [extension date], we will be required to resolicit subscribers before proceeding with the offering. In such event, if you choose not to subscribe for the common stock, your funds will be promptly returned to you with interest. No extension may go beyond _________, 2007, which is two years after the date of the special meeting of depositors called to consider and vote upon the reorganization.

Steps We May Take If We Do Not Receive Orders for the Minimum Number of Shares

     If we do not receive orders for at least 1,683,000 shares of common stock after the expiration of the subscription offering and any community offering and syndicated community offering, and we chose not to terminate the offering, we may take several steps to sell the minimum number of shares of common stock in the offering range. Specifically, we may

     o increase the maximum number of shares that may be purchased by any subscriber (including our subscribing directors and officers) and/or

     o extend the offering beyond the [expiration date] expiration date, provided that any such extension will require us to resolicit subscriptions received in the offering.

Our Policy Regarding Dividends

     Following completion of the stock offering, our Board of Directors will have the authority to declare dividends on our shares of common stock, subject to statutory and regulatory requirements. However, no decision has been made with respect to the amount and timing of any dividend payments. The payment and amount of any dividend payments will depend upon a number of factors, including the following:

     o    regulatory capital requirements,

     o    our financial condition and results of operations,

     o    tax considerations,

     o    statutory and regulatory limitations, and

     o    general economic conditions.

Market for the Shares of Common Stock

     We anticipate that the shares of common stock sold in the stock offering will be quoted on the Nasdaq National Market under the symbol "MGYR". Ryan Beck & Co., Inc. currently intends to make a market in the shares of common stock, but it is under no obligation to do so.

How We Intend to Use the Proceeds We Raise from the Stock Offering

     Assuming we sell 2,277,000 shares of common stock in the stock offering, resulting in estimated net proceeds of $21.9 million, we intend to distribute the net proceeds as follows:


     o $11.7 million (53.2% of the net proceeds) will be contributed to Magyar Bank;


     o $1.9 million (8.6% of the net proceeds) will be loaned to our employee stock ownership plan to fund its purchase of 8.0% of the shares of common stock sold in the offering and issued to the charitable foundation; and


     o    $8.4 million (38.2% of the net proceeds) will be retained by us.


     We may use the net proceeds of the stock offering to invest in securities, to deposit funds in Magyar Bank, to finance the possible acquisition of other financial institutions or financial service businesses, to pay dividends or for other general corporate purposes, including repurchasing shares of our common stock. Magyar Bank may use the proceeds it receives to make loans, to purchase securities, to expand its banking franchise internally, through branching or through acquisitions, and for general corporate purposes. See "How We Intend to Use the Proceeds from the Offering." Neither Magyar Bank nor Magyar Bancorp, Inc. is considering any specific acquisition transaction at this time.

Once Submitted, Your Purchase Order May Not Be Revoked Unless the Stock Offering is Terminated, or Extended Beyond [extension date].

     Funds that you submit by check or money order to purchase shares of our common stock in the stock offering will be held in an interest-bearing account until the termination or completion of the stock offering, including any extension of the expiration date. Because completion of the stock offering will be subject to an update of the independent appraisal, among other factors, there may be one or more delays in the completion of the stock offering. Any orders that you submit to purchase shares of our common stock in the stock offering are irrevocable, and you will not have access to subscription funds or amounts designated for deposit account withdrawal unless the stock offering is terminated, or extended beyond [extension date].

Proposed Stock Purchases by Management

     Magyar Bank's directors and executive officers and their associates are expected to purchase approximately 150,000 shares of common stock in the offering, which represents 7.6% of the shares sold to the public and 3.3% of the total shares to be outstanding after the offering at the midpoint of the offering range. Directors and executive officers will pay the same $10.00 per share price paid by all other persons who purchase shares in the stock offering. These shares will be counted in determining whether the minimum of the range of the stock offering is reached.

Restrictions on the Acquisition of Magyar Bancorp, Inc. and Magyar Bank


     Federal regulations, as well as our mutual holding company structure, restrict the ability of any person, firm or entity to acquire Magyar Bancorp, Inc., Magyar Bank, or their respective capital stock. These restrictions include the requirement that a potential acquirer of common stock obtain the prior approval of the Board of Governors of the Federal Reserve System before acquiring 10% or more of the shares of common stock of Magyar Bancorp, Inc.


     Under New Jersey law and our governing corporate instruments, at least 50.1% of Magyar Bancorp, Inc.'s voting shares must be owned by Magyar Bancorp, MHC, as long as Magyar Bancorp, MHC is in existence. Magyar Bancorp, MHC will be controlled by its Board of Directors, who will consist of persons who also are members of the Board of Directors of Magyar Bancorp, Inc. and Magyar Bank. Magyar Bancorp, MHC will be able to elect all members of the Board of Directors of Magyar Bancorp, Inc., and as a general matter, will be able to control the outcome of all matters presented to the stockholders of Magyar Bancorp, Inc. for resolution by vote, except for matters that require a vote greater than a majority. Magyar Bancorp, MHC, acting through its Board of Directors, will be able to control the business and operations of Magyar Bancorp, Inc. and Magyar Bank, and will be able to prevent any challenge to the ownership or control of Magyar Bancorp, Inc. by public stockholders. Accordingly, a change in control of Magyar Bancorp, Inc. and Magyar Bank cannot occur unless agreed to by the Board of Directors of Magyar Bancorp, MHC.

Possible Conversion of Magyar Bancorp, MHC to Stock Form

     In the future, Magyar Bancorp, MHC may convert from the mutual to stock form in a transaction commonly known as a "second-step" conversion. In a second-step conversion, depositors of Magyar Bank would have subscription rights to purchase common stock of Magyar Bancorp, Inc. or its successor, and the public stockholders of Magyar Bancorp, Inc. would be entitled to exchange their shares of common stock for an equal percentage of shares of the stock holding company resulting from the conversion. This percentage may be adjusted to reflect any assets owned by Magyar Bancorp, MHC.


     The Board of Directors of Magyar Bancorp, MHC has no current plan to undertake a second-step conversion transaction. Any second-step conversion transaction would require the approval of holders of a majority of the outstanding shares of Magyar Bancorp, Inc. common stock (excluding shares held by Magyar Bancorp, MHC) and the approval of a majority of the eligible votes of depositors of Magyar Bank.


How You May Obtain Additional Information Regarding the Offering

     If you have any questions regarding the offering, please call the Stock Information Center at (800) __________, Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern time. The Stock Information Center is located at our main office, 400 Somerset Street, New

Brunswick, New Jersey. The Stock Information Center will be closed weekends and bank holidays.

     TO ENSURE THAT EACH PERSON RECEIVES A PROSPECTUS AT LEAST 48 HOURS PRIOR TO THE EXPIRATION DATE OF [EXPIRATION DATE] IN ACCORDANCE WITH FEDERAL LAW, NO PROSPECTUS WILL BE MAILED ANY LATER THAN FIVE DAYS PRIOR TO [EXPIRATION DATE] OR HAND-DELIVERED ANY LATER THAN TWO DAYS PRIOR TO [EXPIRATION DATE]. ORDER FORMS WILL BE DISTRIBUTED ONLY WHEN PRECEDED OR ACCOMPANIED BY A PROSPECTUS.

                                  RISK FACTORS

--------------------------------------------------------------------------------
   You should consider carefully the following risk factors in evaluating an investment in the shares of common stock.
--------------------------------------------------------------------------------

Risks Related to Our Business

A Significant Portion of Our Commercial Business, Commercial Real Estate and Construction Loan Portfolio Has Been Originated in the Last Two Years.


     Our portfolio of commercial business, commercial real estate and construction loans has grown from $34.2 million at September 30, 2003 to $107.2 million at June 30, 2005, an increase of 213.8%. Accordingly, a large portion of this loan portfolio does not provide a significant payment history pattern that can be used to evaluate ongoing credit risk. Therefore, it is difficult to predict the future performance of this part of our loan portfolio. These loans may have delinquency or charge-off levels above our historical experience, which could adversely affect our future performance.


Because We Intend to Continue our Emphasis on the Origination of Commercial Business, Commercial Real Estate and Construction Loans, Our Lending Risk Will Increase.


     At June 30, 2005, our portfolio of commercial business, commercial real estate and construction loans totaled $107.2 million, or 42.7% of our total loans, compared to $53.2 million or 27.1% of our total loans at September 30, 2004 and $34.2 million, or 19.4% of our total loans at September 30, 2003. It is our intent to continue to emphasize the origination of these loans. Commercial business, commercial real estate and construction loans generally have more risk than one-to four-family residential mortgage loans. At June 30, 2005, our non-performing loans increased to $1.5 million from $247,000 at September 30, 2004, reflecting our increased originations of these loans. In addition, because the repayment of these loans depends on the successful management and operation of the borrower's properties or related businesses, repayment of these loans can be affected by adverse conditions in the real estate market or the local economy. Further, these loans typically have larger loan balances, and several of our borrowers have more than one commercial business, commercial real estate and construction loan outstanding with us. Consequently, an adverse development with respect to one loan or one credit relationship can expose us to significantly greater risk of loss compared to an adverse development with respect to a one- to four-family residential mortgage loan. Finally, if we foreclose on a commercial business, commercial real estate or construction loan, our holding period for the collateral, if any, typically is longer than for one- to four-family residential mortgage loans because there are fewer potential purchasers of the collateral. Because we plan to continue to emphasize the origination of these loans, it may be necessary to increase our allowance for loan losses because of the increased credit risk associated with these types of loans. Any increase to our allowance for loan losses would adversely affect our earnings.

Our Profits Have Declined over the Past Two Years, and May Not Improve in the Foreseeable Future.


     Over the past two years our earnings have declined as a direct result of our branch expansion, the relocation of our headquarters office, and the addition of experienced senior lending and administrative personnel. We plan to add up to four new branches by 2008. It is possible that our business plan will not succeed, or that our new branches, when added, will not become profitable. Accordingly, we may not experience any improvement in our net income in the near future as a result of these efforts.


A Downturn in the New Jersey Economy or a Decline in Real Estate Values Could Reduce Our Profits.


     Virtually all of our real estate loans are secured by real estate in New Jersey. At June 30, 2005, loans secured by real estate, including home equity loans and lines of credit, represented 86.1% of our total loans. As a result of this concentration, a downturn in this market area could cause significant increases in nonperforming loans, which would reduce our profits. Additionally, a decrease in asset quality could require additions to our allowance for loan losses through increased provisions for loan losses, which would reduce our profits. In recent years, there have been significant increases in real estate values in our market area. As a result of rising home prices, our seasoned loans have been well collateralized. A decline in real estate values could cause some of our mortgage loans to become inadequately collateralized, which would expose us to a greater risk of loss. For a discussion of our market area, see "Business of Magyar Bank--Market Area."


Changes in Interest Rates May Hurt our Profits and Asset Values.


     Our earnings largely depend on our net interest income, which could be negatively affected by changes in interest rates. Net interest income is the difference between:


     o the interest income we earn on our interest-earning assets, such as loans and securities; and

     o the interest expense we pay on our interest-bearing liabilities, such as deposits and borrowings.

     The rates we earn on our assets and the rates we pay on our liabilities are generally fixed for a contractual period of time. While we have taken steps to attempt to reduce our exposure to increases in interest rates, historically our liabilities generally have shorter contractual maturities than our assets. This imbalance can create significant earnings volatility, because market interest rates change over time. In a period of rising interest rates, the interest income earned on our assets may not increase as rapidly as the interest paid on our liabilities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Magyar Bancorp, Inc.--Management of Market Risk."

     In addition, changes in interest rates can affect the average life of loans and mortgage-backed securities. A reduction in interest rates causes increased prepayments of loans and mortgage-backed securities as borrowers refinance their debt to reduce their borrowing costs. This creates reinvestment risk, which is the risk that we may not be able to reinvest the funds from faster prepayments at rates that are comparable to the rates we earned on the prepaid loans or securities. Additionally, increases in interest rates may decrease loan demand and/or make it more difficult for borrowers to repay adjustable-rate loans.

     Changes in interest rates also affect the current market value of our interest-earning securities portfolio. Generally, the value of securities moves inversely with changes in interest rates. At June 30, 2005, the fair value of our total securities portfolio was $58.1 million. Unrealized net losses on securities totaled $511,000 on an after-tax basis at June 30, 2005.


     We evaluate interest rate sensitivity using models that estimate the change in Magyar Bank's net interest income over a range of interest rate scenarios. At June 30, 2005, in the event of an immediate 200 basis point increase in interest rates, the model projects that we would experience a $114,000, or 1.09%, increase in net interest income in the first year following the change in interest rates, and a $317,000, or 3.03%, increase in net interest income in the second year following the change in interest rates. At June 30, 2005, in the event of an immediate 200 basis point decrease in interest rates, the model projects that we would experience a $609,000, or 5.82%, decrease in net interest income in the first year following the change in interest rates, and a $1.2 million, or 11.19%, decrease in net interest income in the second year following the change in interest rates. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


     At June 30, 2005, our securities available-for-sale portfolio totaled $22.1 million, which included $18.0 million of mortgage-backed securities. To the extent interest rates increase and the value of our available-for-sale portfolio decreases, our stockholders' equity will be adversely affected.

If Our Allowance for Loan Losses is Not Sufficient to Cover Actual Loan Losses, Our Earnings Could Decrease.


     Our allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio, resulting in additions to our allowance, which could materially decrease our net income. Our allowance for loan losses was 0.99% of total loans and 166.22% of non-performing loans at June 30, 2005. We make various assumptions and judgments about the collectibility of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. In determining the amount of the allowance for loan losses, we review our loans and our loss and delinquency experience, and we evaluate economic conditions. Based on this review, we believe our allowance for loan losses is adequate to absorb losses in our loan portfolio as of June 30, 2005.

     Bank regulators periodically review our allowance for loan losses and may require us to increase our provision for loan losses or recognize further loan charge-offs. Any increase in our allowance for loan losses or loan charge-offs as required by these regulatory authorities will have a material adverse effect on our financial condition and results of operations.

Our Return on Equity Will Be Low Compared to Other Financial Institutions. This May Negatively Affect the Price of Our Common Stock.

     Net income divided by average equity, known as "return on equity," is a ratio many investors use to compare the performance of a financial institution to its peers. We expect our return on equity to remain below the industry average until we are able to leverage the additional capital we receive from the offering. Our return on equity will be reduced by the capital raised in the stock offering, higher expenses from the costs of being a public company, and added expenses associated with our employee stock ownership plan and the stock-based incentive plan we intend to adopt. For the nine months ended June 30, 2005, our return on average equity was 0.39%, compared to a return on average equity of 8.32% for all publicly traded savings institutions having liquid trading markets. Following the stock offering, we expect our pro forma consolidated equity to increase from $23.1 million at June 30, 2005 to between $37.0 million at the minimum and $42.3 million at the maximum of the stock offering range. Until we can increase our net interest income and other income, we expect our return on equity to be below the industry average, which may reduce the market value of our common stock. On a pro forma basis assuming the offering closed at the maximum of the stock offering range, our return on average equity would be 0.52% for the nine months ended June 30, 2005.


Strong Competition Within Our Market Area May Limit Our Growth and
Profitability.

     Competition in the banking and financial services industry is intense. In our market area, we compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. Some of our competitors have substantially greater resources and lending limits than we, have greater name recognition and market presence that benefit them in attracting business, and offer certain services that we do not or cannot provide. In addition, larger competitors may be able to price loans and deposits more aggressively than we do. Our profitability depends upon our continued ability to successfully compete in our market area. The greater resources and deposit and loan products offered by some of our competitors may limit our ability to increase our interest-earning assets. For additional information see "Business of Magyar Bank--Competition."

If We Declare Dividends on Our Common Stock, Magyar Bancorp, MHC will be Prohibited From Waiving the Receipt of Dividends by Current Federal Reserve Board Policy, Which May Result in Lower Dividends for All Other Stockholders.

     The Board of Directors of Magyar Bancorp, Inc. will have the authority to declare dividends on its common stock, subject to statutory and regulatory requirements. So long as Magyar Bancorp, MHC is regulated by the Federal Reserve Board, if Magyar Bancorp, Inc. pays dividends to its stockholders, it also will be required to pay dividends to Magyar Bancorp, MHC, unless Magyar Bancorp, MHC is permitted by the Federal Reserve Board to waive the receipt of dividends. The Federal Reserve Board's current position is to not permit a mutual holding company to waive dividends declared by its subsidiary. Accordingly, because dividends will be required to be paid to Magyar Bancorp, MHC along with all other stockholders, the amount of dividends available for all other shareholders will be less than if Magyar Bancorp, MHC were permitted to waive the receipt of dividends.

Risks Related to the Offering

The Future Price of the Shares of Common Stock May Be Less Than the Purchase Price in the Offering.


     If you purchase shares of common stock in the stock offering you may not later be able to sell them at or above the purchase price in the stock offering. In numerous recent cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the price at which such shares were sold in the stock offering conducted by those companies. The final aggregate purchase price of the shares of common stock in the offering will be based on an independent appraisal. The appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The valuation is based on estimates and projections of a number of matters, all of which are subject to change from time to time. After our shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, investor perceptions of Magyar Bancorp, Inc. and the outlook for the financial institutions industry in general.


The Contribution of Shares to the Charitable Foundation Will Dilute Your Ownership Interests and Adversely Affect Net Income in Fiscal Year 2006.


     We intend to establish a charitable foundation in connection with the offering. Persons purchasing shares in the stock offering will have their ownership and voting interests in Magyar Bancorp, Inc. diluted by 1.77% due to the issuance of shares of common stock to the Charitable Foundation. We will make a contribution to the Magyar Bank Charitable Foundation (the "Charitable Foundation") in the form of shares of Magyar Bancorp, Inc. common stock and $500,000 in cash for an aggregate total contribution equal to 6.53% of the gross proceeds of the stock offering at the midpoint of the offering range. The common stock portion of the contribution, at the midpoint of the offering range, will be 79,200 shares, which equals 4.00% of the shares of common stock sold in the stock offering. The aggregate contribution will also have an adverse effect on our net income for the quarter and year in which we make the issuance and contribution to the Charitable Foundation. The after-tax expense of the contribution will reduce net after-tax income in our 2006 fiscal year by approximately $776,000 at the midpoint of the offering range.


Our Contribution to the Charitable Foundation May Not Be Tax Deductible, Which Could Reduce Our Profits.


     We believe that the contribution to the Charitable Foundation will be deductible for federal income tax purposes. However, there is no certainty that the Internal Revenue Service will grant tax-exempt status to the Charitable Foundation. If the contribution is not deductible, we would not receive any tax benefit from the contribution. In addition, even if the contribution is tax deductible, we may not have sufficient profits to be able to use the deduction fully.

Our Stock-Based Incentive and Benefit Plans Will Increase Our Costs, Which Will Reduce Our Income.

     We anticipate that our employee stock ownership plan will purchase 8.0% of the shares of common stock sold in the offering and issued to the Charitable Foundation, and that Magyar Bank's existing 401(k) plan will purchase shares of common stock in the offering to the extent available. Assuming the employee stock ownership plan purchases all of its shares at $10.00 per share, the cost of acquiring the shares of common stock will be between $1.4 million at the minimum of the offering range and $2.2 million at the adjusted maximum of the offering range. We will record annual employee stock ownership plan expenses in an amount equal to the fair value of shares of common stock committed to be released to employees. If shares of common stock appreciate in value over time, compensation expense relating to the employee stock ownership plan will increase.

     We also intend to adopt a stock-based incentive plan after the stock offering under which plan participants would be awarded shares of our common stock (at no cost to them) or options to purchase shares of our common stock. If the stock-based incentive plan is implemented and approved by stockholders within one year of the completion of the stock offering, the number of shares of common stock or options granted under any initial stock-based incentive plan may not exceed 4% and 10%, respectively, of the shares sold in the offering and issued to the Charitable Foundation. If we award shares of common stock or grant options in excess of these amounts, our costs would increase further.

     The shares of common stock granted under the stock-based incentive plan will be expensed by us over their vesting period at the fair market value of the shares on the date they are awarded. If the shares of common stock to be granted under the plan are repurchased in the open market (rather than issued directly from authorized but unissued shares of Magyar Bancorp, Inc.) and cost the same as the purchase price of our common stock issued in the offering, the reduction to stockholders' equity due to the plan would be between $700,000 at the minimum of the offering range and $1.1 million at the adjusted maximum of the offering range. To the extent we repurchase shares of common stock in the open market to fund the grants of shares under the plan, and the price of such shares exceeds the offering price of $10.00 per share, the reduction to stockholders' equity would exceed the range described above. Conversely, to the extent the price of such shares is below the offering price of $10.00 per share, the reduction to stockholders' equity would be less than the range described above.


     Finally, new accounting rules require public companies to expense the grant-date fair value of stock options, by their first fiscal year beginning after June 15, 2005. When we record an expense for the grant of options using the fair value method as described in the new accounting rules, we will incur significant compensation and benefits expense. We estimate this annual expense would be approximately $220,000 on a pre-tax basis, assuming the adjusted maximum number of shares is sold in the offering.


The Implementation of Stock-Based Incentive Plans May Dilute Your Ownership Interest.

     We intend to adopt a stock-based incentive plan following the stock offering. This stock-based incentive plan will be funded through either open market purchases, if permitted, or from the issuance of authorized but unissued shares of our common stock. Stockholders would experience a reduction in ownership interest (including shares held by Magyar Bancorp, MHC) totaling 6.4% in the event newly issued shares of our common stock are used to fund stock options or awards of shares of common stock under the plan in an amount equal to 10% and 4%, respectively, of the shares sold in the offering and issued to the Charitable Foundation.

We Have Broad Discretion in Using the Proceeds of the Stock Offering. Our Failure to Effectively Use Such Proceeds Could Reduce Our Profits.

     Magyar Bancorp, Inc. will use a portion of the net proceeds to finance the purchase of common stock in the offering by the employee stock ownership plan and may use the remaining net proceeds to pay dividends to stockholders, repurchase shares of common stock, purchase securities, deposit funds in Magyar Bank, acquire other financial services companies or for other general corporate purposes. Magyar Bank may use the proceeds it receives to establish or acquire new branches, fund new loans and offer new products and services, purchase securities, or for general corporate purposes. In addition, we intend to expand our presence inside and outside our primary market area through de novo branching and, possibly, acquisitions, which may negatively affect our earnings until these branches achieve profitability. We have not, however, identified specific amounts of proceeds for any of these purposes and we will have significant flexibility in determining the amount of net proceeds we apply to different uses and the timing of such applications. Our failure to utilize these funds effectively could reduce our profitability. We have not established a timetable for the effective deployment of the proceeds, and we cannot predict how long we will require to effectively deploy the proceeds.


There May be a Limited Trading Market in Our Common Stock, Which May Hinder Your Ability to Trade Our Common Stock and May Lower the Market Price of the Stock.

     It is possible that an active and liquid trading market in shares of our common stock will not develop. Magyar Bancorp, Inc. has never issued common stock and, therefore, there is no current trading market for the shares of common stock. We expect that our shares of common stock will be quoted on the Nasdaq National Market. Persons purchasing shares may not be able to sell their shares when they desire if a liquid trading market does not develop or sell them at a price equal to or above the initial purchase price of $10.00 per share even if a liquid trading market develops. This limited trading market for our common stock may reduce the market value of the common stock and make it difficult to buy or sell our shares on short notice. For additional information see "Market for the Common Stock."


Persons Who Purchase Stock in the Stock Offering Will Own a Minority of Magyar Bancorp, Inc.'s Common Stock and Will Not Be Able to Exercise Voting Control Over Most Matters Put to a Vote of Stockholders.

     Public stockholders will own a minority of the outstanding shares of Magyar Bancorp, Inc.'s common stock. As a result, stockholders other than Magyar Bancorp, MHC will not be able to exercise voting control over most matters put to a vote of stockholders. Magyar Bancorp, MHC will own a majority of Magyar Bancorp, Inc.'s common stock after the offering and, through its Board of Directors, will be able to exercise voting control over most matters put to a vote of stockholders. The same directors and officers who manage Magyar Bancorp, Inc. and

Magyar Bank also manage Magyar Bancorp, MHC. Finally, Magyar Bancorp, MHC may exercise its voting control to prevent a sale or merger transaction in which stockholders could receive a premium for their shares.

Our Stock Value May be Negatively Affected by Federal Regulations Restricting Takeovers and by Our Mutual Holding Company Structure.


     Federal Regulations Restricting Takeovers. Federal law prohibits any person from acquiring 10% or more of our common stock without the prior written approval of the Federal Reserve Board. See "Restrictions on the Acquisition of Magyar Bancorp, Inc. and Magyar Bank" for a discussion of applicable Federal Reserve Board regulations regarding acquisitions.


     The Mutual Holding Company Structure. Magyar Bancorp, MHC, as the majority stockholder of Magyar Bancorp, Inc., will be able to control the outcome of virtually all matters presented to stockholders for their approval, including a proposal to acquire Magyar Bancorp, Inc. Accordingly, Magyar Bancorp, MHC can prevent the sale of control or merger of Magyar Bancorp, Inc. or its subsidiaries even if such a transaction were favored by a majority of the public stockholders of Magyar Bancorp, Inc. In addition, regulatory restrictions applicable to Magyar Bancorp, MHC may prohibit a sale of Magyar Bancorp, Inc. unless the mutual holding company first undertakes a second-step conversion.

                           FORWARD LOOKING STATEMENTS

     This prospectus contains forward-looking statements, which can be identified by the use of such words as estimate, project, believe, intend, anticipate, plan, seek, expect and similar expressions. These forward-looking statements include:

     o    statements of our goals, intentions and expectations;

     o statements regarding our business plans and prospects and growth and operating strategies;

     o statements regarding the asset quality of our loan and investment portfolios; and

     o    estimates of our risks and future costs and benefits.

     These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:

     o significantly increased competition among depository and other financial institutions;

     o inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;

     o general economic conditions, either nationally or in our market areas, that are worse than expected;

     o    adverse changes in the securities markets;

     o    legislative or regulatory changes that adversely affect our business;

     o our ability to enter new markets successfully and take advantage of growth opportunities;

     o    changes in consumer spending, borrowing and savings habits;

     o changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Securities and Exchange Commission, and the Financial Accounting Standards Board; and

     o    changes in our organization, compensation and benefit plans.


     Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. We discuss these and other uncertainties in "Risk Factors" beginning on page 18.


                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

     The summary information presented below at each date or for each period presented is derived in part from the financial statements of Magyar Bank. The following information is only a summary, and should be read in conjunction with our consolidated financial statements and notes beginning on page F-1 of this prospectus. The operating data for the nine months ended June 30, 2005 and 2004 and the financial condition data at June 30, 2005 were not audited. However, in the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results of operations for the unaudited periods have been made. No adjustments were made other than normal recurring entries. The results of operations for the nine months ended June 30, 2005 are not necessarily indicative of the results of operations that may be expected for the entire year.


                                          At                                At September 30
                                       June 30,   -----------------------------------------------------------------
                                         2005        2004          2003         2002          2001          2000
                                      ---------   ----------    ----------   ----------    ----------    ----------
                                                                      (In thousands)
Selected Financial Condition Data:    (unaudited)

Total assets.....................     $325,052    $  287,078    $  273,912   $  258,758    $  242,339    $  226,110
Cash and interest bearing deposits
  with banks.....................        3,718         4,975         8,549       13,258        11,939         2,665
Securities held to maturity......       36,068        42,615        37,267       38,275        40,947        47,323
Securities available for sale, at
  fair value.....................       22,086        31,171        40,076       13,528         4,396         3,385
Loans receivable, net............      248,312       193,550       173,768      180,258       173,706       162,451
Deposits.........................      259,081       223,974       225,675      212,194       202,486       197,941
Borrowings.......................       36,729        35,043        20,027       20,337        16,597         7,200
Retained earnings................       23,121        23,112        22,659       21,442        19,798        18,027

                                   For the Nine Months
                                     Ended June 30,                    For the Years Ended September 30,
                                 ----------------------   ------------------------------------------------------------
                                    2005        2004         2004        2003         2002        2001         2000
                                 ----------  ----------   ----------  ----------   ----------  ----------   ----------
                                                                    (In thousands)
Selected Data:                         (unaudited)

Interest and dividend income...  $   11,330  $    9,374   $   12,584  $   13,370   $   14,478  $   15,976   $   15,308
Interest expense...............       4,012       3,199        4,259       5,207        6,259       8,881        8,396
                                 ----------  ----------   ----------  ----------   ----------  ----------   ----------
   Net interest and dividend
     income....................       7,318       6,175        8,325       8,163        8,218       7,095        6,912
Provision for loan losses......         237         152          202         230          277         231          218
                                 ----------  ----------   ----------  ----------   ----------  ----------   ----------
   Net interest and dividend
     income after provision
     for loan losses...........       7,081       6,023        8,123       7,933        7,942       6,840        6,694
Noninterest income.............         537         593          796         970          906         803          813
Noninterest expense ...........       7,568       6,093        8,050       6,752        6,404       5,339        5,017
                                 ----------  ----------   ----------  ----------   ----------  ----------   ----------
Income before income taxes.....          50         523          869       2,151        2,444       2,327        2,490
Income taxes (benefit) expense.         (18)        137          257         624          867         810          755
                                 ----------  ----------   ----------  ----------   ----------  ----------   ----------
   Net income..................  $       68  $      386   $      612  $    1,527   $    1,577  $    1,517   $    1,735
                                 ==========  ==========   ==========  ==========   ==========  ==========   ==========



                                               For the Nine Months
                                                  Ended June 30              At or For the Years Ended September 30,
                                               -------------------    ----------------------------------------------------
                                                 2005        2004       2004       2003       2002       2001       2000
                                               --------    --------   --------   --------   --------   --------   --------
Selected Financial Ratios and Other Data:          (unaudited)

Performance Ratios:
Return on average assets (1)................     0.03%        0.19%      0.22%      0.58%      0.64%      0.64%      0.78%
Return on average equity (1)................     0.39%        2.28%      2.69%      6.97%      7.71%      7.66%      9.62%
Interest rate spread (2)....................     3.21%        3.02%      3.02%      3.04%      3.24%      2.83%      3.02%
Net interest margin (1) (3).................     3.26%        3.03%      3.04%      3.08%      3.33%      3.08%      3.15%
Efficiency ratio (4)........................    96.35%       90.03%     90.27%     75.84%     72.39%     69.64%     66.83%
Noninterest expense to average total assets
   (1)......................................     3.37%        2.99%      2.94%      2.55%      2.60%      2.26%      2.25%
Average interest-earning assets to average
   interest-bearing liabilities.............   110.17%      109.29%    109.72%    108.83%    109.08%    110.85%    106.95%

Asset Quality Ratios:
Non-performing assets as a percent of total
   assets...................................     0.46%        0.05%      0.09%      0.07%      0.06%      0.03%      0.09%
Non-performing loans as a percent of total
   loans....................................     0.59%        0.08%      0.13%      0.10%      0.09%      0.05%      0.13%
Allowance for loan losses as a percent of
   non-performing loans (5).................   166.22%         NM         NM         NM         NM         NM         NM
Allowance for loan losses as a percent of
   total loans..............................     0.99%        1.25%      1.20%      1.22%      1.06%      0.94%      0.88%

Capital Ratios:
Total risk-based capital (to risk weighted
   assets)..................................    10.96%       14.45%     13.79%     15.07%     14.80%     14.42%     15.44%
Tier 1 risk-based capital (to risk weighted
   assets)..................................     9.91%       13.20%     12.54%     13.82%     13.57%     13.30%     14.31%
Tier 1 leverage (core) capital (to adjusted
   tangible assets).........................     7.46%        8.34%      8.36%      8.29%      8.28%      8.24%      8.10%
Equity to total assets......................     7.11%        8.21%      8.05%      8.27%      8.29%      8.17%      7.97%

Other Data:
Number of full service offices..............       3            3          3          3          3          2          2


----------
(1)  Ratios have been annualized, where appropriate.
(2) Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(3) The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(4) The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income.
(5)  Ratio not meaningful.

            HOW WE INTEND TO USE THE PROCEEDS FROM THE STOCK OFFERING

     Although we will not be able to determine the amount of actual net proceeds we will receive from the sale of shares of common stock until the stock offering is completed, we anticipate that the net proceeds will be between $16.1 million and $21.9 million, or $25.3 million if the offering is increased by 15%.

     Magyar Bancorp, Inc. intends to distribute the net proceeds from the stock offering as follows:

                                        1,683,000 Shares      1,980,000 Shares at    2,277,000 Shares at      2,618,550 Shares
                                          at Minimum of           Midpoint of             Maximum of         at Adjusted Maximum
                                         Offering Range         Offering Range          Offering Range      of Offering Range (1)
                                      --------------------    -------------------    -------------------    ---------------------
                                                 Percent                 Percent                Percent                Percent
                                                  of Net                  of Net                 of Net                 of Net
                                       Amount    Proceeds     Amount     Proceeds    Amount     Proceeds     Amount    Proceeds
                                      --------  ----------   --------   ----------  --------   ----------   --------  ----------
                                                                        (Dollars in Thousands)
Offering proceeds...................  $ 16,830               $ 19,800               $ 22,770                $ 26,186
Less: offering expenses.............      (773)                  (801)                  (828)                   (859)
                                      --------               --------               --------                --------
Net offering proceeds...............    16,057     100.00%     18,999      100.00%    21,942      100.00%     25,327     100.00%
Less:
   Proceeds contributed to Magyar
    Bank............................   (10,930)    (68.07)%   (11,300)     (59.48)%  (11,670)     (53.19)%   (12,664)    (50.00)%
   Proceeds used for loan to
    employee stock ownership plan...    (1,400)     (8.72)%    (1,647)      (8.67)%   (1,894)      (8.63)%    (2,179)     (8.60)%
                                      --------   --------    --------    --------   --------    --------    --------   --------
Proceeds retained by Magyar
 Bancorp, Inc.......................  $  3,727      23.21%   $  6,052       31.85%  $  8,378       38.18%   $ 10,484      41.40%
                                      ========   ========    ========    ========   ========    --------    ========   ========

     The net proceeds may vary because total expenses relating to the reorganization and the stock offering may be more or less than our estimates. For example, our expenses would increase if a syndicated community offering were used to sell shares of common stock not purchased in the subscription offering and any community offering. Payments for shares made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of Magyar Bank's deposits. In all instances, Magyar Bank will receive at least 50% of the net proceeds of the offering.

     We are undertaking the reorganization and the stock offering at this time to increase our capital to expand and diversify our business. For further information, see "Management's Discussion and Analysis of Financial Condition and Results of Operations of Magyar Bancorp, Inc.--Business Strategy." The stock offering proceeds will increase our capital resources and the amount of funds available for lending and investment purposes. The proceeds will also give us greater flexibility to diversify operations and expand the products and services we offer to our customers.

Magyar Bancorp, Inc. may use the proceeds it retains from the offering:

     o to finance the purchase of common stock in the offering by Magyar Bank's employee stock ownership plan (between $1.4 million and $1.9 million);

     o    to invest in securities;

     o    to deposit funds in Magyar Bank;

     o    to pay dividends to its stockholders;

     o    to repurchase its shares of common stock;

     o to finance acquisitions of financial institutions or branches and other financial services businesses, although no specific transactions are being considered at this time; and

     o    for general corporate purposes

     During the first year following the stock offering, we may be prohibited from repurchasing shares of our common stock, except to fund benefit plans. The loans that will be used to fund the purchases by the employee stock ownership plan will accrue interest.

Magyar Bank may use the proceeds it receives from the offering:

     o to expand its retail banking franchise by establishing de novo branches and, potentially, by acquiring existing branches or by acquiring other financial institutions or other financial services companies, although no acquisitions are specifically being considered at this time;

     o    to fund new loans;

     o    to invest in securities;

     o    to repay borrowings; and

     o    for general corporate purposes.

     The use of the proceeds outlined above may change, based on changes in interest rates, equity markets, laws and regulations affecting the financial services industry, our relative position in the financial services industry, the attractiveness of potential acquisitions to expand our operations, and overall market conditions.

     Except for the loan to the employee stock ownership plan and the establishment of the de novo branches discussed elsewhere in this prospectus, no determination has been made by either Magyar Bancorp, Inc. or Magyar Bank as to specific amounts of the net proceeds to be deployed for any of the purposes described above. However, it is expected that initially a substantial portion of the net proceeds will be invested in short-term investment securities and other liquid investments.

                         OUR POLICY REGARDING DIVIDENDS


     Following completion of the stock offering, our Board of Directors will have the authority to declare dividends on our common stock, subject to statutory and regulatory requirements. However, no decision has been made with respect to the payment of dividends. In determining whether and in what amount to pay a cash dividend, the Board is expected to take into account a number of factors, including capital requirements, Magyar Bancorp, Inc.'s and

Magyar Bank's financial condition and results of operations, tax considerations, statutory and regulatory limitations, general economic conditions and regulatory restrictions that affect the payment of dividends by Magyar Bank to Magyar Bancorp, Inc. No assurances can be given that any dividends will be paid or that, if paid, will not be reduced or eliminated in the future. Special cash dividends, stock dividends or returns of capital, to the extent permitted by applicable policy and regulation, may be paid in addition to, or in lieu of, regular cash dividends. It is anticipated that any cash distributions made by Magyar Bancorp, Inc. to its stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal and state tax purposes.


     So long as Magyar Bancorp, MHC is regulated by the Federal Reserve Board, if Magyar Bancorp, Inc. pays dividends to its stockholders, it also will be required to pay dividends to Magyar Bancorp, MHC, unless Magyar Bancorp, MHC is permitted by the Federal Reserve Board to waive the receipt of dividends. The Federal Reserve Board's current position is to not permit a bank holding company to waive dividends declared by its subsidiary. See "Supervision and Regulation--Holding Company Regulation--Federal Regulation."

     In the future, dividends from Magyar Bancorp, Inc. may depend, in part, upon the receipt of dividends from Magyar Bank, because Magyar Bancorp, Inc. initially will have no source of income other than earnings from the investment of net proceeds retained from the sale of shares of common stock and interest earned on Magyar Bancorp, Inc.'s loan to the employee stock ownership plan. Under New Jersey law, Magyar Bank may not pay a cash dividend unless, after the payment of such dividend, its capital stock will not be impaired and either it will have a statutory surplus of not less than 50% of its capital stock, or the payment of such dividend will not reduce its statutory surplus.

                           MARKET FOR THE COMMON STOCK

     Magyar Bancorp, Inc. has never issued capital stock. An application has been filed with Nasdaq and we expect that our shares of common stock will be quoted on the Nasdaq National Market under the symbol "MGYR." To list our stock on the Nasdaq National Market, we are required to have at least three broker-dealers who will make a market in our common stock. Ryan Beck & Co., Inc. has advised us that it intends to make a market in our common stock following the offering, but it is under no obligation to do so. While we will attempt before completion of the offering to obtain commitments from at least two other broker-dealers to make a market in our common stock, there can be no assurance that we will be successful in obtaining such commitments.

     The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker. The number of active buyers and sellers of the shares of common stock at any particular time may be limited. Under such circumstances, you could have difficulty selling your shares of common stock on short notice and, therefore, you should not view the shares of common stock as a short-term investment. We cannot assure you that an active trading market for the common stock will develop or that, if it develops, it will continue. Nor can we assure you that if you purchase shares of common stock, you will be able to sell them at or above $10.00 per share.

                          REGULATORY CAPITAL COMPLIANCE


     At June 30, 2005, Magyar Bank exceeded all regulatory capital requirements. The following table sets forth our compliance, as of June 30, 2005, with the regulatory capital standards, on a historical and pro forma basis, assuming that the indicated number of shares of common stock were sold as of such date at $10.00 per share, and Magyar Bank received estimated net proceeds in an amount such that Magyar Bank will have a 10% regulatory tangible and core capital ratio upon completion of the offering. Accordingly, proceeds received by Magyar Bank have been assumed to equal $8.8 million, $8.8 million, $8.8 million and $9.4 million at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. These amounts represent the proceeds assumed to be contributed to Magyar Bank by Magyar Bancorp, Inc. less shares of common stock acquired by the employee stock ownership plan, the stock-based incentive plan and the cash contribution to the charitable foundation. For a discussion of the applicable capital requirements, see "Supervision and Regulation--Federal Banking Regulation--Capital Requirements."



                                                              Pro Forma at June 30, 2005, Based upon the Sale of
                                               --------------------------------------------------------------------------------
                                                                                                             2,618,550 Shares
                                                1,683,000 Shares    1,980,000 Shares     2,277,000 Shares       at Adjusted
                            Historical at        at Minimum of       at Midpoint of       at Maximum of         Maximum of
                            June 30, 2005        Offering Range      Offering Range       Offering Range    Offering Range (1)
                         --------------------  ------------------  ------------------   ------------------  -------------------
                                     Percent             Percent              Percent             Percent              Percent
                                       of                   of                  of                   of                  of
                          Amount    Assets(2)   Amount   Assets(2)  Amount   Assets(2)   Amount   Assets(2)  Amount   Assets(2)
                         --------   ---------  --------  --------- --------  ---------  --------  --------- --------  ---------
                                                                 (Dollars in Thousands)
GAAP capital...........  $ 23,121      7.11%   $ 32,011     9.59%  $ 32,010     9.59%   $ 32,010     9.59%  $ 32,517     9.72%
                         ========   =======    ========  =======   ========  =======    ========  =======   ========  =======

Core capital:
  Core capital (3)(4)..  $ 23,504      7.46%   $ 32,394    10.00%  $ 32,393    10.00%   $ 32,393    10.00%  $ 32,900    10.14%
  Requirement (5)......    12,600      4.00      12,956     4.00     12,956     4.00      12,956     4.00     12,976     4.00
                         --------   -------    --------  -------   --------  -------    --------  -------   --------  -------
   Excess..............  $ 10,904      3.46%   $ 19,438     6.00%  $ 19,437     6.00%   $ 19,437     6.00%  $ 19,924     6.14%
                         ========   =======    ========  =======   ========  =======    ========  =======   ========  =======

Tier I Risk-based
capital:
  Tier I Risk-based
   capital (4).........  $ 23,504      9.90%   $ 32,394    13.55%  $ 32,393    13.55%   $ 32,393    13.55%  $ 32,900    13.75%
  Requirement(5).......     9,495      4.00       9,566     4.00      9,566     4.00       9,566     4.00      9,570     4.00
                         --------   -------    --------  -------   --------  -------    --------  -------   --------  -------
   Excess..............  $ 14,009      5.90%   $ 22,828     9.55%  $ 22,827     9.55%   $ 22,827     9.55%  $ 23,330     9.75%
                         ========   =======    ========  =======   ========  =======    ========  =======   ========  =======

Total Risk-based
capital:
  Risk-based capital
   (4)(6)..............  $ 25,985     10.95%   $ 34,875    14.58%  $ 34,874    14.58%   $ 34,874    14.58%  $ 35,381    14.79%
  Requirement..........    18,989      8.00      19,132     8.00     19,132     8.00      19,132     8.00     19,140     8.00
                         --------   -------    --------  -------   --------  -------    --------  -------   --------  -------
   Excess..............  $  6,996      2.95%   $ 15,743     6.58%  $ 15,742     6.58%   $ 15,742     6.58%  $ 16,241     6.79%
                         ========   =======    ========  =======   ========  =======    ========  =======   ========  =======

Assets.................  $325,052              $333,942            $333,941             $333,941            $334,448
Core assets............  $315,005              $323,895            $323,894             $323,894            $324,401
Risk based assets......  $237,367              $239,145            $239,145             $239,145            $239,246


----------
(1) As adjusted to give effect to a 15% increase in the number of shares of common stock outstanding after the offering which could occur due to an increase in the maximum of the independent valuation as a result of regulatory considerations, demand for the shares, or changes in market conditions or general economic conditions following the commencement of the offering.
(2) Based on pre-offering adjusted total assets of $315.0 million for the purposes of the tangible and core capital requirements, and risk-weighted assets of $237.1 million for the purposes of the risk-based capital requirement.
(3) Risk-based capital levels are shown as a percentage of risk-weighted assets.
(4) Pro forma capital levels assume that Magyar Bancorp, Inc. funds the stock-based incentive plan with purchases in the open market of 4% of the shares of common stock sold in the offering and issued to the Charitable Foundation, at a price equal to the price for which the shares of common stock are sold in the offering, and that the employee stock ownership plan purchases 8.0% of the shares of common stock sold in the offering and issued to the Charitable Foundation with funds borrowed from Magyar Bancorp, Inc. Magyar Bank's pro forma GAAP and regulatory capital have been reduced by the amount required to fund both of these plans and the cash contribution to the Charitable Foundation. See "Management" for a discussion of the stock-based incentive plan and employee stock ownership plan.
(5) The current core capital requirement for savings banks that receive the highest supervisory rating for safety and soundness is 3% of total adjusted assets and 4% to 5% of total adjusted assets for all other savings banks. See "Supervision and Regulation--Federal Banking Regulation--Capital Requirements."
(6) Assumes net proceeds are invested in assets that carry a 20% risk-weighting.

                                 CAPITALIZATION

     The following table presents the historical capitalization of Magyar Bank at June 30, 2005, and the pro forma consolidated capitalization of Magyar Bancorp, Inc. after giving effect to the stock offering, based upon the sale of the number of shares of common stock indicated in the table and the other assumptions set forth under "Pro Forma Data."


                                                                            Pro Forma Consolidated Capitalization of
                                                                                      Magyar Bancorp, Inc.
                                                                           Based Upon the Sale for $10.00 Per Share of
                                                                    -------------------------------------------------------
                                                                                                                  2,618,550
                                                                      1,683,000      1,980,000     2,277,000      Shares at
                                                                      Shares at      Shares at     Shares at      Adjusted
                                                      Magyar Bank    Minimum of     Midpoint of    Maximum of    Maximum of
                                                       Historical     Offering       Offering       Offering      Offering
                                                     Capitalization     Range          Range         Range        Range (1)
                                                     --------------  ----------     -----------    ----------    ----------
                                                                              (Dollars In Thousands)
Deposits (2)........................................  $   259,081   $   259,081    $   259,081    $   259,081   $   259,081
Borrowed funds(3)...................................       36,729        36,729         36,729         36,729        36,729
                                                      -----------   -----------    -----------    -----------   -----------
Total deposits and borrowed funds...................  $   295,810   $   295,810    $   295,810    $   295,810   $   295,810
                                                      ===========   ===========    ===========    ===========   ===========
Stockholders' equity:
  Preferred Stock, $0.01 par value per share,
   1,000,000 shares authorized; none to be issued...  $        --   $        --    $        --    $        --   $        --
  Common Stock, $0.01 par value per share:
    8,000,000 shares authorized; shares to be
     issued as reflected............................           --            38             45             52            59
  Additional paid-in capital (4)....................           --        15,494         18,429         21,365        24,743
  Retained earnings.................................       23,504        23,504         23,504         23,504        23,504
  Plus:
    Amount of the foundation........................           --         1,173          1,292          1,411         1,547
  Less:
    After-tax expense of contribution to charitable
     foundation (5).................................           --           704            775            847           928
    Net unrealized gain/(loss) on available for
     sale securities................................         (383)         (383)          (383)          (383)         (383)
    Common stock acquired by employee stock
     ownership plan (6).............................           --         1,400          1,647          1,894         2,179
    Common stock acquired by stock-based incentive
     plan (7).......................................           --           700            824            947         1,089
                                                      -----------   -----------    -----------    -----------   -----------
      Total stockholders' equity (8)................  $    23,121   $    37,022    $    39,641    $    42,261   $    45,274
                                                      ===========   ===========    ===========    ===========   ===========

Pro forma shares outstanding:
  Total shares outstanding..........................                  3,807,320      4,479,200      5,151,080     5,923,742
  Shares issued to Magyar Bancorp, MHC..............                  2,057,000      2,420,000      2,783,000     3,200,450
  Shares offered for sale...........................                  1,683,000      1,980,000      2,277,000     2,618,550
  Shares issued to the charitable foundation........                     67,320         79,200         91,080       104,742

Total stockholders' equity as a percentage of pro
  forma total assets................................                      10.92%         11.61%         12.28%        13.04%


----------
(1) As adjusted to give effect to a 15% increase in the number of shares of common stock outstanding after the stock offering that could occur due to an increase in the maximum of the independent valuation as a result of regulatory considerations, demand for the shares of common stock, or changes in market conditions or general financial and economic conditions following the commencement of the offering.
(2) Does not reflect withdrawals from deposit accounts for the purchase of shares of common stock in the offering. Such withdrawals would reduce pro forma deposits by the amount of such withdrawals.
(3) Substantially all borrowings are Federal Home loan advances. See "Business of Magyar Bank--Sources of Funds--Borrowings."
(4) No effect has been given to the issuance of additional shares of common stock pursuant to the stock-based incentive plan that Magyar Bancorp, Inc. expects to adopt. The plan of reorganization permits Magyar Bancorp, Inc. to adopt one or more stock benefit plans, subject to stockholder approval, that may award stock or stock options in an aggregate amount of up to 25% of the number of shares of common stock held by persons other than Magyar Bancorp, MHC. The stock-based incentive plan will not be implemented for at least six months after the stock offering and until it has been approved by the stockholders.
(5) Represents the tax effect of the contribution to the Charitable Foundation based on a 40% tax rate. The realization of the tax benefit is limited annually to a maximum deduction for charitable contributions equal to 10% of Magyar Bancorp, Inc.'s annual consolidated taxable income, subject to our ability to carry forward any unused portion of the deduction for up to five years following the year in which the contribution is made.

                                         (footnotes continued on following page)

(6) Assumes that 8% of the shares of common stock sold in the stock offering and issued to the Charitable Foundation will be purchased by the employee stock ownership plan and that the funds used to acquire the employee stock ownership plan shares will be borrowed from Magyar Bancorp, Inc. The shares of common stock acquired by the employee stock ownership plan are reflected as a reduction of stockholders' equity. Magyar Bank will provide the funds to repay the employee stock ownership plan loan. See "Management--Benefit Plans."
(7) Assumes that subsequent to the offering, 4% of the shares of common stock sold in the offering and issued to the Charitable Foundation are purchased (with funds provided by Magyar Bancorp, Inc.) by the stock-based incentive plan in the open market at a price equal to the price for which the shares are sold in the offering. The shares of common stock to be purchased by the stock-based incentive plan is reflected as a reduction of stockholders' equity. See "Pro Forma Data" and "Management." The plan of reorganization permits Magyar Bancorp, Inc. to adopt one or more stock benefit plans that award stock or stock options, in an aggregate amount up to 25% of the number of shares of common stock held by persons other than Magyar Bancorp, MHC. The stock-based incentive plan will not be implemented for at least six months after the stock offering and until it has been approved by stockholders.
(8)  Total stockholders' equity equals GAAP capital.

                                 PRO FORMA DATA

     We cannot determine the actual net proceeds from the sale of the shares of common stock until the stock offering is completed. However, we estimate that net proceeds will be between $16.1 million and $21.9 million, or $25.3 million if the offering range is increased by 15%, based upon the following assumptions:

     o we will sell all shares of common stock in the subscription and community offerings;

     o our employee stock ownership plan will purchase 8% of the shares of common stock sold in the offering and issued to the Charitable Foundation with a loan from Magyar Bancorp, Inc. The loan will be repaid in substantially equal principal and interest payments over a period of 30 years;

     o expenses of the reorganization and the stock offering, other than fees and expenses to be paid to Ryan Beck & Co., Inc., are estimated to be $629,000;

     o 150,000 shares of common stock will be purchased by our executive officers and directors, and their immediate families; and

     o Ryan Beck & Co., Inc. will receive fees equal to 1.0% of the aggregate purchase price of the shares sold in the offering, excluding any shares purchased by any employee benefit plans, the Charitable Foundation and any of our directors, officers or employees or members of their immediate families.

     We calculated the pro forma consolidated net income and stockholders' equity of Magyar Bancorp, Inc. for the year ended September 30, 2004 and the nine months ended June 30, 2005 as if the shares of common stock had been sold at the beginning of those periods and the net proceeds had been invested at 3.69% for the nine months ended June 30, 2005 and the year ended September 30, 2004, which assumes reinvestment of the net proceeds at a rate equal to the one-year United States Treasury yield for the respective periods. We assumed a tax rate of 40.0% for both periods. This results in an annualized after-tax yield of 2.22% for the nine months ended June 30, 2005 and for the year ended September 30, 2004.

     We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net income and stockholders' equity by the indicated number of shares of common stock. We adjusted these figures to give effect to the shares of common stock purchased by the employee stock ownership plan. We computed per share amounts for each period as if the common stock was outstanding at the beginning of the periods, but we did not adjust per share historical or pro forma stockholders' equity to reflect the earnings on the estimated net proceeds.


         The pro forma table gives effect to the implementation of a stock-based incentive plan. Subject to the receipt of stockholder approvals, we have assumed that a stock-based incentive plan will grant restricted shares of common stock in an amount equal to 4% of the shares of common stock sold in the offering and issued to the Charitable Foundation. In preparing the table below, we assumed that stockholder approval has been obtained and that the stock-based incentive plan purchases in the open market a number of shares equal to 4% of the shares sold in the offering and issued to the Charitable Foundation, at the same price for which they were sold in the offering. We assumed that shares of common stock granted under the plan vest over a five-year period.


     Subject to receipt of stockholder approval, we also assumed that the stock-based incentive plan will grant options to acquire common stock equal to 10% of the shares of common stock sold in the offering and issued to the Charitable Foundation. In preparing the table below, we also assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $3.83 for each option. In addition to the terms of the options described above, the Black-Scholes option pricing model incorporated an estimated volatility rate of 16.65% for the common stock based on an index of publicly traded mutual holding companies, a dividend yield of zero, an expected option life of 10 years and a risk free interest rate of 3.97%.

     As discussed under "How We Intend to Use the Proceeds from the Offering," Magyar Bancorp, Inc. intends to retain 50% of the net proceeds from the offering and contribute the remaining net proceeds from the offering to Magyar Bank. Magyar Bancorp, Inc. will use a portion of the proceeds it retains to make a loan to the employee stock ownership plan, and retain the rest of the proceeds for future use.

     The pro forma table does not give effect to:

     o withdrawals from deposit accounts for the purpose of purchasing shares of common stock in the offering;

     o    Magyar Bancorp, Inc.'s results of operations after the offering; or

     o    changes in the market price of the common stock after the offering.


     The following pro forma information may not represent the financial effects of the offering at the date on which the offering actually occurs and you should not use the table to indicate future results of operations. Pro forma stockholders' equity represents the difference between the stated amounts of assets and liabilities of Magyar Bancorp, Inc., computed in accordance with generally accepted accounting principles. We did not increase or decrease stockholders' equity to reflect the difference between the carrying value of loans, securities and other assets and their market value. Pro forma stockholders' equity is not intended to represent the fair market value of the shares of common stock, and may be different than the amounts that would be available for distribution to stockholders if we liquidated. Pro forma stockholders' equity does not give effect to the impact of tax bad debt reserves in the event we are liquidated.

                                                                             At or For the Nine Months Ended June 30, 2005
                                                                              Based Upon the Sale at $10.00 Per Share of
                                                                   ----------------------------------------------------------------
                                                                                                                    2,618,550 Shares
                                                                     1,683,000                                        at Adjusted
                                                                     Shares at    1,980,000 Shares 2,277,000 Shares   Maximum of
                                                                     Minimum of    at Midpoint of    at Maximum of  Offering Range
                                                                   Offering Range  Offering Range   Offering Range        (1)
                                                                   -------------- ---------------- ---------------- ----------------
                                                                               (Dollars in Thousands, Except Per Share Amounts)
Gross proceeds.................................................... $     16,830     $     19,800     $     22,770     $     26,186
Plus:  market value of shares issued to Charitable Foundation.....          673              792              911            1,047
                                                                   ------------     ------------     ------------     ------------
Market value of offering and Charitable Foundation shares......... $     17,503     $     20,592     $     23,681     $     27,233
                                                                   ============     ============     ============     ============

Gross proceeds.................................................... $     16,830     $     19,800     $     22,770     $     26,186
Less:  expenses...................................................         (773)            (801)            (828)            (859)
                                                                   ------------     ------------     ------------     ------------
Estimated net proceeds............................................       16,057           18,999           21,942           25,327
Less: capitalization of the Mutual Holding Company................          (25)             (25)             (25)             (25)
Less: common stock acquired by employee stock ownership plan (2)..       (1,400)          (1,647)          (1,894)          (2,179)
Less: common stock acquired by recognition and retention plan (3).         (700)            (824)            (947)          (1,089)
Less: cash contribution to Charitable Foundation..................         (500)            (500)            (500)            (500)
                                                                   ------------     ------------     ------------     ------------
   Estimated net proceeds after adjustment for stock benefit plans
     and cash contributions to Charitable Foundation.............. $     13,432     $     16,003     $     18,576     $     21,534
                                                                   ============     ============     ============     ============

For the Nine Months Ended June 30, 2005:
---------------------------------------
Net income:
   Historical..................................................... $         68     $         68     $         68     $         68
Pro forma adjustments:
   Income on adjusted net proceeds................................          223              266              308              358
   Employee stock ownership plan (2)..............................          (21)             (25)             (28)             (33)
   Options granted under stock-based incentive plan (4)..........          (101)            (118)            (136)            (156)
   Shares granted under stock-based incentive plan (3)............          (63)             (74)             (85)             (98)
                                                                   ------------     ------------     ------------     ------------
     Pro forma net income......................................... $        106     $        117     $        127     $        139
                                                                   ============     ============     ============     ============

Net income per share:
   Historical..................................................... $       0.02     $       0.02     $       0.01     $       0.01
Pro forma adjustments:
   Income on adjusted net proceeds................................         0.06             0.06             0.06             0.06
   Employee stock ownership plan (2)..............................        (0.01)           (0.01)           (0.01)           (0.01)
   Options granted under stock-based incentive plan (4)...........        (0.03)           (0.03)           (0.03)           (0.03)
   Shares granted under stock-based incentive plan (3)............        (0.02)           (0.02)           (0.02)           (0.02)
                                                                   ------------     ------------     ------------     ------------
     Pro forma net income per share (2)(3)(4)..................... $       0.02     $       0.02     $       0.01     $       0.01
                                                                   ============     ============     ============     ============

Offering price to pro forma net income per share..................       375.00x          375.00x          750.00x          750.00x
Shares considered outstanding in calculating pro forma net income
   per share......................................................    3,670,796        4,318,582        4,966,370        5,711,326

At June 30, 2005:
----------------
Stockholders' equity:
   Historical..................................................... $     23,121     $     23,121     $     23,121     $     23,121
   Estimated net proceeds.........................................       16,057           18,999           21,942           25,327
   Market value of shares issued to Charitable Foundation.........          673              792              911            1,047
   Less:
     Expense, net of tax, of contribution to Charitable Foundation         (704)            (775)            (847)            (928)
     Capitalization of the Mutual Holding Company.................          (25)             (25)             (25)             (25)
     Common stock acquired by employee stock ownership plan (2)...       (1,400)          (1,647)          (1,894)          (2,179)
     Shares of common stock awarded under stock-based incentive
       plan (3)...................................................         (700)            (824)            (947)          (1,089)
                                                                   ------------     ------------     ------------     ------------
     Pro forma stockholders' equity (5)........................... $     37,022     $     39,641     $     42,261     $     45,274
                                                                   ============     ============     ============     ============

Stockholders' equity per share:
   Historical..................................................... $       6.07     $       5.16     $       4.49     $       3.90
   Estimated net proceeds.........................................         4.22             4.24             4.26             4.28
   Market value of shares issued to Charitable Foundation.........         0.18             0.18             0.18             0.18
   Less:
     Expense, net of tax, of contribution to Charitable Foundation        (0.18)           (0.17)           (0.16)           (0.16)
     Capitalization of the Mutual Holding Company.................        (0.01)           (0.01)           (0.01)           (0.01)
     Common stock acquired by employee stock ownership plan (2)...        (0.37)           (0.37)           (0.37)           (0.37)
     Shares of common stock awarded under stock-based incentive
       plan (3)...................................................        (0.18)           (0.18)           (0.18)           (0.18)
                                                                   ------------     ------------     ------------     ------------
     Pro forma stockholders' equity per share (3)(4)(5)........... $       9.73     $       8.85     $       8.21     $       7.64
                                                                   ============     ============     ============     ============

Offering price as percentage of pro forma stockholders' equity per
   share..........................................................       102.77%          112.99%          121.80%          130.89%
Shares considered outstanding in calculating offering price as a
   percentage of pro forma stockholders' equity per share.........    3,807,320        4,479,200        5,151,080        5,923,742

Charitable Foundation ownership...................................         1.77%            1.77%            1.77%            1.77%
Public ownership..................................................        44.20%           44.20%           44.20%           44.20%

(1) As adjusted to give effect to a 15% increase in the number of shares outstanding after the offering which could occur due to an increase in the maximum of the independent valuation as a result of regulatory considerations, demand for the shares, or changes in market conditions or general financial and economic conditions following the commencement of the offering.
(2) It is assumed that 8% of the shares sold in the offering and issued to the Charitable Foundation will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire such shares are assumed to have been borrowed by the employee stock ownership plan from Magyar Bancorp, Inc. The amount to be borrowed is reflected as a reduction of stockholders' equity. Magyar Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the principal and interest requirement of the debt. Magyar Bank's total annual payment of the employee stock ownership plan debt is based upon 30 equal annual installments of principal and interest. The pro forma net earnings information makes the following assumptions: (a) Magyar Bank's contribution to the employee stock ownership plan is equivalent to the debt service requirement for the period presented and was made at the end of the period;
     (b) 3,501 shares, 4,118 shares, 4,736 shares and 5,447 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively (based upon a 30-year loan term), were committed to be released during the nine months ended June 30, 2005, at an average fair value equal to the price for which the shares are sold in the offering in accordance with Statement of Position ("SOP") 93-6; and (c) only the employee stock ownership plan shares committed to be released were considered outstanding for purposes of the net loss per share calculations.
(3) Gives effect to the stock-based incentive plan expected to be adopted following the offering. We have assumed that this plan acquires a number of shares of common stock equal to 4% of the shares sold in the offering and issued to the Charitable Foundation, either through open market purchases or from authorized but unissued shares of common stock or treasury stock of Magyar Bancorp, Inc., if any. Funds used by the stock-based incentive plan to purchase the shares will be contributed by Magyar Bancorp, Inc. In calculating the pro forma effect of the stock-based incentive plan, it is assumed that the shares were acquired by the plan in open market purchases at the beginning of the period presented for a purchase price equal to the price for which the shares are sold in the offering, and that 15% of the amount contributed was an amortized expense (20% annually based upon a five-year vesting period) during the nine months ended June 30, 2005. There can be no assurance that the actual purchase price of the shares granted under the stock-based incentive plan will be equal to the $10.00 subscription price. If shares are acquired from authorized but unissued shares of common stock or from treasury shares of Magyar Bancorp, Inc., our net loss per share and stockholders' equity per share will decrease. This will also have a dilutive effect of approximately 1.81% (at the maximum of the offering range) on the ownership interest of stockholders. The impact on pro forma net loss per share and pro forma stockholders' equity per share is not material. The following table shows pro forma net income per share and pro forma stockholders' equity per share, assuming all the shares to fund the stock awards are obtained from authorized but unissued shares.


              At or For the Nine Months                                                              Adjusted
                 Ended June 30, 2005                  Minimum         Midpoint        Maximum         Maximum
    ---------------------------------------------  -------------   --------------  -------------   -------------
    Pro forma net income per share                 $       0.03    $       0.03    $       0.03    $       0.03
    Pro forma stockholders' equity per share               9.55            8.69            8.06            7.50


(4) Gives effect to the granting of options pursuant to the stock-based incentive plan, which is expected to be adopted by Magyar Bancorp, Inc. following the offering and presented to stockholders for approval not earlier than six months after the completion of the offering. We have assumed that options will be granted to acquire common stock equal to 10% of the shares sold in the offering and issued to the Charitable Foundation. In calculating the pro forma effect of the stock options, it is assumed that the exercise price of the stock options and the trading price of the stock at the date of grant were $10.00 per share, and the estimated grant-date fair value pursuant to the application of the Black-Scholes option pricing model was $3.83 for each option. The pro forma net income assumes that the options granted under the stock option plan have a value of $3.83 per option, which was determined using the Black-Scholes option pricing formula using the following assumptions: (i) the trading price on date of grant was $10.00 per share; (ii) exercise price is equal to the trading price on the date of grant; (iii) dividend yield of 0%; (iv) expected life of 10 years; (v) expected volatility of 16.65%; and (vi) risk-free interest rate of 3.97%. Because there is currently no market for Magyar Bancorp, Inc.'s common stock, the assumed expected volatility is based on the SNL Financial MHC index. If the fair market value per share on the date of grant is different than $10.00, or if the assumptions used in the option pricing formula are different from those used in preparing this pro forma data, the value of options and the related expense recognized will be different. The aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares to satisfy the exercise of options under the stock-based incentive plan is obtained from the issuance of authorized but unissued shares, our net income and stockholders' equity per share will decrease. This also will have a dilutive effect of up to 4.40% on the ownership interest of persons who purchase common stock in the offering.
(5) The retained earnings of Magyar Bank will continue to be substantially restricted after the offering. See "Supervision and Regulation--Federal Banking Regulation."

                                                                                At or For the Year Ended September 30, 2004
                                                                                Based Upon the Sale at $10.00 Per Share of
                                                                   -----------------------------------------------------------------
                                                                                                                    2,618,550 Shares
                                                                     1,683,000                                        at Adjusted
                                                                     Shares at    1,980,000 Shares 2,277,000 Shares   Maximum of
                                                                     Minimum of    at Midpoint of    at Maximum of  Offering Range
                                                                   Offering Range  Offering Range   Offering Range        (1)
                                                                   -------------- ---------------- ---------------- ----------------
                                                                              (Dollars in Thousands, Except Per Share Amounts)
Gross proceeds.................................................... $     16,830     $     19,800     $     22,770     $     26,186
Plus:  market value of shares issued to Charitable Foundation.....          673              792              911            1,047
                                                                   ------------     ------------     ------------     ------------
Market value of offering and Charitable Foundation shares......... $     17,503     $     20,592     $     23,681     $     27,233
                                                                   ============     ============     ============     ============

Gross proceeds.................................................... $     16,830     $     19,800     $     22,770     $     26,186
Less:  expenses...................................................         (773)            (801)            (828)            (859)
                                                                   ------------     ------------     ------------     ------------
Estimated net proceeds............................................       16,057           18,999           21,942           25,327
Less:  capitalization of the Mutual Holding Company...............          (25)             (25)             (25)             (25)
Less:  common stock acquired by employee stock ownership plan (2).       (1,400)          (1,647)          (1,894)          (2,179)
Less:  common stock acquired by recognition and retention plan (3)         (700)            (824)            (947)          (1,089)
Less:  cash contribution to Charitable Foundation.................         (500)            (500)            (500)            (500)
                                                                   ------------     ------------     ------------     ------------
   Estimated net proceeds after adjustment for stock benefit plans
     and cash contributions to Charitable Foundation.............. $     13,432     $     16,003     $     18,576     $     21,534
                                                                   ============     ============     ============     ============

For the Year Ended September 30, 2004:
-------------------------------------
Net income:
   Historical..................................................... $        612     $        612     $        612     $        612
Pro forma adjustments:
   Income on adjusted net proceeds................................          297              354              411              477
   Employee stock ownership plan (2)..............................          (28)             (33)             (38)             (44)
   Options granted under stock-based incentive plan (4)..........          (134)            (158)            (181)            (209)
   Shares granted under stock-based incentive plan (3)............          (84)             (99)            (114)            (131)
                                                                   ------------     ------------     ------------     ------------
     Pro forma net income......................................... $        663     $        676     $        690     $        705
                                                                   ============     ============     ============     ============

Net income per share:
   Historical..................................................... $       0.17     $       0.14     $       0.12     $       0.11
Pro forma adjustments:
   Income on adjusted net proceeds................................         0.08             0.08             0.08             0.08
   Employee stock ownership plan (2)..............................        (0.01)           (0.01)           (0.01)           (0.01)
   Options granted under stock-based incentive plan (4)...........        (0.04)           (0.04)           (0.04)           (0.04)
   Shares granted under stock-based incentive plan (3)............        (0.02)           (0.02)           (0.02)           (0.02)
                                                                   ------------     ------------     ------------     ------------
     Pro forma net income per share (2)(3)(4)..................... $       0.18     $       0.15     $       0.13     $       0.12
                                                                   ============     ============     ============     ============

Offering price to pro forma net income per share..................        55.56x           66.67x           76.92x           83.33x
Shares considered outstanding in calculating pro forma net income
   per share......................................................    3,671,963        4,319,955        4,967,949        5,713,141

At September 30, 2004:
---------------------
Stockholders' equity:
   Historical..................................................... $     23,112     $     23,112     $     23,112     $     23,112
   Estimated net proceeds.........................................       16,057           18,999           21,942           25,327
   Market value of shares issued to Charitable Foundation.........          673              792              911            1,047
   Less:
     Capitalization of the Mutual Holding Company.................         (704)            (775)            (847)            (928)
     Expense, net of tax, of contribution to Charitable Foundation          (25)             (25)             (25)             (25)
     Common stock acquired by employee stock ownership plan (2)...       (1,400)          (1,647)          (1,894)          (2,179)
     Shares of common stock awarded under stock-based incentive
       plan (3)...................................................         (700)            (824)            (947)          (1,089)
                                                                   ------------     ------------     ------------     ------------
     Pro forma stockholders' equity (6)........................... $     37,013     $     39,632     $     42,252     $     45,265
                                                                   ============     ============     ============     ============

Stockholders' equity per share:
   Historical..................................................... $       6.07     $       5.16     $       4.49     $       3.90
   Estimated net proceeds.........................................         4.22             4.24             4.26             4.28
   Market value of shares issued to Charitable Foundation.........         0.18             0.18             0.18             0.18
   Less:
     Capitalization of the Mutual Holding Company.................        (0.18)           (0.17)           (0.17)           (0.16)
     Expense, net of tax, of contribution to Charitable Foundation        (0.01)           (0.01)           (0.01)               --
     Common stock acquired by employee stock ownership plan (2)...        (0.37)           (0.37)           (0.37)           (0.37)
     Shares of common stock awarded under stock-based incentive
       plan (3)...................................................        (0.18)           (0.18)           (0.18)           (0.18)
                                                                   ------------     ------------     ------------     ------------
     Pro forma stockholders' equity per share (3)(4)(5)........... $       9.73     $       8.85     $       8.20     $       7.65
                                                                   ============     ============     ============     ============

Offering price as percentage of pro forma stockholders' equity per
   share..........................................................       102.77%          112.99%          121.65%          130.72%
Shares considered outstanding in calculating offering price as a
   percentage of pro forma stockholders' equity per share.........    3,807,320        4,479,200        5,151,080        5,923,742

Charitable Foundation ownership...................................         1.77%            1.77%            1.77%            1.77%
Public ownership..................................................        44.20%           44.20%           44.20%           44.20%

(1) As adjusted to give effect to a 15% increase in the number of shares outstanding after the offering which could occur due to an increase in the maximum of the independent valuation as a result of regulatory considerations, demand for the shares, or changes in market conditions or general financial and economic conditions following the commencement of the offering.
(2) It is assumed that 8% of the shares sold in the offering and issued to the Charitable Foundation will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire such shares are assumed to have been borrowed by the employee stock ownership plan from Magyar Bancorp, Inc. The amount to be borrowed is reflected as a reduction of stockholders' equity. Magyar Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the principal and interest requirement of the debt. Magyar Bank's total annual payment of the employee stock ownership plan debt is based upon 30 equal annual installments of principal and interest. The pro forma net earnings information makes the following assumptions: (a) Magyar Bank's contribution to the employee stock ownership plan is equivalent to the debt service requirement for the period presented and was made at the end of the period;
     (b) 4,668 shares, 5,491 shares, 6,315 shares and 7,262 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively (based upon a 30-year loan term), were committed to be released during the year ended September 30, 2004, at an average fair value equal to the price for which the shares are sold in the offering in accordance with Statement of Position ("SOP") 93-6; and (c) only the employee stock ownership plan shares committed to be released were considered outstanding for purposes of the net income per share calculations.
(3) Gives effect to the stock-based incentive plan expected to be adopted following the offering. We have assumed that this plan acquires a number of shares of common stock equal to 4% of the shares sold in the offering and issued to the Charitable Foundation, either through open market purchases or from authorized but unissued shares of common stock or treasury stock of Magyar Bancorp, Inc., if any. Funds used by the stock-based incentive plan to purchase the shares will be contributed by Magyar Bancorp, Inc. In calculating the pro forma effect of the stock-based incentive plan, it is assumed that the shares were acquired by the plan in open market purchases at the beginning of the period presented for a purchase price equal to the price for which the shares are sold in the offering, and that 20% of the amount contributed was an amortized expense (based upon a five-year vesting period) during the year ended September 30, 2004. There can be no assurance that the actual purchase price of the shares granted under the stock-based incentive plan will be equal to the $10.00 subscription price. If shares are acquired from authorized but unissued shares of common stock or from treasury shares of Magyar Bancorp, Inc., our net income per share and stockholders' equity per share will decrease. This will also have a dilutive effect of approximately 1.81% (at the maximum of the offering range) on the ownership interest of stockholders. The impact on pro forma net income per share and pro forma stockholders' equity per share is not material. The following table shows pro forma net income per share and pro forma stockholders' equity per share, assuming all the shares to fund the stock awards are obtained from authorized but unissued shares.

                 At or For the Year                                                                  Adjusted
              Ended September 30, 2004                Minimum         Midpoint        Maximum         Maximum
    ---------------------------------------------  -------------   --------------  -------------   -------------
    Pro forma net income per share                 $       0.18    $       0.16    $       0.14    $       0.13
    Pro forma stockholders' equity per share               9.55            8.69            8.05            7.50

(4) Gives effect to the granting of options pursuant to the stock-based incentive plan, which is expected to be adopted by Magyar Bancorp, Inc. following the offering and presented to stockholders for approval not earlier than six months after the completion of the offering. We have assumed that options will be granted to acquire common stock equal to 10% of shares sold in the offering and issued to the Charitable Foundation. In calculating the pro forma effect of the stock options, it is assumed that the exercise price of the stock options and the trading price of the stock at the date of grant were $10.00 per share, and the estimated grant-date fair value pursuant to the application of the Black-Scholes option pricing model was $3.83 for each option. The pro forma net income assumes that the options granted under the stock option plan have a value of $3.83 per option, which was determined using the Black-Scholes option pricing formula using the following assumptions: (i) the trading price on date of grant was $10.00 per share; (ii) exercise price is equal to the trading price on the date of grant; (iii) dividend yield of 0%; (iv) expected life of 10 years;
     (v) expected volatility of 16.65%; and (vi) risk-free interest rate of 3.97%. Because there is currently no market for Magyar Bancorp, Inc.'s common stock, the assumed expected volatility is based on the SNL Financial MHC index. If the fair market value per share on the date of grant is different than $10.00, or if the assumptions used in the option pricing formula are different from those used in preparing this pro forma data, the value of options and the related expense recognized will be different. The aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options. Under the above assumptions, the adoption of the stock-based incentive plan will result in no additional shares under the treasury stock method for purposes of calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares to satisfy the exercise of options under the stock-based incentive plan is obtained from the issuance of authorized but unissued shares, our net income per share and stockholders' equity per share will decrease. This also will have a dilutive effect of up to 4.40% on the ownership interest of persons who purchase common stock in the offering.
(5) The retained earnings of Magyar Bank will continue to be substantially restricted after the offering. See "Supervision and Regulation--Federal Banking Regulation."

                COMPARISON OF VALUATION AND PRO FORMA INFORMATION
                   WITH AND WITHOUT THE CHARITABLE FOUNDATION

     As reflected in the table below, if the Charitable Foundation is not established and funded as part of the reorganization, FinPro, Inc. estimates that the pro forma valuation of Magyar Bancorp, Inc. would be greater and, as a result, a greater number of shares of common stock would be issued in the stock offering. At the minimum, midpoint, maximum and adjusted maximum of the valuation range, the pro forma valuation of Magyar Bancorp, Inc. is $38.1 million, $44.8 million, $51.5 million and $59.2 million with the Charitable Foundation, as compared to $39.4 million, $46.3 million, $53.3 million and $61.3 million, respectively, without the Charitable Foundation. There is no assurance that if the Charitable Foundation were not formed, the appraisal prepared at that time would conclude that the pro forma market value of Magyar Bancorp, Inc. would be the same as that estimated in the table below. Any appraisal prepared at that time would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

     For comparative purposes only, set forth below are certain pricing ratios and financial data and ratios at and for the nine months ended June 30, 2005 at the minimum, midpoint, maximum and adjusted maximum of the offering range, assuming the offering was completed at June 30, 2005, with and without the Charitable Foundation.


                                                   1,683,000 Shares Sold        1,980,000 Shares Sold       2,277,000 Shares Sold
                                                  -------------------------    ------------------------    ------------------------
                                                     With         Without         With        Without         With        Without
                                                  Foundation     Foundation    Foundation    Foundation    Foundation    Foundation
                                                  ----------     ----------    ----------    ----------    ----------    ----------
                                                                                   (Dollars in thousands, except per share amounts)
Estimated offering amount.......................    $  16,830     $  17,714     $  19,800     $  20,840     $  22,770     $  23,965
Pro forma market capitalization of offering and
  foundation....................................       17,503        17,714        20,592        20,840        23,681        23,965
Estimated full value
Total assets....................................      338,953       339,833       341,572       342,555       344,192       345,277
Total liabilities...............................      301,937       301,937       301,937       301,937       301,937       301,937
Pro forma stockholders' equity..................       37,022        37,902        39,641        40,624        42,261        43,346
Pro forma net earnings..........................          106           126           117           139           127           151
Pro forma stockholders' equity per share........         9.73          9.63          8.85          8.77          8.21          8.14
Pro forma net earnings per share................         0.02          0.02          0.02          0.03          0.01          0.02
Pro forma pricing ratios:
Offering price as a percentage of pro forma
  stockholders' equity per share................       102.77%       103.84%       112.99%       114.03%       121.80%       122.85%
Offering price to pro forma net earnings
  per share.....................................       375.00x       375.00x       375.00x       250.00x       750.00x       375.00x
                                                                        ===        =======       =======          ====          ====
Offering price to assets........................        11.23%        11.58%        13.11%        13.52%        14.97%        15.43%
Pro forma financial ratios:
Return on assets................................         0.04%         0.05%         0.05%         0.05%         0.05%         0.06%
Return on equity................................         0.38%         0.44%         0.39%         0.46%         0.40%         0.46%
Equity to assets................................        10.92%        11.15%        11.61%        11.86%        12.28%        12.55%

                                                   2,618,550 Shares Sold
                                                  ------------------------
                                                     With        Without
                                                  Foundation    Foundation
                                                  ----------    ----------

Estimated offering amount.......................   $  26,186     $  27,560
Pro forma market capitalization of offering and
  foundation....................................      27,233        27,560
Estimated full value
Total assets....................................     347,205       348,407
Total liabilities...............................     301,937       301,937
Pro forma stockholders' equity..................      45,274        46,476
Pro forma net earnings..........................         139           166
Pro forma stockholders' equity per share........        7.64          7.59
Pro forma net earnings per share................        0.01          0.02
Pro forma pricing ratios:
Offering price as a percentage of pro forma
  stockholders' equity per share................      130.89%       131.75%
Offering price to pro forma net earnings
  per share.....................................      750.00x       375.00x
                                                         ===
Offering price to assets........................       17.06%        17.58%
Pro forma financial ratios:
Return on assets................................        0.05%         0.06%
Return on equity................................        0.41%         0.48%
Equity to assets................................       13.04%        13.34%

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                AND RESULTS OF OPERATIONS OF MAGYAR BANCORP, INC.

     This section is intended to help potential investors understand the financial performance of Magyar Bancorp, Inc. and Magyar Bank through a discussion of the factors affecting our financial condition and our results of operations at and for the periods presented. This section should be read in conjunction with the financial statements and notes to the financial statements that appear elsewhere in this prospectus.

Overview


     Magyar Bancorp, Inc. was formed in connection with our reorganization and has not yet commenced operations. Our results of operations will be dependent upon the results of operations of Magyar Bank, which will be a wholly-owned subsidiary. Magyar Bank's results of operations are primarily dependent upon its net interest income. Net interest income is the difference between interest income earned on loans and investments and interest expense paid on deposits and borrowings. Net interest and dividend income before provision for loan losses increased $1.1 million, or 18.5%, to $7.3 million for the nine months ended June 30, 2005 from $6.2 million for the nine months ended June 30, 2004. The primary reason for the improvement in our net interest and dividend income was a $27.5 million, or 10.6%, increase in our average interest earning assets, to $287.1 million for the nine months ended June 30, 2005, reflecting strong demand for loans in our primary market area due to the continued low interest rate environment. While the current low interest rate environment is not expected to continue indefinitely, any negative impact of rising interest rates on our net interest income would be mitigated to some extent by the net proceeds from the offering which will support the continued growth of our interest-earning assets in future periods.

     Results of operations are also affected by our provision for loan losses, fees collected on deposit accounts, investment and loan sales, loan servicing income, and income from other products and services that we offer. Non-interest expense consists mainly of salary and benefits expense, net occupancy expense, data processing expense, advertising and promotion expense and other operating expenses. Results of operations are also affected by changes in interest rates, economic conditions, competition and changes in government policies, accounting changes and regulatory actions.


Anticipated Increase in Non-Interest Expense


     Following the completion of the offering, we anticipate that our non-interest expense will increase as a result of the increased costs associated with managing a public company, increased compensation expenses associated with the purchases of shares of common stock by our employee stock ownership plan, the adoption of the stock-based incentive plan, if approved by our stockholders, and the costs of funding the charitable foundation. In addition, our business plan contemplates the expansion of our retail banking franchise through the establishment of up to four additional de novo branch offices by 2008. This branching strategy will initially add to our non-interest expense without generating offsetting revenues until the new branches achieve profitability. Generally, management expects that new branches will achieve profitability within 24-48 months after opening.

     Assuming that the adjusted maximum number of shares is sold in the offering (2,618,550 shares):

     o the employee stock ownership plan will acquire 217,863 shares of common stock with a $2,178,630 loan that is expected to be repaid over 30 years, resulting in an annual expense (pre-tax) of approximately $72,600 (assuming that the common stock maintains a value of $10.00 per share; the ultimate expense would be higher if the stock price is higher);


     o the stock-based incentive plan would grant options to purchase shares equal to 10% of the shares sold in the offering and issued to the charitable foundation), or 272,329 shares, to eligible participants, which would result in compensation expense over the vesting period of the options. Assuming the market price of the common stock is $10.00 per share; the options are granted with an exercise price of $10.00 per share; the dividend yield on the stock is zero; the expected option life is 10 years; the risk free interest rate is 3.97% (based on the ten-year Treasury rate) and the volatility rate on the common stock is 16.65% (based on an index of publicly traded mutual holding company institutions), the estimated grant-date fair value of the options utilizing a Black-Scholes option pricing analysis is $3.83 per option granted. Assuming this value is amortized over the five year vesting period, the corresponding annual expense (pre-tax) associated with the stock options would be approximately $208,600;


     o the stock-based incentive plan would award a number of shares of common stock equal to 4% of the shares sold in the offering and issued to the charitable foundation, or 108,932 shares, to eligible participants, which would be expensed as the awards vest. Assuming that all shares are awarded under the stock-based incentive plan at a price of $10.00 per share, and that the awards vest over a five year period, the corresponding annual expense (pre-tax) associated with shares awarded under the stock-based incentive plan would be approximately $18,000; and

     o the contribution to the charitable foundation will be approximately $500,000 in cash and 104,742 shares, the cost of which will be expensed in the quarter during which the offering is completed.

     The actual expense that will be recorded for the employee stock ownership plan will be determined by the market value of the shares of common stock as they are released to employees over the term of the loan, and whether the loan is repaid faster than its contractual term. Accordingly, increases in the stock price above $10.00 per share will increase the total employee stock ownership plan expense, and any accelerated repayment of the loan will increase the annual employee stock ownership plan expense. Further, the actual expense of the stock-based incentive plan will be determined by the fair market value of the stock on the grant date, which might be greater than $10.00 per share. The actual expense of the stock-based incentive plan will be determined by the grant-date fair value of the options which will depend on a number of factors, including the valuation assumptions used in the Black-Scholes option pricing model.

Critical Accounting Policies


     Critical accounting policies are defined as those that are reflective of significant judgments and uncertainties, and could potentially result in materially different results under different assumptions and conditions. We believe that the most critical accounting policy upon which our financial condition and results of operation depend, and which involves the most complex subjective decisions or assessments, is the allowance for loan losses.


     The allowance for loan losses is the amount estimated by management as necessary to cover credit losses in the loan portfolio both probable and reasonably estimable at the balance sheet date. The allowance is established through the provision for loan losses which is charged against income. In determining the allowance for loan losses, management makes significant estimates and has identified this policy as one of our most critical. The methodology for determining the allowance for loan losses is considered a critical accounting policy by management due to the high degree of judgment involved, the subjectivity of the assumptions utilized and the potential for changes in the economic environment that could result in changes to the amount of the recorded allowance for loan losses.

     As a substantial amount of our loan portfolio is collateralized by real estate, appraisals of the underlying value of property securing loans and discounted cash flow valuations of properties are critical in determining the amount of the allowance required for specific loans. Assumptions for appraisals and discounted cash flow valuations are instrumental in determining the value of properties. Overly optimistic assumptions or negative changes to assumptions could significantly affect the valuation of a property securing a loan and the related allowance determined. The assumptions supporting such appraisals and discounted cash flow valuations are carefully reviewed by management to determine that the resulting values reasonably reflect amounts realizable on the related loans.

     Management performs a quarterly evaluation of the adequacy of the allowance for loan losses. We consider a variety of factors in establishing this estimate including, but not limited to, current economic conditions, delinquency statistics, geographic and industry concentrations, the adequacy of the underlying collateral, the financial strength of the borrower, results of internal loan reviews and other relevant factors. This evaluation is inherently subjective as it requires material estimates by management that may be susceptible to significant change based on changes in economic and real estate market conditions.

     The evaluation has a specific and general component. The specific component relates to loans that are delinquent or otherwise identified as a problem loan through the application of our loan review process and our loan grading system. All such loans are evaluated individually, with principal consideration given to the value of the collateral securing the loan. Specific allowances are established as required by this analysis. The general component is determined by segregating the remaining loans by type of loan, risk weighting (if applicable) and payment history. We also analyze historical loss experience, delinquency trends, general economic conditions and geographic and industry concentrations. This analysis establishes factors that are applied to the loan groups to determine the amount of the general component of the allowance for loan losses.

     Actual loan losses may be significantly more than the allowances we have established which could have a material negative effect on our financial results.


Comparison of Financial Condition at June 30, 2005 and September 30, 2004


     Total assets increased $38.0 million, or 13.2%, to $325.1 million at June 30, 2005 from $287.1 million at September 30, 2004. The increase reflected continued substantial growth in net loans, partially offset by a decrease in securities available-for-sale and held-to-maturity, as well as a decrease in cash and cash equivalents. The growth in net loans was primarily funded by deposits, which increased to $259.1 million at June 30, 2005 from $224.0 million at September 30, 2004.


     Net loans increased $54.8 million, or 28.3%, to $248.3 million at June 30, 2005 from $193.5 million at September 30, 2004. Growth in loans was highest in the commercial real estate loan portfolio, which increased $29.8 million, or 149.7%, and in the construction loan portfolio, which increased $31.6 million, or 571.7%. These increases reflected continued strong economic conditions in our primary market area as well as our continued efforts to diversify our lending activities and improve our net interest rate spread by increasing our origination of generally higher-yielding loans. In addition, the increase in construction loans reflected the hiring of a seasoned construction loan officer in January 2005, and the increase in commercial real estate and commercial business lending reflected the hiring of a seasoned commercial loan officer in April 2005. Finally, the increases also were due to somewhat reduced competition from community banks in our market area, as a highly regarded local community bank was acquired by a substantially larger commercial bank during the period. At June 30, 2005, commercial real estate, construction and commercial business loans, in the aggregate, represented 42.7% of our total loans, compared to 27.1% of our total loans at September 30, 2004. While one- to four-family residential mortgage loans also increased to $118.7 million at June 30, 2005 from $108.7 million at September 30, 2004, these loans decreased as a percentage of our total loans to 47.3% at June 30, 2005 from 55.5% at September 30, 2004.

     Securities available-for-sale and securities held-to-maturity decreased $9.1 million, or 29.2%, and $6.5 million, or 15.3%, respectively, reflecting principal repayments and prepayments of mortgage-backed securities and calls of federal agency obligations in the continued low market interest rate environment. The decrease also reflected the deployment of investment securities proceeds into new loans, as discussed above.


     Total cash and cash equivalents decreased $1.3 million, or 25.3%, to $3.7 million at June 30, 2005 from $5.0 million at September 30, 2004. The decrease reflected routine fluctuations in cash balances as well the deployment of available cash to support loan growth. Our holdings of stock in the Federal Home Loan Bank of New York increased to $1.8 million at June 30, 2005 from $1.7 million at September 30, 2004, resulting from increases in advances from the Federal Home Loan Bank, which totaled $26.8 million at June 30, 2005.

     Total deposits increased $35.1 million, or 15.7%, to $259.1 million at June 30, 2005. The increase was primarily concentrated in certificates of deposit, which increased to $113.0 million at June 30, 2005 from $89.5 million at September 30, 2004. Federal Home Loan Bank advances also increased to $26.8 million from $25.5 million. We increasingly used such advances to

"match fund" a portion of our longer-term loans in order to reduce our interest rate risk. Securities sold under reverse repurchase agreements increased slightly to $10.0 million from $9.5 million.


     Total retained earnings increased $9,000 to $23.1 million at June 30, 2005 from $23.1 million at September 30, 2004. The increase reflected net income of $68,000 for the nine months ended June 30, 2005, which was partially offset by a $59,000 increase in our other comprehensive losses due to unrealized losses on securities available for sale at June 30, 2005. The other comprehensive losses due to unrealized losses on securities available for sale were due to increases in interest rates since the securities were purchased. Management has concluded that none of the securities have impairments that are other than temporary.


Comparison of Operating Results for the Nine Months Ended June 30, 2005 and 2004


     Net Income. Net income decreased to $68,000 for the nine months ended June 30, 2005 from $386,000 for the prior year period. The decrease resulted primarily from higher noninterest expense and lower noninterest income, which more than offset increased net interest and dividend income.

     Net Interest and Dividend Income. Net interest and dividend income increased $1.1 million, or 18.5%, to $7.3 million for the nine months ended June 30, 2005 from $6.2 million for the nine months ended June 30, 2004. The increase reflected a $4.4 million increase in our net interest earning assets, as the average balance of our total interest earning assets increased by $27.5 million, or 10.6%, to $287.1 million for the nine months ended June 30, 2005 from $259.6 million for the nine months ended June 30, 2004. In addition, the improvement in net interest and dividend income reflected an increase in our interest rate spread to 3.21% from 3.02%.


     Interest Income. Interest income increased $2.0 million, or 20.9%, to $11.3 million for the nine months ended June 30, 2005 from $9.4 million for the prior year period. The increase reflected an increase in the average balance of our interest earning assets to $287.1 million from $259.6 million, as well as an improvement in the average yield on such assets to 5.26% from 4.81%. Interest earned on loans increased to $9.4 million for the nine months ended June 30, 2005 from $7.1 million for the prior year period, reflecting a $41.5 million, or 23.6%, increase in the average balance of our loans as well as a 33 basis point increase in the average yield on such loans to 5.74% from 5.41%. The improved yield on our loans reflected the higher balance of higher yielding commercial real estate and construction loans, as we continued our efforts to increase these loans as a percentage of our overall portfolio. Interest earned on our investment securities decreased $296,000, or 13.3%, reflecting a $10.4 million, or 13.4%, decrease in the average balance of such securities, which more than offset a 10 basis point increase in the average yield on such securities to 3.88% from 3.78%. The decreased average balance of our investment securities reflected the deployment of proceeds from prepayments or repayments into higher yielding loans.


     Interest Expense. Interest expense increased $813,000, or 25.4%, to $4.0 million for the nine months ended June 30, 2005 from $3.2 million for the nine months ended June 30, 2004. The increase in interest expense was due to a $23.0 million, or 9.7%, increase in the average balance of interest bearing liabilities to $260.6 million from $237.6 million. In addition, the average cost of such liabilities increased to 2.05% from 1.80%. The interest paid on deposits increased to $3.0 million from $2.4 million, reflecting an increase in the average balance of such deposits to $226.3 million from $215.9 million, as well as an increase in the average cost of such deposits to 1.74% from 1.50%. The interest paid on both time deposits and NOW accounts increased, reflecting both higher average balances and the higher costs of these deposits in the higher interest rate environment that prevailed in 2005 compared to 2004. The interest paid on our savings accounts decreased slightly, reflecting a lower average balance and a lower average cost of these accounts. Interest paid on Federal Home Loan Bank advances increased to $1.1 million for the nine months ended June 30, 2005 from $764,000 for the prior year period, reflecting an increase in the average balance of such advances to $34.3 million from $21.7 million. We have increased the use of such advances to match fund loans, particularly when such advances are available at attractive rates. The average cost of Federal Home Loan Bank advances decreased to 4.12% for the nine months ended June 30, 2005 from 4.69% for the prior year period.

     Provision for Loan Losses. We establish provisions for loan losses, which are charged to earnings, at a level necessary to absorb known and inherent losses that are both probable and reasonably estimable at the date of the financial statements. In evaluating the level of the allowance for loan losses, management considers historical loss experience, the types of loans and the amount of loans in the loan portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, peer group information and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available or as future events occur. After an evaluation of these factors, management made a provision of $237,000 for the nine months ended June 30, 2005 compared to a $152,000 provision for the prior year period. The increase in the provision in 2005 as compared to 2004 was due primarily to the increase in the proportion of construction, commercial real estate and commercial business loans in our portfolio and higher non-performing loans (up 504.0%) at June 30, 2005 as compared to September 30, 2004. The allowance for loan losses was $2.5 million, or 1.0% of loans outstanding at June 30, 2005, as compared to $2.3 million, or 1.2% of loans outstanding at September 30, 2004.

     Determining the amount of the allowance for loan losses necessarily involves a high degree of judgment. Management reviews the level of the allowance on a quarterly basis, and establishes the provision for loan losses based on the factors set forth in the preceding paragraph. Historically, our loan portfolio has consisted primarily of one-to four-family residential mortgage loans. However, our current business plan calls for increases in construction, commercial real estate and commercial business loans. As management evaluates the allowance for loan losses, the increased risk associated with larger non-homogenous construction, commercial real estate and commercial business loans may result in larger additions to the allowance for loan losses in future periods.


     Although we believe that we use the best information available to establish the allowance for loan losses, future additions to the allowance may be necessary, based on estimates that are susceptible to change as a result of changes in economic conditions and other factors. In addition, the Federal Deposit Insurance Corporation, as an integral part of its examination process, will periodically review our allowance for loan losses. This agency may require us to recognize adjustments to the allowance, based on its judgments about information available to it at the time of its examination.

     Noninterest Income. Noninterest income decreased to $537,000 for the nine months ended June 30, 2005 from $593,000 for the nine months ended June 30, 2004. The decrease reflected a smaller increase in the cash surrender value of Magyar Bank's bank owned life insurance for the nine months ended June 30, 2005 compared to the earlier year period, due principally to lower market interest rates in 2005. Partially offsetting this was an increase in service charges in the 2005 period, particularly service charges on deposits, due to higher deposit balances in 2005 compared to 2004.


     Noninterest Expense. Noninterest expense increased to $7.6 million for the nine months ended June 30, 2005 from $6.1 million for the prior year period. Compensation and employee benefits were the largest component of this increase, rising to $3.8 million from $2.8 million. The increase reflected the addition of several senior positions, including a new construction loan officer and a new commercial loan officer, as we increased our capacity to originate construction and commercial loans. In addition, we increased staffing in the administrative area, including a new marketing officer, a new human resources officer and a new CRA/community development officer. We expect the addition of these positions will enable us to administer higher balances of loans and deposits after the infusion of capital resulting from the offering. The increased compensation and employee benefits also reflected severance payments for departing senior executives, including the retirement of our former Chief Executive Officer in December 2004. The higher noninterest expense also was due to higher occupancy expenses, which increased to $1.3 million for the nine months ended June 30, 2005 from $966,000 for the prior year period. The increase reflected our new branch office as well as expenses related to the relocation of our current headquarters office. These increases were partially offset by lower professional fees, which decreased to $237,000 from $521,000. The higher professional fees for the nine months ended June 30, 2004 reflected a data processing conversion undertaken during that period.

     Income Tax (Benefit) Expense. Income tax (benefit) expense was $(18,000) for the nine months ended June 30, 2005 and $137,000 for the nine months ended June 30, 2004. The decrease in the effective rate is due to tax exempt income as a percentage of pre-tax income which has decreased.


Comparison of Financial Condition at September 30, 2004 and 2003

     Total assets increased $13.2 million, or 4.8%, to $287.1 million at September 30, 2004 from $273.9 million at September 30, 2003. The increase reflected substantial growth in net loans, partially offset by a decrease in securities available for sale and cash and cash equivalents. The growth in net loans was primarily funded by an increase in Federal Home Loan Bank of New York advances, which increased to $25.5 million at September 30, 2004 from $10.5 million at September 30, 2003.


     Net loans increased $19.8 million, or 11.4%, to $193.5 million at September 30, 2004 from $173.8 million at September 30, 2003. Commercial business loans and commercial real estate loans increased $18.1 million, or 187.6%, and $581,000, or 3.0%, respectively, reflecting strong economic conditions in our primary market area as well as our efforts to diversify our lending activities and improve our net interest rate spread by increasing our origination of these higher-yielding loans. At September 30, 2004, commercial business and commercial real estate loans represented 24.3% of our total loan portfolio compared to 16.5% at September 30, 2003. One- to four-family residential mortgage loans increased $1.2 million, or 1.1%, to $108.7 million at September 30, 2004, reflecting continued strong demand in our primary market area for residential mortgage loans and the continued low interest rate environment. While demand for loans was strong, the relatively static balance of the portfolio reflected high loan refinancing activity by our customers as well as our sale into the secondary mortgage market of a portion of our fixed-rate residential loan originations. Our portfolio of home equity lines of credit increased $1.8 million, or 24.2%, to $9.1 million at September 30, 2004. The increase reflected aggressive marketing activities and competitive pricing on our home equity line of credit products. Constructions loans increased $338,000, or 6.5%, to $5.5 million at September 30, 2004, reflecting continuing strong demand for such loans in our market area, particularly for commercial construction loans.

     Securities available for sale decreased $8.9 million, or 22.2%, to $31.2 million at September 30, 2004 from $40.1 million at September 30, 2003. The decrease resulted from $5.5 million in principal repayments and prepayments of mortgage-backed securities and $5.0 million in calls of Federal agency obligations in the low market interest rate environment that prevailed in 2004. Our portfolio of mortgage-backed securities and U.S. government and agency obligations decreased $3.6 million, or 13.3%, and $5.2 million, or 48.5%, respectively, at September 30, 2004 from September 30, 2003. These decreases were partially offset by an increase in our held-to-maturity investment securities portfolio, which increased to $42.6 million at September 30, 2004 from $37.3 million at September 30, 2003. The largest component of this increase was our mortgage-backed securities portfolio, which increased to $33.2 million from $29.7 million.


     Total cash and cash equivalents decreased $3.6 million, or 41.8%, to $5.0 million at September 30, 2004 from $8.5 million at September 30, 2003, reflecting routine fluctuations in cash balances as well as the deployment of cash into higher-yielding loans. Our holdings of stock in the Federal Home Loan Bank of New York increased to $1.7 million at September 30, 2004 from $1.6 million at September 30, 2003, resulting from increases in advances outstanding from the Federal Home Loan Bank.

     Total deposits decreased slightly to $224.0 million at September 30, 2004 from $225.7 million at September 30, 2003. We took advantage of attractive rates available on Federal Home Loan Bank advances to increase such advances as a funding source during this period. Federal Home Loan Bank advances increased $15.0 million, or 142.6%, to $25.5 million at September 30, 2004 from $10.5 million at September 30, 2003. We also used such advances to "match fund" a portion of our longer-term loans in an effort to reduce our interest rate risk. Securities sold under reverse repurchase agreements were unchanged at $9.5 million at September 30, 2004.


     Total retained earnings increased $452,000, or 2.0%, to $23.1 million at September 30, 2004 from $22.7 million at September 30, 2003. The increase reflected net income of $612,000 for the year ended September 30, 2004, which was partially offset by a $160,000 increase in other comprehensive losses due to unrealized losses on securities available for sale at September 30, 2004. The other comprehensive losses were due to changes in interest rates since the securities were purchased. Management has concluded that none of the securities have impairments that are other than temporary.


Comparison of Operating Results for the Years Ended September 30, 2004 and 2003

     Net Income. Net income decreased $915,000, or 59.9%, to $612,000 for the year ended September 30, 2004 from $1.5 million for the year ended September 30, 2003. The decrease resulted primarily from lower noninterest income and higher noninterest expense, partially offset by increased net interest income.


     Net Interest and Dividend Income. Net interest income increased $162,000, or 2.0%, to $8.3 million for the year ended September 30, 2004 from $8.2 million for the year ended September 30, 2003. The increase reflected a $2.6 million, or 12.8%, increase in our net interest earning assets, which was partially offset by a one basis point decline in our net interest rate spread to 3.03% for the year ended September 30, 2004 from 3.04% for the year ended September 30, 2003. The reduction in the net interest rate spread was partially attributable to the flattening of the yield curve whereby short-term interest rates generally increased while longer-term rates remained essentially flat during fiscal year 2004. This trend has continued into fiscal year 2005.

     Interest and Dividend Income. Interest income decreased $786,000, or 5.9%, to $12.6 million for the year ended September 30, 2004 from $13.4 million for the year ended September 30, 2003. The decrease resulted from a decrease in the average yield on interest earning assets to 4.81% from 5.28%, which more than offset an increase in the average balance of interest earning assets to $261.5 million from $253.1 million. Interest income attributable to loans decreased $805,000, or 7.7%, to $9.6 million for the year ended September 30, 2004, reflecting a 48 basis point decrease in the average yield on loans to 5.4%, which more than offset a slight increase in the average balance of loans to $178.3 million for the year ended September 30, 2004 from $177.3 million for the year ended September 30, 2003, as the continued low market interest rate environment combined with strong demand for residential financing in our primary market area resulted in new loan originations more than offsetting loan prepayments and repayments. Interest earned on investment securities increased $67,000, or 2.4%, to $2.9 million for the year ended September 30, 2004. The increase reflected substantially higher average balances of such securities to $77.5 million from $64.9 million, which more than offset a decrease in the yield on such securities in the lower market interest rate environment that prevailed during fiscal 2004.

     Interest Expense. Interest expense decreased $948,000, or 18.2%, to $4.3 million for the year ended September 30, 2004 from $5.2 million for the year ended September 30, 2003. The decrease in interest expense was due to the decrease in the average cost of such liabilities to 1.79% for the year ended September 30, 2004 from 2.24% for the prior year, which more than offset the $5.8 million, or 2.5%, increase in the average balance of such liabilities. Interest paid on deposits decreased to $3.3 million for the year ended September 30, 2004 from $4.3 million for the prior year, due to a decrease in the average cost of such deposits to 1.49% from 1.98% in the lower market interest rate environment. In particular, interest paid on time deposits decreased $517,000, or 16.2%, for the year ended September 30, 2004, primarily because the average cost of such deposits decreased to 2.39% from 2.84%. The interest paid on Federal Home Loan Bank borrowings increased $35,000, or 3.5%, for the year ended September 30, 2004, as a decrease in the average cost of such borrowings to 4.55% from 5.01%, was more than offset by a $2.8 million, or 14.0%, increase in the average balance of such borrowings. The higher balance of such borrowings reflected our use of Federal Home Loan Bank advances because of the attractive rates available.


     Provision for Loan Losses. Management made a provision of $202,500 for the year ended September 30, 2004 compared to a $230,000 provision for the prior year. The allowance for loan losses was $2.3 million, or 1.2% of loans outstanding, at September 30, 2004 as compared to $2.2 million, or 1.2% of loans outstanding at September 30, 2003.


     Noninterest Income. Noninterest income decreased $174,000, or 17.9%, to $796,000 for the year ended September 30, 2004 from $970,000 for the year ended September 30, 2003. The decrease reflected lower service charges on deposits in the 2004 period related to waived customer deposit fees associated with our data processing conversion and upgrade. In addition, the decrease reflected a smaller increase in the cash surrender value of Magyar Bank's bank owned life insurance for the year ended September 30, 2004 compared to the prior year.

     Noninterest Expense. Noninterest expense increased $1.3 million, or 19.2%, to $8.0 million for the year ended September 30, 2004 from $6.7 million for the prior year. Compensation and employee benefits increased to $3.8 million from $3.1 million, reflecting higher staffing levels as well as average annual salary increases of 3.7%. Occupancy expenses increased to $1.3 million from $1.2 million, reflecting the construction of our new headquarters building. Professional fees increased to $628,000 from $234,000, reflecting a substantial data processing system upgrade and consultants hired to facilitate this process. Advertising expense increased to $279,000 from $216,000, partly reflecting expense associated with the change of the name of the bank to Magyar Bank.

     Income Tax Expense. Income tax expense decreased to $257,000 for the year ended September 30, 2004 from $624,000 for the prior year. The lower expense was due to lower income in 2004. The effective tax rate was 29.6% and 29.0% for fiscal years 2004 and 2003, respectively.


     Average Balances and Yields. The following tables set forth average balance sheets, average yields and costs, and certain other information for the periods indicated. No tax-equivalent yield adjustments were made, as the effect thereof was not material. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield. The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or expense.

                                 At                           For the Nine Months Ended June 30,
                              June 30,    ------------------------------------------------------------------------
                                2005                      2005                                 2004
                             ----------   -----------------------------------    ---------------------------------
                                                       Interest                             Interest
                               Actual      Average      Income/                  Average    Income/
                             Yield/Cost    Balance      Expense    Yield/Cost    Balance     Expense    Yield/Cost
                             ----------   ---------    --------    ----------    -------    --------    ----------
                                                             (Dollars in thousands)
Interest-earning assets:
Interest-earning deposits
   with banks.............      1.60%     $   2,442   $      16       0.85%    $   6,123    $      27      0.57%
Loans.....................      6.12%       217,488       9,355       5.74%      175,945        7,144      5.41%
Securities
   Taxable................      3.81%        67,039       1,952       3.88%       77,405        2,196      3.78%
   Tax-exempt (4).........      8.52%           150           7       8.52%          160            7      8.52%
     Total
       interest-earning
       assets.............      5.59%       287,119      11,330       5.26%      259,633        9,374      4.81%
Noninterest-earning assets                   12,034                               12,290
                                          ---------                            ---------
   Total assets...........                $ 299,153                            $ 271,923
                                          =========                            =========

Interest-bearing
liabilities:
Savings accounts (1)......      0.75%     $  50,880   $     212       0.55%    $  52,296    $     238      0.61%
NOW accounts (2)..........      1.13%        57,945         433       1.00%       51,045          174      0.46%
Time deposits (3).........      2.92%       117,516       2,308       2.62%      112,520        2,023      2.40%
                                          ---------   ---------                ---------    ---------
   Total interest-bearing
     deposits.............      2.04%       226,341       2,953       1.74%      215,862        2,435      1.50%
Borrowings................      4.48%        34,283       1,059       4.12%       21,711          764      4.69%
                                          ---------   ---------                ---------    ---------
   Total interest-bearing
     liabilities..........      2.33%       260,624       4,012       2.05%      237,573        3,199      1.80%
Noninterest-bearing
   liabilities............                   15,290                               11,728
                                          ---------                            ---------
     Total liabilities....                  275,914                              249,301
Retained earnings.........                   23,239                               22,622
                                          ---------                            ---------
   Total liabilities and
     retained earnings....                $ 299,153                            $ 271,923
                                          =========                            =========

Net interest income.......                            $   7,318                             $   6,175
                                                      =========                             =========
Interest rate spread......      3.26%                                 3.21%                                3.02%
Net interest-earning
assets....................                $  26,495                            $  22,060
                                          =========                            =========
Net interest margin.......                                            3.26%                                3.03%
Average interest-earning
   assets to average
   interest-bearing
   liabilities............                   110.17%                              109.29%

----------
(1)  Includes passbook savings, money market passbook and club accounts.
(2)  Includes regular and money market NOW accounts.
(3)  Includes certificates of deposits and individual retirement accounts.
(4) Interest income on tax-exempt securities is stated on a tax-equivalent basis.

                                                                 For the Years Ended September 30,
                            --------------------------------------------------------------------------------------------------------
                                            2004                               2003                               2002
                            ----------------------------------  ---------------------------------  ---------------------------------
                                         Interest                           Interest                           Interest
                             Average      Income/                Average     Income/                Average     Income/
                             Balance      Expense   Yield/Cost   Balance     Expense   Yield/Cost   Balance     Expense   Yield/Cost
                            --------    ---------   ----------  --------    --------   ----------  --------    --------   ----------
                                                                      (Dollars in thousands)
Interest-earning assets:
Interest-earning deposits
  with banks.............   $  5,578    $     33        0.59%   $ 10,714    $     97       0.90%   $ 10,302    $    158       1.54%
Loans....................    178,304       9,627        5.40%    177,275      10,432       5.88%    177,547      11,729       6.61%
Securities
   Taxable...............     77,465       2,915        3.76%     64,934       2,831       4.36%     48,177       2,580       5.35%
   Tax-exempt (4)........        159           9        8.52%        169          10       8.52%        179          11       8.52
     Total interest-earning
       assets............    261,506      12,584        4.81%    253,092      13,370       5.28%    236,205      14,478       6.13%
Noninterest-earning assets    12,088                              12,087                             10,417
                            --------                            --------                           --------
   Total assets..........   $273,594                            $265,179                           $246,622
                            ========                            ========                           ========

Interest-bearing
liabilities:
Savings accounts (1).....   $ 52,522         305        0.58%   $ 49,747         546       1.10%   $ 43,619         700       1.60%
NOW accounts (2).........     50,990         238        0.47%     50,460         464       0.92%     45,706         676       1.48%
Time deposits (3)........    111,988       2,676        2.39%    112,310       3,193       2.84%    109,405       4,042       3.69%
                            --------    --------                --------    --------               --------    --------
   Total interest-bearing
     deposits............    215,500       3,219        1.49%    212,517       4,203       1.98%    198,730       5,418       2.73%
Borrowings...............     22,833       1,039        4.55%     20,034       1,004       5.01%     17,817         841       4.72%
                            --------    --------                --------    --------               --------    --------
   Total interest-bearing
     liabilities.........    238,333       4,259        1.79%    232,551       5,207       2.24%    216,547       6,259       2.89%
Noninterest-bearing
  liabilities............     12,541                              10,707                              9,623
                            --------                            --------                           --------
     Total liabilities...    250,874                             243,258                            226,170
Retained earnings........     22,720                              21,921                             20,452
                            --------                            --------                           --------
   Total liabilities and
     retained earnings...   $273,594                            $265,179                           $246,622
                            ========                            ========                           ========

Net interest income......               $  8,326                            $  8,163                           $  8,219
                                        ========                            ========                           ========
Interest rate spread.....                               3.02%                              3.04%                              3.24%
Net interest-earning assets $ 23,173                            $ 20,541                           $ 19,658
                            ========                            ========                           ========
Net interest margin......                               3.04%                              3.08%                              3.33%
Average interest-earning
   assets to average
   interest-bearing
   liabilities...........     109.72%                             108.83%                            109.08%

----------
(1)  Includes passbook savings, money market passbook and club accounts.
(2)  Includes regular and money market NOW accounts.
(3)  Includes certificates of deposits and individual retirement accounts.
(4) Interest income on tax-exempt securities is stated on a tax-equivalent basis.

Rate/Volume Analysis

     The following table presents the effects of changing rates and volumes on our net interest income for the periods indicated. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately based on the changes due to rate and the changes due to volume.

                                       For the                            For the                             For the
                              Nine Months Ended June 30,         Years Ended September 30,           Years Ended September 30,
                                     2005 vs. 2004                      2004 vs. 2003                       2003 vs. 2002
                           --------------------------------   --------------------------------    --------------------------------
                            Increase (Decrease)                Increase (Decrease)                 Increase (Decrease)
                                   Due to                             Due to                              Due to
                           --------------------               --------------------                --------------------
                            Volume       Rate        Net       Volume       Rate        Net        Volume       Rate        Net
                           --------    --------    --------   --------    --------    --------    --------    --------    --------
                                                                        (In thousands)
Interest-earning assets:
Interest-earning
   deposits with banks..s  $    (16)   $      5    $    (11)  $    (46)   $    (17)   $    (63)   $      6    $    (68)   $    (62)
Loans....................     1,687         524       2,211         61        (866)       (805)        (18)     (1,279)     (1,297)
Securities
 Taxable.................      (286)         42        (244)       546        (462)         84         897        (646)        251
 Tax-exempt..............        --          --          --         (1)         --          (1)         (1)         --          (1)
                           --------    --------    --------   --------    --------    --------    --------    --------    --------
   Total
      interest-earning
      assets.............  $  1,385    $    571    $  1,956   $    560    $ (1,345)   $   (785)   $    884    $ (1,993)   $ (1,109)
                           ========    ========    ========   ========    ========    ========    ========    ========    ========

Interest-bearing
   liabilities:
Savings accounts (1).....  $     (6)   $    (20)   $    (26)  $     30    $   (271)   $   (241)   $     98    $   (252)   $   (154)
NOW accounts (2).........        24         236         260          5        (231)       (226)         70        (282)       (212)
Time deposits (3)........        90         195         285         (9)       (507)       (516)        107        (957)       (850)
                           --------    --------    --------   --------    --------    --------    --------    --------    --------
 Total interest-bearing
   deposits..............       108         411         519         26      (1,009)       (983)        275      (1,491)     (1,216)
Borrowings...............       442        (147)        295        140        (105)         35         105          59         163
                           --------    --------    --------   --------    --------    --------    --------    --------    --------
   Total
      interest-bearing
      liabilities........  $    550    $    264    $    814   $    166    $ (1,114)   $   (948)   $    380    $ (1,433)   $ (1,053)
                           ========    ========    ========   ========    ========    ========    ========    ========    ========

Net change in interest
   income...............   $    835    $    307    $  1,142   $    394    $   (231)   $    163    $    504    $   (560)   $    (56)
                           ========    ========    ========   ========    ========    ========    ========    ========    ========

----------
(1)  Includes passbook savings, money market passbook and club accounts.
(2)  Includes regular and money market NOW accounts.
(3)  Includes certificates of deposits and individual retirement accounts.

Management of Market Risk

     General. The majority of our assets and liabilities are monetary in nature. Consequently, our most significant form of market risk is interest rate risk. Our assets, consisting primarily of mortgage loans, have longer maturities than our liabilities, consisting primarily of deposits. As a result, a principal part of our business strategy is to manage interest rate risk and reduce the exposure of our net interest income to changes in market interest rates. Accordingly, our Board of Directors has established an Asset/Liability Management Committee which is responsible for evaluating the interest rate risk inherent in our assets and liabilities, for determining the level of risk that is appropriate, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the guidelines approved by the Board of Directors. Senior management monitors the level of interest rate risk on a regular basis and the Asset/Liability Committee meets at least on a quarterly basis to review our asset/liability policies and interest rate risk position.


     We have sought to manage our interest rate risk in order to minimize the exposure of our earnings and capital to changes in interest rates. As part of our ongoing asset-liability management, we seek to manage our exposure to interest rate risk by retaining in our loan portfolio fewer fixed rate residential loans, by originating and retaining adjustable-rate loans in the residential, construction and commercial real estate loan portfolios, by using alternative funding sources, such as advances from the Federal Home Loan Bank of New York, to "match fund" longer-term one- to four-family residential mortgage loans, and by originating and retaining variable rate home equity and short-term and medium-term fixed-rate commercial business loans. We also use our portfolio of short-term and adjustable-rate investment securities and mortgage-backed securities to manage our interest rate risk exposure. Finally, we have increased non-interest bearing demand deposits as a percentage of our total deposits. By following these strategies, we believe that we are well-positioned to react to increases in market interest rates.

     Net Interest Income Analysis. The table below sets forth, as of June 30, 2005, the estimated changes in our net interest income for each of the next two years that would result from the designated instantaneous changes in the United States Treasury yield curve. These estimates require making certain assumptions including loan and mortgage-related investment prepayment speeds, reinvestment rates, and deposit maturities and decay rates. These assumptions are inherently uncertain and, as a result, we cannot precisely predict the impact of changes in interest rates on net interest income. Actual results may differ significantly due to timing, magnitude and frequency of interest rate changes and changes in market conditions. Further, certain shortcomings are inherent in the methodology used in the interest rate risk measurement. Modeling changes in net interest income require making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates.

                   Estimated
                      Net
   Change in       Interest        Estimated Increase                       Estimated Increase
Interest Rates      Income      (Decrease) in NII Year 1                 (Decrease) in NII Year 2
(basis points)    (NII) Year   -------------------------    Estimated   -------------------------
      (1)              1          Amount       Percent     NII Year 2      Amount       Percent
--------------    ----------   ------------  -----------  ------------  ------------  -----------
                                     (Dollars in thousands)
      200         $    10,579  $      114           1.09%  $    10,782  $      317         3.03%
   Unchanged           10,465          --             --        10,856         391         3.74
     -200               9,856        (609)         (5.82)        9,294      (1,171)      (11.19)

----------
(1) Assumes an instantaneous uniform change in interest rates at all maturities.

Liquidity and Capital Resources

     Liquidity is the ability to meet current and future financial obligations of a short-term nature. Our primary sources of funds consist of deposit inflows, loan repayments and maturities and sales of securities. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition. Our Asset/Liability Management Committee is responsible for establishing and monitoring our liquidity targets and strategies in order to ensure that sufficient liquidity exists for meeting the borrowing needs of our customers as well as unanticipated contingencies. We seek to maintain a liquidity ratio of 3.0% of assets or greater. For the year ended September 30, 2004, our liquidity ratio averaged 21.6% of assets.

     We regularly adjust our investments in liquid assets based upon our assessment of expected loan demand, expected deposit flows, yields available on interest-earning deposits and securities, and the objectives of our asset/liability management program. Excess liquid assets are invested generally in interest-earning deposits and short- and intermediate-term securities.

     Our most liquid assets are cash and cash equivalents. The levels of these assets are dependent on our operating, financing, lending and investing activities during any given period. At June 30, 2005, cash and cash equivalents totaled $3.7 million. Securities classified as available-for-sale, which provide additional sources of liquidity, totaled $22.1 million at June 30, 2005. In addition, at June 30, 2005, we had the ability to borrow $83.9 million (including reverse repurchase agreements) from the Federal Home Loan Bank of New York. On that date, we had $26.7 million in advances outstanding.

     Our cash flows are derived from operating activities, investing activities and financing activities as reported in our Statements of Cash Flows included in our Financial Statements.

     At June 30, 2005, we had $50.5 million in loan commitments outstanding. In addition to commitments to originate loans, we had $28.4 million in unused lines of credit to borrowers. Certificates of deposit due within one year of June 30, 2005 totaled $74.6 million, or 28.8% of total deposits. If these deposits do not remain with us, we will be required to seek other sources of funds, including other certificates of deposit and Federal Home Loan Bank advances. Depending on market conditions, we may be required to pay higher rates on such deposits or other borrowings than we currently pay on the certificates of deposit due on or before June 30, 2006. We believe, however, based on past experience, that a significant portion of our certificates of deposit will remain with us. We have the ability to attract and retain deposits by adjusting the interest rates offered.

     Our primary investing activities are the origination of loans and the purchase of securities. For the nine months ended June 30, 2005, we originated $135.5 million of loans and purchased $2.0 million of securities. For the year ended September 30, 2004, we originated $54.4 million of loans and purchased $19.2 million of securities.

     Financing activities consist primarily of activity in deposit accounts and Federal Home Loan Bank advances. We experienced a net increase in total deposits of $35.1 million for the nine months ended June 30, 2005 and a net decrease in total deposits of $1.7 million for the year ended September 30, 2004. Deposit flows are affected by the overall level of interest rates, the interest rates and products offered by us and our local competitors and other factors.

     Liquidity management is both a daily and long-term function of business management. If we require funds beyond our ability to generate them internally, borrowing agreements exist with the Federal Home Loan Bank of New York, which provide an additional source of funds. Federal Home Loan Bank advances totaled $26.7 million, $25.5 million and $10.5 million at June 30, 2005, and September 30, 2004 and 2003, respectively. Federal Home Loan Bank advances have primarily been used to fund loan demand and to purchase securities. Our current asset/liability management strategy has been to "match-fund" longer-term loans with Federal Home Loan Bank advances.

     Magyar Bank is subject to various regulatory capital requirements, including a risk-based capital measure. The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning balance sheet assets and off-balance sheet items to broad risk categories. At June 30, 2005, Magyar Bank exceeded all regulatory capital requirements. Magyar Bank is considered "well capitalized" under regulatory guidelines. See "Supervision and Regulation--Federal Banking Regulation--Capital Requirements."


     The net proceeds from the offering will significantly increase our liquidity and capital resources. Over time, the initial level of liquidity will be reduced as net proceeds from the offering are used for general corporate purposes, including the funding of loans. Our financial condition and results of operations will be enhanced by the net proceeds from the offering, resulting in increased net interest-earning assets and net income. However, due to the increase in equity resulting from the net proceeds raised in the offering, return on equity will be adversely affected following the offering.

     Bank owned life insurance is a tax-advantaged financing transaction that is used to offset employee benefit plan costs. Policies are purchased insuring officers of Magyar Bank using a single premium method of payment. Magyar Bank is the owner and beneficiary of the policies and records tax-free income through cash surrender value accumulation. We have minimized our credit exposure by choosing carriers that are highly rated. The investment in bank owned life insurance has no significant impact on our capital and liquidity.


Off-Balance Sheet Arrangements and Aggregate Contractual Obligations

     Commitments. As a financial services provider, we routinely are a party to various financial instruments with off-balance-sheet risks, such as commitments to extend credit, standby letters of credit and unused lines of credit. While these contractual obligations represent our future cash requirements, a significant portion of commitments to extend credit may expire without being drawn upon. Such commitments are subject to the same credit policies and approval process accorded to loans made by us. We consider commitments to extend credit in determining our allowance for loan losses. For additional information, see Note M, "Lease Commitments," and Note N, "Financial Instruments with Off-Balance Sheet Risk" to our Financial Statements.

     Contractual Obligations. In the ordinary course of our operations, we enter into certain contractual obligations. Such obligations include operating leases for premises and equipment.

     The following table summarizes our significant fixed and determinable contractual obligations and other funding needs by payment date at June 30, 2005. The payment amounts represent those amounts due to the recipient and do not include any unamortized premiums or discounts or other similar carrying amount adjustments.

                                                                     Payments Due by Period
                                            ------------------------------------------------------------------------
                                              Less than    One to Three     Three to       More than
Contractual Obligations                       One Year         Years       Five Years     Five Years        Total
-----------------------------------------   ------------   ------------   ------------   ------------   ------------
                                                                         (In thousands)
Certificates of deposit..................   $     68,523   $     43,794   $        642   $         --   $    112,959
Federal Home Loan Bank advances (1)......          5,178          6,854          9,697          5,000         26,729
Repurchase Agreements....................          5,000          5,000             --             --         10,000
Standby letters of credit................         12,554          3,536             --         12,324         28,414
Operating leases.........................            101            224            348             --            673
                                            ------------   ------------   ------------   ------------   ------------
  Total..................................   $     91,356   $     59,687   $     10,687   $     17,324   $    178,775
                                            ============   ============   ============   ============   ============
Commitments to extend credit.............   $     50,500   $         --   $         --   $         --   $     50,500
                                            ============   ============   ============   ============   ============

----------
(1)  Reflects all debt with a maturity of longer than one year.

Recent Accounting Pronouncement

     The Financial Accounting Standards Board recently issued Statement 154, "Accounting Changes and Error Corrections," a replacement of APB Opinion No. 20 and Financial Accounting Standards Board Statement No. 3, as part of its short-term convergence project with the International Accounting Standards Board. Statement 154 requires that all voluntary changes in accounting principles and changes required by a new accounting pronouncement that do not include specific transition provisions be applied retrospectively to prior periods' financial statements, unless it is impracticable to do so. Opinion 20, Accounting Changes, required that most voluntary changes in accounting principle be recognized by including the cumulative effect of changing to the new accounting principle as a component of net income in the period of the change.

     Statement 154 is effective prospectively for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Earlier application is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date the Statement was issued (May 2005). Statement 154 does not change the transition provisions of any existing accounting pronouncements, including those that are in a transition phase as of the effective date of the Statement. Magyar Bank is currently evaluating its possible impact.

     FASB Statement No. 123 (revised 2004), Share-Based Payment. Statement 123(R) addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. Statement 123(R) requires an entity to recognize the grant-date fair-value of stock options and other equity-based compensation issued to employees in the income statement. The revised Statement generally requires that an entity account for those transactions using the fair-value-based method; and eliminates an entity's ability to account for share-based compensation transactions using the intrinsic value method of accounting in APB Opinion No. 25, Accounting for Stock Issued to Employees, which was permitted under Statement 123, as originally issued. The revised Statement requires entities to disclose information about the nature of the share-based payment transactions and the effects of those transactions on the financial statements. Statement 123(R) is effective for Magyar Bank beginning July 1, 2005. Magyar Bank must use either the modified prospective or the modified retrospective transition method. Early adoption of this Statement for interim or annual periods for which financial statements or interim reports have not been issued is permitted. The adoption of Statement 123(R) is expected to reduce reported net income and earnings per share. Management is in the process of evaluating Statement 123(R) and does not know its full impact on the consolidated financial statements at this time.

Impact of Inflation and Changing Prices

     The financial statements and related notes of Magyar Bank have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). GAAP generally requires the measurement of financial position and operating results in terms of historical dollars without consideration for changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of our operations. Unlike industrial companies, our assets and liabilities are primarily monetary in nature. As a result, changes in market interest rates have a greater impact on performance than the effects of inflation.

                        BUSINESS OF MAGYAR BANCORP, INC.


     Magyar Bancorp, Inc. was formed in September, 2005 and we have not engaged in any business to date. Upon completion of the reorganization and the stock offering, Magyar Bancorp, Inc. will own all of the issued and outstanding common stock of Magyar Bank. Magyar Bancorp, Inc. will retain up to 50% of the net proceeds from the stock offering. A portion of the net proceeds will be used for the purpose of making a loan to fund the purchase of shares of our common stock by the Magyar Bank employee stock ownership plan. We will contribute the remaining net proceeds to Magyar Bank as additional capital. We intend to invest our capital as discussed in "How We Intend to Use the Proceeds from the Offering."


     In the future, Magyar Bancorp, Inc., as the holding company of Magyar Bank, will be authorized to pursue other business activities permitted by applicable laws and regulations for bank holding companies, which may include the acquisition of banking and financial services companies. We have no plans for any mergers or acquisitions, or other diversification of the activities of Magyar Bancorp, Inc. at the present time.


     Our cash flow will depend on earnings from the investment of the net proceeds we retain, and any dividends received from Magyar Bank. Magyar Bancorp, Inc. neither owns nor leases any property, but instead will use the premises, equipment and furniture of Magyar Bank. We will employ as officers only certain persons who are also officers of Magyar Bank, and we will use the support staff of Magyar Bank from time to time. These persons will not be separately compensated by Magyar Bancorp, Inc. Magyar Bancorp, Inc. may hire additional employees, as appropriate, to the extent it expands its business in the future.


                             BUSINESS OF MAGYAR BANK

General


     Our principal business consists of attracting retail deposits from the general public in the areas surrounding our main office in New Brunswick, New Jersey and our three branch offices located in Middlesex County, New Jersey, and investing those deposits, together with funds generated from operations and wholesale funding, in residential mortgage loans, home equity loans, home equity lines of credit, commercial real estate loans, commercial business loans, construction loans and securities. We also originate consumer loans, primarily secured demand loans. We originate loans primarily for our loan portfolio. However, from time-to-time we have sold some of our long-term fixed-rate residential mortgage loans into the secondary market, while retaining the servicing rights for such loans. Our revenues are derived principally from interest on loans and securities. We also generate revenues from fees and service charges. Our primary sources of funds are deposits, borrowings and principal and interest payments on loans and securities.

     Our website address is www.magbank.com. Information on our website is not a part of this prospectus.

Business Strategy

     Our business strategy is designed to enhance our profitability and strengthen our franchise in our market area. The highlights of our strategy include the following:


     o Expansion of the retail banking franchise. We have increased our focus on expanding our retail banking franchise, increasing the number of households and businesses served and the number of bank products per customer, primarily through de novo branching. In addition to the new branch office opened in 2002, we currently are in the process of establishing a new branch office in New Brunswick and relocating our main office to a higher-growth part of our market area. Our current strategic plan includes opening up to four additional branch offices by 2008. In addition, we hope to generate internal growth by offering and promoting a greater variety of products and services to our customers which should expand our relationship with such customers.

     o Deposit and customer gathering. We have focused on generating new deposit and customer relationships, particularly non-interest bearing checking accounts for both consumer and business customers. Our emphasis on non-interest bearing checking accounts and other low-cost deposit accounts will further our efforts to improve our net interest margin.

     o Loan portfolio growth and diversification. Historically, one- to four-family residential mortgage loans have been the largest portion of our loan portfolio. However, we have increased our origination of commercial real estate loans, commercial business loans, and construction loans in recent years, and we intend to continue emphasizing these loans in the future. At June 30, 2005, our net loan portfolio totaled $248.3 million, an increase of $74.5 million, or 42.9%, since September 30, 2003. The net loan portfolio represented 76.4% of total assets and 95.8% of total deposits at June 30, 2005, compared to 63.4% of total assets and 77.0% of deposits at September 30, 2003. We originated $33.0 million of commercial real estate, $18.1 million of construction, and $4.4 million of commercial business loans during the nine months ended June 30, 2005. At June 30, 2005, our commercial real estate, construction and commercial business loans totaled 19.8%, 14.8% and 8.1%, respectively, of our total loan portfolio. The additional capital raised in the offering will enable us to further increase our commercial business and commercial real estate lending capacity by enabling us to originate more of these loans and loans with larger balances. This will permit us to serve commercial borrowers with larger lending needs. More commercial business and commercial real estate lending exposes us to increased risks, as discussed in the Risk Factors section of this prospectus.

     o Increasing Noninterest Income. By diversifying the financial products and services we offer, we intend to increase noninterest income. In 2005, we entered into an exclusive arrangement with a full-service investment and insurance advisory firm to offer an expanded product line, including fixed and variable annuities, retirement and investment planning, life insurance and long-term care insurance. The sale of these products, as well as the addition of new deposit products and services will generate fee income which will help to reduce the exposure of our net interest income to changes in market interest rates.

     o Maintaining asset quality. We have emphasized maintaining strong asset quality by following conservative underwriting criteria, and primarily originating loans secured by real estate. We will continue to emphasize asset quality as we expand the scope of our lending activities. At June 30, 2005, our non-performing loans totaled $1.5 million, representing 0.6% of the loan portfolio. Our allowance for loan losses totaled $2.5 million at June 30, 2005, and represented 1.0% of our loan portfolio and 166.2% of non-performing loans.

     o Managing interest rate risk. We seek to manage our exposure to interest rate risk by retaining in our loan portfolio fewer fixed rate residential loans, by originating and retaining adjustable-rate residential, construction and commercial real estate loans by using alternative funding sources, such as advances from the Federal Home Loan Bank of New York, to "match fund" longer-term one- to four-family residential mortgage loans, and by originating and retaining adjustable rate home equity and short-term and medium-term fixed-rate commercial business loans. We also invest in short-term and adjustable-rate investment securities and mortgage-backed securities to manage our interest rate risk exposure. Finally, we have increased non-interest bearing demand deposits as a percentage of our total deposits. At June 30, 2005, 20.5% of our loan portfolio matured or repriced in one year or less or had an adjustable interest rate. In addition, as of June 30, 2005, our investment portfolio securities had an expected average life of 16.4 years. As a result of these steps, our assets are more sensitive to changes in interest rates than our liabilities, which we believe will reduce the exposure of our net interest income to rising market interest rates.

     o Improving operating efficiencies and expense control. Our efficiency ratio was 98.39% for the nine months ended June 30, 2005. The ratio reflects our investment of resources in expanding and strengthening our management team and in technological infrastructure that is capable of managing and processing a larger asset and deposit base than we currently have. As a result, we have residential, commercial and consumer loan departments staffed with experienced professionals who are capable of promoting the continued growth of our loan portfolio and branch network. We intend to approach future growth opportunities with a view toward achieving improved economies of scale. We plan to continue to monitor and control costs, although we recognize that our growth, particularly our planned de novo branching strategy, will require continued investments in personnel, marketing, premises and equipment.


Market Area


     We are headquartered in New Brunswick, New Jersey, and our primary deposit market area is concentrated in the communities surrounding our headquarters branch and our three branch offices located Middlesex County, New Jersey. Our primary lending market area is broader than our deposit market area and includes all of New Jersey. At June 30, 2005, 65.3% of our mortgage loan portfolio consisted of loans secured by real estate located in Middlesex and Somerset Counties in New Jersey.

     The economy of our primary market area is diverse. It is largely urban and suburban with a broad economic base that is typical for counties surrounding the New York metropolitan area. Middlesex and Somerset Counties are projected to experience moderate population and household growth through 2010. These counties have an aging population base with the strongest growth projected in the 55-and-older age group and $50,000 or greater household income category.


Competition


     We face intense competition within our market area both in making loans and attracting deposits. Our market area has a high concentration of financial institutions including large money center and regional banks, community banks and credit unions. Some of our competitors offer products and services that we currently do not offer, such as trust services and private banking. As of June 30, 2005, our market share of deposits was 0.12% of deposits in the State of New Jersey. See "Risk Factors--Strong Competition Within Our Market Area May Limit Our Growth and Profitability."


     Our competition for loans and deposits comes principally from commercial banks, savings institutions, mortgage banking firms and credit unions. We face additional competition for deposits from short-term money market funds, brokerage firms, mutual funds and insurance companies. Our primary focus is to build and develop profitable customer relationships across all lines of business while maintaining our role as a community bank.

Lending Activities


     We originate residential mortgage loans to purchase or refinance residential real property. Residential mortgage loans represented $118.7 million, or 47.3% of our total loans at June 30, 2005. Historically, we have not originated a significant number of loans for the purpose of reselling them in the secondary market. In the future, however, to help manage interest rate risk and to increase fee income, we intend to increase our origination and sale in the secondary market of 15 to 30-year, fixed-rate residential mortgage loans, while retaining the servicing rights on those loans. No loans were held for sale at June 30, 2005. We also originate commercial real estate, commercial business and construction loans. At June 30, 2005, these loans totaled $49.8 million, $20.3 million and $37.1 million, respectively. We also offer consumer loans, which consist primarily of home equity loans and home equity lines of credit, as well as secured demand loans. At June 30, 2005, home equity loans and lines of credit totaled $10.6 million, or 4.2% of our total loan portfolio.

     Loan Portfolio Composition. The following table sets forth the composition of our loan portfolio by type of loan, at the dates indicated, excluding loans held for sale.

                                                                             At September 30,
                                  At June 30,       ------------------------------------------------------------------
                                      2005                  2004                   2003                   2002
                              --------------------  --------------------   --------------------   --------------------
                               Amount     Percent    Amount     Percent     Amount     Percent     Amount     Percent
                              --------   ---------  --------   ---------   --------   ---------   --------   ---------
                                                                                     (Dollars in thousands)
One- to four-family
   residential.............   $118,672     47.27%   $108,722      55.50%   $107,531     61.08%    $119,876     65.81%
Commercial real estate.....     49,770     19.83      19,935      10.17      19,354     10.99       17,574      9.65
Construction (1)...........     37,117     14.78       5,526       2.82       5,188      2.95        1,883      1.03
Home equity lines of credit     10,640      4.24       9,065       4.63       7,301      4.15        6,963      3.82
Commercial business........     20,331      8.10      27,698      14.14       9,630      5.47        7,985      4.38
Other......................     14,511      5.78      24,964      12.74      27,042     15.36%      27,882     15.31
                              --------   -------    --------    -------    --------   -------     --------   -------
Total loans receivable.....   $251,041    100.00%   $195,910     100.00%   $176,046    100.00%    $182,163    100.00%
                                         =======                =======               =======                =======

Deferred loan costs (fees).       (248)                  (19)                  (128)                    21
Allowance for loan losses..     (2,481)               (2,341)                (2,150)                (1,926)
                              --------              --------               --------               --------

Total loans receivable, net   $248,312              $193,550               $173,768               $180,258
                              ========              ========               ========               ========

                                           At September 30,
                              -------------------------------------------
                                      2001                   2000
                              --------------------   --------------------
                               Amount     Percent     Amount     Percent
                              --------   ---------   --------   ---------

One- to four-family
   residential.............   $132,927     75.85%    $130,264     79.51%
Commercial real estate.....     14,072      8.03        8,092      4.94
Construction (1)...........      2,258      1.29          560      0.34
Home equity lines of credit      6,813      3.89        5,515      3.37
Commercial business........      5,227      2.98        3,139      1.92
Other......................     13,963      7.97       16,269      9.93
                              --------   -------     --------   -------
Total loans receivable.....   $175,260    100.00%    $163,839    100.00%
                                         =======                =======

Deferred loan costs (fees).         95                     58
Allowance for loan losses..     (1,649)                (1,446)
                              --------               --------

Total loans receivable, net   $173,706               $162,451
                              ========               ========

(1) Includes loan of $11,302,766 to an outside party related to Magyar Bank's headquarters office relocation.

     Loan Portfolio Maturities and Yields. The following table summarizes the scheduled repayments of our loan portfolio at September 30, 2004. Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in one year or less.

                              One- to Four-Family                                                      Home Equity Lines of
                                  Residential        Commercial Real Estate       Construction                Credit
                            ----------------------   ----------------------  ----------------------   ----------------------
                                          Weighted                 Weighted                Weighted                Weighted
                                           Average                  Average                Average                 Average
                              Amount        Rate      Amount         Rate      Amount        Rate       Amount       Rate
                            ---------     --------   ---------     --------  ---------     --------   ---------    --------
                                                                 (Dollars in thousands)
Due During the Years
Ending September 30,
--------------------
2005...................     $      47       7.76%    $      86       7.33%   $   5,526       5.72%    $     111      5.65%
2006...................           190       8.02%           45       8.75%          --         --%           89      1.99%
2007...................           890       7.11%          927       5.82%          --         --%           98      5.87%
2008 to 2009...........         4,111       5.44%        1,577       7.59%          --         --%           40      5.55%
2010 to 2014...........        18,816       5.61%        1,103       6.81%          --         --%          143      5.75%
2015 to 2019...........        30,920       5.31%        4,260       7.16%          --         --%           --        --%
2019 and beyond........        53,748       5.58%       11,937       6.72%          --         --%        8,584      4.38%
                            ---------                ---------               ---------                ---------

         Total.........     $ 108,722       5.52%    $  19,935       6.85%   $   5,526       5.72%    $   9,065      4.41%
                            =========                =========               =========                =========

                              Commercial Business             Other                   Total
                             ---------------------   ----------------------   ---------------------
                                          Weighted                 Weighted                Weighted
                                           Average                 Average                 Average
                               Amount       Rate       Amount        Rate       Amount       Rate
                             ---------    --------   ---------     --------   ---------    --------
                                                      (Dollars in thousands)
Due During the Years
Ending September 30,
--------------------
2005...................      $  15,717      4.67%    $  24,115       3.77%    $  45,602      4.33%
2006...................          2,434      5.40%          724       4.98%        3,482      5.42%
2007...................            173      8.55%           51      10.79%        2,139      6.70%
2008 to 2009...........            769      3.75%           34      10.62%        6,530      5.78%
2010 to 2014...........          2,476      6.52%           40       4.00%       22,578      5.77%
2015 to 2019...........             --        --%           --         --%       35,180      5.53%
2019 and beyond........          6,129      6.69%           --         --%       80,399      5.71%
                             ---------               ---------                ---------

         Total.........      $  27,698      5.34%    $  24,964       3.83%    $ 195,910      5.37%
                             =========               =========                =========

     The following table sets forth the scheduled repayments of fixed- and adjustable-rate loans at September 30, 2004 that are contractually due after September 30, 2005.

                                   Due After September 30, 2005
                             ----------------------------------------
                                Fixed       Adjustable       Total
                             -----------   -----------    -----------
                                          (In thousands)
One- to four-family
   residential...........    $    97,058   $    11,617    $   108,675
Commercial real estate...          6,083        13,766         19,849
Construction.............             --            --             --
Home equity lines of
   credit................             --         8,954          8,954
Commercial business......          1,294        10,687         11,981
Other....................            135           714            849
                             -----------   -----------    -----------

         Total loans...      $   104,570   $    45,738    $   150,308
                             ===========   ===========    ===========


     Residential Mortgage Loans. We originate residential mortgage loans, most of which are secured by properties located in our primary market area and most of which we hold in portfolio. At June 30, 2005, $118.7 million, or 47.3% of our total loan portfolio, consisted of residential mortgage loans. Residential mortgage loan originations are generally obtained from our in-house loan representatives, from existing or past customers, through advertising, and through referrals from local builders, real estate brokers and attorneys, and are underwritten pursuant to Magyar Bank's policies and standards. Generally, residential mortgage loans are originated in amounts up to 80% of the lesser of the appraised value or purchase price of the property, with private mortgage insurance required on loans with a loan-to-value ratio in excess of 80%. We generally will not make loans with a loan-to-value ratio in excess of 97%, which is the upper limit that has been established by the board of directors. Fixed-rate mortgage loans are originated for terms of up to 30 years.


     Generally, all fixed-rate residential mortgage loans are underwritten according to Freddie Mac guidelines, policies and procedures. Historically, we have not originated a significant number of loans for the purpose of reselling them in the secondary market. In the future, however, to help manage interest rate risk and to increase fee income, we intend to increase our origination and sale in the secondary market of 30-year, fixed-rate residential mortgage loans, while retaining the servicing rights on these loans. No loans were held for sale at June 30, 2005.

     We generally do not purchase residential mortgage loans, except for loans to low-income borrowers to enhance our Community Reinvestment Act performance. At June 30, 2005, we had $7.3 million of purchased one- to four-family residential mortgage loans. No loans were purchased in the nine months ended June 30, 2005.

     At June 30, 2005, we had $96.5 million of fixed-rate residential mortgage loans, which represented 81.3% of our total residential mortgage loan portfolio. At June 30, 2005, our largest residential mortgage loan was for $2.6 million. The loan was performing in accordance with its terms at June 30, 2005.


     We also offer adjustable-rate residential mortgage loans with an interest rate based on the weekly average yield on U.S. Treasuries adjusted to a constant maturity of one year, which adjusts either annually from the outset of the loan or which adjusts annually after a one-, three-, five- or seven-year initial fixed-rate period. Our adjustable-rate mortgage loans generally provide for maximum rate adjustments of 2% per adjustment, with a lifetime maximum adjustment up to 5%, regardless of the initial rate. Our adjustable-rate mortgage loans amortize over terms of up to 30 years.


     Adjustable-rate mortgage loans decrease the risk associated with changes in market interest rates by periodically repricing. However, these loans have other risks because, as interest rates increase, the underlying payments by the borrower increase, which increases the potential for default by the borrower. At the same time, the marketability of the underlying collateral may be adversely affected by higher interest rates. The maximum periodic and lifetime interest rate adjustments also may limit the effectiveness of adjustable-rate mortgage loans during periods of rapidly rising interest rates. At June 30, 2005, adjustable-rate residential mortgage loans totaled $22.2 million, or 18.7% of our total residential mortgage loan portfolio.

     In an effort to provide financing for low- and moderate-income home buyers, we offer low- to moderate-income residential mortgage loans. These loans are offered with fixed rates of interest and terms of up to 30 years, and are secured by one- to four-family residential properties. All of these loans are originated using underwriting guidelines of U.S. government sponsored agencies such as Freddie Mac or Fannie Mae. These loans are originated with maximum loan-to-value ratios of 97%, which is higher than the maximum loan-to-value ratios of our standard one- to four-family mortgage loans. In addition, we have a small portfolio of Veterans Administration (VA) and Federal Housing Administration
(FHA) loans. Private mortgage insurance is required on all such loans. At June 30, 2005, we had $61,000 of VA loans (0.02% of total loans) and $5,000 in FHA loans (less than .01% of total loans).

     All residential mortgage loans we originate include "due-on-sale" clauses, which give us the right to declare a loan immediately due and payable if the borrower sells or otherwise disposes of the real property securing the mortgage loan. All borrowers are required to obtain title insurance, fire and casualty insurance and, if warranted, flood insurance on properties securing real estate loans.

     Commercial Real Estate Loans. As part of our strategy to add to and diversify our loan portfolio, we recently have increased our originations of commercial real estate loans. At June 30, 2005, $49.8 million, or 19.8%, of our total loan portfolio consisted of these types of loans. Commercial real estate loans are generally secured by five-or-more-unit apartment buildings, industrial properties and properties used for business purposes such as small office buildings and retail facilities primarily located in our market area. We generally originate adjustable-rate commercial real estate loans with a maximum term of 25 years, provided adjustable rate periods limit the initial payment period to no more than five years. The maximum loan-to-value ratio for our commercial real estate loans is 75%, based on the appraised value of the property.

     We consider a number of factors when we originate commercial real estate loans. During the underwriting process we evaluate the business qualifications and financial condition of the borrower, including credit history, profitability of the property being financed, as well as the value and condition of the mortgaged property securing the loan. When evaluating the business qualifications of the borrower, we consider the financial resources of the borrower, the borrower's experience in owning or managing similar property and the borrower's payment history with us and other financial institutions. In evaluating the property securing the loan, we consider the net operating income of the mortgaged property before debt service and depreciation, the ratio of the loan amount to the appraised value of the mortgaged property and the debt service coverage ratio (the ratio of net operating income to debt service) to ensure it is at least 120% of the monthly debt service. We require personal guarantees on all commercial real estate loans made to individuals. Generally, commercial real estate loans made to corporations, partnerships and other business entities require personal guarantees by the principals. All borrowers are required to obtain title, fire and casualty insurance and, if warranted, flood insurance.


     Loans secured by commercial real estate generally are larger than residential mortgage loans and involve greater credit risk. Commercial real estate loans often involve large loan balances to single borrowers or groups of related borrowers. Repayment of these loans depends to a large degree on the results of operations and management of the properties securing the loans or the businesses conducted on such property, and may be affected to a greater extent by adverse conditions in the real estate market or the economy in general. Accordingly, the nature of these loans makes them more difficult for management to monitor and evaluate.

     The maximum amount of a commercial real estate loan is limited by our Board-established loans-to-one-borrower limit, which is currently 14.25% of Magyar Bank's capital, or $3.3 million. At June 30, 2005, our largest commercial real estate loan was $3.1 million and are secured by three commercial rental properties, including a restaurant, a marina and a retail store. At June 30, 2005, with the exception of a $380,000 loan secured by a retail office building, all of our loans secured by commercial real estate were performing in accordance with their terms.


     Construction Loans. We also originate construction loans for the development of one- to four-family homes, townhomes and condominiums located in our primary market area. Construction loans are generally offered to experienced local developers operating in our primary market area and to individuals for the construction of their personal residences.


     At June 30, 2005, construction loans for the development of one-to four-family residential properties totaled $14.3 million, or 5.7% of total loans. These construction loans have a maximum term of 24 months. We provide financing for land acquisition, site improvement and construction of individual homes. Land acquisition funds are limited to 50% to 75% of the sale price of the land. Site improvement funds are limited to 100% of the bonded site improvement costs. Construction funds are limited to 75% of the lesser of the contract sale price or appraised value of the property (less funds already advanced for land acquisition and site improvement).

     At June 30, 2005, construction loans for the development of townhomes and condominiums totaled $22.9 million, or 9.1% of total loans. These construction loans also have a maximum term of 24 months. We generally require that a commitment for permanent financing be in place prior to closing construction loans. The maximum loan-to-value ratio limit applicable to these loans is 75% of the appraised value of the property. In addition, the property must maintain a debt service coverage ratio of 125%. Finally, we may retain up to 10% of each loan advance until the property attains a 90% occupancy level.

     The maximum amount of a construction loan is limited by our loans-to-one-borrower limit, which is currently 14.25% of Magyar Bank's capital, or $3.3 million. At June 30, 2005, our largest outstanding construction loan balance was for $3.3 million. The loan is secured by a residential condominium/townhome development project located in our primary market area. This loan was performing according to its terms at June 30, 2005. At June 30, 2005, with the exception of a $145,000 residential construction loan, all of our construction loans were performing in accordance with their terms.

     Before making a commitment to fund a construction loan, we require an appraisal of the property by an independent licensed appraiser. We generally also engage an outside engineering firm to review and inspect each property before disbursement of funds during the term of a construction loan. Loan proceeds are disbursed after inspection based on the percentage of completion method. We require a personal guaranty from each principal of all of our construction loan borrowers.

     Construction lending is generally considered to involve a higher degree of credit risk than long-term financing on improved, owner-occupied real estate. Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the value of the property at completion of construction compared to the estimated cost (including interest) of construction and other assumptions. If the estimate of construction cost is inaccurate, we may be required to advance funds beyond the amount originally committed in order to protect the value of the property. Additionally, if our estimate of the value of the completed property is inaccurate, our construction loan may exceed the value of the collateral.

     Commercial Business Loans. At June 30, 2005, our commercial business loans total $20.3 million, or 8.1% of total loans. We make commercial business loans primarily in our market area to a variety of professionals, sole proprietorships and small and mid-sized businesses. Our commercial business loans include term loans and revolving lines of credit. The maximum term of a commercial business loan is 15 years. Such loans are generally used for longer-term working capital purposes such as purchasing equipment or furniture. Commercial business loans are made with either adjustable or fixed rates of interest. The interest rates for commercial business loans are based on the prime rate as published in The Wall Street Journal.

     When making commercial business loans, we consider the financial strength of the borrower, our lending history with the borrower, the debt service capabilities of the borrower, the projected cash flows of the business and the value and type of the collateral. Commercial business loans generally are secured by a variety of collateral, primarily accounts receivable, inventory, equipment, savings instruments and readily marketable securities. In addition, we generally require the business principals to execute personal guarantees.

     Commercial business loans generally have greater credit risk than residential mortgage loans. Unlike residential mortgage loans, which generally are made on the basis of the borrower's ability to repay the loan from his or her employment income, and which are secured by real property with ascertainable value, commercial business loans generally are made on the basis of the borrower's ability to repay the loan from the cash flow of the borrower's business. As a result, the repayment of commercial business loans may depend substantially on the success of the borrower's business. Further, any collateral securing commercial business loans may depreciate over time, may be difficult to appraise and may fluctuate in value. We try to minimize these risks through our underwriting standards. The maximum amount of a commercial business loan is limited by our loans-to-one-borrower limit, which is 14.25% of Magyar Bank's capital, or $3.3 million currently. At June 30, 2005, our largest commercial business loan was a $2.7 million loan to a manufacturing company and was secured by business assets and real estate located in our primary market area. This loan was performing according to its terms at June 30, 2005. At June 30, 2005, with the exception of a $345,000 loan to a wholesale supply company as well as an additional $8,000 loan, all of our commercial business loans were performing in accordance with their terms.

     Home Equity Loans, Home Equity Lines of Credit and Other Loans. We originate home equity loans and home equity lines of credit secured by residences located in our market area. At June 30, 2005, these loans totaled $10.6 million, or 4.2% of our total loan portfolio. The underwriting standards we use for home equity loans and home equity lines of credit include a determination of the applicant's credit history, an assessment of the applicant's ability to meet existing obligations, the ongoing payments on the proposed loan and the value of the collateral securing the loan. The combined (first and second mortgage liens) loan-to-value ratio for home equity loans and home equity lines of credit is 90%. Home equity loans are offered with fixed and adjustable rates of interest with the loan amount not to exceed $500,000 and with terms of up to 20 years, while home equity lines of credit have adjustable rates of interest, indexed to the prime rate, as reported in The Wall Street Journal, with terms of up to 25 years.


     We also originate loans secured by the common stock of publicly traded companies, provided their shares are listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq market, and provided the company is not a banking company. Stock-secured loans are interest-only and are offered for terms up to twelve months and for adjustable rates of interest indexed to the prime rate, as reported in The Wall Street Journal. The loan amount may not exceed 70% of the value of the stock securing the loan as of the date of the loan.

     At June 30, 2005, stock-secured loans totaled $17.9 million, or 7.1% of our total loan portfolio. Generally, we limit the aggregate amount of loans secured by the common stock of any one corporation to 14.25% of Magyar Bank's capital, with the exception of Johnson & Johnson, for which the collateral concentration limit is 150% of Magyar Bank's capital. At June 30, 2005, $15.1 million, or 6.0% of our loan portfolio, was secured by the common stock of Johnson & Johnson, a New York Stock Exchange company that operates a number of facilities in our market area and employs a substantial number of residents. Although these loans are underwritten based on the ability of the individual borrower to repay the loan, the concentration of our portfolio secured by this stock subjects us to the risk of a decline in the market price of the stock and, therefore, a reduction in the value of the collateral securing these loans. As of June 30, 2005, the aggregate loan-to-value ratio of the stock-secured portfolio was 35%.


     Loan Originations, Purchases, Participations and Servicing of Loans. Lending activities are conducted primarily by our loan personnel operating at our main and branch office locations. All loans originated by us are underwritten pursuant to our policies and procedures. We originate both adjustable rate and fixed rate loans. Our ability to originate fixed or adjustable rate loans is dependent upon the relative customer demand for such loans, which is affected by the current and expected future levels of market interest rates.


     Generally, we retain in our portfolio substantially all loans that we originate. Historically, we have not originated a significant number of loans for the purpose of reselling them in the secondary market. In the future, however, to help manage our interest rate risk and to increase fee income, we intend to increase our origination and sale in the secondary market of 30-year, fixed-rate residential loans, while retaining the servicing rights on those loans. No loans were held for sale at June 30, 2005 or 2004. All one- to four-family residential mortgage loans that we sell are sold pursuant to master commitments negotiated with Freddie Mac. We sell our loans without recourse. Historically, we have retained the servicing rights on the mortgage loans we sell to Freddie Mac.


     At June 30, 2005, we were servicing loans sold in the amount of $12.9 million. Loan servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent mortgagors, supervising foreclosures and property dispositions in the event of unremedied defaults, making certain insurance and tax payments on behalf of the borrowers and generally administering the loans.

     From time-to-time, we will also participate in loans, sometimes as the "lead lender." Whether we are the lead lender or not, we underwrite our participation portion of the loan according to our own underwriting criteria and procedures. At June 30, 2005, we had $13.4 million of loan participation interests in which we were the lead lender, and $3.4 million in loan participations in which we were not the lead lender. We have entered into loan participations when the aggregate outstanding balance of a particular customer relationship reaches our loan-to-one-borrower limit. We have the right to repurchase any or all portions of the participations at our discretion. All loan participations are loans secured by real estate or stock certificates that adhere to our loan policies. We have not experienced any loan losses in our loan participations portfolio.

     During the nine months ended June 30, 2005, we originated $19.9 million of fixed rate and adjustable rate one-to four-family residential mortgage loans, of which $19.8 million were retained by us. The fixed rate loans retained by us consisted primarily of loans with terms of 30 years or less. We also originated $33.0 million of commercial real estate, $18.1 million of construction loans, and $4.4 million of commercial business loans during the nine months ended June 30, 2005.

     We generally do not purchase residential mortgage loans, except for loans to low-income borrowers as part of our Community Reinvestment Act lenders program. At June 30, 2005, we had $7.3 million of one- to four-family residential mortgage loans that were purchased from other lenders. No loans were purchased in the nine months ended June 30, 2005.


     Loan Approval Procedures and Authority. Our lending activities follow written, non-discriminatory underwriting standards and loan origination procedures established by our Board of Directors. In the approval process for loans, we assess the borrower's ability to repay the loan and the value of the property securing the loan. To assess an individual borrower's ability to repay, we review income and expense, employment and credit history. To assess a business entity's ability to repay, we review financial statements (including balance sheets, income statements and cash flow statements), rent rolls, other debt service, and projected income and expense.

     We generally require appraisals for all real estate securing loans. Appraisals are performed by independent licensed appraisers who are approved annually by our Board of Directors. We require borrowers to obtain title, fire and casualty, general liability, and, if warranted, flood insurance in amounts at least equal to the principal amount of the loan. For construction loans, we require a detailed plan and cost review, to be reviewed by an outside engineering firm, and all construction-related state and local approvals necessary for a particular project.

     Our loan approval policies and limits are established by our Board of Directors. All loans are approved in accordance with the loan approval policies and limits. Lending authorities are approved annually by the Board of Directors, and Magyar Bank lending staff are authorized to approve loans up to their lending authority limits, provided the loan meets all of our underwriting guidelines.

     Loan requests for aggregate borrowings up to $1.25 million must be approved by Magyar Bank's Chief Lending Officer or President. Other members of our lending staff have lesser amounts of lending authority based on their experience as lending officers. Loan requests for aggregate borrowings up to $1.75 million must be approved by Magyar Bank's Management Loan Committee. The Management Loan Committee is comprised of the President, Chief Lending Officer and various bank officers appointed by the Board of Directors. A quorum of three members including either the President or the Chief Lending Officer is required for all Management Loan Committee meetings. The Directors Loan Committee and the Board of Directors must approve all loan requests for aggregate borrowings in excess of $1.75 million.

Non-performing and Problem Assets


     We commence collection efforts when a loan becomes 15 days past due with system-generated reminder notices. Subsequent late charge and delinquent notices are issued and the account is monitored on a regular basis thereafter. Personal, direct contact with the borrower is attempted early in the collection process as a courtesy reminder and later to determine the reason for the delinquency and to safeguard our collateral. When a loan is more than 60 days past due, the credit file is reviewed and, if deemed necessary, information is updated or confirmed and collateral re-evaluated. We make every effort to contact the borrower and develop a plan of repayment to cure the delinquency. A summary report of all loans 30 days or more past due is given to the Board of Directors on a monthly basis. If no repayment plan is in process, the file is referred to counsel for the commencement of foreclosure or other collection efforts.

     Loans are placed on non-accrual status when they are 90 days or more delinquent. When loans are placed on non-accrual status, unpaid accrued interest is fully reversed, and further income is recognized only to the extent received.

     Non-Performing Assets. The table below sets forth the amounts and categories of our non-performing assets at the dates indicated. At each date presented, we had no troubled debt restructurings (loans for which a portion of interest or principal has been forgiven and loans modified at interest rates materially less than current market rates).

                                           At                           At September 30,
                                        June 30,    ---------------------------------------------------------
                                          2005        2004        2003        2002         2001        2000
                                        --------    --------    --------    --------     --------    --------
                                                                (Dollars in thousands)
Non-accrual loans:
  One- to four-family residential...    $    608    $    153    $    178    $    155     $     --    $     --
  Commercial real estate............         380          --          --          --           --          --
  Construction......................         145          --          --          --           --          --
  Home equity lines of credit.......          --          --          --          --           --          --
  Commercial business...............         353          94          --          --           --         101
  Other.............................           6          --          --          --           --          --
                                        --------    --------    --------    --------     --------    --------
     Total............................  $  1,492    $    247    $    178    $    155     $     --         101
                                        --------    --------    --------    --------     --------    --------

Accruing loans 90 days or more past due:
  One- to four-family residential...    $     --    $     --    $     --    $     --     $     83    $     84
  Commercial real estate............          --          --          --          --           --          --
  Construction......................          --          --          --          --           --          --
  Home equity lines of credit.......          --          --          --          --           --          --
  Commercial business...............          --          --          --          --           --          --
  Other.............................          --          --           3          --           --          24
                                        --------    --------    --------    --------     --------    --------
     Total loans 90 days or more past
     due..............................  $     --    $     --    $      3    $     --     $     83    $    108
                                        --------    --------    --------    --------     --------    --------

     Total non-performing loans.......     1,492         247         181         155           83         209
                                        --------    --------    --------    --------     --------    --------

Foreclosed real estate................        --          --          --          --           --          73
Other non-performing assets...........        --          --          --          --           --          --
                                        --------    --------    --------    --------     --------    --------

Total non-performing assets...........  $  1,492    $    247    $    181    $    155     $     83    $    282
                                        ========    ========    ========    ========     ========    ========

Ratios:
   Total non-performing loans to
   total loans........................      0.59%       0.13%       0.10%       0.09%        0.05%       0.13%
   Total non-performing loans to
   total assets.......................      0.46%       0.09%       0.07%       0.06%        0.03%       0.09%
   Total non-performing assets to
   total assets.......................      0.46%       0.09%       0.07%       0.06%        0.03%       0.12%


     At June 30, 2005, our portfolio of commercial business, commercial real estate and construction loans totaled $107.2 million, or 42.7% of our total loans, compared to $34.2 million, or 19.4% of our total loans at September 30, 2003. Commercial business, commercial real estate and construction loans generally have more risk than one-to four-family residential mortgage loans. As shown in the table above, at June 30, 2005, our non-performing loans increased to $1.5 million from $247,000 at September 30, 2004 and $181,000 at September 30, 2003, reflecting our increased originations of these loans.


     Additional interest income of approximately $43,000 and $12,000 would have been recorded during the nine months ended June 30, 2005 and 2004, respectively, if the non-accrual loans summarized in the above table had performed in accordance with their original terms. Interest income of $0 and $0 was recorded on non-accrual loans more than 90 days delinquent for the nine months ended June 30, 2005 and 2004, respectively.

     Delinquent Loans. The following table sets forth certain information with respect to our loan portfolio delinquencies at the dates indicated. Loans delinquent for 90 days or more are generally classified as nonaccrual loans.

                                                    Loans Delinquent For
                                   ----------------------------------------------------
                                           60-89 Days               90 Days and Over                Total
                                   ------------------------    ------------------------    ------------------------
                                     Number        Amount        Number        Amount        Number        Amount
                                   ----------    ----------    ----------    ----------    ----------    ----------
                                                                 (Dollars in thousands)
At June 30, 2005
----------------
One- to four-family residential             5    $      397             6    $      608            11    $    1,005
Commercial real estate.........            --            --             1           380             1           380
Construction...................            --            --             1           145             1           145
Home equity lines of credit....            --            --            --            --            --            --
Commercial business............             9           333             2           353            11           686
Other..........................             8            47             4             6            12            53
                                   ----------    ----------    ----------    ----------    ----------    ----------
     Total.....................            22    $      777            14    $    1,492            36    $    2,269
                                   ==========    ==========    ==========    ==========    ==========    ==========

At September 30, 2004
---------------------
One- to four-family residential             5    $      586             3    $      153             8    $      739
Commercial real estate.........            --            --            --            --            --            --
Construction...................            --            --            --            --            --            --
Home equity lines of credit....            --            --            --            --            --            --
Commercial business............             3         1,628             1            94             4         1,722
Other..........................             3            70            --            --             3            70
                                   ----------    ----------    ----------    ----------    ----------    ----------
     Total.....................            11    $    2,284             4    $      247            15    $    2,531
                                   ==========    ==========    ==========    ==========    ==========    ==========

At September 30, 2003
---------------------
One- to four-family residential             2    $      466             3    $      178             5    $      644
Commercial real estate.........            --            --            --            --            --            --
Construction...................            --            --            --            --            --            --
Home equity lines of credit....            --            --            --            --            --            --
Commercial business............             1           106            --            --             1           106
Other..........................             1             5             1             3             2             8
                                   ----------    ----------    ----------    ----------    ----------    ----------
     Total.....................             4    $      577             4    $      181             8    $      758
                                   ==========    ==========    ==========    ==========    ==========    ==========

At September 30, 2002
---------------------
One- to four-family residential             1    $       96             3    $      155             4    $      251
Commercial real estate.........            --            --            --            --            --            --
Construction...................            --            --            --            --            --            --
Home equity lines of credit....            --            --            --            --            --            --
Commercial business............            --            --            --            --            --            --
Other..........................            --            --            --            --            --            --
                                   ----------    ----------    ----------    ----------    ----------    ----------
     Total.....................             1    $       96             3    $      155             4    $      251
                                   ==========    ==========    ==========    ==========    ==========    ==========

     Real Estate Owned. Real estate we acquire as a result of foreclosure or by deed in lieu of foreclosure is classified as real estate owned until sold. When property is acquired it is recorded at fair market value at the date of foreclosure, establishing a new cost basis. Holding costs and declines in fair value result in charges to expense after acquisition. At June 30, 2005, we held no real estate owned.

     Classified Assets. Federal regulations provide that loans and other assets of lesser quality should be classified as "substandard," "doubtful" or "loss" assets. An asset is considered "substandard" if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. "Substandard" assets include those characterized by the "distinct possibility" we will sustain "some loss" if the deficiencies are not corrected. Assets classified as "doubtful" have all of the weaknesses inherent in those classified "substandard," with the added characteristic the weaknesses present make "collection or liquidation in full," on the basis of currently existing facts, conditions, and values, "highly questionable and improbable." Assets classified as "loss" are those considered "un-collectible" and of such little value their continuance as assets without the establishment of a specific loss reserve is not warranted. We classify an asset as "special mention" if the asset has a potential weakness that warrants management's close attention. While such assets are not impaired, management has concluded that if the potential weakness in the asset is not addressed, the value of the asset may deteriorate, adversely affecting the repayment of the asset. On the basis of our review of assets at June 30, 2005, classified assets consisted of $1.2 million of special mention assets, $2.4 million of substandard assets, $530,000 of doubtful assets and $13,000 of loss assets.

     We are required to establish an allowance for loan losses in an amount deemed prudent by management for loans classified substandard or doubtful, as well as for other problem loans. General allowances represent loss allowances which have been established to recognize the inherent losses associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When we classify problem assets as "loss," we are required either to establish a specific allowance for losses equal to 100% of the amount of the asset so classified or to charge off such amount. Our determination as to the classification of our assets and the amount of our valuation allowances is subject to review by the New Jersey Department of Banking and Insurance and the Federal Deposit Insurance Corporation which can direct us to establish additional general or specific loss allowances.


     The loan portfolio is reviewed on a regular basis to determine whether any loans require classification in accordance with applicable regulations. Not all classified assets constitute non-performing assets.

Allowance for Loan Losses

     Our allowance for loan losses is maintained at a level necessary to absorb loan losses that are both probable and reasonably estimable. Management, in determining the allowance for loan losses, considers the losses in our loan portfolio both probable and reasonably estimable, and changes in the nature and volume of loan activities, along with the general economic and real estate market conditions. A description of our methodology in establishing our allowance for loan losses is set forth in the section "Management's Discussion and Analysis of Financial Condition and Results of Operations of Magyar Bancorp, Inc.--Critical Accounting Policies--Allowance for Loan Losses." The allowance for loan losses as of June 30, 2005 was maintained at a level that represents management's best estimate of losses in the loan portfolio both probable and reasonably estimable. However, this analysis process is inherently subjective, as it requires us to make estimates that are susceptible to revisions as more information becomes available. Although we believe we have established the allowance at levels to absorb probable and estimable losses, future additions may be necessary if economic or other conditions in the future differ from the current environment.

     In addition, as an integral part of their examination process, the New Jersey Department of Banking and Insurance and the Federal Deposit Insurance Corporation will periodically review our allowance for loan losses. Such agencies may require us to recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

     Allowance for Loan Losses. The following table sets forth activity in our allowance for loan losses for the periods indicated.

                                  At or For the Nine
                                 Months Ended June 30,             At or For the Years Ended September 30,
                                 --------------------    ---------------------------------------------------------
                                   2005        2004        2004        2003        2002         2001        2000
                                 --------    --------    --------    --------    --------     --------    --------
                                                               (Dollars in thousands)
Balance at beginning of period.  $  2,341    $  2,150    $  2,150    $  1,926    $  1,649     $  1,446    $  1,297
                                 --------    --------    --------    --------    --------     --------    --------

Charge-offs:
 One- to four-family
   residential...............          --          --          --          --          --           25          28
 Commercial real estate......          --          --          --          --          --           --          --
 Construction................          --          --          --          --          --           --          --
 Home equity lines of credit.          --          --          --          --          --           --          --
 Commercial business.........          94          --          --          --          --           --          --
 Other.......................           3          11          11           6          --            4          42
                                 --------    --------    --------    --------    --------     --------    --------
     Total charge-offs.........        97          11          11           6          --           29          70

Recoveries:
 One- to four-family
   residential...............          --          --          --          --          --           --          --
 Commercial real estate......          --          --          --          --          --           --          --
 Construction................          --          --          --          --          --           --          --
 Home equity lines of credit.          --          --          --          --          --           --          --
 Commercial business.........          --          --          --          --          --           --          --
 Other.......................          --          --          --          --          --           --          --
                                 --------    --------    --------    --------    --------     --------    --------
     Total recoveries..........        --          --          --          --          --            1          --
                                 --------    --------    --------    --------    --------     --------    --------

Net charge-offs................        97          11          11           6          --           28          70
Provision for loan losses......       237         152         202         230         277          231         219
                                 --------    --------    --------    --------    --------     --------    --------

Balance at end of period.......  $  2,481    $  2,291    $  2,341    $  2,150    $  1,926     $  1,649    $  1,446
                                 ========    ========    ========    ========    ========     ========    ========

Ratios:
Net charge-offs to
   average loans
   outstanding...........            0.04%       0.01%       0.01%         --%         --%        0.02%       0.04%
Allowance for loan losses to
   non-performing loans at end
   of period (1)...............    166.22%          NM          NM          NM          NM           NM          NM
Allowance for loan
   losses to total loans
   at end of period......            0.99%       1.25%       1.20%       1.22%       1.06%        0.94%       0.88%

----------
(1)  Ratio not meaningful.

     Allocation of Allowance for Loan Losses. The following tables set forth the allowance for loan losses allocated by loan category, the percent of the allowance to the total allowance and the percent of loans in each category to total loans at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

                                                                                       At September 30,
                                             At June 30,                  ---------------------------------------------
                                                2005                                         2004
                             -----------------------------------------    -----------------------------------------
                                             Percent of     Percent of                    Percent of     Percent of
                                            Allowance to     Loans in                    Allowance to     Loans in
                                               Total       Category to                      Total       Category to
                                Amount       Allowance     Total Loans      Amount        Allowance     Total Loans
                             -----------    -----------    -----------    -----------    -----------    -----------
                                                                                    (Dollars in thousands)
One- to four-family
   residential...........    $       402          16.21%         47.27%   $       281          12.02%         55.50%
Commercial real estate...          1,084          43.73          19.83            857          36.62          10.17
Construction.............            426          17.17          14.78             56           2.40           2.82
Home equity lines of
   credit................            107           4.31           4.24            222           9.46           4.63
Commercial business......            380          15.32           8.10            721          30.81          14.14
Other....................             82           3.26           5.78            170           7.27          12.74
Unallocated..............             --             --             --             34           1.41             --
                             -----------    -----------    -----------    -----------    -----------    -----------

   Total allowance for
     loan losses.....        $     2,481         100.00%        100.00%   $     2,341         100.00%        100.00%
                             ===========    ===========    ===========    ===========    ===========    ===========

                                                                 At September 30,
                             --------------------------------------------------------------------------------------
                                                2003                                         2002
                             -----------------------------------------    -----------------------------------------
                                             Percent of     Percent of                    Percent of     Percent of
                                            Allowance to     Loans in                    Allowance to     Loans in
                                               Total       Category to                      Total       Category to
                               Amount        Allowance     Total Loans       Amount       Allowance     Total Loans
                             -----------    -----------    -----------    -----------    -----------    -----------

One- to four-family
   residential...........    $       196           9.14%         61.08%   $       230          11.92%         65.81%
Commercial real estate...            822          38.24          10.99            717          37.20           9.65
Construction.............            301          14.01           2.95            102           5.32           1.03
Home equity lines of
   credit................            190           8.83           4.15            180           9.33           3.82
Commercial business......            426          19.80           5.47            268          13.91           4.38
Other....................            164           7.61          15.36            146           7.59          15.31
Unallocated..............             51           2.37             --            283          14.74             --
                             -----------    -----------    -----------    -----------    -----------    -----------

   Total allowance for
     loan losses.....        $     2,150         100.00%        100.00%   $     1,926         100.00%        100.00%
                             ===========    ===========    ===========    ===========    ===========    ===========

                                                                At September 30,
                             --------------------------------------------------------------------------------------
                                                   2001                                      2000
                             -----------------------------------------    -----------------------------------------
                                             Percent of     Percent of                    Percent of     Percent of
                                            Allowance to     Loans in                    Allowance to     Loans in
                                               Total       Category to                      Total       Category to
                               Amount        Allowance     Total Loans      Amount        Allowance     Total Loans
                             -----------    -----------    -----------    -----------    -----------    -----------
                                       (Dollars in thousands)
One- to four-family
   residential...........    $       227          13.77%         75.84%   $       395          27.35%         79.54%
Commercial real estate...            506          30.69           8.03            284          19.62           4.93
Construction.............             57           3.47           1.29             41           2.86           0.34
Home equity lines of
   credit................            193          11.71           3.89            166          11.45           3.36
Commercial business......            273          16.58           2.98            150          10.38           1.91
Other....................            103           6.24           7.97            121           8.35           9.92
Unallocated..............            290          17.53             --            289          19.98             --
                             -----------    -----------    -----------    -----------    -----------    -----------

   Total allowance for
     loan losses.....        $     1,649         100.00%        100.00%   $     1,446         100.00%        100.00%
                             ===========    ===========    ===========    ===========    ===========    ===========

Investments

     Our Board of Directors has adopted our Investment Policy. This policy determines the types of securities in which we may invest. The Investment Policy is reviewed annually by the Investment Committee of the Board of Directors and changes to the policy are recommended to and subject to approval by our Board of Directors. While general investment strategies are developed by the Investment Committee, the execution of specific actions rests primarily with our President and our Chief Financial Officer. They are responsible for ensuring the guidelines and requirements included in the Investment Policy are followed and all securities are considered prudent for investment. They are authorized to execute transactions that fall within the scope of the established Investment Policy up to $2.0 million per transaction. Investment transactions in excess of $2.0 million must be approved by the Investment Committee. Investment transactions are reviewed and ratified by the Board of Directors at their regularly scheduled meetings.

     Our investments portfolio may include U.S. Treasury obligations, securities issued by various federal agencies, mortgage-backed securities, certain certificates of deposit of insured financial institutions, overnight and short-term loans to other banks, investment grade corporate debt instruments, and Fannie Mae and Freddie Mac equity securities. In addition, we may invest in equity securities subject to certain limitations and not in excess of Magyar Bank's Tier 1 capital.


     The Investment Policy requires that securities transactions be conducted in a safe and sound manner and purchase and sale decisions be based upon a thorough analysis of each security to determine its quality and inherent risks and fit within our overall asset/liability management objectives. The analysis must consider the effect of an investment or sale on our risk-based capital and prospects for yield and appreciation.

     At June 30, 2005, our securities portfolio totaled $58.1 million, or 17.9% of our total assets. Securities are classified as held-to-maturity or available-for-sale when purchased. At June 30, 2005, $36.0 million of our securities were classified as held-to-maturity and reported at amortized cost, and $22.1 million were classified as available-for-sale and reported at fair value.


     U.S. Government and Federal Agency Obligations. At June 30, 2005, our U.S. Government and Federal Agency securities portfolio totaled $8.2 million, or 14.2% of our total securities portfolio. While these securities generally provide lower yields than other securities in our securities portfolio, we hold these securities, to the extent appropriate, for liquidity purposes and as collateral for certain borrowings. We invest in these securities to achieve positive interest rate spreads with minimal administrative expense, and to lower our credit risk as a result of the guarantees provided by these issuers.


     Mortgage-Backed Securities. We purchase mortgage-backed pass through and collateralized mortgage obligation ("CMO") securities insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae. To a lesser extent, we also invest in mortgage-backed securities issued or sponsored by private issuers. At June 30, 2005, the fair market value of our mortgage-backed securities, including CMOs, was $47.7 million, or 82.1% of our total securities portfolio. Included in this balance was $527,000 of mortgage-backed securities issued by private issuers. Our policy is to limit purchases of privately issued mortgage-backed securities to non-high risk securities rated "AAA" by a nationally recognized credit rating agency. High risk securities generally are defined as those exhibiting significantly greater volatility of estimated average life and price due to changes in interest rates than 30-year fixed rate securities.


     Mortgage-backed pass through securities are created by pooling mortgages and issuing a security with an interest rate less than the interest rate on the underlying mortgages. Mortgage-backed pass through securities represent a participation interest in a pool of single-family or multi-family mortgages. As loan payments are made by the borrowers, the principal and interest portion of the payment is passed through to the investor as received. CMOs are also backed by mortgages. However they differ from mortgage-backed pass through securities because the principal and interest payments on the underlying mortgages are structured so that they are paid to the security holders of pre-determined classes or tranches at a faster or slower pace. The receipt of these principal and interest payments, which depends on the estimated average life for each class, is contingent on a prepayment speed assumption assigned to the underlying mortgages. Variances between the assumed payment speed and actual payments can significantly alter the average lives of such securities. Mortgage-backed securities and CMOs generally yield less than the loans that underlie such securities because of the cost of payment guarantees and credit enhancements. However, mortgage-backed securities are usually more liquid than individual mortgage loans and may be used to collateralize borrowings and other liabilities.

     Mortgage-backed securities present a risk that actual prepayments may differ from estimated prepayments over the life of the security, which may require adjustments to the amortization of any premium or accretion of any discount relating to such instruments that can change the net yield on the securities. There is also reinvestment risk associated with the cash flows from such securities or if the securities are redeemed by the issuer. In addition, the market value of such securities may be adversely affected by changes in interest rates.


     Our mortgage-backed securities portfolio had a weighted average yield of 3.81% at June 30, 2005. The estimated fair value of our mortgage-backed securities portfolio at June 30, 2005 was $47.7 million, which was $440,000 less than the amortized cost of $48.1 million.


     Corporate Notes. At June 30, 2005, our corporate notes portfolio totaled $2.0 million, or 3.5% of our total securities portfolio, all of which was classified as held-to-maturity and all of which was comprised of corporate notes issued by a single financial services company. Although corporate notes may offer higher yields than U.S. Treasury or agency securities of comparable duration, corporate notes also have a higher risk of default due to possible adverse changes in the creditworthiness of the issuer. In order to mitigate this risk, our investment policy requires that corporate debt obligations be rated in one of the four highest categories by a nationally recognized rating service. We may invest up to 25% of Magyar Bank's investment portfolio in corporate debt obligations and up to 15% of Magyar Bank's capital in any one issuer.


     Equity Securities. At June 30, 2005, our equity securities totaled $142,000, or 0.2% of our total securities portfolio and consisted of a mutual fund which invests primarily in mortgage-backed securities. All of our equity securities were classified as available-for-sale at June 30, 2005. Equity securities are not insured or guaranteed investments and are affected by market interest rates and stock market fluctuations. Such investments are carried at their fair value and fluctuation in the fair value of such investments, including temporary declines in value, directly affect our net capital position.

     Securities Portfolios. The following table sets forth the composition of our securities portfolio (excluding Federal Home Loan Bank of New York common stock) at the dates indicated.

                                                                                     At September 30,
                                   At June 30,         ----------------------------------------------------------------------------
                                       2005                      2004                       2003                      2002
                             -----------------------   -----------------------    -----------------------   -----------------------
                              Amortized      Fair       Amortized      Fair        Amortized      Fair       Amortized      Fair
                                Cost         Value        Cost         Value         Cost         Value        Cost         Value
                             ----------   ----------   ----------   ----------    ----------   ----------   ----------   ----------
                                                                         (In thousands)
Securities
available-for-sale:
  U.S. Government and
     agency obligations....  $    4,000   $    3,918   $    5,498   $    5,516    $   10,496   $   10,703   $    7,494   $    7,592
  Corporate notes..........          --           --        2,002        2,007         2,031        2,125        2,060        2,182
  Equity securities........         142          142          142          142           142          142          142          142
  Mortgage-backed
     securities............      18,356       18,026       23,841       23,506        27,426       27,106        3,605        3,612
                             ----------   ----------   ----------   ----------    ----------   ----------   ----------   ----------
     Total securities
      available-for-sale...  $   22,498   $   22,086   $   31,483   $   31,171    $   40,095   $   40,076   $   13,301   $   13,528
                             ==========   ==========   ==========   ==========    ==========   ==========   ==========   ==========

Securities
   held-to-maturity:
  U.S. Government and
     agency obligations (1)  $    4,331   $    4,314   $    7,423   $    7,445    $    5,533   $    5,629   $    5,727   $    5,845
  Corporate notes..........       2,002        2,031        2,005        2,097         2,008        2,202        2,013        2,223
  Mortgage-backed
     securities............      29,735       29,625       33,187       33,315        29,726       30,367       30,535       31,551
                             ----------   ----------   ----------   ----------    ----------   ----------   ----------   ----------
     Total securities
      held-to-maturity.....  $   36,068   $   35,970   $   42,615   $   42,857    $   37,267   $   38,198   $   38,275   $   39,619
                             ==========   ==========   ==========   ==========    ==========   ==========   ==========   ==========

----------
(1)  Includes New Jersey state obligations.

     At June 30, 2005, we had no investments that had an aggregate book value in excess of 10% of our retained earnings.

     Portfolio Maturities and Yields. The composition and maturities of the investment debt securities portfolio and the mortgage-backed securities portfolio at June 30, 2005 are summarized in the following table. Maturities are based on the final contractual payment dates, and do not reflect the impact of prepayments or early redemptions that may occur. State and municipal securities yields have been adjusted to a tax-equivalent basis.

                                                                 More than One Year     More than Five Years
                                          One Year or Less       through Five Years      through Ten Years     More than Ten Years
                                        ---------------------  ----------------------  ---------------------- ----------------------
                                                     Weighted               Weighted                Weighted                Weighted
                                        Amortized    Average   Amortized    Average   Amortized     Average   Amortized     Average
                                          Cost        Yield      Cost        Yield      Cost         Yield      Cost         Yield
                                        ---------    --------  ---------    --------  ---------     --------  ---------     --------
                                                                                            (Dollars in thousands)
Securities available-for-sale:
  U.S. Government and agency
     obligations...................     $     --         --%   $  4,000       2.73%   $     --          --%   $     --          --%
  Corporate notes..................           --         --%         --         --%         --          --%         --          --%
  Equity securities................          142       2.82%         --         --%         --          --%         --          --%
  Mortgage-backed securities.......           --         --%         --         --%      6,781        3.78%     11,575        3.05%
                                        --------               --------               --------                --------
     Total securities
       available-for-sale..........     $    142       2.82%   $  4,000       2.73%   $  6,781        3.78%   $ 11,575        3.05%
                                        ========               ========               ========                ========

Securities held-to-maturity:
  U.S. Government and agency
     obligations (1)...............     $     --         --%   $  4,000       3.33%   $    147        6.00%   $    184        3.91%
  Corporate notes..................        2,002       6.39%         --         --%         --          --%         --          --%
  Mortgage-backed securities.......           19       6.00%      4,649       4.93%     11,558        3.96%     13,509        3.94%
                                        --------               --------               --------                --------
     Total securities held-to-maturity  $  2,021       6.39%   $  8,649       4.19%   $ 11,705        3.98%   $ 13,693        3.94%
                                        ========               ========               ========                ========

Total securities...................     $  2,163       6.16%   $ 12,649       3.73%   $ 18,486        3.91%   $ 25,269        3.53%
                                        ========               ========               ========                ========


                                                 Total Securities
                                        ----------------------------------
                                                                  Weighted
                                        Amortized                 Average
                                          Cost     Fair Value      Yield
                                        ---------  ----------     --------

Securities available-for-sale:
  U.S. Government and agency
     obligations...................     $  4,000    $  3,918        2.73%
  Corporate notes..................           --          --          --%
  Equity securities................          142         142        2.82%
  Mortgage-backed securities.......       18,356      18,026        3.32%
                                        --------    --------
     Total securities
       available-for-sale..........     $ 22,498    $ 22,086        3.21%
                                        ========    ========

Securities held-to-maturity:
  U.S. Government and agency
     obligations (1)...............     $  4,331    $  4,314        3.45%
  Corporate notes..................        2,002       2,031        6.39%
  Mortgage-backed securities.......       29,735      29,625        4.11%
                                        --------    --------
     Total securities held-to-maturity  $ 36,068    $ 35,970        4.16%
                                        ========    ========

Total securities...................     $ 58,566    $ 58,056        3.79%
                                        ========    ========

----------
(1)  Includes New Jersey state obligations.

Sources of Funds

     General. Deposits, primarily certificates of deposit, have traditionally been the primary source of funds used for our lending and investment activities. We also use borrowings, primarily Federal Home Loan Bank advances, to supplement cash flow needs, to lengthen the maturities of liabilities for interest rate risk management and to manage our cost of funds. Additional sources of funds include principal and interest payments from loans and securities, loan and security prepayments and maturities, income on other earning assets and retained earnings. While cash flows from loans and securities payments can be relatively stable sources of funds, deposit inflows and outflows can vary widely and are influenced by prevailing interest rates, market conditions and levels of competition.

     Deposits. Our deposits are generated primarily from residents within our primary market area. We offer a selection of deposit accounts, including demand accounts, NOW accounts, money market accounts, savings accounts, retirement accounts and certificates of deposit. Deposit account terms vary, with the principal differences being the minimum balance required, the amount of time the funds must remain on deposit and the interest rate. We also have the authority to accept brokered deposits and do so when attractive rates are available. At June 30, 2005, we had $9.9 million in brokered deposits.

     Interest rates paid, maturity terms, service fees and withdrawal penalties are established on a periodic basis. Deposit rates and terms are based primarily on current operating strategies and market rates, liquidity requirements, rates paid by competitors and growth goals. Personalized customer service, long-standing relationships with customers and an active marketing program are relied upon to attract and retain deposits.


     The flow of deposits is influenced significantly by general economic conditions, changes in money market and other prevailing interest rates and competition. The variety of deposit accounts offered allows us to be competitive in obtaining funds and responding to changes in consumer demand. Based on experience, we believe that our deposits are relatively stable. However, the ability to attract and maintain deposits, and the rates paid on these deposits, have been and will continue to be significantly affected by market conditions. At June 30, 2005, $113.0 million, or 43.6% of our deposit accounts, were certificates of deposit, of which $74.6 million had maturities of one year or less. We monitor activity in these accounts and, based on historical experience and our current pricing strategy, we believe we will retain a large portion of these accounts upon maturity.

         The following table sets forth the distribution of total deposit accounts, by account type, at the dates indicated.

                                                                                 At September 30,
                                  At June 30,            ----------------------------------------------------------------
                                     2005                             2004                             2003
                        -------------------------------  -------------------------------  -------------------------------
                                               Weighted                         Weighted                         Weighted
                                               Average                          Average                          Average
                         Balance    Percent      Rate     Balance    Percent       Rate    Balance    Percent       Rate
                        --------   --------    --------  --------   --------    --------  --------   --------    --------
                                                                              (Dollars in thousands)
Deposit type:
Demand................  $ 13,429       5.18%       --%   $  9,925       4.43%       --%   $  8,250       3.66%       --%
Passbook savings......    51,918      20.04%     0.87%     49,550      22.12%     0.51%     47,625      21.10%     0.91%
Money market passbook.     1,630       0.63%     0.35%      2,206       0.99%     0.35%      3,290       1.46%     0.75%
Club accounts.........       165       0.06%     0.25%        229       0.10%     0.25%        238       0.11%     0.65%
Regular NOW accounts..    24,551       9.48%     0.51%     24,548      10.96%     0.31%     25,706      11.39%     0.35%
Money market NOW
  accounts............    29,853      11.52%     1.68%     25,164      11.24%     0.82%     26,909      11.92%     1.02%
Certificates of
  deposit.............   112,959      43.60%     2.91%     89,487      39.95%     2.15%     90,485      40.09%     2.28%
Individual retirement
  accounts............    24,576       9.49%     3.58%     22,865      10.21%     3.44%     23,172      10.27%     3.63%
                        --------   --------              --------   --------              --------   --------

   Total deposits.....  $259,081     100.00%     2.03%   $223,974     100.00%     1.45%   $225,675     100.00%     1.65%
                        ========   ========              ========   ========              ========   ========

                               At September 30,
                        -------------------------------
                                     2002
                        -------------------------------
                                               Weighted
                                               Average
                         Balance    Percent       Rate
                        --------   --------    --------

Deposit type:
Demand................  $  7,004       3.30%       --%
Passbook savings......    42,487      20.02%     1.51%
Money market passbook.     3,545       1.67%     1.49%
Club accounts.........       250       0.12%     0.75%
Regular NOW accounts..    23,059      10.87%     0.82%
Money market NOW
  accounts............    24,168      11.39%     1.87%
Certificates of
  deposit.............    89,253      42.06%     2.93%
Individual retirement
  accounts............    22,428      10.57%     4.14%
                        --------   --------

   Total deposits.....  $212,194     100.00%     2.30%
                        ========   ========

     As of June 30, 2005, the aggregate amount of outstanding certificates of deposit in amounts greater than or equal to $100,000 was $28.4 million. The following table sets forth the maturity of these certificates as of June 30, 2005.


                                               At
                                          June 30, 2005
                                        -----------------
                                         (In thousands)
Three months or less................       $    5,072
Over three months through six months            3,138
Over six months through one year....            7,732
Over one year to three years........           12,002
Over three years....................              467
                                           ----------

Total...............................       $   28,411
                                           ==========

     At June 30, 2005, $74.6 million of our certificates of deposit had maturities of one year or less. We monitor activity on these accounts and, based on historical experience and our current pricing strategy, we believe we will retain a large portion of these accounts upon maturity. The following table sets forth the interest-bearing deposit activities for the periods indicated.

                                             For the Nine Months Ended
                                                     June 30,                  For the Years Ended September 30,
                                           ----------------------------   -------------------------------------------
                                               2005            2004           2004           2003            2002
                                           ------------    ------------   ------------   ------------    ------------
                                                                         (In thousands)
Beginning balance.....................     $    214,049    $    217,426   $    217,426   $    205,190    $    197,191
Net deposits (withdrawals) before
   interest credited..................           28,709          (4,249)        (6,705)         7,880           2,337
Interest credited.....................            2,893           2,445          3,328          4,356           5,662
                                           ------------    ------------   ------------   ------------    ------------
Ending balance........................     $    245,651    $    215,621   $    214,049   $    217,426    $    205,190
                                           ============    ============   ============   ============    ============


     Borrowings. Our borrowings consist of advances from and reverse repurchase agreements with the Federal Home Loan Bank of New York. As of June 30, 2005, we had Federal Home Loan Bank advances in the amount of $36.7 million, of which $5.0 million were short-term. These advances represented 12.2% of total liabilities and had a weighted average maturity of 5.01 years and a weighted average rate of 4.30%. As a member of the Federal Home Loan Bank of New York, we can currently borrow up to $83.9 million from the Federal Home Loan Bank. Securities sold under agreements to repurchase are funds borrowed from customers on an overnight basis that are secured by U.S. Government agency obligations. Our reverse repurchase agreements are recorded as financing transactions as we maintain effective control over the transferred or pledged securities. The dollar amount of the securities underlying the agreements continues to be carried in our securities portfolio while the obligations to repurchase the securities are reported as liabilities in our consolidated balance sheets. The securities underlying the agreements are delivered to the party with whom each transaction is executed. Those parties agree to resell to us the identical securities we delivered to them at the maturity or call period of the agreement. The following summarizes our Federal Home Loan Bank short-term advances at and for the periods shown.

                                                  At or For the
                                           Nine Months Ended June 30,      At or For the Years Ended September 30,
                                          ---------------------------    --------------------------------------------
                                              2005            2004           2004            2003            2002
                                          -----------     -----------    -----------     ------------    ------------
                                                                    (Dollars in thousands)
Balance at end of period...............   $     5,000     $        --    $    11,500     $         --    $         --
Average balance during period..........   $     8,500     $       900    $     4,900     $         --    $         --
Maximum outstanding at any month end...   $    20,700     $     1,500    $    11,500     $         --    $         --
Weighted average interest rate at end
   of period...........................          2.64%           1.12%          1.25%              --%             --%
Average interest rate during period....          2.55%           1.02%          1.52%              --%             --%


Properties

     The following table provides certain information as of the date of this prospectus with respect to our main office located in New Brunswick, New Jersey and our three other full-service branch offices.

                                                                     Original Year
                                                                       Leased or       Year of Lease
                   Location                       Leased or Owned       Acquired         Expiration
-----------------------------------------------   ---------------    -------------     -------------
Main Office:                                           Owned              2005               --
400 Somerset Street
New Brunswick, New Jersey

Full-Service Branches:

582 Milltown Road                                     Leased              2002              2012
North Brunswick, New Jersey

3050 Highway No. 27                                    Owned              1969               --
South Brunswick, New Jersey

89 French Street                                      Leased              2005              2010
New Brunswick, New Jersey

Subsidiary Activities


     Magbank Investment Company is a wholly-owned subsidiary of Magyar Bank established in 2005 as a New Jersey investment corporation for the purpose of buying, selling and holding investment securities. The income earned on Magbank Investment Company's investment securities is subject to a significantly lower rate of state tax than that assessed on income earned on investment securities maintained at Magyar Bank.


     Magyar Service Corp., a New Jersey corporation, is a wholly owned subsidiary of Magyar Bank. Magyar Service Corp. offers Magyar Bank customers and others a complete range of non-deposit investment products and financial planning services, including insurance products, fixed and variable annuities, and retirement planning for individual and commercial customers.

Legal Proceedings

     At June 30, 2005, we were not involved in any legal proceedings, the outcome of which would be material to our financial condition, results of operations or cash flows.

Personnel

     As of June 30, 2005, we had 79 full-time employees and seven part-time employees. Our employees are not represented by any collective bargaining group. Management believes that we have good relations with our employees.

                           FEDERAL AND STATE TAXATION

Federal Taxation

     General. Magyar Bancorp, Inc. and Magyar Bank are subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. Magyar Bank's federal tax returns are not currently under audit, and Magyar Bank has not been audited during the past five years. The following discussion of federal taxation is intended only to summarize certain pertinent federal income tax matters and is not a comprehensive description of the tax rules applicable to Magyar Bancorp, Inc. or Magyar Bank.


     Method of Accounting. For federal income tax purposes, Magyar Bancorp, Inc. will report its income and expenses on the accrual method of accounting and will use a tax year ending September 30 for filing its federal and state income tax returns.

     Bad Debt Reserves. Historically, Magyar Bank has been subject to special provisions in the tax law regarding allowable tax bad debt deductions and related reserves. Tax law changes were enacted in 1996, pursuant to the Small Business Protection Act of 1996 (the "1996 Act"), that eliminated the use of the percentage of taxable income method for computing tax bad debt deductions for tax years after 1995, and required recapture into taxable income over a six-year period all applicable excess bad debt reserves accumulated after 1988. Magyar Bank has fully recaptured its reserve balance.


     Currently, Magyar Bank uses the reserve method to account for bad debt deductions for income tax purposes.


     Taxable Distributions and Recapture. Prior to the 1996 Act, bad debt reserves created prior to January 1, 1988 (pre-base year reserves) were subject to recapture into taxable income if Magyar Bank failed to meet certain thrift asset and definitional tests.

     At June 30, 2005, our total federal pre-base year reserve was approximately $1.3 million. However, under current law, pre-base year reserves remain subject to recapture if Magyar Bank makes certain non-dividend distributions, repurchases any of its stock, pays dividends in excess of tax earnings and profits, or ceases to maintain a bank charter.

     Alternative Minimum Tax. The Internal Revenue Code imposes an alternative minimum tax ("AMT") at a rate of 20% on a base of regular taxable income plus certain tax preferences ("alternative minimum taxable income" or "AMTI"). The AMT is payable to the extent such AMTI is in excess of an exemption amount and the AMT exceeds the regular income tax. Net operating losses can offset no more than 90% of AMTI. Certain payments of AMT may be used as credits against regular tax liabilities in future years. Magyar Bancorp, Inc. and Magyar Bank have not been subject to the AMT and have no such amounts available as credits for carryover.

     Net Operating Loss Carryovers. A financial institution may carry back net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years. At June 30, 2005, Magyar Bank had approximately $440,000 of net operating loss carryforwards for federal income tax purposes that were generated in the tax year ended September 30, 2004.

     Corporate Dividends-Received Deduction. Magyar Bancorp, Inc. may exclude from its federal taxable income 100% of dividends received from Magyar Bank as a wholly- owned subsidiary. The corporate dividends-received deduction is 80% when the dividend is received from a corporation having at least 20% of its stock owned by the recipient corporation. A 70% dividends-received deduction is available for dividends received from corporations owning less than 20% by the recipient corporation.

State Taxation


     New Jersey State Taxation. The income of savings institutions in New Jersey, which is calculated based on federal taxable income, subject to certain adjustments, is subject to New Jersey tax. Magyar Bank files a New Jersey corporate income tax return. Magyar Bank is not currently under audit with respect to its New Jersey income tax returns and Magyar Bank's state tax returns have not been audited for the past five years.

     On July 2, 2002, the State of New Jersey enacted income tax law changes that were retroactive to tax years beginning January 1, 2002. The more relevant changes include an increase in the tax rate for savings banks from three percent to nine percent and the establishment of an Alternative Minimum Assessment ("AMA") tax. Under the legislation, a taxpayer, including Magyar Bank, will pay the greater of the corporate business tax ("CBT") (at 9% of taxable income) or the AMA tax. The AMA tax is a gross receipts tax that is calculated by multiplying the gross receipts by the applicable factor, which ranges from 0.125% to 0.4%. The AMA tax is creditable against the CBT in a year in which the CBT is higher, limited to the AMA for that year, and limited to an amount such that the tax is not reduced by more than 50% of the tax otherwise due and other statutory minimums. The AMA tax for each taxpayer may not exceed $5.0 million per year and the sum of the AMA for each member of an affiliated group may not exceed $20.0 million per year for members of an affiliated group with five or more taxpayers. The AMA for tax years beginning after June 30, 2006 will be zero.


     New Jersey tax law does not and has not allowed for a taxpayer to file a tax return on a combined or consolidated basis with another member of the affiliated group where there is common ownership. However, under recent tax legislation, if the taxpayer cannot demonstrate by clear and convincing evidence that the tax filing discloses the true earnings of the taxpayer on its business carried on in the State of New Jersey, the New Jersey Director of the Division of Taxation may, at the director's discretion, require the taxpayer to file a consolidated return of the entire operations of the affiliated group or controlled group, including its own operations and income.


     Delaware and New Jersey State Taxation. As a Delaware holding company not earning income in Delaware, Magyar Bancorp, Inc. will be exempt from Delaware corporate income tax, but will be required to file annual returns and pay annual fees and a franchise tax to the State of Delaware.

     Magyar Bancorp, Inc. will be subject to New Jersey corporate income taxes in the same manner as described above for Magyar Bank.


                           SUPERVISION AND REGULATION

General


     Magyar Bank is a New Jersey-chartered savings bank, and its deposit accounts are insured up to applicable limits by the Federal Deposit Insurance Corporation under the Bank Insurance Fund ("BIF") and, to a lesser extent, the Savings Association Insurance Fund ("SAIF"). Magyar Bank is subject to extensive regulation, examination and supervision by the Commissioner of the New Jersey Department of Banking and Insurance (the "Commissioner") as the issuer of its charter, and by the Federal Deposit Insurance Corporation as deposit insurer and its primary federal regulator. Magyar Bank must file reports with the Commissioner and the Federal Deposit Insurance Corporation concerning its activities and financial condition, and it must obtain regulatory approval prior to entering into certain transactions, such as mergers with, or acquisitions of, other depository institutions and opening or acquiring branch offices. The Commissioner and the Federal Deposit Insurance Corporation conduct periodic examinations to assess Magyar Bank's compliance with various regulatory requirements. This regulation and supervision establishes a comprehensive framework of activities in which a savings bank can engage and is intended primarily for the protection of the deposit insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes.

     Magyar Bancorp, Inc., as a bank holding company controlling Magyar Bank, will be subject to the Bank Holding Company Act of 1956, as amended ("BHCA"), and the rules and regulations of the Federal Reserve Board under the BHCA and to the provisions of the New Jersey Banking Act of 1948 (the "New Jersey Banking Act"), and to the regulations of the Commissioner under the New Jersey Banking Act applicable to bank holding companies. Magyar Bank and Magyar Bancorp, Inc. will be required to file reports with, and otherwise comply with the rules and regulations of the Federal Reserve Board and the Commissioner. Following completion of the offering, Magyar Bancorp, Inc. will be required to file certain reports with, and otherwise comply with, the rules and regulations of the Securities and Exchange Commission under the federal securities laws.


     Any change in such laws and regulations, whether by the Commissioner, the Federal Deposit Insurance Corporation, the Federal Reserve Board or through legislation, could have a material adverse impact on Magyar Bank and Magyar Bancorp, Inc. and their operations and stockholders.

     Certain of the laws and regulations applicable to Magyar Bank and Magyar Bancorp, Inc. are summarized below or elsewhere in this prospectus. These summaries do not purport to be complete and are qualified in their entirety by reference to such laws and regulations.

New Jersey Banking Regulation

     Activity Powers. Magyar Bank derives its lending, investment and other activity powers primarily from the applicable provisions of the New Jersey Banking Act and its related regulations. Under these laws and regulations, savings banks, including Magyar Bank, generally may invest in:

     (1)  real estate mortgages;

     (2)  consumer and commercial loans;

     (3) specific types of debt securities, including certain corporate debt securities and obligations of federal, state and local governments and agencies;

     (4)  certain types of corporate equity securities; and

     (5)  certain other assets.


     A savings bank may also make other investments pursuant to "leeway" authority that permits investments not otherwise permitted by the New Jersey Banking Act. "Leeway" investments must comply with a number of limitations on the individual and aggregate amounts of "leeway" investments. A savings bank may also exercise trust powers upon approval of the Commissioner. New Jersey savings banks may exercise those powers, rights, benefits or privileges authorized for national banks or out-of-state banks or for federal or out-of-state savings banks or savings associations, provided that before exercising any such power, right, benefit or privilege, prior approval by the Commissioner by regulation or by specific authorization is required. The exercise of these lending, investment and activity powers are limited by federal law and regulations. See "--Federal Banking Regulation--Activity Restrictions on State-Chartered Banks" below.


     Loans-to-One-Borrower Limitations. With certain specified exceptions, a New Jersey-chartered savings bank may not make loans or extend credit to a single borrower or to entities related to the borrower in an aggregate amount that would exceed 15% of the bank's capital funds. A savings bank may lend an additional 10% of the bank's capital funds if secured by collateral meeting the requirements of the New Jersey Banking Act. Magyar Bank currently complies with applicable loans-to-one-borrower limitations.

     Dividends. Under the New Jersey Banking Act, a stock savings bank may declare and pay a dividend on its capital stock only to the extent that the payment of the dividend would not impair the capital stock of the savings bank. In addition, a stock savings bank may not pay a dividend unless the savings bank would, after the payment of the dividend, have a surplus of not less than 50% of its capital stock, or alternatively, the payment of the dividend would not reduce the surplus. Federal law may also limit the amount of dividends that may be paid by Magyar Bank. See "--Federal Banking Regulation--Prompt Corrective Action" below.

     Minimum Capital Requirements. Regulations of the Commissioner impose on New Jersey-chartered depository institutions, including Magyar Bank, minimum capital requirements


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similar to those imposed by the Federal Deposit Insurance Corporation on insured state banks. See "--Federal Banking Regulation--Capital Requirements."

     Examination and Enforcement. The New Jersey Department of Banking and Insurance may examine Magyar Bank whenever it deems an examination advisable. The Department examines Magyar Bank at least every two years. The Commissioner may order any savings bank to discontinue any violation of law or unsafe or unsound business practice and may direct any director, officer, attorney or employee of a savings bank engaged in an objectionable activity, after the Commissioner has ordered the activity to be terminated, to show cause at a hearing before the Commissioner why such person should not be removed.

Federal Banking Regulation

     Capital Requirements. Federal Deposit Insurance Corporation regulations require banks to maintain minimum levels of capital. The Federal Deposit Insurance Corporation regulations define two tiers, or classes, of capital.

     Tier 1 capital is comprised of the sum of:

     o common stockholders' equity, excluding the unrealized appreciation or depreciation, net of tax, from available for sale securities;

     o non-cumulative perpetual preferred stock, including any related retained earnings; and

     o minority interests in consolidated subsidiaries minus all intangible assets, other than qualifying servicing rights and any net unrealized loss on marketable equity securities.

     The components of Tier 2 capital currently include:

     o    cumulative perpetual preferred stock;

     o certain perpetual preferred stock for which the dividend rate may be reset periodically;

     o hybrid capital instruments, including mandatory convertible securities;

     o    term subordinated debt;

     o    intermediate term preferred stock;

     o    allowance for loan losses; and

     o up to 45% of pretax net unrealized holding gains on available for sale equity securities with readily determinable fair market values.


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     The allowance for loan losses includible in Tier 2 capital is limited to a maximum of 1.25% of risk-weighted assets (as discussed below). Overall, the amount of Tier 2 capital that may be included in total capital cannot exceed 100% of Tier 1 capital. The Federal Deposit Insurance Corporation regulations establish a minimum leverage capital requirement for banks in the strongest financial and managerial condition, with a rating of 1 (the highest examination rating of the Federal Deposit Insurance Corporation for banks) under the Uniform Financial Institutions Rating System, of not less than a ratio of 3.0% of Tier 1 capital to total assets. For all other banks, the minimum leverage capital requirement is 4.0%, unless a higher leverage capital ratio is warranted by the particular circumstances or risk profile of the depository institution.

     The Federal Deposit Insurance Corporation regulations also require that banks meet a risk-based capital standard. The risk-based capital standard requires the maintenance of a ratio of total capital, which is defined as the sum of Tier 1 capital and Tier 2 capital, to risk-weighted assets of at least 8% and a ratio of Tier 1 capital to risk-weighted assets of at least 4%. In determining the amount of risk-weighted assets, all assets, plus certain off balance sheet items, are multiplied by a risk-weight of 0% to 100%, based on the risks the Federal Deposit Insurance Corporation believes are inherent in the type of asset or item.

     The federal banking agencies, including the Federal Deposit Insurance Corporation, have also adopted regulations to require an assessment of an institution's exposure to declines in the economic value of a bank's capital due to changes in interest rates when assessing the bank's capital adequacy. Under such a risk assessment, examiners evaluate a bank's capital for interest rate risk on a case-by-case basis, with consideration of both quantitative and qualitative factors. According to the agencies, applicable considerations include:

     o    the quality of the bank's interest rate risk management process;

     o    the overall financial condition of the bank; and

     o    the level of other risks at the bank for which capital is needed.

     Institutions with significant interest rate risk may be required to hold additional capital. The agencies also issued a joint policy statement providing guidance on interest rate risk management, including a discussion of the critical factors affecting the agencies' evaluation of interest rate risk in connection with capital adequacy.

     As of June 30, 2005, Magyar Bank was considered "well capitalized" under Federal Deposit Insurance Corporation guidelines.


     Activity Restrictions on State-Chartered Banks. Federal law and Federal Deposit Insurance Corporation regulations generally limit the activities and investments of state-chartered Federal Deposit Insurance Corporation insured banks and their subsidiaries to those permissible for national banks and their subsidiaries, unless such activities and investments are specifically exempted by law or consented to by the Federal Deposit Insurance Corporation.



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

     Before making a new investment or engaging in a new activity that is not permissible for a national bank or otherwise permissible under federal law or the Federal Deposit Insurance Corporation regulations, an insured bank must seek approval from the Federal Deposit Insurance Corporation to make such investment or engage in such activity. The Federal Deposit Insurance Corporation will not approve the activity unless the bank meets its minimum capital requirements and the Federal Deposit Insurance Corporation determines that the activity does not present a significant risk to the Federal Deposit Insurance Corporation insurance funds. Certain activities of subsidiaries that are engaged in activities permitted for national banks only through a "financial subsidiary" are subject to additional restrictions.

     Federal law permits a state-chartered savings bank to engage, through financial subsidiaries, in any activity in which a national bank may engage through a financial subsidiary and on substantially the same terms and conditions. In general, the law permits a national bank that is well-capitalized and well-managed to conduct, through a financial subsidiary, any activity permitted for a financial holding company other than insurance underwriting, insurance investments, real estate investment or development or merchant banking. The total assets of all such financial subsidiaries may not exceed the lesser of 45% of the bank's total assets or $50 million. The bank must have policies and procedures to assess the financial subsidiary's risk and protect the bank from such risk and potential liability, must not consolidate the financial subsidiary's assets with the bank's and must exclude from its own assets and equity all equity investments, including retained earnings, in the financial subsidiary. State chartered savings banks may retain subsidiaries in existence as of March 11, 2000 and may engage in activities that are not authorized under federal law. Although Magyar Bank meets all conditions necessary to establish and engage in permitted activities through financial subsidiaries, it has not yet determined whether or the extent to which it will seek to engage in such activities.

     Federal Home Loan Bank System. Magyar Bank is a member of the Federal Home Loan Bank system, which consists of twelve regional federal home loan banks, each subject to supervision and regulation by the Federal Housing Finance Board ("FHFB"). The federal home loan banks provide a central credit facility primarily for member thrift institutions as well as other entities involved in home mortgage lending. It is funded primarily from proceeds derived from the sale of consolidated obligations of the federal home loan banks. The federal home loan banks make loans to members (i.e., advances) in accordance with policies and procedures, including collateral requirements, established by the respective boards of directors of the federal home loan banks. These policies and procedures are subject to the regulation and oversight of the FHFB. All long-term advances are required to provide funds for residential home financing. The FHFB has also established standards of community or investment service that members must meet to maintain access to such long-term advances. Magyar Bank, as a member of the Federal Home Loan Bank of New York, is required to purchase and hold shares of capital stock in the Federal Home Loan Bank of New York in an amount at least equal to the greater of:

     (i) 1% of the aggregate principal amount of its unpaid mortgage loans, home purchase contracts and similar obligations at the beginning of each year;

     (ii) 0.3% of its assets; or


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    (iii) 5% (or such greater fraction as established by the Federal Home Loan
          Bank of New York) of its advances from the Federal Home Loan Bank of New York. Magyar Bank is in compliance with these requirements.

     Enforcement. The Federal Deposit Insurance Corporation has extensive enforcement authority over insured savings banks, including Magyar Bank. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease and desist orders and to remove directors and officers. In general, these enforcement actions may be initiated in response to violations of laws and regulations and to unsafe or unsound practices.

     Prompt Corrective Action. The Federal Deposit Improvement Act also established a system of prompt corrective action to resolve the problems of undercapitalized institutions. The Federal Deposit Insurance Corporation, as well as the other federal banking regulators, adopted regulations governing the supervisory actions that may be taken against undercapitalized institutions. The regulations establish five categories, consisting of "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." The Federal Deposit Insurance Corporation's regulations define the five capital categories as follows:

     An institution will be treated as "well capitalized" if:

     o    its ratio of total capital to risk-weighted assets is at least 10%;

     o    its ratio of Tier 1 capital to risk-weighted assets is at least 6%;
          and

     o its ratio of Tier 1 capital to total assets is at least 5%, and it is not subject to any order or directive by the Federal Deposit Insurance Corporation to meet a specific capital level.

     An institution will be treated as "adequately capitalized" if:

     o    its ratio of total capital to risk-weighted assets is at least 8%; or

     o    its ratio of Tier 1 capital to risk-weighted assets is at least 4%;
          and

     o its ratio of Tier 1 capital to total assets is at least 4% (3% if the bank receives the highest rating under the Uniform Financial Institutions Rating System) and it is not a well-capitalized institution.

     An institution will be treated as "undercapitalized" if:

     o    its total risk-based capital is less than 8%; or

     o    its Tier 1 risk-based-capital is less than 4%; and

     o its leverage ratio is less than 4% (or less than 3% if the institution receives the highest rating under the Uniform Financial Institutions Rating System).


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     An institution will be treated as "significantly undercapitalized" if:

     o    its total risk-based capital is less than 6%;

     o    its Tier 1 capital is less than 3%; or

     o    its leverage ratio is less than 3%.

     An institution that has a tangible capital to total assets ratio equal to or less than 2% would be deemed to be "critically undercapitalized."

     The Federal Deposit Insurance Corporation is required, with some exceptions, to appoint a receiver or conservator for an insured state bank if that bank is "critically undercapitalized." For this purpose, "critically undercapitalized" means having a ratio of tangible capital to total assets of less than 2%. The Federal Deposit Insurance Corporation may also appoint a conservator or receiver for a state bank on the basis of the institution's financial condition or upon the occurrence of certain events, including:

     o insolvency, or when the assets of the bank are less than its liabilities to depositors and others;

     o substantial dissipation of assets or earnings through violations of law or unsafe or unsound practices;

     o    existence of an unsafe or unsound condition to transact business;

     o likelihood that the bank will be unable to meet the demands of its depositors or to pay its obligations in the normal course of business; and

     o insufficient capital, or the incurring or likely incurring of losses that will deplete substantially all of the institution's capital with no reasonable prospect of replenishment of capital without federal assistance.

     Magyar Bank is in compliance with the Prompt Corrective Action rules.

     Deposit Insurance. The Federal Deposit Insurance Corporation has established a system for setting deposit insurance premiums based upon the risks a particular bank or savings association posed to its deposit insurance funds. Under the risk-based deposit insurance assessment system, the Federal Deposit Insurance Corporation assigns an institution to one of three capital categories based on the institution's financial information, as of the reporting period ending six months before the assessment period. The three capital categories are
(1) well capitalized, (2) adequately capitalized and (3) undercapitalized. With respect to the capital ratios, institutions are classified as well capitalized, adequately capitalized or undercapitalized using ratios that are substantially similar to the prompt corrective action capital ratios discussed above. The Federal Deposit Insurance Corporation also assigns an institution to supervisory subgroups based on a supervisory evaluation provided to the Federal Deposit Insurance Corporation by the institution's primary federal regulator and information that the Federal Deposit Insurance Corporation determines to be relevant to the institution's financial condition


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and the risk posed to the deposit insurance funds, which may include information provided by the institution's state supervisor.

     An institution's assessment rate depends on the capital category and supervisory category to which it is assigned. Under the final risk-based assessment system, there are nine assessment risk classifications, or combinations of capital groups and supervisory subgroups, to which different assessment rates are applied. Assessment rates for deposit insurance currently range from 0 basis points to 27 basis points. The capital and supervisory subgroup to which an institution is assigned by the Federal Deposit Insurance Corporation is confidential and may not be disclosed. A bank's rate of deposit insurance assessments will depend upon the category and subcategory to which the bank is assigned by the Federal Deposit Insurance Corporation. Any increase in insurance assessments could have an adverse effect on the earnings of insured institutions, including Magyar Bank.

     Since January 1, 1997, the premium schedule for insured institutions in the Bank Insurance Fund and the Savings Association Insurance Fund has ranged from 0 to 27 basis points. However, Savings Association Insurance Fund and Bank Insurance Fund insured institutions are required to pay a Financing Corporation or "FICO" assessment, in order to fund the interest on bonds issued to resolve thrift failures in the 1980s. For the quarter ended March 31, 2005, the FICO assessment for both Savings Association Insurance Fund and Bank Insurance Fund insured institutions was equal to 1.44 basis points for each $100 in domestic deposits maintained at the institution. These assessments, which will be revised based upon the level of Savings Association Insurance Fund and Bank Insurance Fund deposits, will continue until the bonds mature in the years 2017 through 2019.

     The Federal Deposit Insurance Corporation may terminate the insurance of an institution's deposits upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the Federal Deposit Insurance Corporation. The management of Magyar Bank does not know of any practice, condition or violation that might lead to termination of deposit insurance.

     Transactions with Affiliates of Magyar Bank. Transactions between an insured bank, such as Magyar Bank, and any of its affiliates is governed by Sections 23A and 23B of the Federal Reserve Act and implementing regulations. An affiliate of a bank is any company or entity that controls, is controlled by or is under common control with the bank. Generally, a subsidiary of a bank that is not also a depository institution or financial subsidiary is not treated as an affiliate of the bank for purposes of Sections 23A and 23B.

     Section 23A:

     o limits the extent to which the bank or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such bank's capital stock and retained earnings, and limits all such transactions with all affiliates to an amount equal to 20% of such capital stock and retained earnings; and


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     o    requires that all such transactions be on terms that are consistent with safe and sound banking practices.

     The term "covered transaction" includes the making of loans, purchase of assets, issuance of guarantees and other similar types of transactions. Further, most loans by a bank to any of its affiliates must be secured by collateral in amounts ranging from 100 to 130 percent of the loan amounts. In addition, any covered transaction by a bank with an affiliate and any purchase of assets or services by a bank from an affiliate must be on terms that are substantially the same, or at least as favorable to the bank, as those that would be provided to a non-affiliate.

     Prohibitions Against Tying Arrangements. Banks are subject to the prohibitions of 12 U.S.C. Section 1972 on certain tying arrangements. A depository institution is prohibited, subject to some exceptions, from extending credit to or offering any other service, or fixing or varying the consideration for such extension of credit or service, on the condition that the customer obtain some additional service from the institution or its affiliates or not obtain services of a competitor of the institution.

     Privacy Standards. Federal Deposit Insurance Corporation regulations require Magyar Bank to disclose their privacy policy, including identifying with whom they share "non-public personal information" to customers at the time of establishing the customer relationship and annually thereafter.

     The regulations also require Magyar Bank to provide their customers with initial and annual notices that accurately reflect its privacy policies and practices. In addition, Magyar Bank is required to provide its customers with the ability to "opt-out" of having Magyar Bank share their non-public personal information with unaffiliated third parties before they can disclose such information, subject to certain exceptions.


     The Federal Deposit Insurance Corporation and other federal banking agencies adopted guidelines establishing standards for safeguarding customer information. The guidelines describe the agencies' expectations for the creation, implementation and maintenance of an information security program, which would include administrative, technical and physical safeguards appropriate to the size and complexity of the institution and the nature and scope of its activities. The standards set forth in the guidelines are intended to insure the security and confidentiality of customer records and information, protect against any anticipated threats or hazards to the security or integrity of such records, and protect against unauthorized access to or use of such records or information that could result in substantial harm or inconvenience to any customer.


     On March 29, 2005, the federal banking regulators jointly issued guidance stating that financial institutions, such as Magyar Bank, should develop and implement a response program to address security breaches involving customer information, including customer notification procedures.

     Community Reinvestment Act and Fair Lending Laws. All Federal Deposit Insurance Corporation insured institutions have a responsibility under the Community Reinvestment Act and related regulations to help meet the credit needs of their communities, including low- and


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moderate-income neighborhoods. In connection with its examination of a state chartered savings bank, the Federal Deposit Insurance Corporation is required to assess the institution's record of compliance with the Community Reinvestment Act. Among other things, the current Community Reinvestment Act regulations replace the prior process-based assessment factors with a new evaluation system that rates an institution based on its actual performance in meeting community needs. In particular, the current evaluation system focuses on three tests:

     o a lending test, to evaluate the institution's record of making loans in its service areas;

     o an investment test, to evaluate the institution's record of investing in community development projects, affordable housing, and programs benefiting low or moderate income individuals and businesses; and

     o a service test, to evaluate the institution's delivery of services through its branches, ATMs and other offices.

     An institution's failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in regulatory restrictions on its activities. We received a "satisfactory" Community Reinvestment Act rating in our most recently completed federal examination, which was conducted by the Federal Deposit Insurance Corporation in 2001.

     In addition, the Equal Credit Opportunity Act and the Fair Housing Act prohibit lenders from discriminating in their lending practices on the basis of characteristics specified in those statutes. The failure to comply with the Equal Credit Opportunity Act and the Fair Housing Act could result in enforcement actions by the Federal Deposit Insurance Corporation, as well as other federal regulatory agencies and the Department of Justice.

Loans to a Bank's Insiders

     Federal Regulation. A bank's loans to its executive officers, directors, any owner of 10% or more of its stock (each, an insider) and any of certain entities affiliated with any such person (an insider's related interest) are subject to the conditions and limitations imposed by Section 22(h) of the Federal Reserve Act and its implementing regulations. Under these restrictions, the aggregate amount of the loans to any insider and the insider's related interests may not exceed the loans-to-one-borrower limit applicable to national banks, which is comparable to the loans-to-one-borrower limit applicable to Magyar Bank's loans. See "--New Jersey Banking Regulation--Loans-to-One Borrower Limitations." All loans by a bank to all insiders and insiders' related interests in the aggregate may not exceed the bank's unimpaired capital and unimpaired surplus. With certain exceptions, loans to an executive officer, other than loans for the education of the officer's children and certain loans secured by the officer's residence, may not exceed the lesser of (1) $100,000 or
(2) the greater of $25,000 or 2.5% of the bank's unimpaired capital and surplus. Federal regulation also requires that any proposed loan to an insider or a related interest of that insider be approved in advance by a majority of the board of directors of the bank, with any interested directors not participating in the voting, if such loan, when aggregated with any existing loans to that insider and the insider's related interests, would exceed either (1) $250,000 or
(2) the greater of $25,000 or 5% of the bank's unimpaired capital


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and surplus. Generally, such loans must be made on substantially the same terms as, and follow credit underwriting procedures that are not less stringent than, those that are prevailing at the time for comparable transactions with other persons.

     An exception is made for extensions of credit made pursuant to a benefit or compensation plan of a bank that is widely available to employees of the bank and that does not give any preference to insiders of the bank over other employees of the bank.

     In addition, federal law prohibits extensions of credit to a bank's insiders and their related interests by any other institution that has a correspondent banking relationship with the bank, unless such extension of credit is on substantially the same terms as those prevailing at the time for comparable transactions with other persons and does not involve more than the normal risk of repayment or present other unfavorable features.


     New Jersey Regulation. Provisions of the New Jersey Banking Act impose conditions and limitations on the liabilities to a savings bank of its directors and executive officers and of corporations and partnerships controlled by such persons, that are comparable in many respects to the conditions and limitations imposed on the loans and extensions of credit to insiders and their related interests under federal law, as discussed above. The New Jersey Banking Act also provides that a savings bank that is in compliance with federal law is deemed to be in compliance with such provisions of the New Jersey Banking Act.


Federal Reserve System


     Federal Reserve Board regulations require all depository institutions to maintain noninterest-earning reserves at specified levels against their transaction accounts (primarily NOW and regular checking accounts). At June 30, 2005, Magyar Bank was in compliance with the Federal Reserve Board's reserve requirements. Savings associations, such as Magyar Bank, are authorized to borrow from the Federal Reserve Bank "discount window." Magyar Bank is deemed by the Federal Reserve Board to be generally sound and thus is eligible to obtain primary credit from its Federal Reserve Bank. Generally, primary credit is extended on a very short-term basis to meet the liquidity needs of the institution. Loans must be secured by acceptable collateral and carry a rate of interest of 100 basis points above the Federal Open Market Committee's federal funds target rate.


The USA Patriot Act

     The USA Patriot Act gives the federal government new powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing and broadened anti-money laundering requirements. The USA Patriot Act also requires the federal banking agencies to take into consideration the effectiveness of controls designed to combat money laundering activities in determining whether to approve a merger or other acquisition application of a member institution. Accordingly, if we engage in a merger or other acquisition, our controls designed to combat money laundering would be considered as part of the application process. We have established policies, procedures and systems designed to comply with these regulations.


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Sarbanes-Oxley Act of 2002

     The Sarbanes-Oxley Act of 2002 is a law that addresses, among other issues, corporate governance, auditing and accounting, executive compensation, and enhanced and timely disclosure of corporate information. As directed by Section 302(a) of Sarbanes-Oxley Act of 2002, Magyar Bancorp, Inc.'s Chief Executive Officer and Chief Financial Officer each will be required to certify that its quarterly and annual reports do not contain any untrue statement of a material fact. The rules have several requirements, including having these officers certify that: they are responsible for establishing, maintaining and regularly evaluating the effectiveness of our internal controls; they have made certain disclosures to our auditors and the audit committee of the Board of Directors about our internal controls; and they have included information in our quarterly and annual reports about their evaluation and whether there have been significant changes in our internal controls or in other factors that could significantly affect internal controls. Magyar Bancorp, Inc. will be subject to further reporting and audit requirements beginning with the year ending September 30, 2006 under the requirements of the Sarbanes-Oxley Act. Magyar Bancorp, Inc. has existing policies, procedures and systems designed to comply with these regulations, and is further enhancing and documenting such policies, procedures and systems to ensure continued compliance with these regulations.

Holding Company Regulation

     Federal Regulation. After the reorganization, Magyar Bancorp, Inc. will be regulated as a bank holding company. Bank holding companies are subject to examination, regulation and periodic reporting under the Bank Holding Company Act, as administered by the Federal Reserve Board. The Federal Reserve Board has adopted capital adequacy guidelines for bank holding companies on a consolidated basis substantially similar to those of the Federal Deposit Insurance Corporation for Magyar Bank. As of June 30, 2005, Magyar Bancorp, Inc.'s total capital and Tier 1 capital ratios would, on a pro forma basis, exceed these minimum capital requirements. See "Regulatory Capital Compliance."

     Regulations of the Federal Reserve Board provide that a bank holding company must serve as a source of strength to any of its subsidiary banks and must not conduct its activities in an unsafe or unsound manner. Under the prompt corrective action provisions of the Federal Deposit Insurance Act, a bank holding company parent of an undercapitalized subsidiary bank would be directed to guarantee, within limitations, the capital restoration plan that is required of such an undercapitalized bank. See "--Federal Banking Regulation--Prompt Corrective Action." If the undercapitalized bank fails to file an acceptable capital restoration plan or fails to implement an accepted plan, the Federal Reserve Board may prohibit the bank holding company parent of the undercapitalized bank from paying any dividend or making any other form of capital distribution without the prior approval of the Federal Reserve Board.

     As a bank holding company, Magyar Bancorp, Inc. will be required to obtain the prior approval of the Federal Reserve Board to acquire all, or substantially all, of the assets of any bank or bank holding company. Prior Federal Reserve Board approval will be required for Magyar Bancorp, Inc. to acquire direct or indirect ownership or control of any voting securities of any bank or bank holding company if, after giving effect to such acquisition, it would, directly


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or indirectly, own or control more than 5% of any class of voting shares of such bank or bank holding company.

     A bank holding company is required to give the Federal Reserve Board prior written notice of any purchase or redemption of its outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, will be equal to 10% or more of the company's consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe and unsound practice, or would violate any law, regulation, Federal Reserve Board order or directive, or any condition imposed by, or written agreement with, the Federal Reserve Board. Such notice and approval is not required for a bank holding company that would be treated as "well capitalized" under applicable regulations of the Federal Reserve Board, that has received a composite "1" or "2" rating, as well as a "satisfactory" rating for management, at its most recent bank holding company inspection by the Federal Reserve Board, and that is not the subject of any unresolved supervisory issues.

     In addition, a bank holding company that does not elect to be a financial holding company under federal regulation, is generally prohibited from engaging in, or acquiring direct or indirect control of any company engaged in non-banking activities. One of the principal exceptions to this prohibition is for activities found by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be permissible. Some of the principal activities that the Federal Reserve Board has determined by regulation to be so closely related to banking as to be permissible are:

     o    making or servicing loans;

     o    performing certain data processing services;


     o providing discount brokerage services, or acting as fiduciary, investment or financial advisor;


     o    leasing personal or real property;

     o making investments in corporations or projects designed primarily to promote community welfare; and

     o    acquiring a savings and loan association.

     Bank holding companies that elect to be a financial holding company may engage in activities that are financial in nature or incident to activities which are financial in nature. Magyar Bancorp, Inc. has not elected to be a financial holding company, although it may seek to do so in the future. Bank holding companies may elect to become a financial holding company if:

     o    each of its depository institution subsidiaries is "well capitalized";


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     o    each of its depository institution subsidiaries is "well managed";

     o each of its depository institution subsidiaries has at least a "satisfactory" Community Reinvestment Act rating at its most recent examination; and

     o the bank holding company has filed a certification with the Federal Reserve Board stating that it elects to become a financial holding company.


     Under federal law, depository institutions are liable to the Federal Deposit Insurance Corporation for losses suffered or anticipated by the Federal Deposit Insurance Corporation in connection with the default of a commonly controlled depository institution or any assistance provided by the Federal Deposit Insurance Corporation to such an institution in danger of default. This law would be applicable potentially to Magyar Bancorp, Inc. if it ever acquired as a separate subsidiary a depository institution in addition to Magyar Bank.

     It has been the policy of many mutual holding companies to waive the receipt of dividends declared by its subsidiary. In connection with its approval of the reorganization, however, the Federal Reserve Board will require Magyar Bancorp, MHC to obtain prior Federal Reserve Board approval before it may waive any dividends. As of the date hereof, Federal Reserve Board policy is to prohibit a mutual holding company from waiving the receipt of dividends from its holding company or bank subsidiary, and management is not aware of any instance in which the Federal Reserve Board has given its approval for a mutual holding company to waive dividends. Additionally, under Federal Deposit Insurance Corporation policy, the cumulative amount of waived dividends, if any, must not be available for distribution to public stockholders. See "Supervision and Regulation-Holding Company Regulation." It is not currently intended that Magyar Bancorp, MHC will waive dividends declared by Magyar Bancorp, Inc. as long as Magyar Bancorp, MHC is regulated by the Federal Reserve Board.

     Conversion of Magyar Bancorp, MHC to Stock Form. The plan of reorganization permits Magyar Bancorp, MHC to convert from the mutual form of organization to the capital stock form of organization (a "Conversion Transaction"). There can be no assurance when, if ever, a Conversion Transaction will occur, and the Board of Directors has no current intention or plan to undertake a Conversion Transaction. In a Conversion Transaction a new stock holding company may be formed as the successor to Magyar Bancorp, Inc. (the "New Holding Company"), Magyar Bancorp, MHC's corporate existence would end, and certain depositors of Magyar Bank would receive the right to subscribe for additional shares of the New Holding Company. In a Conversion Transaction, each share of common stock held by stockholders other than Magyar Bancorp, MHC ("Minority Stockholders") would automatically be converted into a number of shares of common stock of the New Holding Company determined pursuant to an exchange ratio that ensures that Minority Stockholders own the same percentage of common stock in the New Holding Company as they owned in Magyar Bancorp, Inc. immediately before the Conversion Transaction, subject to any adjustment required by regulation or regulatory policy. The total number of shares held by Minority Stockholders after a Conversion Transaction also would be increased by any purchases by Minority Stockholders in the offering conducted as part of the Conversion Transaction.

     Any Conversion Transaction would require the approval of a majority of the outstanding shares of Magyar Bancorp, Inc. common stock held by Minority Stockholders and the approval of a majority of the eligible votes of depositors of Magyar Bank.


     New Jersey Regulation. Under the New Jersey Banking Act, a company owning or controlling a savings bank is regulated as a bank holding company. The New Jersey Banking Act defines the terms "company" and "bank holding company" as such terms are defined under the BHCA. Each bank holding company controlling a New Jersey-chartered bank or savings bank must file certain reports with the Commissioner and is subject to examination by the Commissioner.

     Acquisition of Magyar Bancorp, Inc. Under federal law and under the New Jersey Banking Act, no person may acquire control of Magyar Bancorp, Inc. or Magyar Bank without first obtaining approval of such acquisition of control by the Federal Reserve Board and the Commissioner. See "Restrictions on Acquisition of Magyar Bancorp, Inc. and Magyar Bank."

     Federal Securities Laws. Upon completion of the offering, Magyar Bancorp, Inc. common stock will be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Magyar Bancorp, Inc. will then be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

     The registration under the Securities Act of 1933 of shares of the common stock in the offering does not cover the resale of the shares. Shares of the common stock purchased by persons who are not affiliates of Magyar Bancorp, Inc. may be resold without registration. Shares purchased by an affiliate of Magyar Bancorp, Inc. will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If Magyar Bancorp, Inc. meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of Magyar Bancorp, Inc. who complies with the other conditions of Rule 144, including those that require the affiliate's sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three month period, the greater of 1% of the outstanding shares of Magyar Bancorp, Inc., or the average weekly volume of trading in the shares during the preceding four calendar weeks. Provision may be made in the future by Magyar Bancorp, Inc. to permit affiliates to have their shares registered for sale under the Securities Act of 1933.

                                   MANAGEMENT

Shared Management Structure

     The directors of Magyar Bancorp, Inc. are those same persons who are the directors of Magyar Bank. In addition, each executive officer of Magyar Bancorp, Inc. is also an executive officer of Magyar Bank. Although there are no present plans to do so, both Magyar Bancorp, Inc. and Magyar Bank may choose to appoint additional or different persons as directors and executive officers in the future.

     We expect that Magyar Bancorp, Inc. and Magyar Bank will continue to have common executive officers until there is a business reason to establish separate management structures. To date, directors and executive officers have been compensated for their services to Magyar Bank. These individuals may receive additional compensation for their services to Magyar Bancorp, Inc.

Directors of Magyar Bancorp, Inc.

     The Board of Directors of Magyar Bancorp, Inc. currently consists of eight members. Directors serve three-year staggered terms so that one class of directors is elected at each annual meeting of stockholders. The class of directors whose term of office expires at the first annual meeting of stockholders following completion of the offering are Directors Hodulik and Martin Lukacs. The class of directors whose term expires at the second annual meeting of stockholders following completion of the offering are Directors Hance, Lankey and Yelencsics. The class of directors whose term of office expires at the third annual meeting of stockholders following the completion of the offering are Directors Joseph L. Lukacs, Jr. (Chairman), Romano and Stokes.

Executive Officers of Magyar Bancorp, Inc.

     The following individuals are the executive officers of Magyar Bancorp, Inc. and hold the offices set forth below opposite their names.

          Name                        Age(1)                            Position
----------------------------------   --------   ----------------------------------------------------
Elizabeth E. Hance                      50      President and Chief Executive Officer
John S. Fitzgerald                      41      Executive Vice President and Chief Lending Officer
Jon R. Ansari                           31      Vice President and Chief Financial Officer

----------
(1)  As of June 30, 2005.

     The executive officers of Magyar Bancorp, Inc. are elected annually and hold office until their respective successors are elected or until death, resignation, retirement or removal by the Board of Directors.

Directors of Magyar Bank

     Composition of our Board. Magyar Bank has eight directors. Directors serve three-year staggered terms so that approximately one-third of the directors are elected at each annual meeting. Directors of Magyar Bank will be elected by Magyar Bancorp, Inc. as its sole stockholder.

     The following table states our directors' names, their ages as of June 30, 2005, the years when they began serving as directors of Magyar Bank and when their current term expires:

            Directors                Age(1)               Position               Director Since     Term Expires
---------------------------------   --------   -------------------------------  ----------------   --------------
Elizabeth E. Hance                     50       President and Chief Executive         1994              2007
                                                           Officer
Andrew G. Hodulik, CPA                 48                 Director                    1995              2006
Thomas Lankey                          45        Vice Chairman of the Board           1994              2007
Martin A. Lukacs, D.M.D                59                 Director                    2000              2006
Joseph J. Lukacs, Jr., D.M.D.          63           Chairman of the Board             1976              2008
Salvatore J. Romano, Ph.D.             64                 Director                    2000              2008
Edward C. Stokes, III                  57                 Director                    2001              2008
Joseph A. Yelencsics                   50                 Director                    2000              2007

----------
(1)  As of June 30, 2005.

     The Business Background of Our Directors and Executive Officers. The business experience for the past five years of each of our directors and executive officers is set forth below. Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

Directors

     Elizabeth E. Hance. Ms. Hance was appointed the President and Chief Executive Officer of Magyar Bank in January 2005. She has been a member of the Board of Directors since 1994. Previously, she served as Executive Vice President and Chief Financial Officer of Magyar Bank from 1990 to 2002, and Executive Vice President and Chief Operating Officer from 2003 through 2004.

     Andrew G. Hodulik, CPA. Mr. Hodulik is a certified public accountant with the accounting firm of Hodulik & Morrison, P.A.

     Thomas Lankey. Mr. Lankey is the Senior Vice President of Long Term Care for Solaris Health Systems. Mr. Lankey's first cousin is Joseph Yelencsics, who is also a director of Magyar Bank.

     Joseph J. Lukacs, Jr., D.M.D. Dr. Lukacs is retired. Until 2005, Dr. Lukacs was a dentist with Drs. Joseph & Martin Lukacs, P.A. He has been a member of the Board of Directors since 1976 and currently is the Chairman of the Board of Directors. Dr. Lukacs' brother is Martin A. Lukacs, who is also a director of Magyar Bank.


     Martin A. Lukacs, D.M.D. Dr. Lukacs is a dentist with Dr. Lea Grand, D.M.D., P.A. Dr. Lukacs' brother is Joseph J. Lukacs, the Chairman of the Board of Directors of Magyar Bank.


     Salvatore J. Romano, Ph.D. Dr. Romano is retired. He was formerly a Vice President with Johnson & Johnson. Dr. Romano currently teaches Chemistry as a part-time Professor at Rutgers University.

     Edward C. Stokes, III. Mr. Stokes is the managing partner of the law firm of Stokes and Throckmorton. He is also the General Counsel of Magyar Bank.

     Joseph A. Yelencsics. Mr. Yelencsics is a private investor. He was part-owner of Bristol Motors, Inc., an automobile dealership. Mr. Yelencsics is the first cousin of Tom Lankey, who is also a director of Magyar Bank.

Executive Officers of the Bank Who Are Not Also Directors

     Jon R. Ansari. Mr. Ansari is the Vice President and Chief Financial Officer of Magyar Bank. Mr. Ansari jointed Magyar Bank in July 1999. Prior to being appointed to his current position in June 2005, Mr. Ansari held various financial positions at Magyar Bank such as Vice President of Finance, Controller, Assistant Controller and Accountant.

     John S. Fitzgerald. Mr. Fitzgerald is Executive Vice President and Chief Lending Officer of Magyar Bank. Mr. Fitzgerald joined Magyar Bank in June 2001. Until his appointment to this position in July 2005, he was Department Head of Commercial Lending at Magyar Bank. Prior to this employment at Magyar Bank, Mr. Fitzgerald was the Vice President of Commercial Lending at United Trust Bank.

Meetings of the Board of Directors and Committees

     Magyar Bank's Board of Directors meets on a monthly basis and may hold additional special meetings. During the year ended September 30, 2004, the Board of Directors of Magyar Bank held 12 regular meetings and four special meetings. Following the reorganization and offering, Magyar Bank's Board of Directors is expected to continue to meet monthly and hold special meetings as necessary.

     Magyar Bancorp, Inc. was not incorporated during fiscal year 2004 and, therefore, no board or committee meetings were held during fiscal year 2004. Following the reorganization and offering, the Board of Directors of Magyar Bancorp, Inc. is expected to meet monthly, or more often as may be necessary.

Committees of Magyar Bancorp, Inc.

     Magyar Bancorp, Inc. will have standing Audit, Nominating, Compensation and Executive Committees.

     The Audit Committee will review audit reports and related matters to ensure effective compliance with regulations and internal policies and procedures. The Audit Committee is expected to be comprised of Directors Hodulik, Martin Lukacs, Romano, Lankey and Yelencsics. This committee also will act on the recommendation by management of an independent registered public accounting firm to perform Magyar Bancorp, Inc.'s annual audit, and will act as a liaison between the independent registered public accounting firm and the Board of Directors. The Audit Committee's directors are expected to be "independent," as defined by current Nasdaq listing standards. The Audit Committee is expected to designate Director

Hodulik as an "audit committee financial expert," as defined under applicable Securities and Exchange Commission regulations.

     The Nominating Committee will meet annually in order to nominate candidates for membership on the Board of Directors. The Nominating Committee is expected to be comprised of Directors _________, ___________ and _____________.

     The Compensation Committee will establish Magyar Bancorp, Inc.'s compensation policies and will review compensation matters. The Compensation Committee is expected to be comprised of Directors Lankey, Hodulik, Romano and Yelencsics.

     The Executive Committee will be authorized to act with the same authority as the Board of Directors of Magyar Bancorp, Inc. between meetings of the Board. The Executive Committee is expected to be comprised of Directors Joseph Lukacs, Lankey, Hodulik and Hance.

Corporate Governance Policies and Procedures

     In addition to having established committees of the Board of Directors, Magyar Bancorp, Inc. also will adopt several policies to govern the activities of both Magyar Bancorp, Inc. and Magyar Bank, including a corporate governance policy and a code of business conduct and ethics. The corporate governance policy will set forth:

     o    the duties and responsibilities of each director;

     o the composition, responsibilities and operation of the Board of Directors;

     o the establishment and operation of board committees, including audit, nominating and compensation committees;

     o    succession planning;

     o    convening executive sessions of independent directors;

     o    the Board of Directors' interaction with management and third parties;
          and

     o the evaluation of the performance of the Board of Directors and the chief executive officer.

     The code of business conduct and ethics, which applies to all employees and directors, will address conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the code of business conduct and ethics is designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

Director Compensation

     Each of the individuals who will serve as a director of Magyar Bancorp, Inc. currently serves as a director of Magyar Bank and earns director fees in that capacity. Magyar Bank pays each director an annual retainer fee of $24,000. The Chairman of the Board of Directors receives an annual retainer fee of $60,000 and the Vice Chairman of the Board of Directors receives an annual retainer fee of $29,000. Each director also receives a fee of $500 for each committee meeting attended. Each director of Magyar Bancorp will be paid a quarterly retainer fee of $2,500. The chairman of the audit committee will receive an additional retainer fee of $5,000, and members of the audit committee will be paid a fee of $1,000 for attendance at committee meetings.

Executive Officer Compensation

     Summary Compensation Table. The following table sets forth for the year ended September 30, 2004, certain information as to the total remuneration paid by Magyar Bank to its Chief Executive Officer as well as to the four most highly compensated executive officers of Magyar Bank, other than the Chief Executive Officer, who received total annual compensation in excess of $100,000. Each of the individuals listed in the table below are referred to as Named Executive Officers.

                                                                       Annual Compensation(1)
                                        ---------------------------------------------------------------------------
                                                                                Other Annual
                                         Fiscal                                 Compensation          All Other
      Name and Principal Position         Year    Salary($)      Bonus($)          ($)(2)         Compensation ($)
-------------------------------------   -------- -----------    ----------     --------------    ------------------
Elizabeth E. Hance (3)                    2004    125,692        17,360               --              10,347 (6)
Robert E. Pastor (4)                      2004    169,046        23,500               --              41,786 (7)
John S. Fitzgerald                        2004     95,982         9,042               --                 --
Donna L. Grocholske (5)                   2004     85,984        12,480               --               1,869 (8)

----------
(1) Summary compensation information is excluded for prior years, as Magyar Bancorp, Inc. was not a public company during those periods.
(2) Magyar Bank provides certain of its executive officers with non-cash benefits and perquisites. Management believes that the aggregate value of these benefits for 2004 did not, in the case of the named executive officers, exceed $50,000 or 10% of the aggregate salary and annual bonus reported for them in the Summary Compensation Table.
(3) Ms. Hance was appointed President and Chief Executive Officer of Magyar Bank in January 2005. During 2004, she served as Executive Vice President and Chief Operating Officer of Magyar Bank.
(4) Mr. Pastor retired as President and Chief Executive Officer of Magyar Bank in December 2004.
(5) Ms. Grocholske served as Vice President and Chief Financial Officer of Magyar Bank until December 2004. Mr. Ansari succeeded her as Vice President and Chief Financial Officer in June 2005.
(6) Represents premiums paid on behalf of Ms. Hance by Magyar Bank associated with Magyar Bank's life insurance plan and Board fees paid.
(7) Represents premiums paid on behalf of Mr. Pastor by Magyar Bank associated with Magyar Bank's life insurance plan, Board fees paid and an automobile allowance.
(8) Represents premiums paid on behalf of Ms. Grocholske by Magyar Bank associated with Magyar Bank's life insurance plan.

Benefit Plans

     Director Supplemental Retirement Income and Deferred Compensation Agreements. In February 2004, Magyar Bank entered into Director Supplemental Retirement Income and Deferred Compensation Agreements with each of directors Elizabeth E. Hance, Andrew Hodulik, Thomas Lankey, Joseph J. Lukacs, Jr., Martin Lukacs, Salvatore Romano, Edward Stokes, and Joseph Yelencsics in order to provide retirement, disability and death benefits to such directors and their beneficiaries. The agreements with each director replace a prior non-qualified deferred compensation plan under which each director deferred all or a portion of his or her board fees, committee fees and retainer and such deferrals generated earnings at a 10% interest rate. Under the replacement agreements, each director makes an elective contribution equal to such director's voluntary monthly pre-tax deferrals of board fees, committee fees and or retainer to a so-called secular trust (i.e., a trust where the individual is the grantor) established by such director with the assistance of Magyar Bank; each such trust is referred to as a retirement income trust fund. In addition, Magyar Bank contributes an amount to the retirement income trust funds to supplement the directors' deferrals, and replace the 10% interest that would have accrued under the prior nonqualified plan. Magyar Bank also makes a contribution, actuarially determined to be equal to the amount necessary to support the annual retirement benefit payable to the director once he reaches his benefit age, based upon a percentage of the director's total board fees, committee fees and/or retainer in the twelve-month period prior to the date on which the director is entitled to receive retirement benefits. Provided a director has served for at least five years, the director's retirement benefit will be at least 50% of such board fees, committee fees and/or retainer, with a maximum retirement benefit of 60%, based on years of service. If a director serves less than five years at termination of service, the benefit to such director would be between 12 1/2% and 20% of such fees and/or retainer. Any director who serves as board chairman for a five-year term (other than the chairman serving as of February 1, 2004) will be entitled to receive a maximum benefit equal to 75% of his fees and/or retainer. Funds contributed to the retirement income trust fund will be invested by the trustee and are taxable to the director in the year of the contribution. Each director is annually given a limited period of time following Magyar Bank's contribution to the director's retirement income trust fund to withdraw the contribution to such director's retirement income trust fund, provided, however, that if a director exercises his withdrawal rights, Magyar Bank will thereafter cease making contributions to the retirement income trust fund and will instead commence bookkeeping entries representing phantom contributions towards the director's accrued benefit account.

     Upon retirement, the amounts accumulated in the director's retirement income trust fund and/or phantom contributions to any accrued benefit account established for such director, if any, will be annuitized and paid in monthly installments for the payout period unless the director has elected a lump sum payment. In the event the director dies after attaining his benefit age but prior to commencement or completion of his monthly payments, the amounts accrued for the benefit of the director will be paid to his or her beneficiary in either monthly installments or a lump sum. In the event a director has elected to receive a lump sum benefit and dies while employed by Magyar Bank, the balance of his benefit will be paid to his beneficiary in a lump sum. In the event the director's service is terminated prior to benefit age due to disability, the director will also be entitled to a lump sum benefit.

     Executive Supplemental Retirement Income Agreement. In 1996, Magyar Bank adopted an Executive Supplemental Retirement Income Agreement for Elizabeth Hance ("SERP"). The SERP is designed to provide an annual benefit to Ms. Hance at age 65 equal to $59,191, payable monthly for a period of 180 months following retirement. A secular trust (i.e., a grantor trust established by the individual and not the bank) has also been established by Ms. Hance, with the assistance of Magyar Bank, in connection with the establishment of the SERP. An amount is annually contributed by Magyar Bank to Ms. Hance's secular trust, in an amount intended to be sufficient to fully fund the expected benefit at Ms. Hance's retirement. The amount contributed to the secular trust each year is taxable to Ms. Hance in the year of the contribution. Ms. Hance is annually given a limited period of time following Magyar Bank's contribution to her secular trust to withdraw the contribution, provided, however, that if she exercises her withdrawal rights, Magyar Bank will thereafter cease making contributions to the secular trust and will instead commence bookkeeping entries representing phantom contributions towards an accrued benefit account that Magyar Bank will establish on its books.

     In the event of Ms. Hance's voluntary or involuntary termination of employment for reasons other than cause or due to a change in control, or in the event of disability or death during employment, Ms. Hance, or her beneficiary, as applicable, will receive an annuitized benefit based on the contributions and/or phantom contributions, if any, to the secular trust and/or accrued benefit account, respectively, made or required to be made as of the date of such termination, disability or death. The benefits due on death or disability will be paid shortly following the occurrence of such event. The benefits due on a voluntary or involuntary termination of employment, other than due to cause or a change in control, will be paid at the time Ms. Hance attains age 65. In the event of a change in control of Magyar Bank followed within 60 months by Ms. Hance's involuntary termination of employment or resignation due to the occurrence of certain events, then Magyar Bank, or its successor will be required to make a final contribution to the secular trust or a final phantom contribution to the accrued benefit account, as applicable, equal to the present value of all future contributions which would have been made had she continued in employment until her retirement age, subject to reduction to avoid an excise tax on excess parachute payments. The benefit payable to Ms. Hance following a change in control will not be paid until Ms. Hance attains age 65. If a timely election has been made, the benefits payable from the SERP will be paid to Ms. Hance, or her beneficiary, as applicable, in a lump sum.

     In consideration of the right to receive the promised benefits, Ms. Hance has agreed that during employment and, thereafter, during the period over which the annual benefits will be paid, she will not engage in any activity which is directly or indirectly competitive with Magyar Bank.


     Employment Agreement. Magyar Bancorp, Inc. intends to enter into an employment agreement with Elizabeth E. Hance at the closing of the reorganization and stock offering. The agreement will have an initial term of three years. Unless notice of non-renewal is provided, the agreement renews annually. Under the agreement, the initial base salary is $______. The base salary will be reviewed at least annually and may be increased, but not decreased. In addition to base salary, the agreement provides for, among other things, participation in bonus programs and other employee pension benefit and fringe benefit plans applicable to executive employees, use of an automobile and reimbursement of expenses associated with the use of such automobile. The executive's employment may be terminated for just cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.


     The executive is entitled to severance payments and benefits in the event of her termination of employment under specified circumstances. In the event the executive's employment is terminated for reasons other than for just cause, disability or retirement, or in the event the executive resigns during the term of the agreement following (1) the failure to elect or reelect or to appoint or reappoint executive to her executive position, (2) a material change in the executive's functions, duties, or responsibilities, which change would cause executive's position to become one of lesser responsibility, importance or scope, (3) the liquidation or dissolution of

Magyar Bancorp, Inc. or Magyar Bank, or (4) a breach of the employment agreement by Magyar Bancorp, Inc., the executive would be entitled to a severance payment equal to three times the executive's base salary, and the executive would be entitled to the continuation of life, medical, and dental coverage for 36 months. In the event of a termination following a change in control of Magyar Bancorp, Inc., the executive would be entitled to a severance payment equal to three times the sum of the executive's base salary and the highest rate of bonus paid to her during the prior three years, plus the continuation of insurance coverage for 36 months. In the event that the severance payment provisions of the employment agreement are triggered, the executive would be entitled to a cash severance benefit in the amount of approximately $630,000. The executive would be entitled to no additional benefits under the employment agreement upon retirement at age 65. In the event of the termination of Ms. Hance's employment, Ms. Hance also agrees to resign from the Board of Directors.


     Upon termination of the executive's employment other than in connection with a change in control, the executive agrees not to compete with Magyar Bancorp, Inc. for one year following termination of employment within 25 miles of any existing branch of Magyar Bank or 25 miles of any office for which Magyar Bank or a subsidiary has filed an application for regulatory approval. Should the executive become disabled, Magyar Bancorp, Inc. would continue to pay the executive her base salary for the longer of the remaining term of the agreement or one year, provided that any amount paid to the executive pursuant to any disability insurance would reduce the compensation she would receive. In the event the executive dies while employed by Magyar Bancorp, Inc., the executive's estate will be paid the executive's base salary for one year and the executive's family will be entitled to continuation of medical and dental benefits for one year after the executive's death.


     Change-in-Control Agreements. Magyar Bancorp, Inc. intends to enter into change-in-control agreements with John Ansari and John Fitzgerald, which would provide certain benefits in the event of a termination of employment following a change in control of Magyar Bancorp, Inc. or Magyar Bank. Each of the change-in-control agreements provides for a term of two years. Commencing on each anniversary date, the agreements will be renewed for an additional year so that the remaining term will be two years, subject to termination by the Board of Directors on notice of non-renewal. The change-in-control agreements enable Magyar Bancorp, Inc. to offer to designated officers certain protections against termination without just cause in the event of a change in control. Such protections are frequently offered by other financial institutions, and Magyar Bancorp, Inc. may be at a competitive disadvantage in attracting and retaining key employees if it does not offer similar protections.


     Following a change in control of Magyar Bancorp, Inc. or Magyar Bank, an officer is entitled under the agreement to a payment if the officer's employment is terminated during the term of such agreement, other than for just cause, or if the officer voluntarily terminates employment during the term of such agreement as a result of a demotion, loss of title, office or significant authority (in each case, other than as a result of the fact that either Magyar Bank or Magyar Bancorp, Inc. is merged into another entity in connection with a change in control and will not operate as a stand-alone, independent entity), reduction in his annual compensation or benefits, or relocation of his or her principal place of employment by more than 30 miles from its location immediately prior to the change in control. In the event an officer who is a party to a change-in-control agreement is entitled to receive payments pursuant to the change-in-control agreement, he will receive a cash payment equal to two times the sum of his highest rate of base salary and the highest rate of bonus awarded to the executive during the prior three years, payable in a lump sum. In addition to the cash payment, each covered officer is entitled to receive life, medical, and dental coverage for a period of 24 months from the date of termination. Notwithstanding any provision to the contrary in the change-in-control agreements, payments under the change in control agreements are limited so that they will not constitute an excess parachute payment under Section 280G of the Internal Revenue Code.

     401(k) Profit Sharing Plan. Magyar Bank maintains the Magyar Savings Bank 401(k) Profit Sharing Plan which is a qualified, tax-exempt profit sharing plan with a salary deferral feature under Section 401(k) of the Code (the "401(k) Plan"). All employees who have attained age 21 and have completed six consecutive calendar months of service are eligible to participate in the 401(k) Plan. Under the 401(k) Plan, participants are permitted to make salary reduction contributions up to the lesser of 60% of compensation or $14,000 (as indexed annually). All employee contributions and earnings thereon are fully and immediately vested. The employer makes annual non-matching contributions equal to 3% of each participant's eligible compensation. Participants are 100% vested at all times in employer non-matching contributions. However, employer contributions made on or prior to January 1, 2004 will vest over a five-year period, at the rate of 20% per year. Withdrawals of employer non-matching contributions are permitted upon the participant's termination of employment, retirement, death, disability, or attainment of age 59 1/2 while the participant is employed. A participant may withdraw his elective contributions upon termination of employment, retirement, death, disability, attainment of age 59 1/2 while the participant is employed, or in the event of financial hardship. The 401(k) Plan permits loans to participants. The 401(k) Plan allows employees to direct the investment of their own accounts into various investment options. Participants are entitled to benefit payments upon termination of employment due to normal or early retirement, disability or death. Benefits will be distributed in the form of a lump sum unless the participant elects installment payments over a period not exceeding the shorter of 15 years or the participant's life expectancy. In connection with the conversion of Magyar Bank into the mutual holding company form of ownership, an employer stock fund will be created within the 401(k) Plan that will permit participants in the 401(k) Plan to purchase shares of employer stock for their accounts.

     Defined Benefit Pension Plan. Magyar Bank sponsors the Magyar Savings Bank Retirement Plan, which is a qualified, tax-exempt defined benefit plan (the "Retirement Plan"). Any employee age 21 or older who has completed one year of service with Magyar Bank in which the employee has completed at least 1,000 hours of service is eligible to participate in the Retirement Plan. Magyar Bank annually contributes an amount to the plan necessary to satisfy the minimum funding requirements established under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The regular form of retirement benefit is a life annuity (if the participant is single) and a joint and survivor annuity (if the participant is married); however, various alternative forms of joint and survivor annuities may be selected instead. In the event a participant dies before his annuity starting date, death benefits will generally be paid to the participant's surviving spouse in the form of a pre-retirement survivor annuity.

     A participant who retires on his normal retirement date is entitled to an annual benefit equal to his accrued benefit based on a retirement benefit formula equal to the sum of 35% of the participant's average annual compensation plus 22.75% of his average annual compensation in excess of covered compensation. However, participants who have earned less than 35 years of service at the end of the plan year in which they attain normal retirement age will be entitled to reduced benefits. The minimum amount of annual retirement benefit provided to participants who retire on their normal retirement date will be equal to 1.5% of the participant's average annual compensation multiplied by the participant's number of years of service, up to a maximum of 30 years.

     The following table indicates the annual retirement benefit that would be payable under the plan upon retirement at age 65 in calendar year 2005, expressed in the form of a single life annuity for the final average salary and benefit service classification specified below:

                                       Years of Benefit Service and Benefit Payable at Retirement
       Final Average              -------------------------------------------------------------------
    Annual Compensation                5             10            20            30            40
----------------------------      -----------   -----------   -----------   -----------   -----------
$        10,000                   $       800   $     1,500   $     3,000   $     4,500   $     4,500
         30,000                   $     2,300   $     4,500   $     9,000   $    13,500   $    13,500
         60,000                   $     4,500   $     9,000   $    18,000   $    27,000   $    27,000
         90,000                   $     6,800   $    13,500   $    27,000   $    40,500   $    40,900
        120,000                   $     9,000   $    18,000   $    36,000   $    54,000   $    58,200
        150,000                   $    11,300   $    22,500   $    45,000   $    67,500   $    75,500
        160,000                   $    12,000   $    24,000   $    48,000   $    72,000   $    81,300
        170,000                   $    12,800   $    25,500   $    51,000   $    76,500   $    87,100
        200,000                   $    15,000   $    30,000   $    60,000   $    90,000   $   104,400
        210,000 (1)               $    15,800   $    31,500   $    63,000   $    94,500   $   110,200

----------
(1) Reflects the maximum benefit payable under the Retirement Plan due to tax law limitations.

Stock Benefit Plans

     Employee Stock Ownership Plan and Trust. We intend to implement an employee stock ownership plan in connection with the offering. The Board of Directors of Magyar Bank intends to adopt the employee stock ownership plan, and the Board of Directors of Magyar Bancorp, Inc. will, at the completion of the offering, ratify the loan to the employee stock ownership plan. Employees who are at least 21 years old with at least one year of employment with Magyar Bank are eligible to participate. As part of the offering, the employee stock ownership plan trust intends to borrow funds from Magyar Bancorp, Inc. and use those funds to purchase a number of shares equal to 8% of the common stock sold in the offering and issued to the Charitable Foundation. Collateral for the loan will be the common stock purchased by the employee stock ownership plan. The loan will be repaid principally from Magyar Bank discretionary contributions to the employee stock ownership plan over a period of up to 30 years. The loan documents will provide that the loan may be repaid over a shorter period, without penalty for prepayments. It is anticipated that the interest rate for the loan will be an adjustable-rate, adjusting annually, equal to the prime rate at the closing of the stock offering and adjusting to the beginning of each calendar year. Shares purchased by the employee stock ownership plan will be held in a suspense account for allocation among participants as the loan is repaid.

     Contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan will be allocated among employee stock ownership plan participants on the basis of compensation in the year of allocation. Benefits under the plan will vest at the rate of 20% per year so that a participant who has five years of credited service after adoption of the plan will be fully vested in his or her account balance under the plan. A participant's interest in his account under the plan will also fully vest in the event of termination of service due to a participant's early or normal retirement, death, disability, or upon a change in control (as defined in the plan). Vested benefits will be payable generally in the form of common stock or cash in accordance with the plan's terms. Magyar Bank's contributions to the employee stock ownership plan are discretionary, subject to the loan terms and tax law limits. Therefore, benefits payable under the employee stock ownership plan cannot be estimated. Pursuant to SOP 93-6, we will be required to record compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account. In the event of a change in control, the employee stock ownership plan will terminate.


     Stock-Based Incentive Plan. Following the stock offering, we intend to adopt a stock-based incentive plan that will provide for grants of stock options and restricted common stock awards. The number of options granted or shares awarded under the plan may not exceed 10% and 4%, respectively, of the shares sold in the offering and issued to the Charitable Foundation if the stock-based incentive plan is adopted within one year after the stock offering. The number of options granted or shares awarded under the plan, when aggregated with any subsequently adopted stock-based benefit plans (exclusive of any shares held by any employee stock ownership plan), may not exceed 25% of the number of shares of common stock held by persons other than Magyar Bancorp, MHC.

     The stock-based incentive plan will not be established sooner than six months after the offering and if adopted within one year after the stock offering would require the approval of a majority of the outstanding shares of Magyar Bancorp, Inc. eligible to be cast (excluding votes eligible to be cast by Magyar Bancorp, MHC). If the stock-based benefit plan is established no earlier than one year after the offering, it would require the approval of our stockholders by a majority of votes cast (excluding shares voted by Magyar Bancorp, MHC). The following additional restrictions would apply to our stock-based incentive plan if the plan is adopted within one year after the stock offering:

     o non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plan;

     o any one non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plan;

     o any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plan;

     o the options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plan; and


     o accelerated vesting is not permitted except for death, disability or upon a change in control of Magyar Bank or Magyar Bancorp, Inc.

     In the event either federal or state regulators change their regulations or policies regarding stock-based benefit plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

Transactions with Certain Related Persons

     Loans and Extensions of Credit. The Sarbanes-Oxley Act of 2002 generally prohibits us from making loans to our executive officers and directors, but it contains a specific exemption from such prohibition for loans made by Magyar Bank to our executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. Magyar Bank is therefore prohibited from making any loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made under a benefit program generally available to all other employees and that does not give preference to any executive officer or director over any other employee.

     In addition, loans made to a director or executive officer must be approved in advance by a majority of the disinterested members of the Board of Directors. The aggregate amount of our loans to our officers and directors was $2.6 million at June 30, 2005. These loans were performing according to their original terms at June 30, 2005.

     Other Transactions. During the year ended September 30, 2004, the law firm of Stokes and Throckmorton received fees of $71,000 for services rendered on behalf of Magyar Bank, including fees paid by borrowers in connection with loan closings. Director Edward C. Stokes, III is a partner of the law firm.


Participation by Directors and Executive Officers in the Stock Offering


     The following table sets forth information regarding intended common stock purchases by each of the directors and executive officers of Magyar Bank and their associates, and by all directors and executive officers as a group. In the event the individual maximum purchase limitation is increased, persons subscribing for the maximum amount may increase their purchase order. Directors and executive officers will purchase shares of common stock at the same $10.00 purchase price per share and on the same terms as other purchasers in the offering. This table excludes shares of common stock to be purchased by the employee stock ownership plan, as well as any stock awards or stock option grants that may be made no earlier than six months after the completion of the offering. The directors and officers have indicated their intention to purchase in the offering an aggregate of $1.5 million of shares of common stock, equal to 7.6% of the number of shares of common stock to be sold in the stock offering, at the midpoint of the estimated valuation range.

                                       Aggregate Purchase
Name                                        Price (1)          Number of Shares     Percent at Midpoint
--------------------------------      --------------------   --------------------  ---------------------
Board of Directors:
Elizabeth E. Hance..............              350,000                 35,000                   1.8%
Andrew G. Hodulik, CPA..........              100,000                 10,000                   0.5
Thomas Lankey...................              175,000                 17,500                   0.9
Joseph J. Lukacs, Jr., D.M.D....              150,000                 15,000                   0.8
Martin A. Lukacs, D.M.D.........              100,000                 10,000                   0.5
Salvatore J. Romano, Ph.D.......              200,000                 20,000                   1.0
Edward C. Stokes, III...........              250,000                 25,000                   1.3
Joseph A. Yelencsics............              100,000                 10,000                   0.5

Senior Officers:
John S. Fitzgerald..............               50,000                  5,000                   0.3
Jon R. Ansari...................               25,000                  2,500                   0.1
                                      ---------------        ---------------       ---------------

All directors and executive
officers as a group.............      $     1,500,000                150,000                   7.6%
                                      ===============        ===============       ===============


----------
(1) Includes purchases by the individual's spouse and other relatives of the named individual living in the same household. The above named individuals are not aware of any other purchases by a person who, or entity which would be considered an associate of the named individuals under the plan of reorganization.

                    THE REORGANIZATION AND THE STOCK OFFERING

General


     On July 6, 2005, our Board of Directors unanimously adopted the plan pursuant to which we will reorganize from a New Jersey-chartered mutual savings bank into a two-tier mutual holding company structure. The plan has been approved by the New Jersey Department of Banking and Insurance and the Federal Deposit Insurance Corporation subject to, among other things, approval of the plan by our depositors as of the voting record date. A special meeting of depositors has been called for this purpose, to be held on ___________, 2005. The reorganization will be completed as follows, or in any manner approved by the New Jersey Department of Banking and Insurance and the Federal Deposit Insurance Corporation, that is consistent with the purposes of the plan and applicable laws and regulations:


     (i) Magyar Bank will organize an interim stock savings bank as a wholly-owned subsidiary ("Interim One");

     (ii) Interim One will organize an interim stock savings bank as a wholly-owned subsidiary ("Interim Two");

    (iii) Interim One will organize Magyar Bancorp, Inc. as a wholly-owned subsidiary;

     (iv) Magyar Bank will amend its charter to be in the form of a New Jersey-chartered stock savings bank charter, at which time it will become a stock savings bank (the "Stock Bank"), and Interim One will exchange its charter for a New Jersey mutual holding company charter to become Magyar Bancorp, MHC;

     (v) simultaneously with step (iv), Interim Two will merge with and into the Stock Bank, and the Stock Bank will be the surviving institution;

     (vi) all of the stock constructively issued by the Stock Bank will be transferred to Magyar Bancorp, MHC in exchange for membership interests in Magyar Bancorp, MHC; and

    (vii) Magyar Bancorp, MHC will contribute the Stock Bank's stock to Magyar Bancorp, Inc., and the Stock Bank will become a wholly owned subsidiary of Magyar Bancorp, Inc.

     We have mailed to each person eligible to vote at the special meeting a proxy statement containing information concerning the business purposes of the reorganization and the effects of the reorganization on voting rights, liquidation rights, existing savings accounts, deposit insurance, loans and Magyar Bank's business. The proxy statement also describes the manner in which the plan may be amended or terminated. Included with the proxy statement is a proxy card to be used to vote on the plan.

     Concurrently with the reorganization, Magyar Bancorp, Inc. will sell shares of its common stock to depositors of Magyar Bank and certain other persons, and issue shares of its common stock to Magyar Bancorp, MHC. We also intend to contribute up to 91,080 shares of common stock or 1.77% of the shares of Magyar Bancorp, Inc. that will be outstanding following the offering and $500,000 in cash to a charitable foundation established by Magyar Bank. After the reorganization and the offering, purchasers in the stock offering will own 44.20% of Magyar Bancorp, Inc.'s outstanding shares of common stock, Magyar Bancorp, MHC will own 54.03% of Magyar Bancorp, Inc.'s outstanding shares of common stock and the Charitable Foundation will own 1.77% of the outstanding shares of common stock.

     The aggregate price of the shares of common stock sold in the offering will be within an offering range of between $16.8 million and $22.8 million (or $26.2 million at the adjusted maximum) has been established by the Board of Directors, based upon an independent appraisal of the estimated pro forma market value of the common stock of Magyar Bancorp, Inc. The appraisal was prepared by FinPro, Inc., a consulting firm experienced in the valuation and appraisal of savings institutions. All shares of common stock to be sold in the stock offering will be sold at the same price per share. The independent appraisal will be affirmed or, if necessary, updated at the completion of the offering. See "How We Determined Stock Pricing and the Number of Shares to be Issued" for additional information as to the determination of the estimated pro forma market value of the common stock.


--------------------------------------------------------------------------------
     The following is a brief summary of all material aspects of the plan of reorganization. A copy of the plan of reorganization is available from Magyar Bank upon request and is available for inspection at the offices of Magyar Bank. The plan is also filed as an exhibit to the Registration Statement of which this prospectus is a part, copies of which may be obtained from the Securities and Exchange Commission. See "Where You Can Find More Information."
--------------------------------------------------------------------------------

Reasons for the Reorganization

     The primary purpose of the reorganization is to establish a holding company and to convert Magyar Bank to the stock form of ownership in order to compete and expand more effectively in the financial services marketplace. The stock form of ownership is the corporate form used by commercial banks, most major businesses and a large number of savings institutions. The reorganization also will enable customers, employees, management and directors to have an equity ownership interest in our company. Management believes that this will enhance the long-term growth and performance of Magyar Bank and Magyar Bancorp, Inc. by enabling us to attract and retain qualified employees who have a direct interest in our financial success. The reorganization will permit us to issue and sell capital stock, which is a source of capital not available to mutual savings associations. Since we will not be offering all of our common stock for sale in the offering, the reorganization will result in less capital raised in comparison to a standard mutual-to-stock conversion. We are not undertaking a standard mutual-to-stock conversion at this time since we do not believe we could effectively deploy that amount of additional capital on a short-term or near-term basis. The reorganization, however, also will allow us to raise additional capital in the future because a majority of our shares of common stock will be available for sale in the event of a conversion of Magyar Bancorp, MHC to stock form. The reorganization also will give us greater flexibility to structure and finance the expansion of our operations, including the potential acquisition of other financial institutions, and to diversify into other financial services, to the extent permissible by applicable law and regulation. Although there are no current arrangements, understandings or agreements regarding any such opportunities, we will be in a position after the reorganization, subject to regulatory limitations and our financial condition, to take advantage of any such opportunities that may arise. Lastly, the reorganization will enable us to better manage our capital by providing broader investment opportunities through the holding company structure and by enabling us to repurchase our shares of common stock as market conditions permit. Although the reorganization and offering will create a stock association and stock holding company, only a minority of the common stock will be offered for sale in the offering. As a result, our mutual form of ownership and its ability to provide community-oriented financial services will be preserved through the mutual holding company structure.

     The board of directors believes that these advantages outweigh the potential disadvantages of the mutual holding company structure, including the inability of stockholders other than Magyar Bancorp, MHC to own a majority of the common stock of Magyar Bancorp, Inc. and Magyar Bank. A majority of our voting stock will be owned by Magyar Bancorp, MHC, which will be controlled by its board of directors. While this structure will permit management to focus on our long-term business strategy for growth and capital redeployment without undue pressure from stockholders, it will also serve to perpetuate our existing management and directors. Magyar Bancorp, MHC will be able to elect all the members of Magyar Bancorp, Inc.'s board of directors, and will be able to control the outcome of all matters presented to our stockholders for resolution by vote. No assurance can be given that Magyar Bancorp, MHC will not take action adverse to the interests of stockholders, other than the mutual holding company. For example, Magyar Bancorp, MHC could prevent the sale of control of Magyar Bancorp, Inc., or defeat a candidate for the board of directors of Magyar Bancorp, Inc. or other proposals put forth by stockholders.

     The reorganization does not preclude the conversion of Magyar Bancorp, MHC from the mutual to stock form of organization in the future. No assurance can be given when, if ever, Magyar Bancorp, MHC will convert to stock form or what conditions the New Jersey Department of Banking and Insurance or other regulatory agencies may impose on such a transaction. See "Risk Factors" and "Summary--Possible Conversion of Magyar Bancorp, MHC to Stock Form."

Effects of the Reorganization and Offering on Depositors and Borrowers of Magyar Bank

     General. Each depositor in a New Jersey mutual savings bank has both a deposit account in the institution and a pro rata ownership interest in the equity of the savings institution based upon the balance in the depositor's account. This interest may only be realized in the event of a liquidation of the savings institution. However, this ownership interest is tied to the depositor's account and has no tangible market value separate from such deposit account. Any depositor who opens a deposit account obtains a pro rata ownership interest in the equity of the institution without any additional payment beyond the amount of the deposit. A depositor who reduces or closes such depositor's account receives the balance in the account but receives nothing for such depositor's ownership interest in the equity of the institution, which is lost to the extent that the balance in the account is reduced. Consequently, depositors of a mutual savings bank have no way to realize the value of their ownership interest, except in the unlikely event that the mutual savings bank is liquidated. In such event, the depositors of record at that time would share pro rata in any residual surplus and reserves after other claims, including claims of depositors to the amounts of their deposits, are paid.

     When a mutual savings bank converts to stock form, permanent non-withdrawable capital stock is created to represent the ownership of the institution's equity and the former pro rata ownership of depositors is thereafter represented exclusively by their liquidation rights. Such capital stock is separate and apart from deposit accounts and cannot be and is not insured by the FDIC or any other governmental agency. Certificates are issued to evidence ownership of the capital stock sold in connection with the reorganization. The stock certificates are transferable, and therefore, the stock may be sold or traded with no effect on any deposit account the seller may hold in the institution.

     Continuity. While the reorganization is being accomplished, and after its completion, the routine business of accepting deposits and making loans of Magyar Bank will continue without interruption. Magyar Bank will continue to be subject to regulation by the New Jersey Department of Banking and Insurance, and the Federal Deposit Insurance Corporation. After the reorganization, Magyar Bank will continue to provide services for depositors and borrowers under current policies by our management and staff.

     Voting Rights of Depositors. Voting rights and control of Magyar Bank, as a mutual savings bank, are vested in the Board of Directors. After the reorganization, direction of Magyar Bank will be under the control of the Board of Directors of Magyar Bank. Magyar Bancorp Inc., as the holder of all of the outstanding common stock of Magyar Bank, will have exclusive voting rights with respect to any matters concerning Magyar Bank requiring stockholder approval, including the election of directors of Magyar Bank.

     After the reorganization, the holders of common stock of Magyar Bancorp will have exclusive voting rights with respect to any matters concerning Magyar Bancorp. These voting rights will be exclusive except to the extent Magyar Bancorp in the future issues preferred stock with voting rights. Each holder of common stock will be entitled to vote on any matters to be considered by Magyar Bancorp Inc.'s stockholders, including the election of directors of Magyar Bancorp Inc., subject to the restrictions and limitations set forth in Magyar Bancorp Inc.'s certificate of incorporation discussed below.


     By virtue of its ownership of a majority of the outstanding shares of the common stock of Magyar Bancorp Inc., Magyar Bancorp, MHC will be able to elect all members of the Board of Directors of Magyar Bancorp, Inc. and generally will be able to control the outcome of most matters presented to the stockholders of Magyar Bancorp Inc. for resolution by vote. Magyar Bancorp, MHC will be controlled by its Board of Directors, which will initially consist of the current members of the Board of Directors of Magyar Bank. Under the mutual form of ownership, existing directors of Magyar Bancorp, MHC elect new directors of Magyar Bancorp, MHC.


     Liquidation Rights. Following the completion of the reorganization, all depositors who had liquidation rights with respect to Magyar Bank as of the effective date of the reorganization will continue to have such rights solely with respect to Magyar Bancorp, MHC so long as they continue to hold deposit accounts with Magyar Bank. In addition, all persons who become depositors of Magyar Bank subsequent to the reorganization will have such liquidation rights with respect to Magyar Bancorp, MHC.

     Deposit Accounts and Loans. Under the plan of reorganization, each depositor of Magyar Bank at the time of the reorganization will automatically continue as a depositor after the reorganization, and each such deposit account will remain the same with respect to deposit balance, interest rate and other terms, except to the extent such deposit is reduced by withdrawals to purchase common stock in the offering. All insured deposit accounts of Magyar Bank will continue to be federally insured by the Federal Deposit Insurance Corporation up to the legal maximum limit in the same manner as deposit accounts existing in Magyar Bank immediately prior to the reorganization. Furthermore, no loan outstanding will be affected by the reorganization, and the amounts, interest rates, maturity and security for each loan will remain the same as they were prior to the reorganization.

Offering of Shares of Common Stock

     Under the plan of reorganization, up to 2,618,550 shares of Magyar Bancorp, Inc. common stock will be offered for sale at a price of $10.00 per share, subject to certain restrictions described below, through a subscription and community offering.

     Subscription Offering. The subscription offering will expire at 12:00 noon, Eastern time, on [expiration date], unless otherwise extended by Magyar Bank and Magyar Bancorp, Inc. All shares to be sold in the stock offering must be sold within a period ending not more than 45 days after the expiration of the subscription offering. This period expires on [extension date]. If the offering is not completed by [extension date], all subscribers will have the right to modify or rescind their subscriptions and to have their subscription funds returned promptly with interest. In the event of an extension of this type, all subscribers will be notified in writing of the time period within which subscribers must notify Magyar Bank of their intention to maintain, modify or rescind their subscriptions. If the subscriber rescinds or does not respond in any manner to Magyar Bank's notice, the funds submitted will be refunded to the subscriber with interest at Magyar Bank's current passbook savings rate, and/or the subscriber's withdrawal authorizations will be terminated. In the event that the offering is not effected, all funds submitted and not previously refunded pursuant to the subscription and community offering will be promptly refunded to subscribers with interest at Magyar Bank's current passbook savings rate, and all withdrawal authorizations will be terminated.


     Subscription Rights. Under the plan of reorganization, nontransferable subscription rights to purchase the shares of common stock have been issued to persons and entities entitled to purchase the shares of common stock in the subscription offering. The amount of shares of common stock that these parties may purchase will depend on the availability of the common stock for purchase under the categories described in the plan of reorganization. Subscription priorities have been established for the allocation of shares of common stock to the extent that shares of common stock are available. These priorities are as follows:


     Category 1: Eligible Account Holders. Subject to the maximum purchase limitations, each depositor with $50 or more on deposit at Magyar Bank, as of the close of business on June 30, 2004, will receive nontransferable subscription rights to subscribe for up to the greater of the following:

     (i)  $250,000 of common stock;

     (ii) one-tenth of one percent of the total offering of common stock; or

    (iii) 15 times the product, rounded down to the nearest whole number, obtained by multiplying the total number of shares of common stock to be sold by a fraction, the numerator of which is the amount of the qualifying deposit of the eligible account holder and the denominator is the total amount of qualifying deposits of all eligible account holders.

     If the exercise of subscription rights in this category results in an oversubscription, shares of common stock will be allocated among subscribing eligible account holders so as to permit each one, to the extent possible, to purchase a number of shares sufficient to make the person's total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated among the remaining subscribing eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total amount of qualifying deposits of all remaining eligible account holders whose subscriptions remain unfilled; however, no fractional shares will be issued. If the amount so allocated exceeds the amount subscribed for by any one or more eligible account holders, the excess will be reallocated, one or more times as necessary, among those eligible account holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied. Subscription rights received by officers and directors in this category based on their increased deposits in Magyar Bank in the one-year period preceding June 30, 2004 are subordinated to the subscription rights of other eligible account holders.

     Category 2: Tax-Qualified Employee Plans. The tax-qualified employee plans of Magyar Bank, such as the employee stock ownership plan and Magyar Bank's existing 401(k) plan, have nontransferable subscription rights to purchase up to 10% of the shares of common stock sold in the offering. The employee stock ownership plan intends to purchase 8.0% of the shares of common stock sold in the offering and issued to the Charitable Foundation. If there are insufficient shares available to satisfy the aggregate subscriptions of the employee stock ownership plan and the 401(k) plan, available shares will be allocated first to satisfy the subscription of the 401(k) plan and then, to the extent shares remain available, to satisfy the subscription of the employee stock ownership plan. If any of Magyar Bank's tax-qualified employee plans' subscriptions are not filled in their entirety, the plans may purchase shares of common stock in the open market. Further, if Magyar Bank's employee stock ownership plan's subscription is not filled in its entirety, it may purchase shares of common stock directly from the holding company subsequent to completion of the offering. Finally, if market conditions warrant, in the judgment of its trustee, the employee stock ownership plan may elect to fill its subscription rights, in whole or in part, through open-market purchases.

     Category 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by eligible account holders and the tax-qualified employee plans, and subject to the maximum purchase limitations, each depositor with $50 or more on deposit as of the close of business on September 30, 2005, will receive nontransferable subscription rights to subscribe for up to the greater of:


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     (i)  $250,000 of common stock;

     (ii) one-tenth of one percent of the total offering of common stock; or

    (iii) 15 times the product, rounded down to the nearest whole number, obtained by multiplying the total number of shares of common stock to be issued by a fraction, the numerator of which is the amount of qualifying deposits of the supplemental eligible account holder and the denominator is the total amount of qualifying deposits of all supplemental eligible account holders.

     If the exercise of subscription rights in this category results in an oversubscription, shares of common stock will be allocated among subscribing supplemental eligible account holders so as to permit each supplemental eligible account holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated among subscribing supplemental eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to total qualifying deposits of all subscribing supplemental eligible account holders.


     Category 4: Other Voting Depositors. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by eligible account holders, the tax-qualified employee plans and supplemental eligible account holders, and subject to the maximum purchase limitations, each depositor of Magyar Bank who is not an eligible account holder, supplemental eligible account holder or tax-qualified employee plan, as of the close of business on [voting record date], will receive nontransferable subscription rights to purchase $250,000 of common stock.


     If the exercise of subscription rights in this category results in an oversubscription, shares of common stock will be allocated among subscribing voting depositors so as to permit each voting depositor, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated among subscribing voting depositors whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to total qualifying deposits of all subscribing voting depositors.


     Community Offering. Any shares of common stock that remain unsubscribed for in the subscription offering may be offered by Magyar Bancorp, Inc. in a community offering to members of the general public to whom Magyar Bancorp, Inc. delivers a copy of this prospectus and a stock order form, with preference given to natural persons residing in Middlesex and Somerset Counties, New Jersey (the "Local Community"). We will consider persons to be residing in one of the specified counties if they occupy a dwelling in the county and establish an ongoing physical presence in the county that is not merely transitory in nature. We may utilize depositor or loan records or other evidence provided to us to make a determination as to whether a person is a resident in one of the specified counties. In all cases, the determination of residence status will be made by us in our sole discretion. Subject to the maximum purchase limitations, these persons may purchase up to $250,000 of shares of common stock. The community offering, if any, may begin concurrently with, during or promptly after the subscription offering,



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and may terminate at any time without notice, but may not terminate later than
[extension date], unless extended by Magyar Bancorp, Inc. and Magyar Bank. If we extend the offering, all subscribers will be notified of the extension and of the duration of any extension that has been granted, and will have the right to confirm, increase, decrease or rescind their orders. If we do not receive an affirmative response from a subscriber to any resolicitation, the subscriber's order will be rescinded and all funds received will be promptly returned with interest. Subject to any required regulatory approvals, Magyar Bancorp, Inc. will determine, in its discretion, the advisability of a community offering, the commencement and expiration dates of any community offering, and the methods of finding potential purchasers in such offering.


     The opportunity to subscribe for shares of common stock in the community offering category is subject to the right of Magyar Bancorp, Inc. and Magyar Bank, in their sole discretion, to accept or reject these orders in whole or in part either at the time of receipt of an order or as soon as practicable thereafter. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

     If there are not sufficient shares of common stock available to fill orders in the community offering, the shares of common stock will be allocated, if possible, first to each natural person residing in the Local Community whose order is accepted by Magyar Bank, in an amount equal to the lesser of 1,000 shares of common stock or the number of shares of common stock subscribed for by each subscriber residing in the Local Community. Thereafter, unallocated shares of common stock will be allocated among the subscribers residing in the Local Community, whose orders remain unsatisfied, in the same proportion that the unfilled subscription of each bears to the total unfilled subscriptions of all subscribers residing in the Local Community whose subscription remains unsatisfied. If there are any shares of common stock remaining, shares will be allocated to other members of the general public who subscribe in the community offering applying the same allocation described above for subscribers residing in the Local Community.

     Syndicated Community Offering. The plan of reorganization provides that shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering to be managed by Ryan Beck & Co., Inc., acting as our agent. In such capacity, Ryan Beck & Co., Inc. may form a syndicate of other brokers-dealers who are National Association of Securities Dealers member firms. Alternatively, we may sell any remaining shares in an underwritten public offering. Neither Ryan Beck & Co., Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, Ryan Beck & Co., Inc. has agreed to use its best efforts in the sale of shares in any syndicated community offering. We have not selected any particular broker-dealers to participate in a syndicated community offering and will not do so until prior to the commencement of the syndicated community offering.

     The opportunity to subscribe for shares of common stock in the syndicated community offering is subject to our right to reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.


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     Stock sold in the syndicated community offering also will be sold at the
$10.00 per share purchase price. Purchasers in the syndicated community offering are eligible to purchase up to $250,000 of common stock (which equals 25,000 shares). See "--How We Determined Stock Pricing and the Number of Shares to be Issued." We may begin the syndicated community offering or underwritten public offering at any time following the commencement of the subscription offering. The syndicated community offering will terminate no later than 45 days following the subscription offering expiration date, unless extended. We may terminate the community offering or the syndicated community offering at any time after we have received orders for at least the minimum number of shares available for purchase in the offering.

     The syndicated community offering will be conducted in accordance with certain SEC rules applicable to best efforts offerings. Generally under these rules, Ryan Beck & Co., Inc., a broker-dealer, will deposit funds it receives prior to the closing date from interested investors into a separate non-interest bearing bank account. If and when all the conditions for the closing are met, funds for common stock sold by Ryan Beck & Co., Inc. in the syndicated community offering will be promptly delivered to us. If the offering closes, but some or all of an interested investor's funds are not accepted by us, those funds will be returned to the interested investor promptly after the closing, without interest. If the offering does not close, funds in the account will be returned promptly, without interest, to the potential investor. Normal customer ticketing will be used. In the syndicated community offering, stock order forms will not be used.


     If we are unable to find purchases from the general public for unsubscribed shares, we will make other purchase arrangements, if feasible. If other purchase arrangements cannot be made, we may terminate the stock offering and promptly return all funds, set a new offering range and give all subscribers the opportunity to place a new order for shares of Magyar Bancorp, Inc. common stock; or take such other actions as may be permitted.

     Limitations on Purchase of Shares. The plan provides for certain limitations on the purchase of shares of common stock in the offering. These limitations are as follows:

     A. The aggregate amount of outstanding common stock of Magyar Bancorp, Inc. owned or controlled by persons other than Magyar Bancorp, MHC at the close of the offering shall be less than 50% of Magyar Bancorp, Inc.'s total outstanding common stock.

     B. The maximum purchase of common stock in the subscription offering by a person or group of persons through a single qualifying deposit account is $250,000. No person by himself, or with an associate or group of persons acting in concert, may purchase more than $350,000 of the common stock offered in the offering, except that: (1) Magyar Bancorp, Inc. may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation to 5% of the number of shares offered in the offering; (2) the employee stock ownership plan intends to purchase 8% of the shares sold in the offering and issued to the Charitable Foundation; and (3) shares to be held by any tax-qualified employee plan and attributable to a person shall not be aggregated with other shares purchased directly by or otherwise attributable to such person.


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     C.   The aggregate amount of common stock acquired in the stock offering, plus all prior issuances by Magyar Bancorp, Inc., by any non-tax-qualified employee plan or any management person and his or her associates, exclusive of any shares of common stock acquired by such plan or management person and his or her associates in the secondary market, shall not exceed 4.9% of the outstanding shares of common stock of Magyar Bancorp, Inc. at the conclusion of the offering. In calculating the number of shares held by any management person and his or her associates under this paragraph, shares held by any tax-qualified employee plan or non-tax-qualified employee plan of Magyar Bancorp, Inc. or Magyar Bank that are attributable to such person shall not be counted.


     D. The aggregate amount of common stock acquired in the offering, plus all prior issuances by Magyar Bancorp, Inc., by any non-tax-qualified employee plan or any management person and his or her associates, or any management person and his or her associates, exclusive of any common stock acquired by such plan or management person and his or her associates in the secondary market, shall not exceed 4.9% of the stockholders' equity of Magyar Bancorp, Inc. at the conclusion of the offering. In calculating the number of shares held by any management person and his or her associates under this paragraph, shares held by any tax-qualified employee plan or non-tax-qualified employee plan of Magyar Bancorp, Inc. or Magyar Bank that are attributable to such person shall not be counted.


     E. The aggregate amount of common stock acquired in the offering, plus all prior issuances by Magyar Bancorp, Inc., by any one or more tax-qualified employee stock benefit plans, exclusive of any shares of common stock acquired by such plans in the secondary market, shall not exceed 4.9% of the outstanding shares of common stock of Magyar Bancorp, Inc. at the conclusion of the offering.

     F. The aggregate amount of common stock acquired in the offering, plus all prior issuances by Magyar Bancorp, Inc., by any one or more tax-qualified employee stock benefit plans, exclusive of any shares of common stock acquired by such plans in the secondary market, shall not exceed 4.9% of the stockholders' equity of Magyar Bancorp, Inc. at the conclusion of the offering.

     G. The aggregate amount of common stock acquired in the offering, plus all prior issuances by Magyar Bancorp, Inc., by all non-tax-qualified employee plans or management persons and their associates, exclusive of any common stock acquired by such plans or management persons and their associates in the secondary market, shall not exceed 25% of the outstanding shares of common stock held by persons other than Magyar Bancorp, MHC at the conclusion of the offering. In calculating the number of shares held by management persons and their associates under this paragraph, shares held by any tax-qualified employee plan or non-tax-qualified employee plan that are attributable to such persons shall not be counted.


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     H.   The aggregate amount of common stock acquired in the offering, plus all prior issuances by Magyar Bancorp, Inc., by all non-tax-qualified employee stock benefit plans or management persons and their associates, exclusive of any common stock acquired by such plans or management persons and their associates in the secondary market, shall not exceed 29% of the stockholders' equity of Magyar Bancorp, Inc. held by persons other than Magyar Bancorp, MHC at the conclusion of the offering. In calculating the number of shares held by management persons and their associates under this paragraph, shares held by any tax-qualified employee plan or non-tax-qualified employee plan that are attributable to such persons shall not be counted.

     I. The aggregate amount of common stock acquired in the offering, plus all prior issuances by Magyar Bancorp, Inc., by all stock benefit plans of Magyar Bancorp, Inc. or Magyar Bank, or management persons and their associates, exclusive of any common stock acquired by such plans or management persons and their associates in the secondary market, shall not exceed 29% of the outstanding common stock of Magyar Bancorp, Inc. held by persons other than the Magyar Bancorp, MHC.


     J. Notwithstanding any other provision of the plan of reorganization, no person shall be entitled to purchase any common stock to the extent such purchase would be illegal under any federal law or state law or regulation or would violate regulations or policies of the National Association of Securities Dealers, Inc., particularly those regarding free riding and withholding. Magyar Bancorp, Inc. and/or its agents may ask for an acceptable legal opinion from any purchaser as to the legality of such purchase and may refuse to honor any purchase order if such opinion is not timely furnished.

     K. The Board of Directors of Magyar Bancorp, Inc. has the right in its sole discretion to reject any order submitted by a person whose representations the Board of Directors believes to be false or who it otherwise believes, either alone or acting in concert with others, is violating, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of reorganization.

     L. A minimum of 25 shares of common stock must be purchased by each person purchasing shares in the offering to the extent those shares are available; provided, however, that in the event the minimum number of shares of common stock purchased times the price per share exceeds $500, then such minimum purchase requirement shall be reduced to such number of shares which when multiplied by the price per share shall not exceed $500, as determined by the Board of Directors.

     For purposes of the plan, the members of the Board of Directors are not deemed to be acting in concert solely by reason of their board membership. The term "associate" is used above to indicate any of the following relationships with a person:


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     o    any corporation or organization, other than Magyar Bancorp, MHC,
          Magyar Bancorp, Inc. or Magyar Bank or a majority-owned subsidiary of Magyar Bancorp, Inc. or Magyar Bank, of which a person is a senior officer or partner, or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization;

     o any trust or other estate if the person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the estate. For purposes of the plan of reorganization, a person who has a substantial beneficial interest in a tax-qualified or non-tax-qualified employee plan, or who is a trustee or fiduciary of the plan is not an associate of the plan. For purposes of the plan of reorganization, a tax-qualified employee plan is not an associate of a person;

     o any person who is a relative or spouse of such person or a relative of such spouse and (1) who lives in the same house as the person; or (2) who is a director or senior officer of Magyar Bancorp, MHC, Magyar Bancorp, Inc. or Magyar Bank or a subsidiary thereof; and

     o any person acting in concert with the persons or entities specified above.

     As used above, the term "acting in concert" means:

     o knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement;

     o a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise; or

     o a person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.


     Persons or companies who file jointly a Schedule 13D or Schedule 13G with any regulatory agency will be deemed to be acting in concert.


     The Boards of Directors of Magyar Bancorp, Inc. and Magyar Bank may, in their sole discretion increase the maximum purchase limitation up to 5% of the shares being offered in the offering. However, orders for shares exceeding 5% of the shares sold may not exceed, in the aggregate, 10% of the shares sold. Requests to purchase shares of Magyar Bancorp, Inc. common stock under this provision will be allocated by the boards of directors in accordance with the priority rights and allocation procedures set forth above. Depending upon market and financial conditions, and subject to certain limitations, the boards of directors of Magyar Bancorp, Inc. and Magyar Bank, without further approval of the members, may increase or


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

decrease any of the above purchase limitations at any time. In computing the number of shares of common stock to be allocated, all numbers will be rounded down to the next whole number.

     Shares of common stock purchased in the offering will be freely transferable except for shares of common stock purchased by executive officers and directors of Magyar Bank or Magyar Bancorp, Inc. and except as described below. In addition, under National Association of Securities Dealers, Inc. ("NASD") guidelines, members of the NASD and their associates are subject to certain reporting requirements upon purchase of these securities.

Tax Effects of the Reorganization

     We intend to proceed with the reorganization on the basis of an opinion from our special counsel, Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., as to tax matters that are material to the reorganization. The opinion is based, among other things, on factual representations made by us, including the representation that the exercise price of the subscription rights to purchase the common stock will be approximately equal to the fair market value of the stock at the time of the completion of the reorganization. Luse Gorman Pomerenk & Schick, P.C.'s opinion provides as follows:

     1. The conversion of Magyar Bank's charter from a mutual savings bank charter to a stock savings bank charter will qualify as a tax-free reorganization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986 (the "Code"), and no gain or loss will be recognized by Magyar Bank in either its mutual form (the "Mutual Bank") or stock form (the "Stock Bank") as a result.

     2. Stock Bank's holding period in the assets received from the Mutual Bank will include the period during which such assets were held by the Mutual Bank.

     3. The Stock Bank's basis in its assets will be the same as the basis of such assets in the hands of the Mutual Bank immediately prior to the reorganization.

     4. Mutual Bank depositors will recognize no gain or loss upon the constructive receipt of solely Stock Bank common stock in exchange for their liquidation and other interests.

     5. The Stock Bank will succeed to and take into account the Mutual Bank's earnings and profits or deficit in earnings and profits, as of the date of the reorganization.


     6. For purposes of Code Section 381, Stock Bank will be treated the same as Mutual Bank, and therefore, Mutual Bank's tax year will not end merely as a result of the conversion of the Mutual Bank to stock form and Stock Bank will not be required to obtain a new employee identification number.


     7. No gain or loss will be recognized by eligible account holders, supplemental eligible account holders or voting depositors of Mutual Bank on the issuance to them of withdrawable deposit accounts in Stock Bank plus liquidation rights with respect to Magyar Bancorp, MHC, in exchange for their deposit accounts in


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

          Mutual Bank or to the voting depositors on the issuance to them of withdrawable deposit accounts.

     8. It is more likely than not that the fair market value of the subscription rights to purchase common stock is zero. Accordingly, no gain or loss will be recognized by eligible account holders, supplemental eligible account holders or voting depositors of the Mutual Bank upon the distribution to them of the nontransferable subscription rights to purchase shares of stock in Magyar Bancorp, Inc. Gain realized, if any, by the eligible account holders, supplemental eligible account holders and voting depositors of the Mutual Bank on the distribution to them of the nontransferable subscription rights to purchase shares of common stock will be recognized but only in an amount not in excess of the fair market value of such subscription rights. Eligible account holders, supplemental eligible account holders and voting depositors will not realize any taxable income as a result of the exercise by them of the nontransferable subscription rights.


     9. The basis of the deposit accounts in Stock Bank to be received by the eligible account holders, supplemental eligible account holders and voting depositors of Mutual Bank will be the same as the basis of their deposit accounts in Mutual Bank surrendered in exchange therefor. The basis of the interests in the liquidation rights in Magyar Bancorp, MHC to be received by the eligible account holders and supplemental eligible account holders of Mutual Bank will be zero.


     10. The exchange of Stock Bank common stock constructively received by eligible account holders, supplemental eligible account holders and voting depositors in exchange for membership interests in Magyar Bancorp, MHC will constitute a tax-free exchange of property solely for "stock."

     11. Eligible account holders, supplemental eligible account holders and voting depositors will recognize no gain or loss upon the transfer of Stock Bank common stock (which they constructively received in the conversion of the Mutual Bank to stock form) to Magyar Bancorp, MHC solely in exchange for membership interests in Magyar Bancorp, MHC.

     12. Eligible account holders, supplemental eligible account holders and voting depositors' basis in the Magyar Bancorp, MHC membership interests received in the transaction (which basis is -0-) will be the same as the basis of the property transferred in exchange for such interests.

     13. Magyar Bancorp, MHC will recognize no gain or loss upon receipt of property from eligible account holders, supplemental eligible account holders and voting depositors in exchange for membership interests in Magyar Bancorp, MHC.

     14. Magyar Bancorp, MHC's basis in the property received from eligible account holders, supplemental eligible account holders and voting depositors (which basis


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

          is -0-) will be the same as the basis of such property in the hands of eligible account holders, supplemental eligible account holders and voting depositors.

     15. Magyar Bancorp, MHC's holding period for the property received from eligible account holders, supplemental account holders and voting depositors will include the period during which such property was held by such persons.

     16. Magyar Bancorp, MHC and the persons who purchased common stock of Magyar Bancorp, Inc. in the subscription and community offering ("minority stockholders") will recognize no gain or loss upon the transfer of Stock Bank common stock and cash, respectively, to Magyar Bancorp, Inc. in exchange for common stock in Magyar Bancorp, Inc.

     17. Magyar Bancorp, Inc. will recognize no gain or loss on its receipt of Stock Bank common stock and cash in exchange for Magyar Bancorp, Inc. common stock.

     18. Magyar Bancorp, MHC's basis in the Magyar Bancorp, Inc. common stock will be the same as its basis in the Stock Bank common stock exchanged for such stock.

     19. Magyar Bancorp, MHC's holding period in the Magyar Bancorp, Inc. common stock received will include the period during which it held the Stock Bank common stock, provided that such property was a capital asset on the date of the exchange.

     20. Magyar Bancorp, Inc.'s basis in the Stock Bank stock received from Magyar Bancorp, MHC will be the same as the basis of such property in the hands of Magyar Bancorp, MHC.

     21. Magyar Bancorp, Inc.'s holding period for the Stock Bank common stock received from Magyar Bancorp, MHC will include the period during which such property was held by Magyar Bancorp, MHC.

     22. It is more likely than not that the basis of the Magyar Bancorp, Inc. common stock to its minority stockholders will be the purchase price thereof. The holding period of the Magyar Bancorp, Inc. common stock purchased pursuant to the exercise of subscription rights will commence on the date on which the right to acquire such stock was exercised.

     The opinion addresses all material Federal income tax consequences of the reorganization. The tax opinion as to items 8 and 22 above is based on the position that subscription rights to be received by eligible account holders and supplemental eligible account holders do not have any economic value at the time of distribution or the time the subscription rights are exercised. In this regard, Luse Gorman Pomerenk & Schick, P.C. noted that the subscription rights will be granted at no cost to the recipients, are legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. The firm also noted that the Internal Revenue Service has not in the past concluded that


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

subscription rights have value. Based on the foregoing, Luse Gorman Pomerenk & Schick, P.C. believes that it is more likely than not that the nontransferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances. If the nontransferable subscription rights granted to eligible subscribers are subsequently found to have an ascertainable value greater than zero, income may be recognized by various recipients of the nontransferable subscription rights (in certain cases, whether or not the rights are exercised) and we could recognize gain on the distribution of the nontransferable subscription rights. The Federal and state tax opinions, respectively, referred to in this prospectus are filed as exhibits to the registration statement. See "Where You Can Find More Information."

     The opinions of Luse Gorman Pomerenk & Schick, P.C., unlike a letter ruling issued by the Internal Revenue Service, are not binding on the Internal Revenue Service and the conclusions expressed therein may be challenged at a future date. The Internal Revenue Service has issued favorable rulings for transactions substantially similar to the proposed reorganization, but any such ruling may not be cited as precedent by any taxpayer other than the taxpayer to whom the ruling is addressed. We do not plan to apply for a letter ruling concerning the transactions described in this prospectus.

     We also have received an opinion from Grant Thornton LLP that the New Jersey State income tax consequences of the proposed transaction are consistent with the Federal income tax consequences.

Restrictions on Transferability of Subscription Rights

     Subscription rights are nontransferable. Magyar Bank may reasonably investigate to determine compliance with this restriction. Persons selling or otherwise transferring their rights to subscribe for shares of common stock in the subscription offering or subscribing for shares of common stock on behalf of another person may forfeit those rights and may face possible further sanctions and penalties imposed by agencies of the United States Government. Magyar Bank and Magyar Bancorp, Inc. will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve the transfer of these rights. Each person exercising subscription rights will be required to certify on the order form that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding with any other person for the sale or transfer of the shares of common stock. Once tendered, orders cannot be revoked without the consent of Magyar Bank and Magyar Bancorp, Inc.

Persons in Non-Qualified States

     We will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock under the plan of reorganization reside. However, we are not required to offer stock in the subscription offering to any person who resides in a foreign country or who resides in a state of the United States in which (1) only a small number of persons otherwise eligible to subscribe for shares of common stock reside; (2) the granting of subscription rights or the offer or sale of shares to such person would require that we or our officers or directors register as a broker dealer, salesman or selling agent under the


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securities laws of the state, or register or otherwise qualify the subscription rights or common stock for sale or qualify as a foreign corporation or file a consent to service of process; or (3) we determine that compliance with that state's securities laws would be impracticable for reasons of cost or otherwise.

Plan of Distribution and Marketing Arrangements

     Offering materials have been mailed to persons with subscription rights, with additional copies made available through our Stock Information Center. All prospective purchasers are to send payment directly to Magyar Bank, where such funds will be held in a segregated account at Magyar Bank or, at our discretion, another federally insured depository institution, and not released until the offering is completed or terminated.

     To assist in the marketing of the common stock, we have retained Ryan Beck & Co., Inc., which is a broker-dealer registered with the NASD. Ryan Beck & Co., Inc. will assist us in the offering as follows:

     (i)  serving as our financial advisor for the stock offering;

     (ii) educating our employees regarding the offering;

    (iii) providing administrative services and managing the Stock Information Center; and

     (iv) coordinating proxy solicitation and selling efforts and soliciting orders for shares of common stock.

For these services, Ryan Beck & Co., Inc. will receive an administrative services fee of $25,000 and a sales fee equal to 1.0% of the dollar amount of the shares of common stock sold in the subscription and community offerings, except that no fee will be payable to Ryan Beck & Co., Inc. with respect to shares purchased by officers, directors and employees or their immediate families, the Charitable Foundation, or shares purchased by our tax-qualified and non-qualified employee benefit plans. If there is a syndicated community offering, Ryan Beck & Co., Inc. will receive a management fee of 1.0% of the aggregate dollar amount of shares of common stock sold in the syndicated community offering, which fee, along with the fee payable directly to the NASD member firms participating in the syndicated community offering (including Ryan Beck & Co., Inc.) shall not exceed 6.0% of the aggregate dollar amount of the shares of common stock sold in the syndicated community offering.

     We also will reimburse Ryan Beck & Co., Inc. for its reasonable expenses associated with its marketing efforts (including legal fees), up to a maximum of $55,000 plus legal expenses. We will indemnify Ryan Beck & Co., Inc. against liabilities and expenses (including legal fees) incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering material for the common stock, including liabilities under the Securities Act of 1933.


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     Our directors and executive officers may participate in the solicitation of offers to purchase shares of common stock. Other trained employees may participate in the offering in ministerial capacities, providing clerical work in effecting a sales transaction or answering questions of a ministerial nature. Other questions of prospective purchasers will be directed to executive officers or registered representatives of Ryan Beck & Co., Inc. We will rely on Rule
3a4-1 of the Exchange Act to permit officers, directors, and employees to participate in the sale of common stock. No officer, director or employee will be compensated for his or her participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the common stock.

How We Determined Stock Pricing and the Number of Shares to be Issued

     The plan of reorganization and federal regulations require that the aggregate purchase price of the common stock sold in the offering be based on the appraised pro forma market value of the common stock, as determined on the basis of an independent valuation. We retained FinPro, Inc. to make the independent valuation. FinPro, Inc. will receive a fee of $45,000 for business planning and appraisal services, plus reasonable out-of-pocket expenses. We have agreed to indemnify FinPro, Inc. and its employees and affiliates against certain losses (including any losses in connection with claims under the federal securities laws) arising out of its services as appraiser, except where FinPro, Inc.'s liability results from its negligence or bad faith. Over the past three years, we have engaged FinPro, Inc. to perform: strategic planning, market feasibility, CRA and other general consulting services. The revenue derived from these engagements was immaterial to FinPro, Inc.'s gross revenues during such time periods. FinPro, Inc. received no fees from Magyar Bancorp, Inc. in 2005 except for those fees related to the business planning and appraisal services.

     The independent valuation was prepared by FinPro, Inc. in reliance upon the information contained in the prospectus, including the financial statements. FinPro, Inc. also considered the following factors, among others:

     o the present and projected operating results and financial condition of Magyar Bank and the economic and demographic conditions in our existing market area;

     o    historical, financial and other information relating to Magyar Bank;

     o a comparative evaluation of the operating and financial statistics of Magyar Bank with those of other publicly traded subsidiaries of holding companies and mutual holding companies;

     o the impact of the offering on our stockholders' equity and earnings potential;

     o    the proposed dividend policy of Magyar Bancorp, Inc.;

     o the trading market for securities of comparable institutions and general conditions in the market for such securities; and

     o    the issuance of shares to the Charitable Foundation.


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     On the basis of the foregoing, FinPro, Inc. advised us that as of September
2, 2005, the estimated pro forma market value of the common stock on a fully converted basis ranged from a minimum of $38.1 million to a maximum of $51.5 million, with a midpoint of $44.8 million (the estimated valuation range). The board determined to offer the shares of common stock in the offering at the purchase price of $10.00 per share and that 44.20% of the shares issued should be held by purchasers in the offering and 54.03% should be held by Magyar Bancorp, MHC after giving effect to the issuance of shares to the Charitable Foundation. Based on the estimated valuation range and the purchase price of $10.00 per share, the number of shares of common stock that Magyar Bancorp, Inc. will sell in the offering will range from 1,683,000 shares to 2,277,000 shares, with a midpoint of 1,980,000 shares, and the number of shares to be issued to Magyar Bancorp, MHC will range from 2,057,000 shares to 2,783,000 shares, with a midpoint of 2,420,000 shares.


     FinPro, Inc. determined that Magyar Bancorp, Inc. should be priced at a discount to the peer group on a tangible book value basis because of Magyar Bancorp, Inc.'s weaker earnings, lower expected trading liquidity and lower expected dividend levels. FinPro, Inc. also considered the pricing and after market performance of other recent mutual holding company offerings in determining the appropriateness of the pricing discount.


     The Board reviewed the independent valuation and, in particular, considered
(1) our financial condition and results of operations for the nine months ended June 30, 2005 and for the year ended September 30, 2004, (2) financial comparisons to other financial institutions, and (3) stock market conditions generally and, in particular, for financial institutions, all of which are set forth in the independent valuation. The Board also reviewed the methodology and the assumptions used by FinPro, Inc. in preparing the independent valuation. The estimated valuation range may be amended, if necessitated by subsequent developments in our financial condition or market conditions generally.

     Following commencement of the subscription offering, the maximum of the estimated valuation range may be increased by up to 15%, to $59.2 million and the maximum number of shares that will be outstanding immediately following the offering may be increased by up to 15% to 5,923,742 shares. Under such circumstances, the number of shares sold in the offering will be increased to 2,618,550 shares and the number of shares to be issued to Magyar Bancorp, MHC will be increased to 3,200,450 shares. The increase in the valuation range may occur to reflect changes in market and financial conditions or demand for the shares without the resolicitation of subscribers. The minimum of the estimated valuation range and the minimum of the offering range may not be decreased without a resolicitation of subscribers. The purchase price of $10.00 per share will remain fixed. See "--Limitations on Purchase of Shares" as to the method of distribution and allocation of additional shares of common stock that may be issued in the event of an increase in the offering range to fill unfilled orders in the subscription and community offerings.

     The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. FinPro, Inc. did not independently verify the financial statements and other information provided by Magyar Bancorp, Inc., nor did FinPro, Inc. value independently the assets or liabilities of Magyar Bank. The independent valuation considers Magyar Bancorp, Inc. as a going concern


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and should not be considered as an indication of its liquidation value.
Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing shares in the offering will thereafter be able to sell such shares at prices at or above the purchase price.

     The independent valuation will be updated at the time of the completion of the offering. If the update to the independent valuation at the conclusion of the offering results in an increase in the pro forma market value of the common stock to more than $59.2 million or a decrease in the pro forma market value to less than $38.1 million, then Magyar Bancorp, Inc., may terminate the plan of reorganization and return all funds promptly, with interest on payments made by check, certified or teller's check, bank draft or money order, extend or hold a new subscription offering, community offering, or both, establish a new offering range, commence a resolicitation of subscribers or take such other actions as may be permitted, in order to complete the offering. In the event that a resolicitation is commenced, unless an affirmative response is received within a reasonable period of time, all funds will be promptly returned to investors as described above.

     An increase in the independent valuation and the number of shares to be issued in the offering would decrease both a subscriber's ownership interest and Magyar Bancorp, Inc.'s pro forma earnings and stockholders' equity on a per share basis while increasing pro forma earnings and stockholders' equity on an aggregate basis. A decrease in the independent valuation and the number of shares of common stock to be issued in the offering would increase both a subscriber's ownership interest and Magyar Bancorp, Inc.'s pro forma earnings and stockholders' equity on a per share basis while decreasing pro forma net income and stockholders' equity on an aggregate basis. For a presentation of the effects of such changes, see "Pro Forma Data."

     Copies of the appraisal report of FinPro, Inc. and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at the main office of Magyar Bank and the other locations specified under "Where You Can Find More Information."

     No sale of shares of common stock may occur unless, prior to such sale, FinPro, Inc. confirms to Magyar Bank that, to the best of its knowledge, nothing of a material nature has occurred that, taking into account all relevant factors, would cause FinPro, Inc. to conclude that the independent valuation is incompatible with its estimate of the pro forma market value of the common stock of Magyar Bancorp, Inc. at the conclusion of the offering. Any change that would result in an aggregate purchase price that is below the minimum or more than 15% above the maximum of the estimated valuation range will be considered incompatible. If such confirmation is not received, we may extend the offering, reopen the offering or commence a new offering, establish a new estimated valuation range or commence a resolicitation of all purchasers to complete the offering.

Prospectus Delivery and Procedure for Purchasing Shares

     Prospectus Delivery. To ensure that each purchaser receives a prospectus at least 48 hours prior to the end of the offering, in accordance with Rule 15c2-8 under the Securities


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Exchange Act of 1934, as amended (the "Exchange Act"), no prospectus will be mailed later than five days or hand delivered any later than two days prior to the end of the offering. Execution of the order form will confirm receipt or delivery of a prospectus in accordance with Rule 15c2-8. Order forms will be distributed only with a prospectus. Neither we nor Ryan Beck & Co., Inc. is obligated to deliver a prospectus and an order form by any means other than the U.S. Postal Service.

     Expiration Date. The offering will expire at 12:00 noon, Eastern time, on [expiration date], unless extended by us for up to 45 days following the expiration date of the subscription offering, which is [extension date] (the "expiration date"). We are not required to give purchasers notice of any extension unless the expiration date is later than [extension date], in which event purchasers will be given the right to increase, decrease, confirm, or rescind their orders. No extension may go beyond _________, 2007, which is two years after the date of the special meeting of depositors called to consider and vote upon the reorganization.

     Use of Order Forms. In order to purchase shares of common stock in the subscription and community offering, each purchaser must complete an order form, as more fully described below. Any person receiving an order form who desires to purchase shares of common stock may do so by delivering to the Stock Information Center a properly executed and completed order form, together with full payment for the shares of common stock purchased. The order form must be received, not post-marked, prior to 12:00 noon, Eastern time, on [expiration date]. You may submit your stock order form by mail using the return envelope provided, by overnight courier, or by bringing your stock order form to our Stock Information Center. Stock order forms may not be delivered to Magyar Bank branch offices. Each person ordering shares of common stock is required to represent that he or she is purchasing such shares for his or her own account. Our interpretation of the terms and conditions of the plan of reorganization and of the acceptability of the order forms will be final.

     To ensure that eligible account holders, supplemental eligible account holders and other depositors are properly identified as to their stock purchase priorities, such parties must list all deposit accounts on the order form giving all names on each deposit account and the account numbers at the applicable eligibility date. Failure to list all of your account relationships could result in a loss of all or part of your share allocation in the event of an oversubscription. Should an oversubscription result in an allocation of shares, the allocation of shares will be completed in accordance with the plan of reorganization.

     We are not obligated to accept an order submitted on photocopied or telecopied order forms. Orders cannot and will not be accepted without the execution of the certification appearing on the order form. We are not required to notify subscribers of incomplete or improperly executed order forms and we have the right to waive or permit the correction of incomplete or improperly executed order forms as long as it is performed before the expiration of the offering. We do not represent, however, that we will do so, and we have no affirmative duty to notify any prospective subscriber of any such defects.

     Payment for Shares. Payment for all shares will be required to accompany a completed order form for the purchase to be valid. Payment for shares may be made by check, money order, or authorization of withdrawal from a deposit account maintained with Magyar Bank.


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Third party checks will not be accepted as payment for a subscriber's order.
Appropriate means by which such withdrawals may be authorized are provided in the order forms.

     Once such a withdrawal amount has been authorized, a hold will be placed on such funds, making them unavailable to the depositor until the offering has been completed or terminated. In the case of payments authorized to be made through withdrawal from deposit accounts, all funds authorized for withdrawal will continue to earn interest at the contract rate until the offering is completed or terminated.

     Interest penalties for early withdrawal applicable to certificate of deposit accounts at Magyar Bank will not apply to withdrawals authorized for the purchase of shares of common stock. However, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be canceled at the time of withdrawal without penalty, and the remaining balance will earn interest at our passbook rate subsequent to the withdrawal.

     Payments received by Magyar Bank will be placed in a segregated savings account at Magyar Bank and will be paid interest at our passbook rate from the date payment is received until the offering is completed or terminated. Such interest will be paid by check on all funds held, including funds accepted as payment for shares of common stock, promptly following completion or termination of the offering.

     The employee stock ownership plan will not be required to pay for the shares of common stock it intends to purchase until consummation of the offering, provided that there is a loan commitment to lend to the employee stock ownership plan the amount of funds necessary to purchase the number of shares ordered.

     You may not designate direct withdrawal of funds from a Magyar Bank individual retirement account. By regulation, our individual retirement accounts do not permit investment in our shares of common stock. Persons with individual retirement accounts maintained with Magyar Bank must transfer their accounts to a self-directed individual retirement account with an unaffiliated trustee (such as a brokerage firm) in order to purchase shares of common stock in the offering. There will be no early withdrawal or Internal Revenue Service interest penalties for transfers. The new trustee will hold the shares of common stock in a self-directed account in the same manner as we now hold the depositor's individual retirement account funds. An annual administrative fee may be payable to the new trustee. Assistance on how to transfer individual retirement accounts maintained at Magyar Bank can be obtained from the Stock Information Center. Depositors interested in using funds in an individual retirement account maintained at Magyar Bank, or elsewhere, should contact the Stock Information Center as soon as possible. Whether such funds can be used may depend on limitations imposed by the institutions where funds are currently held. We cannot guarantee that you will be able to use such funds.

     Once submitted, an order cannot be modified or revoked unless the offering is terminated or extended beyond [extension date].


     We will have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter



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pay for the shares of common stock for which they subscribe in the community offering at any time prior to 48 hours before the completion of the reorganization. This payment may be made by wire transfer.

     Delivery of Stock Certificates. Certificates representing shares of common stock issued in the offering will be mailed to the persons entitled thereto at the registration address noted on the order form as soon as practicable following consummation of the offering. Any certificates returned as undeliverable will be held by us until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Although the shares of common stock will have begun trading, until certificates for the shares of common stock are available and delivered to purchasers, purchasers may not be able to sell the shares of common stock that they ordered.

Restrictions on Purchase or Transfer of Stock by Directors and Officers


     All shares of the common stock purchased by our directors and officers in the offering will be subject to the restriction that such shares may not be sold or otherwise disposed of for value for a period of one year following the date of purchase, except for any disposition of such shares (1) following the death of the original purchaser or (2) by reason of an exchange of securities in connection with a merger or acquisition approved by the applicable regulatory authorities. Sales of shares of common stock by Magyar Bancorp, Inc.'s directors and officers will also be subject to certain insider trading and other transfer restrictions under the federal securities laws. See "Supervision and Regulation--Federal Securities Laws."


     Purchases of outstanding shares of common stock of Magyar Bancorp, Inc. by directors, executive officers, or any person who was an executive officer or director of Magyar Bank after adoption of the plan of reorganization, and their associates during the three-year period following the offering may be made only through a broker or dealer registered with the Securities and Exchange Commission. This restriction does not apply, however, to negotiated transactions involving more than 1% of Magyar Bancorp, Inc.'s outstanding common stock or to the purchase of shares of common stock under the stock option plan expected to be implemented subsequent to completion of the offering.


     Magyar Bancorp, Inc. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, for the registration of the shares of common stock to be issued in the offering. The registration under the Securities Act of shares of common stock to be issued in the offering does not cover the resale of the shares of common stock. Shares of common stock purchased by persons who are not affiliates of Magyar Bancorp, Inc. may be resold without registration. Shares purchased by an affiliate of Magyar Bancorp, Inc. will have resale restrictions under Rule 144 of the Securities Act of 1933. If Magyar Bancorp, Inc. meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of Magyar Bancorp, Inc. who complies with the other conditions of Rule 144, including those that require the affiliate's sale to be aggregated with those of certain other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of Magyar Bancorp, Inc. common stock or the average weekly volume of trading in the shares of common stock during the preceding four calendar weeks. Provision may be made in



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the future by Magyar Bancorp, Inc. to permit affiliates to have their shares of common stock registered for sale under the Securities Act of 1933 under certain circumstances.

     Under guidelines of the NASD, members of the NASD and their associates face certain reporting requirements upon purchase of the securities.

Interpretation, Amendment and Termination

     All interpretations of the plan of reorganization by the Board of Directors will be final. The plan of reorganization provides that, if deemed necessary or desirable by the Board of Directors of Magyar Bancorp, Inc., the plan may be substantially amended by a majority vote of the Board of Directors as a result of comments from regulatory authorities or otherwise, at any time. The plan of reorganization may be terminated by a majority vote of the Board of Directors at any time.

Stock Information Center

     If you have any questions regarding the offering, please call the Stock Information Center at (800) ______________, from 10:00 a.m. to 4:00 p.m.,
Eastern time, Monday through Friday. The Stock Information Center is located at ___________, _________, New Jersey ______.

                        MAGYAR BANK CHARITABLE FOUNDATION

General


     In furtherance of our commitment to our local community, the plan of reorganization and stock issuance provides that we will establish Magyar Bank Charitable Foundation as a non-stock, nonprofit Delaware corporation in connection with the offering. The Charitable Foundation will be funded with cash and shares of Magyar Bancorp, Inc. common stock, as further described below. By further enhancing our visibility and reputation in our local community, we believe that the Charitable Foundation will enhance the long-term value of our community banking franchise. The offering presents us with a unique opportunity to provide a substantial and continuing benefit to our community and to receive the associated tax benefits.


Purpose of the Charitable Foundation


     In connection with the closing of the offering, Magyar Bancorp, Inc. intends to contribute $500,000 in cash and issue up to 1.77% of the shares of common stock issued in the offering to the Charitable Foundation. The total aggregate contribution to the Charitable Foundation will equal 6.53% of the gross proceeds of the stock offering at the midpoint of the offering range. The purpose of the Charitable Foundation is to provide financial support to charitable organizations in the communities in which we operate and to enable our communities to share in our long-term growth. The Charitable Foundation will be dedicated completely to community activities and the promotion of charitable causes, focusing particularly on the issues of education, health and human services, affordable housing and youth programs and may be able to support such activities in ways that are not presently available to us. The Charitable Foundation plans to support non-profit organizations except for political or religious organizations that focus on the above mentioned issues and service our market area. Accordingly, the Charitable Foundation



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will support our ongoing obligations to the community under the Community
Reinvestment Act. Magyar Bank received a "satisfactory" rating in its most recent Community Reinvestment Act examination by the Federal Deposit Insurance Corporation.


     Funding the Charitable Foundation with shares of Magyar Bancorp, Inc. common stock is also intended to allow our community to share in the potential growth and success of Magyar Bank after the offering is completed because the Charitable Foundation will benefit directly from increases in the value of Magyar Bancorp, Inc. common stock. In addition, the Charitable Foundation will maintain close ties with Magyar Bank, thereby forming a partnership within the communities in which Magyar Bank operates.

Structure of the Charitable Foundation

     The Charitable Foundation will be incorporated under Delaware law as a non-stock, nonprofit corporation. The certificate of incorporation of the Charitable Foundation will provide that the corporation is organized exclusively for charitable purposes as set forth in Section 501(c)(3) of the Internal Revenue Code. The Charitable Foundation's certificate of incorporation will further provide that no part of the net earnings of the Charitable Foundation will inure to the benefit of, or be distributable to, its directors, officers or members.

     We have selected ____ of our current directors, ________________________ to serve on the initial Board of Directors of the Charitable Foundation. We also will select one person to serve on the initial Board of Directors who will not be affiliated with Magyar Bank but who will have experience with local charitable organizations and grant making. For five years after the offering, one seat on the Charitable Foundation's Board of Directors will be reserved for a person from our local community who has experience with local community charitable organizations and grant making and who is not one of our officers, directors or employees, and one seat on the Charitable Foundation's Board of Directors will be reserved for one of Magyar Bank's directors.

     The business experience of our current directors is described in "Management."

     The Board of Directors of the Charitable Foundation will be responsible for establishing its grant and donation policies, consistent with the purposes for which it was established. As directors of a nonprofit corporation, directors of the Charitable Foundation will at all times be bound by their fiduciary duty to advance the Charitable Foundation's charitable goals, to protect its assets and to act in a manner consistent with the charitable purposes for which the Charitable Foundation is established. The directors of the Charitable Foundation also will be responsible for directing the activities of the Charitable Foundation, including the management and voting of the shares of common stock of Magyar Bancorp, Inc. held by the Charitable Foundation. All shares of common stock held by the Charitable Foundation must be voted in the same ratio as all other shares of the common stock on all proposals considered by stockholders of Magyar Bancorp, Inc.

     The Charitable Foundation's place of business will be located at our administrative offices. The Board of Directors of the Charitable Foundation will appoint such officers and employees as may be necessary to manage its operations. To the extent applicable, we will


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comply with the affiliates restrictions set forth in Sections 23A and 23B of the
Federal Reserve Act regulations governing transactions between Magyar Bank and the Charitable Foundation.

     The Charitable Foundation will receive working capital from its initial cash contribution of $500,000 ($500,000 at the maximum, as adjusted) and:

     (1) any dividends that may be paid on Magyar Bancorp, Inc.'s shares of common stock in the future;

     (2) within the limits of applicable federal and state laws, loans collateralized by the shares of common stock; or

     (3) the proceeds of the sale of any of the shares of common stock in the open market from time to time.


     As a private foundation under Section 501(c)(3) of the Internal Revenue Code, the Charitable Foundation will be required to distribute annually in grants or donations a minimum of 5% of the average fair market value of its net investment assets. One of the conditions imposed on the gift of common stock is that the amount of common stock that may be sold by the Charitable Foundation in any one year may not exceed 5% of the average market value of the assets held by the Charitable Foundation, except where the Board of Directors of the Charitable Foundation determines that the failure to sell an amount of common stock greater than such amount would result in a long-term reduction of the value of its assets and/or would otherwise jeopardize its capacity to carry out its charitable purposes.


Tax Considerations

     Our independent tax advisor, Luse Gorman Pomerenk & Schick, P.C., has advised us that an organization created for the above purposes should qualify as a Section 501(c)(3) exempt organization under the Internal Revenue Code and should be classified as a private foundation. The Charitable Foundation will submit a timely request to the Internal Revenue Service to be recognized as an exempt organization. As long as the Charitable Foundation files its application for tax-exempt status within 15 months from the date of its organization, and provided the Internal Revenue Service approves the application, its effective date as a Section 501(c)(3) organization will be the date of its organization. Our independent tax advisor, however, has not rendered any advice on whether the Charitable Foundation's tax exempt status will be affected by the regulatory requirement that all shares of common stock of Magyar Bancorp, Inc. held by the Charitable Foundation must be voted in the same ratio as all other outstanding shares of common stock of Magyar Bancorp, Inc. on all proposals considered by stockholders of Magyar Bancorp, Inc.

     Magyar Bancorp, Inc. and Magyar Bank are authorized by federal law to make charitable contributions. We believe that the offering presents a unique opportunity to establish and fund a charitable foundation given the substantial amount of additional capital being raised. In making such a determination, we considered the dilutive impact to our stockholders of the contribution of shares of common stock to the Charitable Foundation. We believe that the size of the contribution to the Charitable Foundation is justified given Magyar Bank's capital position and its earnings, the substantial additional capital being raised in the offering and the potential benefits of the Charitable Foundation to our community. See "Capitalization," "Regulatory Capital Compliance," and "Comparison of Valuation and Pro Forma Information With and Without the Charitable Foundation." The amount of the contribution will not adversely affect our financial condition. We therefore believe that the amount of the charitable contribution is reasonable given our pro forma capital position, and it does not raise safety and soundness concerns.

     We have received an opinion from our independent tax advisor that Magyar Bancorp, Inc.'s contribution of its shares of stock to the Charitable Foundation should not constitute an act of self-dealing and that we should be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution less the nominal amount that the Charitable Foundation is required to pay Magyar Bancorp, Inc. for such stock. We are permitted to deduct charitable contributions only in an amount up to 10% of our annual taxable income in any one year. We are permitted under the Internal Revenue Code to carry over the excess contribution to the five-year period following the year of the contribution to the Charitable Foundation. We estimate that all or substantially all of the contribution should be deductible over the six-year period (i.e., the year in which the contribution is made and the succeeding five-year period). However, we do not have any assurance that the Internal Revenue Service will grant tax-exempt status to the Charitable Foundation. Furthermore, even if the contribution is deductible, we may not have sufficient earnings to be able to use the deduction in full. We do not expect to make any further contributions to the Charitable Foundation within the first five years following the initial contribution, unless such contributions would be deductible under the Internal Revenue Code. Any such decisions would be based on an assessment of, among other factors, our financial condition at that time, the interests of our stockholders and depositors, and the financial condition and operations of the Charitable Foundation.

     Although we have received an opinion from our independent tax advisor that we should be entitled to a deduction for the charitable contribution, there can be no assurances that the Internal Revenue Service will recognize the Charitable Foundation as a Section 501(c)(3) exempt organization or that the deduction will be permitted. In such event, our contribution to the Charitable Foundation would be expensed without tax benefit, resulting in a reduction in earnings in the year in which the Internal Revenue Service makes such a determination.

     As a private foundation, earnings and gains, if any, from the sale of common stock or other assets are exempt from federal and state income taxation. However, investment income, such as interest, dividends and capital gains, is generally taxed at a rate of 2.0%. The Charitable Foundation will be required to file an annual return with the Internal Revenue Service within four and one-half months after the close of its fiscal year. The Charitable Foundation will be required to make its annual return available for public inspection. The annual return for a private foundation includes, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the foundation's managers and a concise statement of the purpose of each grant.

Regulatory Requirements Imposed on the Charitable Foundation

     The Federal Reserve Board has imposed the following requirements on the establishment of the Charitable Foundation:

     o the Charitable Foundation cannot acquire additional common stock of Magyar Bancorp, Inc. without notifying the Federal Reserve Board; and


     o the Charitable Foundation will be considered an affiliate of Magyar Bancorp, Inc. and Magyar Bancorp, MHC for purposes of Regulation W of the Board of Governors of the Federal Reserve System, 12 C.F.R. ss.223.


                       RESTRICTIONS ON THE ACQUISITION OF
                      MAGYAR BANCORP, INC. AND MAGYAR BANK

General

     The principal federal regulatory restrictions which affect the ability of any person, firm or entity to acquire Magyar Bancorp, Inc. or Magyar Bank or their respective capital stock are described below. Also discussed are certain provisions in Magyar Bancorp, Inc.'s charter and bylaws which may be deemed to affect the ability of a person, firm or entity to acquire Magyar Bancorp, Inc.

Federal and State Law


     Federal Change in Bank Control Act. Federal law provides that no person, acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a bank holding company unless the Federal Reserve Board has been given 60 days prior written notice. For this purpose, the term "control" means the acquisition of the ownership, control, or holding of the power to vote, 25% or more of any class of a bank holding company's voting stock, and the term "person" includes an individual, corporation, partnership, and various other entities. In addition, an acquiring person is presumed to acquire control if the person acquires the ownership, control or holding of the power to vote of 10% or more of any class of the holding company's voting stock if (a) the bank holding company's shares are registered pursuant to Section 12 of the Exchange Act or (b) no other person will own, control or hold the power to vote a greater percentage of that class of voting securities. Accordingly, the prior approval of the Federal Reserve Board would be required before any person may acquire 10% or more of the common stock of Magyar Bancorp, Inc.


     The Federal Reserve Board may prohibit an acquisition of control if:

     o    it would result in a monopoly or substantially lessen competition;

     o the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

     o the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or of the public to permit the acquisition of control by such person.

     Federal Bank Holding Company Act. Federal law provides that no company may acquire control of a bank directly or indirectly without the prior approval of the Federal Reserve Board. Any company that acquires control of a bank becomes a "bank holding company" subject to registration, examination and regulation by the Federal Reserve Board. Pursuant to federal regulations, the term "company" is defined to include banks, corporations, partnerships, associations, and certain trusts and other entities, and "control" of a bank is deemed to exist if a company has voting control, directly or indirectly, of 25% or more of any class of a bank's voting stock, and may be found to exist if a company controls in any manner the election of a majority of the directors of the bank or has the power to exercise a controlling influence over the management or policies of the bank. In addition, a bank holding company must obtain Federal Reserve Board approval prior to acquiring voting control of more than 5% of any class of voting stock of a bank or another bank holding company.

     An acquisition of control of a bank that requires the prior approval of the Federal Reserve Board under the BHCA is not subject to the notice requirements of the Change in Bank Control Act. Accordingly, the prior approval of the Federal Reserve Board under the BHCA would be required (a) before any bank holding company may acquire 5% or more of the common stock of Magyar Bancorp, Inc. and (b) before any other company may acquire 25% or more of the common stock of Magyar Bancorp, Inc.


     New Jersey Restrictions. The New Jersey Banking Act requires prior approval of the Commissioner before any person may acquire a New Jersey bank holding company, such as Magyar Bancorp, Inc. except as otherwise expressly permitted by federal law. For this purpose, the term "person" is defined broadly to mean a natural person or a corporation, company, partnership, or other forms of organized entities. The term "acquire" is defined differently for an existing bank holding company and for other companies or persons. A bank holding company will be treated as "acquiring" a New Jersey bank holding company if the bank holding company acquires more than 5% of any class of the voting shares of the bank holding company. Any other person will be treated as "acquiring" a New Jersey bank holding company if it acquires ownership or control of more than 25% of any class of the voting shares of the bank holding company.

The Mutual Holding Company Structure

     Under applicable law and our governing corporate instruments, at least 50.1% of Magyar Bancorp, Inc.'s voting shares must be owned by Magyar Bancorp, MHC. Magyar Bancorp, MHC will be controlled by its Board of Directors, who will consist of persons who also are members of the Board of Directors of Magyar Bancorp, Inc. and Magyar Bank. Magyar Bancorp, MHC will be able to elect all members of the Board of Directors of Magyar Bancorp, Inc., and as a general matter, will be able to control the outcome of all matters presented to the stockholders of Magyar Bancorp, Inc. for resolution by vote, except for matters that require a vote greater than a majority. Magyar Bancorp, MHC, acting through its Board of Directors, will be able to control the business and operations of Magyar Bancorp, Inc. and Magyar Bank, and will be able to prevent any challenge to the ownership or control of Magyar Bancorp, Inc. by minority stockholders. Accordingly, a change in control of Magyar Bancorp, Inc. and Magyar Bank cannot occur unless Magyar Bancorp, MHC first converts to the stock form of organization. It is not anticipated that a conversion of the Magyar Bancorp, MHC will occur in the foreseeable future.

Corporate Governance Provisions in the Certificate of Incorporation and Bylaws of Magyar Bancorp, Inc.

     The following discussion is a summary of certain provisions of the certificate of incorporation and bylaws of Magyar Bancorp, Inc. that relate to corporate governance. The description is necessarily general and qualified by reference to the certificate of incorporation and bylaws.

     Classified Board of Directors. The Board of Directors of Magyar Bancorp, Inc. is required by the bylaws to be divided into three staggered classes. Each year one class will be elected by stockholders of Magyar Bancorp, Inc. for a three-year term. A classified board promotes continuity and stability of management of Magyar Bancorp, Inc., but makes it more difficult for stockholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur.

     Authorized but Unissued Shares of Capital Stock. Following the offering, Magyar Bancorp, Inc. will have authorized but unissued shares of preferred stock and common stock. See "Description of Capital Stock of Magyar Bancorp, Inc." Although these shares could be used by the Board of Directors of Magyar Bancorp, Inc. to make it more difficult or to discourage an attempt to obtain control of Magyar Bancorp, Inc. through a merger, tender offer, proxy contest or otherwise, it is unlikely that we would use or need to use shares for these purposes since Magyar Bancorp, MHC owns a majority of the common stock.

     How Shares are Voted. Magyar Bancorp, Inc.'s certificate of incorporation provides that there will not be cumulative voting by stockholders for the election of Magyar Bancorp, Inc.'s directors. No cumulative voting rights means that Magyar Bancorp, MHC, as the holder of a majority of the shares eligible to be voted at a meeting of stockholders, may elect all directors of Magyar Bancorp, Inc. to be elected at that meeting. This could prevent minority stockholder representation on Magyar Bancorp, Inc.'s Board of Directors.

     Restrictions on Call of Special Meetings. The certificate of incorporation and bylaws provide that special meetings of stockholders can be called only by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors. Stockholders are not authorized to call a special meeting of stockholders.

     Limitation of Voting Rights. The certificate of incorporation provides that in no event will any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns more than 10% of the then outstanding shares of common stock, be entitled or permitted to vote any of the shares held in excess of the 10% limit. This restriction does not apply to Magyar Bancorp, MHC or to any tax-qualified employee stock benefit plan established by Magyar Bancorp, Inc. or Magyar Bank.

     Restrictions on Removing Directors from Office. The certificate of incorporation provides that directors may only be removed for cause, and only by the affirmative vote of the holders of at least 80% of the voting power of all of our then-outstanding stock entitled to vote (after giving effect to the limitation on voting rights discussed above in "--Limitation of Voting Rights.")

     Procedures for Stockholder Nominations. The bylaws of Magyar Bancorp, Inc. provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board of Directors, the stockholder must give written notice to the Secretary of Magyar Bancorp, Inc. not less than 90 days prior to the date of Magyar Bancorp, Inc.'s proxy materials for the preceding year's annual meeting; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such annual meeting is first made. As to the first annual meeting of stockholders, to be timely notice must be provided no later than the close of business on the tenth day following the day on which public announcement of the date of the meeting is first made. The notice must include the stockholder's name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require Magyar Bancorp, Inc. to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.


     Amendments to Certificate of Incorporation and Bylaws. Amendments to the certificate of incorporation must be approved by Magyar Bancorp, Inc.'s Board of Directors and also by a majority of the outstanding shares of Magyar Bancorp, Inc.'s voting stock; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

     (1) The limitation on voting rights of persons who directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of Magyar Bancorp, Inc.;

     (2)  The inability of stockholders to act by written consent;

     (3) The inability of stockholders to call special meetings of stockholders;

     (4)  The division of the Board of Directors into three staggered classes;

     (5)  The ability of the Board of Directors to fill vacancies on the board;

     (6) The inability to deviate from the manner prescribed in the bylaws by which stockholders nominate directors and bring other business before meetings of stockholders;

     (7) The requirement that at least 80% of stockholders must vote to remove directors, and can only remove directors for cause;

     (8)  The ability of the Board of Directors to amend and repeal the bylaws;
          and

     (9) The ability of the Board of Directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire Magyar Bancorp, Inc.

     The bylaws may be amended by the affirmative vote of a majority of the directors of Magyar Bancorp, Inc. or the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders.

              DESCRIPTION OF CAPITAL STOCK OF MAGYAR BANCORP, INC.

General

     Magyar Bancorp, Inc. is authorized to issue 8,000,000 shares of common stock having a par value of $0.01 per share and 1,000,000 shares of serial preferred stock. Each share of Magyar Bancorp, Inc.'s common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock in accordance with the plan of reorganization, all of the stock will be duly authorized, fully paid and nonassessable. Presented below is a description of Magyar Bancorp, Inc.'s capital stock which is deemed material to an investment decision with respect to the offering. The common stock of Magyar Bancorp, Inc. will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation.

     Magyar Bancorp, Inc. currently expects that it will have a maximum of up to 5,923,742 shares of common stock outstanding after the offering, of which 2,723,292 shares will be held by persons other than Magyar Bancorp, MHC including 104,742 shares issued to the Charitable Foundation. The Board of Directors can, without stockholder approval, issue additional shares of common stock, although Magyar Bancorp, MHC, so long as it is in existence, must own a majority of Magyar Bancorp, Inc.'s outstanding shares of common stock. Magyar Bancorp, Inc.'s issuance of additional shares of common stock could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control. Magyar Bancorp, Inc. has no present plans to issue additional shares of common stock other than pursuant to the stock benefit plans previously discussed.

Common Stock

     Distributions. Magyar Bancorp, Inc. can pay dividends if, as and when declared by its Board of Directors, subject to compliance with limitations that are imposed by law. The holders of common stock of Magyar Bancorp, Inc. will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of Magyar Bancorp, Inc. out of funds legally available therefor. In the future, dividends from Magyar Bancorp, Inc. may depend, in part, upon the receipt of dividends from Magyar Bank, because Magyar Bancorp, Inc. initially will have no source of income other than the investment of proceeds from the sale of shares of common stock and interest payments received in connection with its loan to the employee stock ownership plan. See "Supervision and Regulation-- Federal Banking Regulation--Capital Requirements." Pursuant to our certificate of incorporation, Magyar Bancorp, Inc. is authorized to issue preferred stock. If Magyar Bancorp, Inc. does issue preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

     Voting Rights. Upon the effective date of the offering, the holders of common stock of Magyar Bancorp, Inc. will possess exclusive voting rights in Magyar Bancorp, Inc. Each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Under certain circumstances, shares in excess of 10% of the issued and outstanding shares of common stock may be considered "Excess Shares" and, accordingly, will not be entitled to vote. See "Restrictions on the Acquisition of Magyar Bancorp, Inc. and Magyar Bank." If Magyar Bancorp, Inc. issues preferred stock, holders of the preferred stock may also possess voting rights.

     Liquidation. In the event of any liquidation, dissolution or winding up of Magyar Bank, Magyar Bancorp, Inc., as holder of Magyar Bank's capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of Magyar Bank, including all deposit accounts and accrued interest thereon, all assets of Magyar Bank available for distribution. In the event of liquidation, dissolution or winding up of Magyar Bancorp, Inc., the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Magyar Bancorp, Inc. available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

     Rights to Buy Additional Shares. Holders of the common stock of Magyar Bancorp, Inc. will not be entitled to preemptive rights with respect to any shares which may be issued. Preemptive rights are the priority right to buy additional shares if Magyar Bancorp, Inc. issues more shares in the future. The common stock is not subject to redemption.

Preferred Stock

     None of the shares of Magyar Bancorp, Inc.'s authorized preferred stock will be issued in the offering. Such stock may be issued with such preferences and designations as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights, which could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control. Magyar Bancorp, Inc. has no present plans to issue preferred stock.

                          TRANSFER AGENT AND REGISTRAR

     __________________________ will act as the transfer agent and registrar for the common stock.

                              LEGAL AND TAX MATTERS

     The legality of the common stock and the federal income tax consequences of the offering and the establishment of the Charitable Foundation have been passed upon for Magyar Bank and Magyar Bancorp, Inc. by Luse Gorman Pomerenk & Schick, P.C., Washington, D.C. Luse Gorman Pomerenk & Schick, P.C. has consented to the references in this prospectus to its opinion. Certain legal matters regarding the offering will be passed upon for Ryan Beck & Co., Inc. by McCarter & English, LLP.

                                     EXPERTS

     The financial statements of Magyar Bank as of and for the years ended September 30, 2004 and 2003 included in this prospectus and in the registration statement have been audited by Grant Thornton LLP, independent registered public accounting firm, as indicated in their reports with respect thereto, and are included therein in reliance upon the authority of said firm as experts in accounting and auditing.

     FinPro, Inc. has consented to the publication in this prospectus of the summary of its report to Magyar Bank and Magyar Bancorp, Inc. setting forth its opinion as to the estimated pro forma market value of the common stock upon the completion of the offering and its letter with respect to subscription rights.

                       WHERE YOU CAN FIND MORE INFORMATION

     Magyar Bancorp, Inc. has filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, with respect to the common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. This information can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, NE, Washington, D.C. 20549, and copies of the material can be obtained from the Securities and Exchange Commission at prescribed rates. The registration statement also is available through the Securities and Exchange Commission's world wide web site on the internet at http://www.sec.gov. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions thereof and are not necessarily complete, but do contain all material information regarding the documents; each statement is qualified by reference to the contract or document.

     A copy of the certificate of incorporation and bylaws of Magyar Bancorp, Inc. are available without charge from Magyar Bancorp, Inc., Attention:
Corporate Secretary.

                            REGISTRATION REQUIREMENTS

     In connection with the offering, Magyar Bancorp, Inc. will register the common stock with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934; and, upon this registration, Magyar Bancorp, Inc. and the holders of its shares of common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of reorganization, Magyar Bancorp, Inc. has undertaken that it will not terminate this registration for a period of at least three years following the offering.

                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                     F-2

FINANCIAL STATEMENTS


    CONSOLIDATED BALANCE SHEETS AS OF JUNE 30, 2005, (UNAUDITED)
       AND SEPTEMBER 30, 2004 AND 2003                                      F-3

    CONSOLIDATED STATEMENTS OF INCOME FOR THE NINE MONTHS
       ENDED JUNE 30, 2005 AND 2004 (UNAUDITED) AND FOR THE YEARS
       ENDED SEPTEMBER 30, 2004 AND 2003                                    F-4

    CONSOLIDATED STATEMENT OF CHANGES IN RETAINED EARNINGS
       FOR THE NINE MONTHS ENDED JUNE 30, 2005 AND 2004 (UNAUDITED)
       AND FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003                  F-5

    CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS
       ENDED JUNE 30, 2005 AND 2004 (UNAUDITED) AND FOR THE YEARS
       ENDED SEPTEMBER 30, 2004 AND 2003                                    F-6

    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                              F-7

             Report of Independent Registered Public Accounting Firm
             -------------------------------------------------------

Board of Directors
Magyar Bank (Formerly Magyar Savings Bank)


     We have audited the accompanying consolidated balance sheets of Magyar Bank as of September 30, 2004 and 2003 and the related consolidated statements of income, changes in retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Bank' s management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Bank's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Magyar Bank as of September 30, 2004 and 2003 and the consolidated results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
December 1, 2004

                                   MAGYAR BANK
                          Consolidated Balance Sheets
                                 (In Thousands)

                                                                                   September 30,
                                                                 June 30,          -------------
                                                                   2005          2004          2003
                                                                 --------      --------      --------
                                                               (Unaudited)
                         ASSETS
Cash                                                             $  1,343      $  1,863      $  2,595
Interest bearing deposits with banks                                2,375         3,112         5,954
                                                                 --------      --------      --------

   Total cash and cash equivalents                                  3,718         4,975         8,549

Investment securities - available for sale, at fair value          22,086        31,171        40,076

Investment securities - held to maturity, at cost (fair value of $35,970 at June 30, 2005 (unaudited), $42,857 and $38,198
  at September 30, 2004, and 2003, respectively)                   36,068        42,615        37,267

Federal Home Loan Bank of New York stock, at cost                   1,828         1,745         1,602

Loans receivable, net                                             248,312       193,550       173,768

Bank owned life insurance                                           5,764         5,636         5,181

Accrued interest receivable                                         1,342         1,274         1,155

Premises and equipment, net                                         4,302         4,230         4,461

Other assets                                                        1,632         1,882         1,853
                                                                 --------      --------      --------

Total assets                                                     $325,052      $287,078      $273,912
                                                                 ========      ========      ========

           LIABILITIES AND RETAINED EARNINGS

Liabilities
  Deposits                                                       $259,081      $223,974      $225,675
  Escrowed funds                                                    1,297         1,101         1,197
  Federal Home Loan Bank of New York advances                      26,729        25,543        10,527
  Securities sold under reverse repurchase agreements              10,000         9,500         9,500
  Accrued interest payable                                            160            58            78
  Accounts payable and other liabilities                            4,664         3,790         4,276
                                                                 --------      --------      --------

    Total liabilities                                             301,931       263,966       251,253
                                                                 --------      --------      --------

Retained earnings
  Retained earnings - substantially restricted                     23,504        23,436        22,824
  Accumulated other comprehensive loss, net                          (383)         (324)         (165)
                                                                 --------      --------      --------

    Total retained earnings                                        23,121        23,112        22,659
                                                                 --------      --------      --------

    Total liabilities and retained earnings                      $325,052      $287,078      $273,912
                                                                 ========      ========      ========

        The accompanying notes are an integral part of these statements.

                                   MAGYAR BANK
                        Consolidated Statements of Income
                                 (In Thousands)

                                                      Nine months ended June 30,  Year ended September 30,
                                                      --------------------------  ------------------------
                                                         2005           2004         2004          2003
                                                        -------        ------      -------       -------
                                                             (Unaudited)
Interest and dividend income
  Loans, including fees                                 $ 9,355        $7,144      $ 9,627       $10,432
  Investment securities                                   1,918         2,213        2,930         2,863
  Federal Home Loan Bank of New York stock                   57            17           27            75
                                                        -------        ------      -------       -------

    Total interest and dividend income                   11,330         9,374       12,584        13,370
                                                        -------        ------      -------       -------

Interest expense
  Deposits                                                2,953         2,435        3,220         4,203
  Borrowed money                                          1,059           764        1,039         1,004
                                                        -------        ------      -------       -------

    Total interest expense                                4,012         3,199        4,259         5,207
                                                        -------        ------      -------       -------

Net interest and dividend income                          7,318         6,175        8,325         8,163

Provision for loan losses                                   237           152          202           230
                                                        -------        ------      -------       -------

    Net interest and dividend income after provision
     for loan losses                                      7,081         6,023        8,123         7,933
                                                        -------        ------      -------       -------

Other income
  Service charges                                           390           369          511           597
  Other operating income                                    147           224          285           373
                                                        -------        ------      -------       -------

    Total other income                                      537           593          796           970
                                                        -------        ------      -------       -------


Other expenses
  Compensation and employee benefits                      3,762         2,784        3,794         3,113
  Occupancy expenses                                      1,296           966        1,301         1,213
  Advertising                                               256           216          279           216
  Professional fees                                         237           521          628           234
  Federal insurance premiums and assessments                 25            25           34            35
  Service fees                                              281           266          356           323
  Directors fees                                            899           546          703           534
  Other expenses                                            812           769          955         1,084
                                                        -------        ------      -------       -------

    Total other expenses                                  7,568         6,093        8,050         6,752
                                                        -------        ------      -------       -------

Income before income taxes                                   50           523          869         2,151

Income tax (benefit) expense                                (18)          137          257           624
                                                        -------        ------      -------       -------

    Net income                                          $    68        $  386      $   612       $ 1,527
                                                        =======        ======      =======       =======

        The accompanying notes are an integral part of these statements.

                                   MAGYAR BANK
             Consolidated Statement of Changes in Retained Earnings
           Nine months ended June 30, 2005 (unaudited) and years ended
                          September 30, 2004 and 2003
                                 (In Thousands)

                                                                               Accumulated
                                                                                  other
                                                                 Retained     comprehensive  Comprehensive
                                                                 earnings     income (loss)     income           Total
                                                                 -------      -------------  -------------      -------
Balance at September 30, 2002                                    $21,297         $ 145              --          $21,442

 Net income for year ended September 30, 2003                      1,527            --          $1,527            1,527
 Other comprehensive loss, net of
  reclassification adjustments and taxes                              --          (310)           (310)            (310)
                                                                 -------         -----          ------          -------

Total comprehensive income                                                                      $1,217
                                                                                                ======

Balance, September 30, 2003                                       22,824          (165)             --           22,659

 Net income for year ended September 30, 2004                        612            --          $  612              612
 Other comprehensive loss, net of
  reclassification adjustments and taxes                              --          (159)           (159)            (159)
                                                                 -------         -----          ------          -------

Total comprehensive income                                                                      $  453
                                                                                                ======

Balance, September 30, 2004                                       23,436          (324)                          23,112

 Net income for nine months ended June 30, 2005 (unaudited)           68            --          $   68               68
 Other comprehensive loss, net of
  reclassification adjustments and taxes
  (unaudited)                                                         --           (59)            (59)             (59)
                                                                 -------         -----          ------          -------

Total comprehensive income (unaudited)                                                          $    9
                                                                                                ======

Balance, June 30, 2005 (unaudited)                               $23,504         $(383)                         $23,121
                                                                 =======         =====                          =======

         The accompanying notes are an integral part of this statement.

                                   MAGYAR BANK
                     Consolidated Statements of Cash Flows
                                 (In Thousands)

                                                                           Nine months ended June 30,     Year ended September 30,
                                                                           --------------------------     ------------------------
                                                                              2005           2004           2004           2003
                                                                            --------       --------       --------       --------
                                                                                  (Unaudited)

Operating activities
 Net income                                                                 $     68       $    386       $    612       $  1,527
 Adjustment to reconcile net income to net cash provided by (used in)
   operating activities
  Depreciation and amortization                                                   391            375            503            511
  Premium amortization on investment and mortgage-backed
  securities, net                                                                120            171            233            151
  Gains on sale of loans                                                          --             (5)            (5)           (95)
  Losses on sale of investment securities                                          6             --             --             --
  Provision for loan losses                                                      237            152            202            230
  Deferred income tax (benefit)                                                 (195)           894            253            141
  (Increase) decrease in accrued interest receivable                             (68)           (55)          (119)            89
  (Increase) decrease in bank owned life insurance                              (140)           124             65           (253)
  (Increase) decrease in other assets                                            487           (111)          (149)          (758)
  (Decrease) increase in accrued interest payable                                102            (12)           (20)           (75)
  (Decrease) increase in other liabilities                                       874         (1,959)          (486)           572
                                                                            --------       --------       --------       --------


    Net cash provided by (used in) operating activities                        1,882            (40)         1,089          2,040
                                                                            --------       --------       --------       --------

Investing activities
 Net (increase) decrease in loans receivable                                 (55,000)        (6,777)       (19,980)         6,342
 Purchases of investment securities held to maturity                              --        (17,165)       (17,165)       (19,032)
 Purchases of investment securities available for sale                            --         (1,994)        (1,994)       (33,441)
 Sales of investment securities available for sale                             3,116             --             --             --
 Proceeds from maturities/calls of investment securities held to maturity      3,000          2,173          2,239          7,124
 Proceeds from maturities/calls of investment securities available for sale    2,002          5,000          5,000          4,000
 Proceeds from maturities/calls of Federal Home Loan Bank of
   New York stock                                                                 --             --             --             38
 Principal repayments on investment securities held to maturity                3,505          7,315          9,495         12,846
 Principal repayments on investment securities available for sale              3,795          4,124          5,457          2,565
 Purchases of bank owned life insurance                                           --           (520)          (520)           (80)
 Purchases of premises and equipment                                            (464)          (225)          (271)          (142)
 Purchases of Federal Home Loan Bank of New York stock                           (82)           (79)          (143)            --
                                                                            --------       --------       --------       --------

   Net cash used in investing activities                                     (40,128)        (8,148)       (17,882)       (19,780)
                                                                            --------       --------       --------       --------

Financing activities
 Net (decrease) increase in deposits                                          35,107             (8)        (1,701)        13,482
 Net increase (decrease) in escrowed funds                                       196             73            (96)          (141)
 Net proceeds (repayments) from long-term borrowings                          (3,314)         4,310          3,516           (310)
 Net proceeds from short-term borrowing                                        5,000             --         11,500             --
                                                                            --------       --------       --------       --------

   Net cash provided by financing activities                                  36,989          4,375         13,219         13,031
                                                                            --------       --------       --------       --------

   Net decrease in cash and cash equivalents                                  (1,257)        (3,813)        (3,574)        (4,709)

Cash and cash equivalents, beginning of year                                   4,975          8,549          8,549         13,258
                                                                            --------       --------       --------       --------

Cash and cash equivalents, end of year                                      $  3,718       $  4,736       $  4,975       $  8,549
                                                                            ========       ========       ========       ========

Supplemental disclosures of cash flow information
 Cash paid for
  Interest                                                                  $  3,944       $  3,192       $  4,378       $  5,275
  Income taxes                                                              $     --       $    140       $    176       $    990

        The accompanying notes are an integral part of these statements.

                                   MAGYAR BANK
                   Notes to Consolidated Financial Statements
            June 30, 2005 (unaudited) and September 30, 2004 and 2003


NOTE A - ORGANIZATION


    Magyar Bank (the Bank) is a New Jersey Chartered Mutual Savings Bank subject to regulations issued by the New Jersey Department of Banking and Insurance and the Federal Deposit Insurance Corporation. The Bank's administrative offices are located in New Brunswick, New Jersey. The Bank has three branch offices which are located in New Brunswick (main branch), North Brunswick and South Brunswick, New Jersey. The Bank's savings deposits are insured by the FDIC through the Savings Association Insurance Fund (SAIF); also, the Bank is a member of the Federal Home Loan Bank of New York. Magyar Services Corp. is a wholly owned non-bank subsidiary of the Bank and is an inactive corporation.


    The Bank competes with other banking and financial institutions in its primary market areas. Commercial banks, savings banks, savings and loan associations, credit unions and money market funds actively compete for savings and time certificates of deposit and all types of loans. Such institutions, as well as consumer financial and insurance companies, may be considered competitors of the Bank with respect to one or more of the services it renders.

    The Bank is subject to regulations of certain state and federal agencies and, accordingly, the Bank is periodically examined by such regulatory authorities. As a consequence of the regulation of commercial banking activities, the Bank's business is particularly susceptible to future state and federal legislation and regulations.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    1.  Basis of Financial Statement Presentation
        -----------------------------------------


    The consolidated financial statements include the accounts of Magyar Bank and its wholly owned subsidiary, Magyar Services Corp. (collectively, the "Company"). All significant intercompany accounts and transactions have been eliminated.


    In preparing financial statements in conformity with US GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


    The consolidated balance sheet at June 30, 2005, and the consolidated statements of income and cash flows for the nine month periods ended June 30, 2005 and 2004, and the consolidated statement of retained earnings for the nine month period ended June 30, 2005 are unaudited and, in the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation have been made. Amounts appearing in the accompanying notes as of June 30, 2005 and for the nine month periods ended June 30, 2005 and 2004 are unaudited. The results of operations for the nine months ended June 30, 2005 and 2004 are not necessarily indicative of the results that may be attained for an entire fiscal year.


                                   (Continued)

                                   MAGYAR BANK
             Notes to Consolidated Financial Statements - Continued
            June 30, 2005 (unaudited) and September 30, 2004 and 2003


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

    The principal estimate that is particularly susceptible to significant change in the near term relates to the allowance for loan losses. The evaluation of the adequacy of the allowance for loan losses includes an analysis of the individual loans and overall risk characteristics and size of the different loan portfolios, and takes into consideration current economic and market conditions, the capability of specific borrowers to pay specific loan obligations, as well as current loan collateral values. However, actual losses on specific loans, which also are encompassed in the analysis, may vary from estimated losses.

    2. Cash and Cash Equivalents
       -------------------------

    For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, time deposits with original maturities less than three months and overnight deposits.

    3. Investment Securities
       ---------------------

    The Bank classifies investment securities as either held to maturity or available for sale.

    Investment securities held to maturity are carried at cost adjusted for amortization of premium and accretion of discount over the term of the related investments using the interest method. The Bank has the ability and positive intent to hold these securities to maturity and, accordingly, adjustments are not made for temporary declines in fair value below amortized cost. A decline in the fair value of any held to maturity security that is deemed other than temporary is charged to earnings. The investment in Federal Home Loan Bank stock is carried at cost.

    Investment securities classified as available for sale are carried at fair value with unrealized gains and losses excluded from earnings and reported in a separate component of retained earnings, net of related income tax effects. Gains and losses on sales of investment securities are recognized upon realization utilizing the specific identification method.

    Premium or discount on investment securities is recognized as an adjustment of yield by use of the interest method over the life of the investment security.

    The Bank follows Statement of Financial Accounting Standards (SFAS) No. 133, which was amended by SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", and SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", (collectively SFAS No. 133). SFAS No. 133, as amended, requires that entities recognize all derivatives as either assets or liabilities in the statement of financial condition and measure those instruments at fair value. The Bank did not have any derivative instruments as of June 30, 2005 and 2004 and September 30, 2004 and 2003.


    In November 2003, the Emerging Issues Task Force (EITF) of the FASB issued EITF Abstract 03-1, The Meaning of Other than Temporary Impairment and its Application to Certain Investments (EITF 03-1). The quantitative and qualitative disclosure provisions of EITF 03-1 were effective for years ending after December 15, 2003 and were included in the Bank's 2003 financial statements. In March 2004, the EITF issued a Consensus on Issue 03-1 requiring that the


                                   (Continued)

                                   MAGYAR BANK
             Notes to Consolidated Financial Statements - Continued
            June 30, 2005 (unaudited) and September 30, 2004 and 2003


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued


    provisions of EITF 03-1 be applied for reporting periods beginning after June 15, 2004 to investments accounted for under SFAS No. 115 and 124. EITF 03-1 establishes a three step approach for determining whether an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss. The Board decided to issue proposed FSP EITF 03-1a, "Implementation Guidance for the Application of Paragraph 16 of EITF Issue No. 03-1", as final without providing additional guidance on the meaning of "Other-Than-Temporary Impairment and Its Application to Certain Investments", and will supersede EITF 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." and EITF Topic D-44, "Recognition of Other-Than-Temporary Impairment upon the Planned Sale of a Security Whose Cost Exceeds Fair Value."


    The final FSP will replace the guidance in paragraphs 10-18 of EITF Issue 03-1 (which had been deferred by FSP EITF 03-1-1, "Effective Date of Paragraphs 10-20 of EITF Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments") with references to existing other-than-temporary impairment guidance, such as Statement 115, Accounting for Certain Investments in Debt and Equity Securities, Staff Accounting Bulletin 59, Accounting for Noncurrent Marketable Equity Securities, and Opinion 18, The Equity Method of Accounting for Investments in Common Stock. FSP FAS 115-1 will codify the guidance set forth in EITF Topic D-44 and clarify that an investor should recognize an impairment loss no later than when the impairment is considered other than temporary, even if a decision to sell has not been made.

    FSP FAS 115-1 will be effective for other-than-temporary impairment analysis conducted in periods beginning after September 15, 2005. The Bank is in the process of determining the impact that this EITF will have on its financial statements.

    4. Loans and Allowance for Loan Losses
       -----------------------------------

    Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at the amount of unpaid principal and reduced by an allowance for loan losses. Interest on loans is accrued and credited to operations based upon the principal amounts outstanding. The allowance for loan losses is established through a provision for possible loan losses charged to operations. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely.


    Income recognition of interest is discontinued when, in the opinion of management, the collectibility of such interest becomes doubtful. A loan is generally classified as nonaccrual when the loan is 90 days or more delinquent. Loan origination fees and certain direct origination costs are deferred and amortized over the life of the related loans as an adjustment to the yield on loans receivable using the effective interest method.

    The allowance for loan losses is maintained at an amount management deems adequate to cover estimated losses. In determining the level to be maintained, management evaluates many factors, including current economic trends, industry experience, historical loss experience, industry loan concentrations, the borrowers' ability to repay and repayment performance, and estimated collateral values. In the opinion of management, the present allowance is adequate to absorb reasonable, foreseeable loan losses. While management uses the best information available to


                                   (Continued)

                                   MAGYAR BANK
             Notes to Consolidated Financial Statements - Continued
            June 30, 2005 (unaudited) and September 30, 2004 and 2003


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued


    make such evaluations, future adjustments to the allowance may be necessary based on changes in economic conditions or any of the other factors used in management's determination. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for losses on loans. Such agencies may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examination. Charge-offs to the allowance are made when the loan is transferred to other real estate owned or other determination of impairment.

    The Bank accounts for its impaired loans in accordance with SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." This standard requires that a creditor measure impairment based on the present value of expected future cash flows discounted at the loan's effective interest rate, except that as a practical expedient, a creditor may measure impairment based on a loan's observable market price, or the fair value of the collateral if the loan is collateral dependent. Regardless of the measurement method, a creditor may measure impairment based on the fair value of the collateral when the creditor determines that foreclosure is probable. At June 30, 2005, September 30, 2004 and 2003, the Bank had no loans that would be defined as impaired under SFAS No. 114.

    The bank accounts for its transfers of financial assets, including sales of loans and loan participations and servicing financial assets in accordance with SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." Transfers of financial assets, including sales of loans and loan participations are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.


    The Bank follows Financial Accounting Standards Board (FASB) Interpretation
    (FIN) 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others." FIN 45 requires a guarantor entity, at the inception of a guarantee covered by the measurement provisions of the interpretation, to record a liability for the fair value of the obligation undertaken in issuing the guarantee. At June 30, 2005 and September 30, 2004, the Bank did not hold any guarantees subject to FIN 45.

    In October 2003, the AICPA issued Statement of Position (SOP) 03-3, "Accounting for Loans or Certain Debt Securities Acquired in a Transfer." SOP 03-3 applies to a loan with the evidence of deterioration of credit quality since origination acquired by completion of a transfer for which it is probable, at acquisition, that the Bank will be unable to collect all contractually required payments receivable. SOP 03-3 is effective for loans acquired in fiscal years beginning after December 31, 2004. At June 30, 2005, the Bank does not have any such loans covered by this SOP.

                                   (Continued)

                                   MAGYAR BANK
             Notes to Consolidated Financial Statements - Continued
            June 30, 2005 (unaudited) and September 30, 2004 and 2003


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued


    5. Premises and Equipment
       ----------------------

    Premises and equipment are carried at cost less accumulated depreciation, and include expenditures for new facilities, major betterments and renewals. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method based upon the estimated useful lives of the related assets.

    The Bank accounts for rental costs associated with operating leases incurred for and during construction of its new headquarters / main branch building by expensing such costs on a straight line basis as required under FASB Technical Bulletin 88-1, "Issues Related to Accounting for Leases".

    The Bank accounts for the impairment of long-lived assets in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The standard requires recognition and measurement for the impairment of long-lived assets to be held and used or to be disposed of by sale. The Bank had no impaired long-lived assets at June 30, 2005 or at September 30, 2004 and 2003.

    6. Real Estate Owned
       -----------------

    Real estate properties acquired through loan foreclosures are recorded at estimated fair value less cost to sell at the time of foreclosure with any writedown charged against the allowance for loan losses. Subsequent valuations are periodically performed by management and the carrying value is adjusted by a charge to expense to reflect any subsequent declines in the estimated fair value. For the nine months ended June 30, 2005 and 2004, and the years ended September 30, 2004 and 2003, the Bank did not incur any writedowns on foreclosed properties. Further declines in real estate values may result in increased foreclosed real estate expense in the future. Routine holding costs are charged to expense as incurred and improvements to real estate owned that enhance the value of the real estate are capitalized.

    7. Income Taxes
       ------------

    Under the liability method, deferred tax assets and liabilities are determined based on the difference between the financial statement and the tax basis of assets and liabilities as measured by the enacted tax rates, which will be in effect when these temporary differences are estimated to reverse. Deferred tax expense is the result of changes in deferred tax assets and liabilities. The principal types of accounts resulting in differences between assets and liabilities for financial statement and tax return purposes are allowance for loan losses, deferred loan fees, accumulated depreciation and investment securities available for sale.

    8. Advertising Costs
       -----------------

    The Bank expenses advertising costs as incurred.

                                   (Continued)

                                   MAGYAR BANK
             Notes to Consolidated Financial Statements - Continued
            June 30, 2005 (unaudited) and September 30, 2004 and 2003


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

    9. Financial Instruments
       ---------------------

    SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires the Bank to disclose the estimated fair value of their assets and liabilities considered to be financial instruments. Financial instruments requiring disclosure consist primarily of investment securities, loans and deposits.

    10. Comprehensive Income
        --------------------

    SFAS No. 130, "Reporting Comprehensive Income," established standards for reporting comprehensive income, which includes net income as well as certain other items which result in a change to equity during the period.

    The income tax effects allocated to comprehensive income is as follows (in thousands):


                                                              Nine months ended June 30, 2005
                                                              -------------------------------
                                                                                         Net of
                                                             Before tax       Tax         tax
                                                               amount       expense      amount
                                                             ----------     -------      ------
                                                                          (Unaudited)
       Unrealized gains (losses) on securities
          Unrealized holding losses arising during period      $(105)        $ 31         $(74)

          Less reclassification adjustment for losses
              realized in net income                               6           (2)           4

          Minimum pension liability                               20           (9)          11
                                                               -----         ----         ----

       Other comprehensive loss, net                           $ (79)        $ 20         $(59)
                                                               =====         ====         ====

                                                Year ended September 30, 2004            Year ended September 30, 2003
                                           --------------------------------------   -------------------------------------
                                                                        Net of                                   Net of
                                            Before tax      Tax          tax        Before tax       Tax          tax
                                              amount       expense      amount        amount        expense      amount
                                           -----------  -----------   -----------   -----------  -----------  -----------
Unrealized gains (losses) on securities
   Unrealized holding losses arising
       during period                          $(292)       $ 122        $(170)        $(246)        $  90        $(156)

   Less reclassification adjustment
       for gains realized in net income          --           --           --            --            --           --

   Minimum pension liability                     20           (9)          11          (280)          126         (154)
                                              -----        -----        -----         -----         -----        -----

Other comprehensive loss, net                 $(272)       $ 113        $(159)        $(526)        $ 216        $(310)
                                              =====        =====        =====         =====         =====        =====

                                   (Continued)

                                   MAGYAR BANK
             Notes to Consolidated Financial Statements - Continued
            June 30, 2005 (unaudited) and September 30, 2004 and 2003


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

    11. Reclassifications
        -----------------

    Certain 2004 amounts have been reclassified to conform to the 2005 financial statement presentation.

    12. New Accounting Pronouncements
        -----------------------------

    The FASB recently issued Statement 154, "Accounting Changes and Error Corrections," a replacement of APB Opinion No. 20 and FASB Statement No. 3, as part of its short-term convergence project with the International Accounting Standards Board. Statement 154 requires that all voluntary changes in accounting principles and changes required by a new accounting pronouncement that do not include specific transition provisions be applied retrospectively to prior periods' financial statements, unless it is impracticable to do so. Opinion 20, Accounting Changes, required that most voluntary changes in accounting principle be recognized by including the cumulative effect of changing to the new accounting principle as a component of net income in the period of the change. Statement 154 is effective prospectively for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Earlier application is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date the Statement was issued (May 2005). Statement 154 does not change the transition provisions of any existing accounting pronouncements, including those that are in a transition phase as of the effective date of the Statement. The Bank is currently evaluating its possible impact.

    FASB Statement No. 123 (revised 2004), Share-Based Payment. Statement 123(R) addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. Statement 123(R) requires an entity to recognize the grant-date fair-value of stock options and other equity-based compensation issued to employees in the income statement. The revised Statement generally requires that an entity account for those transactions using the fair-value-based method; and eliminates an entity's ability to account for share-based compensation transactions using the intrinsic value method of accounting in APB Opinion No. 25, Accounting for Stock Issued to Employees, which was permitted under Statement 123, as originally issued. The revised Statement requires entities to disclose information about the nature of the share-based payment transactions and the effects of those transactions on the financial statements. Statement 123(R) is effective for the Bank beginning July 1, 2005. The Bank must use either the modified prospective or the modified retrospective transition method. Early adoption of this Statement for interim or annual periods for which financial statements or interim reports have not been issued is permitted. The adoption of Statement 123(R) is expected to reduce reported net income and ea mgs per share. Management is in the process of evaluating Statement 123(R) and does not know its full impact on the consolidated financial statements at this time.

                                   MAGYAR BANK
             Notes to Consolidated Financial Statements - Continued
            June 30, 2005 (unaudited) and September 30, 2004 and 2003


NOTE C - INVESTMENT SECURITIES

    The unamortized cost, gross unrealized gains or losses and the fair value of the Bank's investment securities available for sale and held to maturity are as follows (in thousands):



                                                                     June 30, 2005
                                                 -----------------------------------------------------
                                                                  Gross         Gross
                                                 Amortized     unrealized     unrealized        Fair
                                                   cost           gains         losses          value
                                                  -------        -------        -------        -------
                                                                      (Unaudited)

Available for sale
   U.S. government and agency obligations         $ 4,000        $    --        $   (82)       $ 3,918
   Equity securities                                  142             --             --            142
   Mortgage-backed securities                      18,356             --           (330)        18,026
                                                  -------        -------        -------        -------

          Total                                   $22,498        $    --        $  (412)       $22,086
                                                  =======        =======        =======        =======

Held to maturity
   U.S. government and agency obligations         $ 4,331        $    19        $   (36)       $ 4,314
   Corporate notes                                  2,002             29             --          2,031
   Mortgage-backed securities                      29,735            189           (299)        29,625
                                                  -------        -------        -------        -------

          Total                                   $36,068        $   237        $  (335)       $35,970
                                                  =======        =======        =======        =======

                                                                  September 30, 2004
                                                 -----------------------------------------------------
                                                                  Gross         Gross
                                                 Amortized     unrealized     unrealized        Fair
                                                   cost           gains         losses          value
                                                  -------        -------        -------        -------
Available for sale
   U.S. government and agency obligations         $ 5,498        $    57        $   (39)       $ 5,516
   Corporate notes                                  2,002              5             --          2,007
   Equity securities                                  142             --             --            142
   Mortgage-backed securities                      23,841              1           (336)        23,506
                                                  -------        -------        -------        -------

          Total                                   $31,483        $    63        $  (375)       $31,171
                                                  =======        =======        =======        =======

Held to maturity
   U.S. government and agency obligations         $ 7,423        $    30        $    (8)       $ 7,445
   Corporate notes                                  2,005             92             --          2,097
   Mortgage-backed securities                      33,187            352           (224)        33,315
                                                  -------        -------        -------        -------

          Total                                   $42,615        $   474        $  (232)       $42,857
                                                  =======        =======        =======        =======

                                   (Continued)

                                   MAGYAR BANK
             Notes to Consolidated Financial Statements - Continued
            June 30, 2005 (unaudited) and September 30, 2004 and 2003


NOTE C - INVESTMENT SECURITIES - Continued

                                                                  September 30, 2003
                                                 -----------------------------------------------------
                                                                  Gross         Gross
                                                 Amortized      unrealized    unrealized        Fair
                                                    cost          gains         losses          value
                                                  -------        -------        -------        -------
Available for sale
   U.S. government and agency obligations         $10,496        $   207        $    --        $10,703
   Corporate notes                                  2,031             94             --          2,125
   Equity securities                                  142             --             --            142
   Mortgage-backed securities                      27,426             --           (320)        27,106
                                                  -------        -------        -------        -------

          Total                                   $40,095        $   301        $  (320)       $40,076
                                                  =======        =======        =======        =======

Held to maturity
   U.S. government and agency obligations         $ 5,533        $    96        $    --        $ 5,629
   Corporate notes                                  2,008            194             --          2,202
   Mortgage-backed securities                      29,726            713            (72)        30,367
                                                  -------        -------        -------        -------

          Total                                   $37,267        $ 1,003        $   (72)       $38,198
                                                  =======        =======        =======        =======

The amortized cost and fair value of the Bank's investment securities available for sale and held to maturity at June 30, 2005, by contractual maturity, is shown below (in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                   June 30, 2005
                                                 -----------------------------------------------------
                                                    Available for sale            Held to maturity
                                                 -----------------------        ----------------------
                                                 Amortized        Fair         Amortized        Fair
                                                   cost           value          cost           value
                                                 ---------       -------       ---------       -------
                                                                     (Unaudited)

  Due in one year or less                         $    --        $    --        $ 2,002        $ 2,031
  Due after one year through five years             4,000          3,918          4,000          3,966
  Due after five years through ten years               --             --            147            162
  Due after ten years                                  --             --            184            186
  Equity securities                                   142            142             --             --
  Mortgage-backed securities                       18,356         18,026         29,735         29,625
                                                  -------        -------        -------        -------

                                                  $22,498        $22,086        $36,068        $35,970
                                                  =======        =======        =======        =======

Gross gains of approximately $36,000 and gross losses of $43,000 were realized on sales of investment securities classified as available for sale for the nine months ended June 30, 2005.

                                   (Continued)

                                   MAGYAR BANK
             Notes to Consolidated Financial Statements - Continued
            June 30, 2005 (unaudited) and September 30, 2004 and 2003


NOTE C - INVESTMENT SECURITIES - Continued

   There were no sales of investment securities during the fiscal year ended September 30, 2004, the nine months ended June 30, 2004 and fiscal year ended September 30, 2003.

   As of June 30, 2005, September 30, 2004 and 2003, securities having an estimated fair value of approximately $1,221,000, $1,207,000 and $2,510,000 were pledged to secure public deposits.

   As of June 30 2005 (unaudited), details of securities with unrealized losses are as follows (dollars in thousands):


                                       Less than 12 months         12 months or longer               Total
                          Number      ----------------------      ----------------------     ---------------------
  Description of           of          Fair       Unrealized       Fair      Unrealized       Fair      Unrealized
    securities         securities      value        losses         value       losses         value       losses
-----------------      ----------     -------     ----------      -------    -----------     -------    ----------
U.S. government
   and agencies               5       $   149      $     2        $ 7,884      $   116       $ 8,033      $   118
Mortgage-backed
   securities                37         2,400           12         38,200          617        40,600          629
                        -------       -------      -------        -------      -------       -------      -------

Total temporarily
   impaired
   investment
   securities                42       $ 2,549      $    14        $46,084      $   733       $48,633      $   747
                        =======       =======      =======        =======      =======       =======      =======


As of September 30, 2004, details of securities with unrealized losses are as follows (dollars in thousands):

                                       Less than 12 months         12 months or longer               Total
                          Number      ----------------------      ----------------------     ---------------------
  Description of           of          Fair       Unrealized       Fair      Unrealized       Fair      Unrealized
    securities         securities      value        losses         value       losses         value       losses
-----------------      ----------     -------     ----------      -------    -----------     -------    ----------
U.S. government
   and agencies               3       $ 5,953      $    47        $    --      $    --       $ 5,953      $    47
Mortgage-backed
   securities                29        23,590          221         19,166          339        42,756          560
                        -------       -------      -------        -------      -------       -------      -------

Total temporarily
   impaired
   investment
   securities                32       $29,543      $   268        $19,166      $   339       $48,709      $   607
                        =======       =======      =======        =======      =======       =======      =======


   The investment securities listed above currently have fair values less than amortized cost and therefore contain unrealized losses. The Company evaluated these securities and determined that the decline in value is related to fluctuations in the interest rate environment and not related to any company or industry specific event. At June 30, 2005 and September 30, 2004, there were approximately forty-two and thirty-two investment securities with unrealized losses. The Company anticipates full recovery of amortized costs with respect to these securities. The Company has the intent and ability to hold these investments until maturity or market price recovery.

                                   MAGYAR BANK
             Notes to Consolidated Financial Statements - Continued
            June 30, 2005 (unaudited) and September 30, 2004 and 2003


NOTE D - LOANS RECEIVABLE, NET

  Loans receivable are comprised of the following (in thousands):

                                                                              September 30,
                                                           June 30,       ----------------------
                                                             2005           2004           2003
                                                           -------        -------        -------
                                                         (Unaudited)
     One-to-four family residential                       $118,672       $108,722       $107,531
     Commercial Real Estate                                 49,770         19,935         19,354
     Construction                                           37,117          5,526          5,188

     Home equity lines of credit                            10,640          9,065          7,301
     Commercial business                                    20,331         27,698          9,630
     Other                                                  14,511         24,964         27,042
                                                           -------        -------        -------

     Total loans receivable                                251,041        195,910        176,046
     Deferred loan costs (fees)                               (248)           (19)          (128)
     Allowance for loan losses                              (2,481)        (2,341)        (2,150)
                                                           -------        -------        -------

     Total loans receivable, net                          $248,312       $193,550       $173,768
                                                          ========       ========       ========

   Certain directors and executive officers of the Bank have loans with the Bank. Such loans were made in the ordinary course of business at the Bank's normal credit terms, including interest rate and collateralization, and do not represent more than a normal risk of collection. Total loans receivable from directors and executive officers was approximately $2,571,000, $2,324,000 and $2,393,000 at June 30, 2005, September 30, 2004 and 2003,
   respectively. During the period between September 30, 2004 and June 30, 2005, total principal additions were approximately $978,000 and total principal repayments were $731,000, respectively.

   At June 30, 2005, September 30, 2004 and 2003, the Bank was servicing loans for others amounting to approximately $12,900,000, $3,032,000 and $7,770,000, respectively. Servicing loans for others generally consist of collecting mortgage payments, maintaining escrow accounts, disbursing payments to investors, and foreclosure processing. Loan servicing income is recorded on the cash basis and includes servicing fees from investors and certain charges collected from borrowers, such as late payment fees. In connection with loans serviced for others, the Bank held borrowers' escrow balances of approximately $38,000, $34,000 and $33,000 at June 30, 2005, September 30, 2004 and 2003, respectively.

                                   (Continued)

                                   MAGYAR BANK
             Notes to Consolidated Financial Statements - Continued
            June 30, 2005 (unaudited) and September 30, 2004 and 2003


NOTE D - LOANS RECEIVABLE, NET - Continued

    The following summarizes the activity in the allowance for losses on loans (in thousands):

                                                                June 30,                 September 30,
                                                         ---------------------       ---------------------
                                                           2005          2004          2004          2003
                                                         -------       -------       -------       -------
                                                              (Unaudited)
     Balance, beginning of period                        $ 2,341       $ 2,150       $ 2,150       $ 1,926
     Provision charged to income                             237           152           202           230
     Charge-offs                                             (97)          (11)          (11)           (6)
                                                         -------       -------       -------       -------

        Balance, end of period                           $ 2,481       $ 2,291       $ 2,341       $ 2,150
                                                         =======       =======       =======       =======

   As of June 30, 2005, September 30, 2004 and 2003 nonaccrual loans had a total principal balance of approximately $1,492,000, $247,000 and $178,000, respectively. The amount of interest income not recognized on loans more than 90 days delinquent was approximately $43,000, $12,000, $17,000 and $9,000 for the nine months ended June 30, 2005 and 2004, respectively, and for the years ended September 30, 2004 and 2003, respectively. As of June 30, 2005, September 30, 2004 and 2003 there were no loans greater than 90 days past due on which the Bank continued to accrue interest income, and the Bank did not have any impaired loans. At June 30, 2005 and September 30, 2004, there were no commitments to lead additional funds to borrowers whose loans are classified as nonaccrual.

NOTE E - ACCRUED INTEREST RECEIVABLE

   The following is a summary of accrued interest receivable (in thousands):

                                                                                         September 30,
                                                                       June 30,      ---------------------
                                                                        2005          2004           2003
                                                                       -------       -------       -------
                                                                     (Unaudited)
       Loans                                                           $ 1,052       $   870       $   722
       Investment securities                                               109           195           219
       Mortgage-backed securities                                          181           209           214
                                                                       -------       -------       -------

          Accrued interest receivable                                  $ 1,342       $ 1,274       $ 1,155
                                                                       =======       =======       =======

                                   MAGYAR BANK
             Notes to Consolidated Financial Statements - Continued
            June 30, 2005 (unaudited) and September 30, 2004 and 2003


NOTE F - PREMISES AND EQUIPMENT

    Premises and equipment consist of the following (in thousands):

                                                                                                September 30,
                                                         Estimated           June 30,      ----------------------
                                                        useful lives           2005          2004           2003
                                                       --------------        -------       -------        -------
                                                                           (Unaudited)
       Land                                              Indefinite          $   516       $   516        $   516
       Buildings and improvements                        10-35 years           4,939         4,768          4,735
       Furniture, fixtures and equipment                  5-7 years            1,731         1,442          1,298
                                                                             -------       -------        -------
                                                                               7,186         6,726          6,549
       Less accumulated depreciation                                          (2,884)       (2,496)        (2,088)
                                                                             -------       -------        -------

                                                                             $ 4,302       $ 4,230        $ 4,461
                                                                             =======       =======        =======

   For the nine months ended June 30, 2005 and 2004 and years ended September 30, 2004 and 2003, depreciation expense included in occupancy expense amounted to approximately $391,000, $375,000, $503,000 and $511,000, respectively.

NOTE G - DEPOSITS

   A summary of deposits by type of account follows (in thousands):

                                                                                               September 30,
                                                                             June 30,     -----------------------
                                                                               2005         2004           2003
                                                                            --------      --------       --------
                                                                           (Unaudited)
       Demand                                                               $ 13,429      $  9,925       $  8,250
       Passbook savings                                                       51,918        49,550         47,625
       Money market passbook                                                   1,630         2,206          3,290
       Club accounts                                                             165           229            238
       Regular NOW accounts                                                   24,551        24,548         25,706
       Money market NOW accounts                                              29,853        25,164         26,909
       Certificates of deposit                                               112,959        89,487         90,485
       IRA                                                                    24,576        22,865         23,172
                                                                            --------      --------       --------

                                                                            $259,081      $223,974       $225,675
                                                                            ========      ========       ========

   At June 30, 2005 (unaudited), certificates of deposit have contractual maturities as follows (in thousands):

       2006                                                                               $ 68,523
       2007                                                                                 35,943
       2008                                                                                  6,667
       2009                                                                                  1,184
       2010                                                                                    642
                                                                                          --------
                                                                                          $112,959
                                                                                          ========

                                   (Continued)

                                   MAGYAR BANK
             Notes to Consolidated Financial Statements - Continued
            June 30, 2005 (unaudited) and September 30, 2004 and 2003


NOTE G - DEPOSITS - Continued

    The aggregate amount of accounts with a minimum denomination of $100,000 was approximately $28,411,000, $18,786,000 and $23,681,000 at June 30, 2005,
    September 30, 2004 and 2003, respectively.

NOTE H - BORROWINGS

    1. Federal Home Loan Bank of New York Advances
       -------------------------------------------


    Federal Home Loan Bank of New York (FHLBNY) long-term advances at June 30, 2005, September 30, 2004 and 2003 totaled approximately $21,729,000, $25,543,000 and $10,527,000, respectively. The advances are collateralized by FHLB stock and otherwise unencumbered qualified assets. These advances had a weighted average interest rate of 4.20%, 3.08% and 5.09% during the nine months ended June 30, 2005 and the years ended September 30, 2004 and 2003, respectively. Advances are made pursuant to several different credit programs offered from time to time by the FHLBNY.


    FHLBNY has established an Overnight Line of Credit and a One-Month Overnight Repricing Line of Credit each in the amount of $16,000,000 on behalf of the Bank. Each of the foregoing shall expire on July 29, 2005. As of June 30, 2005, the Bank had $5,000,000 outstanding under these lines of credit. No funds were drawn under these lines of credit as of September 30, 2004 and 2003.


    Information concerning FHLBNY Overnight Line of Credit are summarized as follows (in thousands, except percentages):

                                                                 June 30,                         September 30,
                                                       -----------------------------      -----------------------------
                                                          2005              2004              2004             2003
                                                       -----------      ------------      -----------      ------------
                                                                (Unaudited)
    Weighted average balance during the years            $ 7,796           $   40           $   534           $   --
    Weighted average interest rate at end of period        2.64%            1.12%             1.75%             -0-%
    Maximum month-end balance during period               20,700            1,500            11,500               --
    Average interest during the period                     2.53%            1.02%             1.52%             -0-%

    As of June 30, 2005, the Bank had the ability to borrow $83.9 million (including) repurchase agreements from the FHLBNY.


    2. Securities Sold Under Reverse Repurchase Agreements
       ---------------------------------------------------

    Qualifying reverse repurchase agreements are treated as financings and are reflected as liability in the balance sheet. At June 30, 2005, September 30, 2004 and 2003, the Bank had reverse repurchase agreements of approximately $10,000,000, $9,500,000, and $9,500,000, respectfully. These agreements are collateralized by securities underlying the agreements and are held in safekeeping with the FHLBNY. At June 30, 2005, the fair value of the collateral for these agreements totaled approximately $10,000,000.

                                   (Continued)

                                   MAGYAR BANK
             Notes to Consolidated Financial Statements - Continued
            June 30, 2005 (unaudited) and September 30, 2004 and 2003

NOTE H - BORROWINGS - Continued


    Outstanding borrowings as of June 30, 2005 (unaudited) mature as follows (in thousands):

       2005                                                     $ 5,178
       2006                                                       5,000
       2007                                                       6,854
       2008                                                       5,000
       2009                                                       5,000
       2010                                                       4,697
       Thereafter                                                 5,000
                                                                -------
                                                                $36,729
                                                                =======

NOTE I - INCOME TAXES

    The income tax provision is comprised of the following components (in thousands):


                                                        June 30,                 September 30,
                                                  -------------------         -------------------
                                                   2005          2004          2004          2003
                                                  -----         -----         -----         -----
                                                     (Unaudited)
     Current                                      $ 177         $(757)        $   4         $ 483
     Deferred                                      (195)          894           253           141
                                                  -----         -----         -----         -----
                                                  $ (18)        $ 137         $ 257         $ 624
                                                  =====         =====         =====         =====




    A reconciliation of the statutory income tax rate to the effective income tax rate is as follows:


                                                   Nine months ended
                                                       June 30,             Year ended September 30,
                                                  -------------------       ------------------------
                                                   2005          2004          2004          2003
                                                  -----         -----         -----         -----
                                                     (Unaudited)
     Income tax at statutory rate                 $  17         $ 178         $ 295         $ 627
     Increase (decrease) resulting from
        State income taxes, net of Federal
           income tax benefit                        (2)           21            38           120
        Tax-exempt income, net                      (40)          (68)          (87)          (90)
        Nondeductible expenses                        7             6             7             9
        Other, net                                   --            --             4           (42)
                                                  -----         -----         -----         -----
              Total income tax provision          $ (18)        $ 137         $ 257         $ 624
                                                  =====         =====         =====         =====


                                   (Continued)

                                   MAGYAR BANK
             Notes to Consolidated Financial Statements - Continued
            June 30, 2005 (unaudited) and September 30, 2004 and 2003


NOTE I - INCOME TAXES - Continued

    The major sources of temporary differences and their deferred tax effect as of June 30, 2005, September 30, 2004 and 2003 are as follows:


                                                                                               September 30,
                                                                               June 30,     -------------------
                                                                                2005         2004         2003
                                                                               ------       ------       ------
                                                                            (Unaudited)
       Non-qualified compensation plan                                         $  158       $   50       $  532
       Accrued compensation                                                        23           23           23
       Net unrealized holding losses on investment securities
          available for sale                                                      162          131            8
       Unrealized loss, minimum pension liability adjustment                      (14)         (14)        (126)
       Deferred loan fees                                                          (3)        (107)         (69)
       Discount accretion on loans                                               (113)        (103)        (106)
       Depreciation                                                               (50)        (115)        (122)
       Pension                                                                   (115)        (144)        (123)
       Allowance for loan losses                                                  535          440          359
       Other                                                                      --            20           --
       Net operating loss                                                         --           177           --
                                                                               ------       ------       ------

             Net deferred tax asset, included in other assets                  $  583       $  358       $  376
                                                                               ======       ======       ======


    Prior to 1996, savings banks that met certain definitions, tests and other conditions prescribed by the Internal Revenue Code were allowed to deduct, with limitations, a bad debt deduction computed as a percentage of taxable income before such deduction. Currently, the Bank employs the reserve method to account for bad debt.

    The Bank is not required to provide a deferred tax liability for its tax loss reserve as of December 31, 1987 (the Base Year). The amount of this reserve on which no deferred taxes have been provided is approximately $1,258,000. This reserve could be recognized as taxable income and create a current and/or deferred tax liability using the income tax rates then in effect if one of the following occur: (1) the Bank's retained earnings represented by this reserve is used for purposes other than to absorb losses from bad debts, including dividends or distributions in liquidation, (2) the Bank fails to meet the definitions, tests, or other conditions provided by the Internal Revenue Code for a qualified savings and loan association, or
    (3) there is a change in the Federal tax law. Deferred tax liabilities have been recorded for tax loss reserves in excess of book reserves recorded after the Base Year.

NOTE J - PENSION PLAN

    The Bank has a noncontributory defined benefit pension plan covering all eligible employees. The Bank's policy is to fund pension benefits as accrued. Plan assets are invested in six diversified investment funds of the RSI Retirement Trust (the Trust), a no load series open-ended mutual fund. The investment funds include four equity mutual funds and two bond mutual funds, each with its own investment objectives, investment strategies and risks, as detailed in the Trust's prospectus. The Trust has been given discretion by the Plan Sponsor to determine the

                                   (Continued)

                                   MAGYAR BANK
             Notes to Consolidated Financial Statements - Continued
            June 30, 2005 (unaudited) and September 30, 2004 and 2003


NOTE J - PENSION PLAN - Continued

    appropriate strategic asset allocation versus plan liabilities, as governed by the Trust's Statement of Investment Objectives and Guidelines (the Guidelines).

    The long-term investment objective is to be invested 65% in equity securities (equity mutual funds) and 35% in debt securities (bond mutual funds). If the plan is underfunded under the Guidelines, the bond fund portion will be temporarily increased to 50% in order to lessen asset value volatility. When the plan is no longer underfunded, the bond fund portion will be decreased back to 35%. Asset rebalancing is performed at least annually, with interim adjustments made when the investment mix varies more than 5% from the target (i.e., a 10% target range).

    The investment goal is to achieve investment results that will contribute to the proper funding of the pension plan by exceeding the rate of inflation over the long-term. In addition, investment managers for the Trust are expected to provide above average performance when compared to their peer managers. Performance volatility is also monitored. Risk/volatility is further managed by the distinct investment objectives of each of the Trust funds and the diversification within each fund.

    The following table sets forth the plan's funded status and amounts recognized in the Bank's balance sheet at September 30, 2004 and 2003 (in thousands):

                                                                             2004          2003
                                                                           --------      -------
       Actuarial present value of benefit obligations                      $  2,110      $ 1,748
                                                                           ========      =======

       Change in benefit obligation
          Projected benefit obligation                                     $  2,383      $ 1,885
          Service cost                                                          125          106
          Interest cost                                                         149          136
          Actuarial gains                                                        81          264
          Annuity payments and lump sum distributions                            (8)          (8)
                                                                           --------      -------

              Projected benefit obligation                                 $  2,730      $ 2,383
                                                                           ========      =======

       Change in plan assets
          Market value of assets                                           $  1,536      $ 1,156
          Actual return on plan assets                                          129          127
          Employer contributions                                                233          260
          Annuity payments and lump sum distributions                            (8)          (8)
                                                                           --------      -------

              Market value of assets                                          1,890        1,535
                                                                           --------      -------

       Projected benefit obligation in excess of plan assets                   (840)        (847)
       Unrecognized net obligation                                               54           57
       Unrecognized net losses                                                  931          915
       Prior service cost due to plan amendment August 1, 1998                   57           71
                                                                           --------      -------

          Prepaid pension costs                                            $    202      $   196
                                                                           ========      =======

                                   (Continued)

                                   MAGYAR BANK
             Notes to Consolidated Financial Statements - Continued
            June 30, 2005 (unaudited) and September 30, 2004 and 2003


NOTE J - PENSION PLAN - Continued


    Employer contribution made for the nine months ended June 30, 2005 and 2004 was $48,000 and $233,000, respectively.

    Net pension cost for the periods ended June 30, 2005 and 2004 and September 30, 2004 and 2003, respectively, included the following components (in thousands):

                                                                June 30,                September 30,
                                                           -------------------       -------------------
                                                            2005         2004         2004         2003
                                                           ------       ------       ------       ------
                                                              (unaudited)
       Service cost benefits earned during the year        $  105       $   94       $  125       $  106
       Interest cost on projected benefit obligation          130          111          149          136
       Expected return on plan assets                        (111)         (95)        (127)        (118)
       Amortization of transitional obligation                  3            3            3            3
       Amortization of unrecognized loss                       46           47           63           60
       Amortization of unrecognized past service
          liability                                            20           10           14           14
                                                           ------       ------       ------       ------

          Net periodic pension cost                        $  193       $  170       $  227       $  201
                                                           ======       ======       ======       ======


    For 2004 and 2003, the weighted average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation were 6.125% and 6.25% and 3.25% and 3.50%, respectively. The expected long-term rates of return on assets were 7.50% and 7.50% for 2004 and 2003.

    Determination of Long-Term Rate-of-Return
    -----------------------------------------

    The long-term rate-of-return on assets assumption was set based on historical returns earned by equities and fixed income securities, adjusted to reflect expectations of future returns as applied to the plan's target allocation of asset classes. Equities and fixed income securities were assumed to earn real rates of return in the ranges of 5-9% and 2-6%, respectively. The long-term inflation rate was estimated to be 3%. When these overall return expectations are applied to the plan's target allocation, the expected rate of return is determined to be between 6.5% and 10.5%.

    Current Asset Allocation
    ------------------------

    The Bank's pension plan weighted-average asset allocations at September 30, 2004 and 2003, by asset category are as follows:

                                                                                      2004         2003
                                                                                     ------       ------

       Equity securities                                                                 52%          52%
       Debt Securities (Bond Mutual Funds)                                               48%          48%
                                                                                     ------       ------

          Total                                                                         100%         100%
                                                                                     ======       ======

                                   (Continued)

                                   MAGYAR BANK
             Notes to Consolidated Financial Statements - Continued
            June 30, 2005 (unaudited) and September 30, 2004 and 2003


NOTE J - PENSION PLAN - Continued


    Expected Contributions
    ----------------------

    For the Fiscal Year ending September 30, 2005, the Bank expects to contribute approximately $170,000 to the Plan.


    Estimated Future Benefit Payments
    ---------------------------------

    The following benefit payments, which reflect approximate expected future service, as appropriate, are expected to be paid as follows (in thousands):

          2005                                                    $ 21
          2006                                                      30
          2007                                                      40
          2008                                                      61
          2009                                                      85
          Years 2010-2014                                          806

NOTE K - NONQUALIFIED COMPENSATION PLAN

    During 1996, the Bank adopted a Supplemental Executive Retirement Plan
    (SERP) for the benefit of its officers. In addition, the Bank also adopted voluntary Deferred Income and Emeritus Plans on behalf of their directors and those directors elected by the Board as "Director Emeritus." The SERP provides the Bank with the opportunity to supplement the retirement income of selected officers to achieve equitable wage replacement at retirement while the Deferred Income Plan provides participating directors with an opportunity to defer all or a portion of their fees into a tax deferred accumulation account for future retirement. The Director Emeritus Plan enables the Bank to reward its directors for longevity of service in consideration of their availability and consultation at a sum equal to a fifteen year certain annuity based on fifty-percent of their directors' last years' Board fee. The SERP is based upon achieving retirement benefits equal to two percent multiplied by the number of service years multiplied by the final salary.

    In 2001, the Bank adopted a New Director Emeritus Plan (the New Plan), which supplemented the prior Director Emeritus Plans. Under the New Plan, the Directors will be entitled to a Benefit upon attainment of his/her benefit age. The Directors will receive an annual amount in monthly installments based on the his/her total Board and Committee fees in the twelve month prior to attainment of his/her benefit age. The amount will be 10% plus 2% for each year of service with a maximum of 50%, provided that the Director has served for at least five years with a maximum of 60%.

    The Bank funded the original plans through a modified endowment contract with a cash premium paid of $2,468,250 during fiscal 1996 and an additional cash premium of $800,000 during 2000. The New Plan was funded on August 1, 2001 with a cash premium paid of $845,000. Income recorded for the plans represents life insurance income as recorded based on the projected increases in cash surrender values of life insurance policies. As of June 30, 2005, September 30, 2004 and 2003, the Life Insurance Contracts have a cash surrender value of approximately $5,764,000, $5,636,000 and $5,181,000, respectively.

                                   (Continued)

                                   MAGYAR BANK
             Notes to Consolidated Financial Statements - Continued
            June 30, 2005 (unaudited) and September 30, 2004 and 2003

NOTE K - NONQUALIFIED COMPENSATION PLAN - Continued


    The Bank is recording benefit costs so that the cost of each participant's retirement benefits is being expensed and accrued over the participant's active employment so as to result in a liability at retirement date equal to the present value of the benefits expected to be provided.

    As of June 30, 2005, September 30, 2004 and 2003, the Bank had accrued approximately $395,000, $127,000 and $1,332,000, respectively, for benefits under these Plans.

NOTE L - 401(K) EMPLOYEE CONTRIBUTION PLAN

    The Bank has a defined contribution 401(k) plan covering all employees, as defined under the plan document. Employees may contribute to the plan, as defined under the plan document, and the Bank can make discretionary contributions. The Bank contributed approximately $81,000, $53,000, $76,000 and $51,000 to the plan for the nine months ended June 30, 2005 and 2004 and years ended September 30, 2004 and 2003, respectively.

NOTE M - LEASE COMMITMENTS


    Approximate future minimum payments under non-cancelable operating leases relating to one of our operating branches due as follows (in thousands):

                                                                 June 30,        September 30,
                                                                   2005              2004
                                                                ----------       -------------
                                                               (unaudited)
          2005                                                      N/A             $ 101
          2006                                                    $ 101               101
          2007                                                      108               116
          2008                                                      116               116
          2009                                                      116               116
          2010                                                      116               116
          Thereafter                                                116               116
                                                                  -----             -----

                                                                  $ 673             $ 782
                                                                  =====             =====


    The total rental expense was approximately $114,000, $238,000, $333,000 and $258,000 for the nine months ended June 30, 2005 and 2004, and years ended September 30, 2004 and 2003, respectively.


NOTE N - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK


    The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments are commitments to extend credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the balance sheets.

                                   (Continued)

                                   MAGYAR BANK
             Notes to Consolidated Financial Statements - Continued
            June 30, 2005 (unaudited) and September 30, 2004 and 2003


NOTE N - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK - Continued

    The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

    At June 30, 2005, September 30, 2004 and 2003, the Bank had outstanding commitments (substantially all of which expire within one year) to originate residential mortgage loans, construction loans, commercial real estate and consumer loans. These commitments were comprised of fixed and variable rate loans (in thousands).

                                                                               September 30,
                                                             June 30,      ----------------------
                                                               2005          2004          2003
                                                             --------      --------      --------
     Financial instruments whose contract amounts
           represent credit risk
        Unused lines of credit                               $ 28,414      $ 18,190      $ 12,976
        Fixed rate loan commitments                          $ 10,200      $    763      $    571
        Variable rate loan commitments                       $ 40,300      $ 30,888      $ 16,139

    Unused lines of credit are legally binding agreements to lend to a customer as long as there is no violation of any condition established in the contract. Lines of credit generally have fixed expiration dates or other termination clauses. The amount of collateral obtained, if deemed necessary by the Bank, is based on management's credit evaluation of the borrower.


NOTE O - FAIR VALUE OF FINANCIAL INSTRUMENTS


    The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate fair value:

       Cash on hand and on deposit -- For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

       Investment securities -- For investment securities, fair values are based on quoted market prices.

       Loans -- Fair value for the loan portfolio is based on independent prices obtained from an independent brokerage firm. Such estimates incorporate information relating to weighted average term to maturity, weighted average coupon, the weighted average balance, the value of servicing rights, rate resetting characteristics, maturity and amortization attributes.

       For nonperforming loans, fair value is calculated by first reducing the carrying value by a reserve amount based on internal and regulatory loan classifications. Values are further adjusted according to recent appraised values on the individual properties. If recent appraisals are not available, a discount is applied depending on the date of the last appraisal performed on the property. The carrying value, which is net of reserves and valuation allowances, is therefore considered a reasonable estimate of fair value.

                                   (Continued)

                                   MAGYAR BANK
             Notes to Consolidated Financial Statements - Continued
            June 30, 2005 (unaudited) and September 30, 2004 and 2003

NOTE O - FAIR VALUE OF FINANCIAL INSTRUMENTS - Continued


       The fair value of commitments to extend credit is estimated based on the amount of unamortized deferred loan commitment fees. The fair value of letters of credit is based on the amount of unearned fees plus the estimated costs to terminate the letters of credit. Fair values of unrecognized financial instruments including commitments to extend credit and the fair value of letter of credit are considered immaterial.

       Savings deposits -- The fair value of savings deposits with no stated maturity, such as money market deposit accounts, interest-bearing checking accounts and savings accounts, is equal to the amount payable on demand. The fair value of certificates of deposit is based on the discounted value of contractual cash flows. The discount rate is equivalent to the rate currently offered by the Bank for deposits of similar size, type and maturity.

       Accrued interest receivable and payable -- For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

       Federal Home Loan Bank of New York advances and Securities sold under reverse repurchase agreements -- The fair value of borrowings is based on the discounted value of contractual cash flows. The discount rate is equivalent to the rate currently offered by the Federal Home Loan Bank of New York for borrowings of similar maturity and terms.

    The carrying amounts and estimated fair values of the Bank's financial instruments at June 30, 2005 (unaudited), September 30, 2004 and 2003 are as follows (in thousands):

                                                                                                 2005
                                                                                       ------------------------
                                                                                        Carrying        Fair
                                                                                         value          value
                                                                                       ---------      ---------
       Financial assets
          Investment and mortgage-backed securities                                    $  58,154      $  58,056
          Loans, less allowance for loan losses                                          248,312        249,820
          Bank owned life insurance                                                        5,764          5,764

       Financial liabilities
          Deposits
              Demand, NOW and money market savings                                       121,547        121,547
              Certificates of deposit, other                                             137,534        137,093
                                                                                       ---------      ---------

                 Total deposits                                                          259,081        258,640
                                                                                       ---------      ---------

       Federal Home Loan Bank of New York
          Advances and securities sold under reverse repurchase agreements             $  36,729      $  37,008
                                                                                       =========      =========

                                   (Continued)

                                   MAGYAR BANK
             Notes to Consolidated Financial Statements - Continued
            June 30, 2005 (unaudited) and September 30, 2004 and 2003


NOTE O - FAIR VALUE OF FINANCIAL INSTRUMENTS - Continued


                                                                           2004                           2003
                                                               ---------------------------     ---------------------------
                                                                Carrying          Fair          Carrying          Fair
                                                                  value           value           value           value
                                                               -----------     -----------     -----------     -----------
       Financial assets
          Investment and mortgage-backed securities            $    73,786     $    74,029     $    77,343     $    78,274
          Loans, less allowance for loan losses                    193,550         194,971         173,768         176,366
          Bank owned insurance policies                              5,636           5,636           5,181           5,181

       Financial liabilities
          Deposits
              Demand, NOW and money market savings             $   111,730     $   111,730     $   112,018     $   112,018
              Certificates of deposit, other                       112,244         112,577         113,657         115,020
                                                               -----------     -----------     -----------     -----------

                 Total deposits                                    223,974         224,307         225,675         227,038
                                                               -----------     -----------     -----------     -----------

       Federal Home Loan Bank of New York
          Advances and securities sold under reverse
              repurchase agreements                            $    35,043     $    36,110     $    20,027     $    20,027
                                                               ===========     ===========     ===========     ===========


    The fair value of commitments to extend credit is estimated based on the amount of unamortized deferred loan commitment fees. The fair value of letters of credit is based on the amount of unearned fees plus the estimated cost to terminate the letters of credit. Fair values of unrecognized financial instruments including commitments to extend credit and the fair value of letters of credit are considered immaterial.

NOTE P - REGULATORY CAPITAL

    The Bank is required to maintain average reserve balances with the Federal Reserve Bank. The average amount of this balance for the nine months ended June 30, 2005, was approximately $375,000.

    The Bank is required to maintain minimum amounts of capital to total "risk-weighted" assets, as defined by the banking regulators. Failure to meet minimum capital requirements can initiate certain mandatory and possibly discretionary actions by regulators that, if undertaken, could have a direct material effect on the Banks' financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum ratios of Leverage Capital, Tier I and Total Risk-based Capital. The following table sets forth (in thousands) the Bank's actual and required capital levels under those measures:

                                   (Continued)

                                   MAGYAR BANK
             Notes to Consolidated Financial Statements - Continued
            June 30, 2005 (unaudited) and September 30, 2004 and 2003


NOTE P - REGULATORY CAPITAL - Continued


                                                                                                           To be well-
                                                                                                        capitalized under
                                                                                For capital             prompt corrective
                                                        Actual               adequacy purposes          action provisions
                                                  -------------------       --------------------     ---------------------
                                                   Amount      Ratio         Amount      Ratio        Amount       Ratio
                                                  --------     ------       --------    --------     --------    ---------
    As of June 30, 2005 (unaudited)
       Total capital (to risk-weighted assets)    $ 25,985     10.96%       $ 18,966    => 8.00%     $ 23,708    => 10.00%
       Tier I Capital (to risk-weighted assets)     23,504      9.91%          9,483    => 4.00%       14,225    =>  6.00%
       Tier I Capital (to average assets)           23,504      7.46%          9,450    => 3.00%       15,750    =>  5.00%

    As of September 30, 2004
       Total capital (to risk-weighted assets)    $ 25,602     13.79%       $ 14,849    => 8.00%     $ 18,561    => 10.00%
       Tier I Capital (to risk-weighted assets)     23,227     12.54%          7,424    => 4.00%       11,137    =>  6.00%
       Tier I Capital (to average assets)           23,227      8.36%          8,357    => 3.00%       13,929    =>  5.00%

    As of September 30, 2003
       Total capital (to risk-weighted assets)    $ 24,552     15.07%       $ 13,030    => 8.00%     $ 16,288    => 10.00%
       Tier I Capital (to risk-weighted assets)     22,516     13.82%          6,515    => 4.00%        9,773    =>  6.00%
       Tier I Capital (to average assets)           22,516      8.29%          8,147    => 3.00%       13,578    =>  5.00%


    As of September 30, 2004, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Bank's category. At September 30, 2004, management believes that the Bank meets all capital adequacy requirements to which it is subject.

NOTE Q - REORGANIZATION (UNAUDITED)

    On July 6, 2005, the Board of Directors of Magyar Bank adopted a Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan pursuant to which the Bank proposes to reorganize from a New Jersey-chartered mutual savings bank into the mutual holding company structure pursuant to the laws of the State of New Jersey, the regulations of the Commissioner, the regulations of the FDIC, and other applicable federal laws and regulations. A principal part of the Reorganization is (i) the formation of the Mutual Holding Company as a New Jersey-chartered mutual holding company, (ii) the formation of the Stock Holding Company as a capital stock corporation and a wholly-owned subsidiary of the Mutual Holding Company, and (iii) the conversion of the Bank to the Stock Bank, which will be a New Jersey-chartered stock savings bank and a wholly-owned subsidiary of the Stock Holding Company as long as the Mutual Holding Company is in. existence. The Mutual Holding Company will always own at least a majority of the Stock Holding Company's common stock so long as the Mutual Holding Company is in existence. The Reorganization is subject to the approval of the Commissioner, the FDIC, and the FRB.

                                   (Continued)

                                   MAGYAR BANK
             Notes to Consolidated Financial Statements - Continued
            June 30, 2005 (unaudited) and September 30, 2004 and 2003


NOTE Q - REORGANIZATION - Continued

    Concurrently with the Reorganization, the Stock Holding Company intends to offer for sale up to 49.9% of its Common Stock in the Stock Offering on a priority basis to qualifying depositors and Tax-Qualified Employee Plans of the Bank, with any remaining shares offered to the public in a Community Offering or a Syndicated Community Offering, or a combination thereof. The Stock Offering will be conducted in accordance with applicable federal and state laws and regulations.

    In the event the Stock Holding Company is not established as part of the Reorganization, the Board of Directors may elect to proceed with the Reorganization by forming the Stock Bank as a direct majority-owned subsidiary of the Mutual Holding Company. In such event, any reference in this Plan to a Stock Offering by the Stock Holding Company shall mean a stock offering by the Stock Bank directly, and the terms and conditions of the Stock Offering described herein shall apply to a stock offering by the Stock Bank unless clearly inapplicable.

    As part of the Stock Offering and consistent with the Bank's ongoing commitment to remain an independent community-oriented savings bank, the Bank will establish a charitable foundation or trust. The charitable foundation would complement the Bank's existing community reinvestment and charitable activities in a manner that will allow the community to share in the growth and success of the Bank. Accordingly, concurrently with the completion of the Stock Offering, the Stock Holding Company will contribute to a new charitable foundation shares of Common Stock and/or cash, provided the total contribution of Common Stock and/or cash to the charitable foundation does not exceed 8% of the gross proceeds of the Stock Offering, and provided that the number of shares of Common Stock to be held by the charitable foundation following such contribution shall be less than 2% of the total number of shares of Common Stock to be outstanding.

You should rely only on the information contained in this document or that to which we have referred you. We have not authorized anyone to provide you with information that is different. This document does not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation would be unlawful. The affairs of Magyar Bank or Magyar Bancorp, Inc. may change after the date of this prospectus. Delivery of this document and the sales of shares made hereunder does not mean otherwise.




                              Magyar Bancorp, Inc.
                    Proposed Holding Company for Magyar Bank


                        2,277,000 Shares of Common Stock
                 (Subject to Increase to up to 2,618,550 Shares)


                                 ---------------

                                   PROSPECTUS

                                 ---------------


                              Ryan Beck & Co., Inc.


                               November ___, 2005




Until the later of ____________, 2005 or 25 days after the commencement of the offering, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Articles NINTH and TENTH of the Certificate of Incorporation of Magyar Bancorp, Inc. (the "Corporation") set forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

         NINTH:
         -----

         A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         B. The right to indemnification conferred in Section A of this Article NINTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article NINTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

         C. If a claim under Section A or B of this Article NINTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee also shall be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the

Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article NINTH or otherwise shall be on the Corporation.

         D. The rights to indemnification and to the advancement of expenses conferred in this Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

         E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article NINTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

         TENTH: A Director of this Corporation shall not be personally liable to the Corporation, its stockholders or to depositors of its savings bank subsidiary for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation, its stockholders or to depositors of its savings bank subsidiary,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

Item 25.     Other Expenses of Issuance and Distribution

                                                                                        Amount
                                                                                        ------
         *   Legal Fees and Expenses............................................   $   200,000
         *   Accounting Fees and Expenses.......................................       125,000
         *   Conversion Agent and Data Processing Fees..........................        10,000
         *   Marketing Agent Fees and Expenses, including attorney's fees (1)...       212,000
         *   Appraisal and Business Plan Fees and Expenses......................        45,000
         *   Printing, Postage, Mailing and EDGAR...............................        70,000
         *   New Jersey Filing Fee..............................................        10,000
         *   SEC Filing Fee.....................................................         3,206
         *   NASD Fee...........................................................         3,224
         *   NASDAQ Filing Fee..................................................       100,000
         *   Transfer Agent and registrar fees and expenses.....................        10,000
         *   Other..............................................................        12,570
                                                                                   -----------
         *   Total .............................................................   $   801,000
                                                                                   ===========

----------------
*        Estimated
(1) Magyar Bancorp, Inc. has retained Ryan Beck & Co. to assist in the sale of common stock on a best efforts basis in the offerings. Fees are estimated at the midpoint of the offering range.

Item 26. Recent Sales of Unregistered Securities

         Not Applicable.

Item 27. Exhibits:

         The exhibits filed as part of this registration statement are as follows:

        (a) List of Exhibits


1.1     Engagement Letter between Magyar Bank and Ryan Beck & Co.*
1.2     Form of Agency Agreement between Magyar Bancorp, Inc. and Ryan Beck &
        Co.*
2 Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan*
3.1     Certificate of Incorporation of Magyar Bancorp, Inc.*
3.2     Bylaws of Magyar Bancorp, Inc.*
4       Form of Common Stock Certificate of Magyar Bancorp, Inc.*
5 Opinion of Luse Gorman Pomerenk & Schick regarding legality of securities being registered*
8       Federal Tax Opinion of Luse Gorman Pomerenk & Schick
10.1    Form of Employee Stock Ownership Plan*
10.2    Executive Supplemental Retirement Income Agreement for Elizabeth E.
        Hance*
10.3 First Amendment to the Executive Supplemental Retirement Income Agreement for Elizabeth E. Hance*
10.4 Director Supplemental Retirement Income and Deferred Compensation Agreement for Elizabeth E. Hance*
10.5 Director Supplemental Retirement Income and Deferred Compensation Agreement for Joseph J. Lukacs, Jr.*
10.6 First Amendment to the Director Supplemental Retirement Income and Deferred Compensation Agreement for Joseph J. Lukacs, Jr.*
10.7 Director Supplemental Retirement Income and Deferred Compensation Agreement for Salvatore J. Romano*
10.8 First Amendment to the Director Supplemental Retirement Income and Deferred Compensation Agreement for Salvatore J. Romano*
10.9 Director Supplemental Retirement Income and Deferred Compensation Agreement for Joseph A. Yelencsics*
10.10 Director Supplemental Retirement Income and Deferred Compensation Agreement for Edward C. Stokes, III*
10.11 Director Supplemental Retirement Income and Deferred Compensation Agreement for Martin A. Lukacs*
10.12 Director Supplemental Retirement Income and Deferred Compensation Agreement for Thomas Lankey*
10.13 Director Supplemental Retirement Income and Deferred Compensation Agreement for Andrew G. Hodulik*
10.14   Form of Employment Agreement for Elizabeth E. Hance*
10.15   Form of Change in Control Agreement*
21      Subsidiaries of Registrant*
23.1 Consent of Luse Gorman Pomerenk & Schick (contained in Opinions included as Exhibits 5 and 8)
23.2    Consent of Grant Thornton LLP
23.3    Consent of FinPro, Inc.*
24      Power of Attorney (set forth on signature page)
99.1    Appraisal Agreement between Magyar Bank and FinPro, Inc.*
99.2    Business Plan Agreement between Magyar Bank and FinPro, Inc.*
99.3    Appraisal Report of FinPro, Inc.*,**
99.4    Letter of FinPro, Inc. with respect to Subscription Rights*
99.5    Marketing Materials
99.6    Order and Acknowledgment Form


---------------------
*       Previously filed.
**      Supporting financial schedules filed pursuant to Rule 202 of Regulation
        S-T.


Item 28. Undertakings

         The undersigned Registrant hereby undertakes:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

             (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New Brunswick, State of New Jersey on October 25, 2005.

                                      MAGYAR BANCORP, INC.


                                      By:  /s/ Elizabeth E. Hance
                                           -----------------------------------
                                           Elizabeth E. Hance
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)


                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Magyar Bancorp, Inc. (the "Company") hereby severally constitute and appoint Elizabeth E. Hance as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Elizabeth E. Hance may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form SB-2 relating to the offering of the Company's common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Elizabeth E. Hance shall do or cause to be done by virtue thereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.


            Signatures                                  Title                                   Date
            ----------                                  -----                                   ----

/s/ Elizabeth E. Hance                   President, Chief Executive                       October 25, 2005
--------------------------------         Officer and Director (Principal
Elizabeth E. Hance                       Executive Officer)


/s/ Jon Ansari                           Vice President and Chief                         October 25, 2005
--------------------------------         Financial Officer (Principal
Jon Ansari                               Financial and Accounting Officer)


/s/ Joseph J. Lukacs, Jr.                Chairman of the Board                            October 25, 2005
--------------------------------
Joseph J. Lukacs, Jr.

/s/ Andrew Hodulik                       Director                                         October 25, 2005
--------------------------------
Andrew Hodulik

/s/ Thomas Lankey                        Director                                         October 25, 2005
--------------------------------
Thomas Lankey

/s/ Martin A. Lukacs                     Director                                         October 25, 2005
-------------------------------
Martin A. Lukacs, D.M.D

/s/ Salvatore J. Romano                  Director                                         October 25, 2005
-------------------------------
Salvatore J. Romano, Ph.D.

/s/ Edward C. Stokes, III                Director                                         October 25, 2005
-------------------------------
Edward C. Stokes, III

/s/ Joseph A. Yelecsics                  Director                                         October 25, 2005
-------------------------------
Joseph A. Yelencsics

    As filed with the Securities and Exchange Commission on October 26, 2005

                                                     Registration No. 333-128392
================================================================================



                     ---------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                     ---------------------------------------





                                    EXHIBITS
                                       TO
                      PRE-EFFECTIVE AMENDMENT NO. 1 TO THE
                             REGISTRATION STATEMENT
                                       ON
                                    FORM SB-2





                              Magyar Bancorp, Inc.
                            New Brunswick, New Jersey


--------------------------------------------------------------------------------

                                  EXHIBIT INDEX


1.1     Engagement Letter between Magyar Bank and Ryan Beck & Co.*
1.2     Form of Agency Agreement between Magyar Bancorp, Inc. and Ryan Beck &
        Co.*
2 Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan*
3.1     Certificate of Incorporation of Magyar Bancorp, Inc.*
3.2     Bylaws of Magyar Bancorp, Inc.*
4       Form of Common Stock Certificate of Magyar Bancorp, Inc.*
5 Opinion of Luse Gorman Pomerenk & Schick regarding legality of securities being registered*
8       Federal Tax Opinion of Luse Gorman Pomerenk & Schick
10.1    Form of Employee Stock Ownership Plan*
10.2    Executive Supplemental Retirement Income Agreement for Elizabeth E.
        Hance*
10.3 First Amendment to the Executive Supplemental Retirement Income Agreement for Elizabeth E. Hance*
10.4 Director Supplemental Retirement Income and Deferred Compensation Agreement for Elizabeth E. Hance*
10.5 Director Supplemental Retirement Income and Deferred Compensation Agreement for Joseph J. Lukacs, Jr.*
10.6 First Amendment to the Director Supplemental Retirement Income and Deferred Compensation Agreement for Joseph J. Lukacs, Jr.*
10.7 Director Supplemental Retirement Income and Deferred Compensation Agreement for Salvatore J. Romano*
10.8 First Amendment to the Director Supplemental Retirement Income and Deferred Compensation Agreement for Salvatore J. Romano*
10.9 Director Supplemental Retirement Income and Deferred Compensation Agreement for Joseph A. Yelencsics*
10.10 Director Supplemental Retirement Income and Deferred Compensation Agreement for Edward C. Stokes, III*
10.11 Director Supplemental Retirement Income and Deferred Compensation Agreement for Martin A. Lukacs*
10.12 Director Supplemental Retirement Income and Deferred Compensation Agreement for Thomas Lankey*
10.13 Director Supplemental Retirement Income and Deferred Compensation Agreement for Andrew G. Hodulik*
10.14   Form of Employment Agreement for Elizabeth E. Hance*
10.15   Form of Change in Control Agreement*
21      Subsidiaries of Registrant*
23.1 Consent of Luse Gorman Pomerenk & Schick (contained in Opinions included as Exhibits 5 and 8)
23.2    Consent of Grant Thornton LLP
23.3    Consent of FinPro, Inc.*
24      Power of Attorney (set forth on signature page)
99.1    Appraisal Agreement between Magyar Bank and FinPro, Inc.*
99.2    Business Plan Agreement between Magyar Bank and FinPro, Inc.*
99.3    Appraisal Report of FinPro, Inc.*,**
99.4    Letter of FinPro, Inc. with respect to Subscription Rights*
99.5    Marketing Materials
99.6    Order and Acknowledgment Form


---------------------
*       Previously filed.
**      Supporting financial schedules filed pursuant to Rule 202 of Regulation
        S-T.